  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1997

                                                    REGISTRATION NUMBER 333-834
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                           SDW HOLDINGS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                      6719                  13-3795926
   (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
   JURISDICTION OF        CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)

                                ---------------
                            2700 WESTCHESTER AVENUE
                              PURCHASE, NY 10577
                                (914) 696-0021
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                         THE CORPORATION TRUST COMPANY
                              1209 ORANGE STREET
                          WILMINGTON, DELAWARE 19899
                                (302) 658-7581
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
                                                      STUART M. CABLE
      TREVOR L. LARKAN                          GOODWIN, PROCTER & HOAR LLP
         S.D. WARREN                                   EXCHANGE PLACE
           COMPANY                              BOSTON, MASSACHUSETTS 02109
        225 FRANKLIN                                   (617) 570-1322
           STREET
           BOSTON,
        MASSACHUSETTS
            02110
       (617) 423-7300

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                ---------------
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


                SUBJECT TO COMPLETION DATED AUGUST 6, 1997

                           SDW HOLDINGS CORPORATION

           1,500,000 SHARES 15% SENIOR EXCHANGEABLE PREFERRED STOCK
                     15% SUBORDINATED EXCHANGE DEBENTURES

                        2,700,000 CLASS A WARRANTS
                           150,000 CLASS B WARRANTS
                                 COMMON STOCK

                               ----------------

  The selling security holders (the "Selling Security Holders") are offering by this Prospectus 1,500,000 shares of 15% Senior Exchangeable Preferred Stock, par value $.01 per share (the "Senior Preferred Stock"), of SDW Holdings Corporation ("Holdings") which are exchangeable at the option of the Company for Exchange Debentures (as defined), 2,700,000 Class A Warrants (the "Class A Warrants") to purchase initially up to an aggregate of 808,596 shares of common stock par value $.01 per share (the "Common Stock") of Holdings and 150,000 Class B Warrants (the "Class B Warrants" and, together with the Class A Warrants, the "Warrants") to purchase initially up to an aggregate of 150,000 shares of Common Stock. See "Selling Security Holders". All the Senior Preferred Stock and Warrants offered hereby will be sold by the Selling Security Holders. Holdings will not receive any of the proceeds from such sale. To the extent a Selling Security Holder exercises a Warrant and receives shares of Common Stock, this Prospectus may also be used by such Selling Security Holder in connection with the resale of such shares (any such shares offered hereby being herein called the "Offered Shares"). The Securities (as defined) are effectively subordinated to all indebtedness and other obligations of Holdings (as defined). As of April 2, 1997, Holdings had total outstanding liabilities of $1,287.6 million.

  Each share of Senior Preferred Stock has a liquidation preference of $25.00 per share and will rank senior to any Junior Securities (as defined) of Holdings issued hereafter. As of the date hereof, Holdings has no Junior Securities outstanding, other than its common stock. Subject to certain limited exceptions, the Credit Agreement (as defined) prohibits Holdings from paying dividends on the Senior Preferred Stock on or prior to December 15, 1999. Therefore, Holdings does not expect to pay dividends on the Senior Preferred Stock in cash for any period ending on or prior to December 15, 1999. See "Description of the Senior Preferred Stock" and "Description of Warren Indebtedness--The Credit Agreement--Covenants". On any scheduled dividend payment date, Holdings may, at its option, exchange all or any portion of the shares of Senior Preferred Stock then outstanding for Holdings' 15% Subordinated Exchange Debentures due 2011 (the "Exchange Debentures"). The Exchange Debentures contain payment terms and redemption provisions which do not differ in any material respect from the Senior Preferred Stock. However, because interest on the Exchange Debentures can, at the option of Holdings, be paid in cash or in additional Exchange Debentures, the Exchange Debentures may be treated, for federal income tax purposes, as having been issued with original issue discount. See "Material Federal Income Tax Considerations", "Description of the Senior Preferred Stock--Exchange" and "Description of the Exchange Debentures".

  The Warrants are exercisable at any time prior to 5:00 p.m., New York City time, on December 15, 2006, at which time the Warrants will terminate. Each Class A Warrant, when exercised, will entitle the holder to receive 0.29948 of one share of Common Stock at an initial Exercise Price (as defined) of $0.01 per share, subject to adjustment. Each Class B Warrant, when exercised, will entitle the holder to receive one share of Common Stock at an initial Exercise Price of $0.01 per share, subject to adjustment. The number of shares of Common Stock purchasable upon the exercise of the Warrants and payment of the Exercise Price is subject to adjustment upon the occurrence of certain events. Upon each adjustment of the Exercise Price (except a voluntary reduction) or the occurrence of an event that would require such an adjustment, the number of shares of Common Stock for which each Warrant may be exercised will be adjusted. See "Description of the Warrants--Adjustments".

  The Senior Preferred Stock, the Exchange Debentures, the Warrants and the Common Stock are referred to collectively herein as the "Securities". There is no active market for the Securities, and there can be no assurance that an active trading market will develop.
                                                       (continued on next page)
                               ----------------

 SEE "RISK FACTORS" ON PAGE 11  FOR A DESCRIPTION OF CERTAIN RISKS, INCLUDING
  POTENTIAL  MATERIAL   ADVERSE  TAX  CONSEQUENCES,  TO  BE   CONSIDERED  IN
    CONNECTION WITH AN INVESTMENT IN THE SECURITIES.

                               ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                               ----------------

              The date of this Prospectus is August  , 1997.

(continued from previous page)

  On July 30, 1997, Holdings entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which an indirect subsidiary of Sappi Limited would be merged with and into Holdings, with Holdings continuing as the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock held by any party other than Sappi and its affiliates or HSL will, subject to the exercise of appraisal rights, be converted into the right to receive $17.60 per share in cash. As a result, each outstanding Class A Warrant will become exercisable solely for $5.2708 in cash, and each outstanding Class B Warrant will become exercisable solely for $17.60 in cash, in each case upon payment of the exercise price and satisfaction of the other terms and conditions of the related Warrant Agreement. Additionally, each issued and outstanding share of Senior Preferred Stock will, subject to the exercise of appraisal rights, remain outstanding, without amendment. There can be no assurance, however, that the conditions to the Merger will be satisfied or waived. See "Risk Factors--Control by Sappi", "Certain Relationships and Related Transactions--Minority Acquisition and Merger", "Description of Capital Stock--Holdings Common Stock" and "Material Federal Income Tax Considerations--Effect of Merger".

  Each of the Selling Security Holders and the brokers or dealers engaged by them may be deemed to be "underwriters", as that term is defined in Section 2
(11) of the Securities Act of 1933 (the "Act"). The Securities may be offered for sale and sold from time to time in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. Accordingly, the Senior Preferred Stock may trade at a substantial discount from its liquidation preference of $25.00 per share plus accrued dividends of $15.3 million ($10.20 per share) as of April 2, 1997. See "Risk Factors--Lack of Public Market". To the extent required, the number of Securities to be sold, the names of the Selling Security Holders, the purchase price, the public offering price, the name of any agent, dealer or underwriter, the amount of any offering expenses, any applicable commissions or discounts and any other material information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The net proceeds to be received by the Selling Security Holders upon any such sale of the Securities will be the proceeds received by them less brokerage commissions. No part of the proceeds from the sale of the Securities will be received by Holdings. All of the expenses of this offering are payable by Holdings, except such brokerage commissions as may be payable.

  Holdings' Certificate of Designation, the indenture pursuant to which the Exchange Debentures will be issued (the "Exchange Debenture Indenture") and the Warrant Agreements (as defined) each provide that Holdings shall file with the Securities and Exchange Commission (the "Commission"), and provide holders of the Senior Preferred Stock and the Exchange Debentures with, all quarterly and annual financial information and current reports that would be required if Holdings were required to make the filings specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Holdings will deliver without charge a copy of the Certificate of Designations, the Exchange Debenture Indenture and the Warrant Agreements upon the written or oral request, directed to the offices of Holdings, 2700 Westchester Avenue, Purchase, NY 10577 ((914) 696-0021), of any person to whom a copy of this Prospectus is delivered.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this Prospectus. Unless the context otherwise requires, "Holdings" or the "Company" refers to SDW Holdings Corporation, and "S.D. Warren" or "Warren" refers to S.D. Warren Company, a direct subsidiary of Holdings in which Holdings owns all the common stock. All references to shipments refer to U.S. domestic shipments of paper and the term "tons" refers to short tons, in each case, unless otherwise noted. All references to fiscal years in this Prospectus referring to S.D. Warren's fiscal years prior to the Acquisition (as defined), refer to fiscal years ending on the last Saturday in December. Effective December 20, 1994, S.D. Warren changed its fiscal year to fiscal years ending on the Wednesday closest to September 30 until otherwise determined by the Company's Board of Directors.

                            HOLDINGS AND S.D. WARREN

  Holdings owns all of the outstanding common stock of S.D. Warren. Holdings is a holding company with no material assets other than its investment in Warren. All of the operations of Holdings (other than the management of its investment in Warren and the provision of certain corporate services to Warren) are currently conducted through Warren.

  The Company manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with some of its manufacturing facilities. The Company is the largest producer of coated free paper (free of groundwood pulp) in the United States. The Company currently operates four paper mills with total annual production capacity of approximately 1.5 million tons of paper. The Company also owns a sheeting and distribution facility in Allentown, Pennsylvania, with annual sheeting capacity of approximately 90,000 tons, and owns approximately 911,000 acres of timberlands in the State of Maine.

  S.D. Warren is widely recognized for its product quality and technological innovation in the development and manufacture of coated free paper, which has allowed Warren to sustain the franchise value of its name-brand products such as Somerset (R), Lustro (R), Warrenflo (R) and Patina (R). S.D. Warren has strong customer relationships and a distribution network for coated paper which includes over 288 merchant distributing locations.

  For the six months ended April 2, 1997, S.D. Warren's sales of domestic paper products consisted of coated paper (70.5%), uncoated paper (12.3%), specialty paper (12.3%) and technical and other paper products (4.9%). For the year ended October 2, 1996, S.D. Warren's sales of domestic paper products consisted of coated paper (72.2%), uncoated paper (12.7%), specialty paper (11.5%) and technical and other paper products (3.6%). Coated paper is used in corporate communications, advertising, brochures, magazine covers and upscale magazines, catalogues, direct mail promotions and educational text books. Uncoated paper is used by commercial printers, quick printers, large in-house copy/printing end-users and small business and home applications. Specialty and technical papers are used in business form printing, coated fabric converters, pressure-sensitive laminators, label printers and other niche market applications.

  On May 27, 1997, Western Ventures Limited ("WVL"), an indirect wholly-owned subsidiary of Sappi Limited ("Sappi") acquired the minority common equity interests (including both Common Stock and Warrants) in Holdings (the "Minority Acquisition") held by DLJ Merchant Banking Partners, L.P.; DLJ International Partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funding, Inc.; DLJ First ESC L.L.C. (collectively, "DLJMB") and UBS Capital L.L.C. ("UBS"); (collectively with DLJMB, the "Sellers") for an aggregate price of $138.0 million, or $17.25 per share of Common Stock or Common Stock equivalent (Sappi, DLJMB and UBS are collectively referred to herein as the "Investor Group"). WVL exercised all of the Warrants acquired in the Minority Acquisition upon the consummation thereof. In connection with the Minority

Acquisition, Sappi and the Sellers terminated most of the provisions of their Shareholders Agreement and the Sellers have ceased to have any rights or obligations under the remaining provisions. See "Certain Relationships and Related Transactions--Shareholders Agreement".

  As part of the financing for the Minority Acquisition, on June 27, 1997, WVL sold the Common Stock acquired in the Minority Acquisition to Heritage Springer Limited ("HSL"), a British Virgin Islands company and HSL pledged such securities to certain lenders. The securities acquired by HSL are subject to an agreement pursuant to which Sappi has a right to purchase such securities at any time prior to April 30, 2000, and HSL has a right to require Sappi to purchase such securities upon the occurrence of certain events and at any time between May 15, 2000 and May 30, 2000 (the "HSL Option Agreement"). Sappi has been granted an irrevocable proxy to vote all such securities during the term of the HSL Option Agreement, subject to compliance with its purchase obligations upon exercise of such rights. Sappi has also been granted certain rights of first refusal by such lenders in respect of such securities. As of the date of this Prospectus, Sappi indirectly owns approximately 75.07%, and controls the voting of approximately 97.33%, and HSL holds approximately 22.27%, of the common equity of Holdings on a fully diluted basis.

  On July 30, 1997, Holdings entered into the Merger Agreement pursuant to which SDW Acquisition II Corporation ("Acquisition II"), a Delaware corporation and an indirect subsidiary of Sappi would be merged, subject to certain important conditions, with and into Holdings, with Holdings continuing as the surviving corporation. Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock held by any party other than Sappi and its affiliates or HSL will be converted into the right to receive $17.60 per share in cash, subject to the exercise of appraisal rights. As a result, each outstanding Class A Warrant will become exercisable solely for $5.2708 in cash and each outstanding Class B Warrant will become exercisable solely for $17.60 in cash, in each case upon payment of the exercise price and satisfaction of the other terms and conditions of the related Warrant Agreement. Additionally, each issued and outstanding share of Senior Preferred Stock will, subject to the exercise of appraisal rights, remain outstanding, without amendment. As a result of the Merger, Sappi will own 100% of the issued and outstanding voting common stock and 75.07% of the common equity of Holdings in the form of new Class A Common Stock, and HSL will own 24.94% of the common equity of Holdings in the form of new non-voting, convertible Class B Common Stock. The Class B Common Stock received by HSL in the Merger and any Class A Common Stock received on conversion will be subject to the HSL Option Agreement and the aforementioned irrevocable proxy in favor of Sappi. The Merger Agreement has been approved by the written consent of the holders of a majority of the outstanding common stock of Holdings and Acquisition II. It is anticipated the Merger will become effective on or about September 5, 1997; however there can be no assurance that the conditions to the Merger will be satisfied or waived. See "Risk Factors--Control by Sappi", "Certain Relationships and Related Transactions", "Description of Capital Stock--Holdings Common Stock" and "Material Federal Income Tax Considerations--Effect of Merger".

                                  RISK FACTORS

  Before making an investment in the Securities, prospective investors should consider carefully the factors described in "Risk Factors," including the consequences of S.D. Warren's substantial leverage, the risk that S.D. Warren would be unable to service its debt, the cyclical industry conditions and strong competition which S.D. Warren faces, the restrictions imposed on Holdings and S.D. Warren by the Credit Agreement, the dependence of the Company on certain customers, the subordination of the Securities to all indebtedness and other obligations of S.D. Warren, stringent regulations faced by the Company and control of the Company by Sappi. In addition, Sappi has announced a desire to reduce the leverage of Holdings in due course, which could include redemption of the Senior Preferred Stock. See "Risk Factors--Risk of Early Redemption of Senior Preferred Stock".

                            SELLING SECURITY HOLDERS

  In connection with the Acquisition (as defined), Holdings sold $37.5 million in liquidation preference of Senior Preferred Stock and 4,312,499 Class B Warrants to purchase up to 4,312,499 shares of Common Stock to DLJMB and UBSC pursuant to a securities subscription agreement dated as of December 20, 1994 (the "Securities Subscription Agreement"), among Holdings, SDW Acquisition Corporation ("SDW Acquisition"), Sappi Deutschland GmbH ("Sappi Deutschland") and the Investor Group.

  Further in connection with the Acquisition, Holdings sold 3,000,000 Class A Warrants to purchase up to 898,440 shares of Common Stock as part of units, together with SDW Acquisition Senior Preferred Stock (as defined) in the Unit Offering (as defined). DLJMB and UBS subsequently resold all their Senior Preferred Stock and certain of their Class B Warrants to certain "qualified institutional buyers" ("QIBs") pursuant to Rule 144A under the Act in 1995 and sold all remaining Securities held by them (including 300,000 Class A Warrants held by UBS) in the Minority Acquisition. See "Certain Relationships and Related Transactions--Minority Acquisition and Merger".

  Holdings filed the Registration Statement of which this Prospectus is a part to fulfill in part its obligations under the Preferred Stock Registration Rights Agreement dated as of July 6, 1995, among
DLJMB, UBSC and Holdings (the "Registration Rights Agreement"), the Warrant Agreement dated as of December 20, 1994, between Holdings and The Bank of New York ("BNY") as Warrant Agent (the "Class A Warrant Agreement"), and the Class B Warrant Agreement dated as of December 20, 1994, as amended and restated as of July 6, 1995, between Holdings and BNY, as Warrant Agent (the "Class B Warrant Agreement" and, together with the Class A Warrant Agreement, the "Warrant Agreements").

                     SUMMARY DESCRIPTION OF THE SECURITIES

SECURITIES SUBJECT TO
 THE OFFERING............
                           1,500,000 shares of 15% Senior Exchangeable Pre-ferred Stock of Holdings.

                           Exchange Debentures issuable upon exchange of the Senior Exchangeable Preferred Stock.

                           2,700,000 Class A Warrants to purchase initially up to 808,596 shares of Common Stock.

                           150,000 Class B Warrants to purchase initially up to 150,000 shares of Common Stock.

                           Shares of Common Stock initially issuable upon ex-ercise of the Warrants plus such indeterminate amount of Common Stock as may be issued pursuant to the anti-dilution provisions of the Warrants.

                           IF THE MERGER BECOMES EFFECTIVE, EACH CLASS A WAR-RANT WILL BECOME EXERCISABLE SOLELY FOR $5.2708 IN CASH, AND EACH OUTSTANDING CLASS B WARRANT WILL BE-COME EXERCISABLE SOLELY FOR $17.60 IN CASH, IN EACH CASE UPON PAYMENT OF THE EXERCISE PRICE AND SATIS-FACTION OF THE OTHER TERMS AND CONDITIONS OF THE RELATED WARRANT AGREEMENT. AS A RESULT OF THE MERG-ER, HOLDERS OF THE WARRANTS WILL NO LONGER HAVE ANY RIGHT TO OBTAIN SHARES OF COMMON STOCK OF HOLDINGS (AS CONSTITUTED BEFORE THE MERGER) OR CLASS A COM-MON STOCK OR CLASS B COMMON STOCK OF HOLDINGS (AS CONSTITUTED AFTER THE MERGER). SEE "CERTAIN RELA-TIONSHIPS AND RELATED TRANSACTIONS--MINORITY ACQUI-SITION AND MERGER", "DESCRIPTION OF CAPITAL STOCK" AND "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS-- EFFECT OF MERGER".

 Material Federal Income
  Tax Considerations.....
                           For a discussion of certain federal income tax considerations, including certain potential material adverse tax consequences, relating to the acquisition, ownership and disposition of the Securities, see "Risk Factors--Potential Material Adverse Federal Income Tax Consequences" on page 14 and "Material Federal Income Tax Considerations".

SENIOR PREFERRED STOCK:

 Dividends...............  Holdings may elect not to pay dividends in cash on or prior to December 15, 1999, in which case, such unpaid dividends shall accrue and become part of the Specified Amount of the Senior Preferred Stock upon which dividends must be paid. Dividends on each share will accrue in each period ending on March 15, June 15, September 15 and December 15 of each year in an amount equal to 15% per annum of the Specified Amount thereof, defined as the sum of
                           (A) such share's liquidation preference of $25.00 and (B) the amount of dividends with respect to such share that accrued in prior dividend accrual periods ending on or prior to December 15, 1999 and were not previously paid in cash (the "Accumulated Dividends"), except that if any shares of Senior Preferred Stock are outstanding on and after Decem-ber 15, 2006, such rate will increase by 0.25% per annum on such date and at each subsequent Dividend Accrual Date on which such shares remain outstand-ing, up to a maximum rate of 20% per annum. It is not anticipated that Holdings will pay any divi-dends in cash for any period ending on or prior to December 15, 1999. Subject to certain limited ex-ceptions, the Credit Agreement prohibits Holdings from paying dividends on the Senior Preferred Stock.

 Liquidation               $25.00 per share.
  Preference.............

 Specified Amount........
                           The Specified Amount of the Senior Preferred Stock consists of the Liquidation Preference plus the Ac-cumulated Dividends. As of April 2, 1997, the Spec-ified Amount was $35.20 per share.

 Ranking.................  The Senior Preferred Stock ranks senior in right of payment with respect to all Junior Securities and pari passu in right of payment with respect to all Parity Securities (as defined). As of the date hereof, Holdings has no Junior Securities outstand-ing other than the Common Stock.

 Optional Redemption.....  The Senior Preferred Stock is redeemable at the op-
                           tion of Holdings, in whole at any time or in part from time to time, at a redemption premium equal to 100% of the Specified Amount of the shares redeemed plus all accrued and unpaid dividends (other than Accumulated Dividends), if any, through the date of redemption. See "Description of the Senior Pre-ferred Stock--Redemption of Senior Preferred Stock--Optional". The majority shareholder of Hold-ings has announced a desire to reduce the leverage of Holdings in due course, which could include re-demption of the Senior Preferred Stock.

 Mandatory Redemption....  Subject to certain exceptions, Holdings is required to call the Senior Preferred Stock for redemption upon the occurrence of (i) an Initial Public Offer-ing, (ii) certain mergers, consolidations or other business combinations involving Holdings or S.D. Warren or
                           (iii) the sale, lease, transfer or other disposi-tion of all or substantially all of the assets of Holdings and its subsidiaries taken as a whole at a redemption price equal to 100% of the Specified Amount thereof plus all accrued and unpaid divi-dends (other than Accumulated Dividends), if any, through the date of redemption.

 Change of Control.......  In the event of a Change of Control (as defined), holders of Senior Preferred Stock will have the right to require Holdings to redeem their Senior Preferred Stock, in whole or in part, at a price equal to 101% of the Specified Amount thereof, plus accrued and unpaid dividends (other than Accumu-lated Dividends), if any, to the date of purchase. See "Description of the Senior Preferred Stock-- Change of Control".

 Voting Rights...........  Holders of Senior Preferred Stock will have limited voting rights, including (i) those required by law and (ii) that holders of a majority of the out-standing shares of Senior Preferred Stock, voting as a separate class, will (a) upon the failure of Holdings (1) with respect to dividend accrual peri-ods after December 15, 1999, to pay, in whole or in part, for more than six consecutive dividend ac-crual periods dividends in cash equal to the divi-dend that accrued during such dividend accrual pe-riod, (2) to satisfy any mandatory redemption obli-gation with respect to the Senior Preferred Stock,
                           (3) to make a Change of Control Offer (as defined) within 30 days following any Change of Control or
                           (4) to comply with the covenants set forth in the Certificate of Designations, be entitled to elect two members to the Board of Directors of Holdings,
                           (b) have the right to approve each issuance by Holdings of any Senior Securities or Parity Securi-ties (other than Senior Preferred Stock), except that without the approval of the holders of Senior Preferred Stock, Holdings may issue and have out-standing shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or other Parity Securities and (c) have the right to approve certain mergers, consolidations and sales of as-sets. See "Description of the Senior Preferred Stock--Voting Rights".

 Covenants...............  The Certificate of Designations for the Senior Pre-
                           ferred Stock contains covenants that: (i) limit the ability of Holdings to redeem or repurchase Junior Securities or Parity Securities and pay dividends thereon; (ii) prohibit, under certain circumstanc-es, certain mergers and consolidations of and sales of assets by Holdings; (iii) limit Holdings' abil-ity to incur indebtedness; (iv) limit Holdings' subsidiaries' ability to pay dividends; (v) limit the ability of Warren to issue preferred stock;
                           (vi) prohibit Holdings from transferring shares of Warren Common Equity (as defined therein); and
                           (vii) require Holdings to deliver certain reports and information to the holders.

 Exchange Feature .......  On any scheduled dividend payment date, Holdings may, at its option, exchange all or any portion of the shares of Senior Preferred Stock then outstand-ing for Exchange Debentures in a principal amount equal to the Specified Amount of Senior Preferred Stock held by such holder at the time of such ex-change.

 EXCHANGE DEBENTURES:

 Securities..............  15% Subordinated Exchange Debentures due 2011, lim-
                           ited in principal amount to the Specified Amount of the Senior Preferred Stock outstanding on the Ex-change Date (as defined), plus such principal amount of additional Exchange Debentures as may be issued in lieu of cash interest.

 Maturity................  December 15, 2011

 Interest................  The Exchange Debentures will bear interest at the rate of 15% per annum, payable semiannually on June 15 and December 15, commencing with the first of such dates to occur after the Exchange Date. Howev-er, if any Exchange Debentures are outstanding on and after December 15, 2006, such rate will in-crease by .25% per annum and quarter-annually thereafter, up to a maximum rate of 20% per annum. On or prior to December 15, 1999, interest may, at the option of Holdings, be paid in cash or by issu-ing additional Exchange Debentures with a principal amount equal to such interest. After December 15, 1999, interest on the Exchange Debentures may be paid only in cash.

 Ranking.................
                           The Exchange Debentures will be unsecured obliga-tions of Holdings, subordinate to all existing and future Senior Debt (as defined in the Exchange De-benture Indenture) of Holdings. At April 2, 1997, the aggregate amount of such Senior Debt was $535.2 million (which does not include certain letters of credit of Warren, which, if drawn upon, would be included therein).

 Optional Redemption.....  The Exchange Debentures may be redeemed at the op-
                           tion of Holdings in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus all ac-crued and unpaid interest, if any, through the date of redemption. See "Description of the Exchange De-bentures--Optional Redemption".

 Change of Control.......  In the event of a Change of Control, the holders of the Exchange Debentures will have the right to re-quire Holdings to purchase their Exchange Deben-tures at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Debentures--Change of Control".

 Certain Covenants.......  The Exchange Debenture Indenture will contain cove-
                           nants similar to the covenants with respect to the Senior Preferred Stock and will also limit the ability of Holdings and its subsidiaries to incur additional indebtedness, pay dividends or make other distributions, repurchase Equity Interests (as defined) or subordinated indebtedness or make certain Restricted Investments (as defined).

 WARRANTS:

 Exercise and              The Warrants are exercisable at any time prior to
  Termination............  5:00 p.m., New York City time, on December 15,
                           2006, at which time the Warrants will terminate.

                           Each Class A Warrant, when exercised, will entitle the holder to receive 0.29948 of one share of Com-mon Stock at an initial Exercise Price of $0.01 per share, subject to adjustment.

                           Each Class B Warrant, when exercised, will entitle the holder to receive one share of Common Stock at an initial Exercise Price of $0.01 per share, subject to adjustment.

                           No Warrant can be exercised unless at the time thereof an effective registration statement under the Act relating to the shares of Common Stock to be issued upon such exercise has been declared ef-fective by the Commission or the issuance of such shares is permitted pursuant to an exemption from the registration requirements of the Act.

                           IF THE MERGER BECOMES EFFECTIVE, EACH CLASS A WARRANT WILL BECOME EXERCISABLE SOLELY FOR $5.2708 IN CASH, AND EACH OUTSTANDING CLASS B WARRANT WILL BECOME EXERCISABLE SOLELY FOR $17.60 IN CASH, IN EACH CASE UPON PAYMENT OF THE EXERCISE PRICE AND SATISFACTION OF THE OTHER TERMS AND CONDITIONS OF THE RELATED WARRANT AGREEMENT. AS A RESULT OF THE MERGER, HOLDERS OF THE WARRANTS WILL NO LONGER HAVE ANY RIGHT TO OBTAIN SHARES OF COMMON STOCK OF HOLDINGS (AS CONSTITUTED BEFORE THE MERGER) OR CLASS A COMMON STOCK OR CLASS B COMMON STOCK OF HOLDINGS (AS CONSTITUTED AFTER THE MERGER). SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-- MINORITY ACQUISITION AND MERGER", "DESCRIPTION OF CAPITAL STOCK" AND "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--EFFECT OF MERGER".

 Adjustments:

 To Exercise Price.......  The number of shares of Common Stock purchasable upon the exercise of the Warrants and payment of the Exercise Price is subject to adjustment in certain events including: (i) the issuance by Holdings of dividends or other distributions on its Common Stock payable in Common Stock or shares of its capital stock other than Common Stock; (ii) subdivisions, combinations and reclassifications, of Common; (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling such holders to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock within 60 days after the record date for such issuance of rights, options or warrants at an offering price (or with an initial conversion exchange of exercise price plus such offering price) that is less than the current market price per share of Common Stock on the record date; (iv) the distribution to all holders of Common Stock of any of Holdings' assets (including cash), debt securities, preferred stock or any rights or warrants to purchase any such securities (excluding those rights and warrants referred to in clause
                           (iii) above); (v) the issuance of shares of Common Stock for a consideration per share less than the current market price per share; and (vi) the issuance of securities convertible into or for Common Stock for a conversion or exchange price less than the current market price for a share of Common Stock (excluding securities issued in transactions referred to in clauses (iii) or (iv) above). The events described above are subject to certain exceptions described in the Warrant Agreements including, without limitation, in the case of clauses (v) and (vi) above, certain bona fide public offerings and private placements and certain issuances of stock pursuant to employee stock incentive plans.

                           If Holdings consolidates with or merges into another person, sells, conveys, transfers, leases or otherwise disposes of all or substantially all its assets to another person, or enters into any other business combination involving another person, then upon consummation of such a transaction, the Warrants will be automatically exercisable for the amount and kind of securities, cash or other property or assets to which the holder of a Warrant would have been entitled immediately before the effective date of such transaction. The corporation formed by any such merger or consolidation or other combination, or the person to whom the assets were sold, conveyed, transferred, leased or disposed, will enter into a supplemental Warrant Agreement to effect the exercise of Warrants described above and to provide for adjustments as necessary.

 To Number of Warrant      Upon each adjustment of the Exercise Price or the
  Shares.................  occurrence of an event that would require such an adjustment (except where the effect would be de minimis or the Board of Directors of Holdings (the
                           "Board of Directors") determines that no adjustment is necessary), the number of shares of Common Stock for which each Warrant may be exercised will be adjusted.

 When No Adjustment Is
  Required...............  No adjustment in the Exercise Price need be made for transactions referred to above to the extent that holders of Warrants will participate on a basis that the Board of Directors determines to be fair and appropriate in light of the basis of the participation in such transactions of Common Stock holders. No adjustment to the Exercise Price will be made for any dividend or interest reinvestment plan or for a change in the par value of the common stock. To the extent the Warrants become convertible into cash, no adjustments are required to be made as to the cash, and no interest will accrue on such cash.

                           No adjustment in the Exercise Price will be required unless such adjustment would effect an increase or decrease of at least 1% in the Exercise Price. Adjustments that are not made will be carried forward and taken into account in any subsequent adjustment.

 Voluntary Reduction of
  Exercise Price.........  Holdings may from time to time reduce the Exercise
                           Price to any amount for any period of time (but not fewer than 20 business days), but not to an amount less than $0.01 (except in the event that the par value of the Common Stock is also reduced).

 Registration............  Holdings is required to use its best efforts with respect to the Class A Warrants, and its reasonable best efforts with respect to the Class B Warrants, to keep the registration statement, of which this Prospectus is a part, continuously effective until December 20, 1997.

 Warrant Agent...........  The Bank of New York.

                             SUMMARY FINANCIAL DATA

  The following table sets forth selected consolidated operating data, share data, consolidated balance sheet data and other financial data for Holdings and the Predecessor Corporation (as defined in the Notes to Financial Statements appearing elsewhere in this Prospectus). The selected financial data for the twelve months ended December 25, 1993, the nine months ended September 24, 1994 and the period from September 25, 1994 through December 20, 1994 are derived from the combined financial statements of the Predecessor Corporation, which have been audited by Deloitte & Touche LLP. The selected financial data for the period from December 21, 1994 through September 27, 1995 and the twelve months ended October 2, 1996 are derived from the consolidated financial statements of Holdings which have been audited by Deloitte & Touche LLP. The selected financial data for the twelve months ended December 26, 1992 were prepared from unaudited selected financial data provided to Holdings by the Predecessor Corporation's parent, Scott Paper Company, in connection with the acquisition of Warren. The selected financial data for the six months ended April 2, 1997 and April 3, 1996 are derived from the unaudited financial statements of Holdings. Operating data for any periods less than one year are not necessarily indicative of the results that may be expected for the full year. Further, data for the Predecessor Corporation and Holdings are not necessarily comparable as a result of a new basis of accounting for Holdings and the adoption of certain accounting policies. This data should be read in conjunction with Holdings' Financial Statements and the Notes thereto appearing elsewhere in this prospectus.

                                                                      SEPTEMBER 25,   DECEMBER 21,
                   TWELVE MONTHS    TWELVE MONTHS     NINE MONTHS          1994           1994      TWELVE MONTHS  SIX MONTHS
                       ENDED            ENDED             ENDED           THROUGH        THROUGH        ENDED        ENDED
                   DECEMBER 26,     DECEMBER 25,     SEPTEMBER 24,     DECEMBER 20,   SEPTEMBER 27,  OCTOBER 2,     APRIL 3,
                      1992(1)            1993             1994             1994           1995          1996          1996
                  ---------------- ---------------- ---------------- ---------------- ------------- ------------- ------------
                    COMPANY AND      COMPANY AND      COMPANY AND      COMPANY AND    CONSOLIDATED  CONSOLIDATED  CONSOLIDATED
                  CERTAIN RELATED  CERTAIN RELATED  CERTAIN RELATED  CERTAIN RELATED  SDW HOLDINGS  SDW HOLDINGS  SDW HOLDINGS
                    AFFILIATES       AFFILIATES       AFFILIATES       AFFILIATES     CORPORATION   CORPORATION   CORPORATION
                   (PREDECESSOR)    (PREDECESSOR)    (PREDECESSOR)    (PREDECESSOR)    (SUCCESSOR)   (SUCCESSOR)  (SUCCESSOR)
                  ---------------- ---------------- ---------------- ---------------- ------------- ------------- ------------
                                 (IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATING DATA:
 Sales...........     $1,212.8         $1,143.6         $  828.8         $  313.6       $ 1,155.8     $1,441.6      $  720.5
 Gross profit....        182.5            168.1            106.4             49.9           269.8        255.0         143.1
 Selling, general
  and
  administrative
  expense........         91.0             91.7             72.1             22.2            96.2        134.0          64.2
 Restructuring
  charges........          --              66.1              --               --              --           --            --
 Income from
  operations.....         91.5             10.3             34.3             27.7           173.6        121.0          78.9
 Other income
  (expense),
  net............          0.1              0.1              0.1             (0.5)            3.2         (0.1)          1.4
 Interest
  expense........          9.0              8.5              6.4              2.3           106.0        108.9          59.1
 Income tax
  expense
  (benefit)......         32.0              6.5             11.2              9.9            28.4          5.1           8.6
 Dividends and
  accretion on
  Warren Series B
  preferred
  stock..........          --               --               --               --              9.1         13.5           6.6
 Extraordinary
  item, net of
  tax............          --               --               --               --              --          (2.0)          --
 Net income
  (loss).........         50.6             (4.6)            16.8             15.0            33.3         (8.6)          6.0
 Dividends on
  preferred
  stock..........          --               --               --               --              4.6          6.9           3.4
 Net income
  (loss)
  applicable to
  common
  stockholders...         50.6             (4.6)            16.8             15.0            28.7        (15.5)          2.6
SHARE DATA:
 Net earnings
  (loss) per
  common share...     $    --          $    --          $    --          $    --        $    0.80     $  (0.50)     $   0.07
 Weighted average
  common share
  outstanding              --               --               --               --             35.9         30.7          35.9
CASH FLOW DATA:
 Net cash
  provided by
  operating
  activities.....      $ 141.9         $  130.3         $   27.8         $   53.7       $   136.0     $  216.6      $   25.1
 Net cash used in
  investing
  activities.....        (56.3)           (73.7)           (46.4)           (14.5)       (1,489.6)       (48.6)        (16.2)
 Net cash
  provided by
  (used in)
  financing
  activities ....        (85.4)           (55.8)            21.2             31.1         1,340.8       (181.2)        (71.1)
OTHER FINANCIAL
 DATA:
 Adjusted EBITDA
  (2)............     $  183.1         $  169.5         $  105.9         $   56.5       $   255.8     $  227.8      $  131.1
 Capital
  expenditures...         70.1             68.9             32.3             14.5            33.7         51.3          18.3
 Depreciation,
  cost of timber
  harvested and
  amortization...         91.6             93.1             71.6             28.8            89.8        115.2          56.4
 Ratio of
  earnings to
  fixed charges
  (3)............          5.8x             1.1x             3.1x             8.3x            1.4x          (4)          1.1x
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
    Cash and cash
  equivalents....     $    1.3         $    2.1         $    4.7         $   75.0       $    62.2     $   49.0      $    --
 Working
  capital........         67.0             47.1            156.2            233.2           177.9        109.8          90.9
 Total assets....      1,696.8          1,711.7          1,676.9          1,737.1         1,887.3      1,725.4       1,811.9
 Total debt
  (including
  current
  maturities)....        125.7            124.3            119.8            119.3         1,127.4        948.9       1,052.2
 Warren Series B
  preferred stock
  (5)............          --               --               --               --             74.5         88.0          81.1
 Preferred Stock
  at liquidation
  value..........          --               --               --               --             42.1         49.0          45.5
 Parent's
  equity.........      1,152.3          1,088.1          1,136.5          1,219.1             --           --            --
 Stockholders'
  equity
  including
  preferred
  stock..........          --               --               --               --            365.1        356.5         375.9

                   SIX MONTHS
                     ENDED
                    APRIL 2,
                      1997
                  ------------
                  CONSOLIDATED
                  SDW HOLDINGS
                  CORPORATION
                  (SUCCESSOR)
                  ------------
OPERATING DATA:
 Sales...........   $  660.2
 Gross profit....      123.9
 Selling, general
  and
  administrative
  expense........       66.8
 Restructuring
  charges........       10.0
 Income from
  operations.....       47.1
 Other income
  (expense),
  net............        2.0
 Interest
  expense........       51.8
 Income tax
  expense
  (benefit)......       (1.1)
 Dividends and
  accretion on
  Warren Series B
  preferred
  stock..........        7.4
 Extraordinary
  item, net of
  tax............        0.9
 Net income
  (loss).........       (9.0)
 Dividends on
  preferred
  stock..........        3.8
 Net income
  (loss)
  applicable to
  common
  stockholders...      (11.9)
SHARE DATA:
 Net earnings
  (loss) per
  common share...   $  (0.39)
 Weighted average
  common share
  outstanding           30.7
CASH FLOW DATA:
 Net cash
  provided by
  operating
  activities.....   $   65.7
 Net cash used in
  investing
  activities.....      (35.1)
 Net cash
  provided by
  (used in)
  financing
  activities ....      (32.8)
OTHER FINANCIAL
 DATA:
 Adjusted EBITDA
  (2)............   $  112.1
 Capital
  expenditures...       25.2
 Depreciation,
  cost of timber
  harvested and
  amortization...       59.5
 Ratio of
  earnings to
  fixed charges
  (3)............         (4)
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
    Cash and cash
  equivalents....   $   46.8
 Working
  capital........       96.0
 Total assets....    1,731.4
 Total debt
  (including
  current
  maturities)....      910.3
 Warren Series B
  preferred stock
  (5)............       95.4
 Preferred Stock
  at liquidation
  value..........       52.8
 Parent's
  equity.........        --
 Stockholders'
  equity
  including
  preferred
  stock..........      348.4

-------
(1) Includes the revision in the estimated useful lives used to compute depreciation for certain equipment which increased net income by approximately $26.2 million as well as the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" which reduced net income by approximately $6.1 million.

                                              (Footnotes Continued on next page)

(2) Adjusted EBITDA is defined as income from operations before restructuring expense (as shown above) plus depreciation, cost of timber harvested and amortization (excluding amortization of deferred financing fees). Based on its experience in the paper industry, the Company's management believes that Adjusted EBITDA and related measures of cash flow serve as important tools for measuring paper companies in several areas such as liquidity, operating performance, and leverage, and for assessing the ability to service and incur debt. Management interprets the trend in Adjusted EBITDA on an annualized basis over the periods shown to indicate a general improvement in these measures and improved ability to service and incur debt, with the exception of the first quarter of fiscal 1997 which reflects lower gross profit. Adjusted EBITDA should not be considered by an investor as an alternative to GAAP operating income, as an indicator of the Company's operating performance or as an alternative to the Company's cash flow from operating activities as a measure of liquidity. Investors should be cautioned that Adjusted EBITDA as shown above may not be comparable to similarly titled measures presented by other companies, and comparisons could be misleading unless all companies and analysts calculate these measures in the same fashion.
(3) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense on long-term debt, amortization of deferred financing cost, accrued dividends on the Warren Series B Preferred Stock on a pretax basis, and that portion (one third) of rentals deemed to be representative of interest. Earnings consist of income before income taxes, plus fixed charges.

(4) For the periods ended October 2, 1996 and April 2, 1997, the Company's earnings were insufficient to cover fixed charges by $13.4 million and $16.4 million, respectively.

(5) Liquidation value was $103.2 million at April 2, 1997.

                                 RISK FACTORS

  Before making an investment in the Securities, prospective investors should consider carefully the following summary of all material risk factors associated with an investment in the Securities.

HOLDING COMPANY; STRUCTURAL SUBORDINATION

  Holdings is a holding company that conducts all of its business through and derives virtually all of its income from S.D. Warren. Holdings has no independent operations and no independent means of generating cash flow. Therefore, Holdings' ability to make required principal and interest payments with respect to its indebtedness (including the Exchange Debentures, if issued) and other obligations, and dividend and redemption payments with respect to the Senior Preferred Stock depends on the earnings of S.D. Warren and on Holdings' ability to receive funds from S.D. Warren through dividends or other payments (unless Holdings raises additional capital). The ability of S.D. Warren to pay such dividends or make payments on intercompany indebtedness or otherwise will be subject to applicable state laws and the terms of its outstanding indebtedness. As a shareholder, a company's right to the assets of its subsidiaries generally will be subordinate to all creditors of such subsidiaries and will usually be subject to completion of local corporate winding up and liquidation procedures and payment of applicable taxes and outstanding corporate creditors. Accordingly, the rights of holders of the Senior Preferred Stock to participate in any distribution of assets of S.D. Warren upon its liquidation, bankruptcy, reorganization or otherwise will be subject to prior claims of creditors, including trade creditors, of S.D. Warren. At April 2, 1997, the aggregate amount of liabilities of S.D. Warren was $1,287.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Considerations Relating to Holdings' Cash Obligations".

RISK OF EARLY REDEMPTION OF SENIOR PREFERRED STOCK

  Sappi has announced a desire to reduce the leverage of Holdings in due course. Accordingly, there can be no assurance that Sappi will not cause Holdings to redeem the Senior Preferred Stock pursuant to the terms of the Certificate of Designations in the near future. See "Description of the Senior Preferred Stock--Redemption of Senior Preferred Stock". In July 1997, Warren obtained consent from the lenders under its credit agreement to the payment from time to time of dividends to Holdings on or prior to September 30, 1998 for the purpose of such redemption subject to certain conditions and limitations. See "Description of Warren Indebtedness".

CYCLICAL INDUSTRY CONDITIONS; STRONG COMPETITION

  The markets for the Company's products are highly cyclical, characterized by periods of supply and demand imbalance. Between 1988 and 1993, the rate of growth of demand slowed as a result of the world wide recession. Conversely, coated paper capacity increased significantly in North America over such period. In addition, in 1992, North American imports from Europe increased as a result of excess capacity in Europe and a devaluation in certain European currencies in relation to the U.S. dollar, causing North American prices to deteriorate.

  The large supply-demand imbalance as a result of significant capacity additions and, to a lesser degree, imports from Europe caused operating margins of the Company and its competitors to decline over the period from 1988 through early 1994. Beginning in mid-1994, however, the industry rebounded from this decline, with several price increases announced throughout the industry. However, since the third quarter of 1995, demand for the Company's products decreased. Accordingly, demand was lower during fiscal year 1996 as compared to demand levels during the second half of fiscal 1995. This decrease was due to a softening in orders experienced by the industry across certain product lines primarily resulting from merchants, printers and other converters reducing their inventory levels which had increased above normal levels. The decline in demand resulted in reduced prices, with discounting occurring on certain paper product grades. Accordingly, the Company realized lower net selling prices per ton during fiscal year 1996 as compared to prices realized during the second half of fiscal year 1995. However, because the impact of the increase in prices in 1995 was not realized until the latter half of fiscal year 1995, net selling prices realized during fiscal year 1996 remained relatively flat as compared to those prices realized during the twelve-month period ended September 27, 1995. In addition, the cost of raw materials decreased during fiscal year 1996 as compared to prices at the end of fiscal year 1995 due to the decrease in the market price of pulp. However, the Company manufactures approximately 66% of its pulp requirements which reduces its ability to benefit from (and its exposure to) fluctuations in the market price for pulp.

  As a result of the weaker market conditions, the Company temporarily reduced production levels at certain of its manufacturing facilities during the first quarter of fiscal year 1996. The reduction of inventory levels by the Company's customers and the weaker market conditions continued into the summer months which are typically strong due to increased demand from catalog printers. In addition, new coated paper capacity scheduled for the end of calendar year 1997 in Europe, as well as certain machine conversions during 1997 to coated free sheet manufacture in the United States, is expected to increase competition for market share and may delay any improvement in market conditions. The paper market is highly cyclical and to the extent that the weaker market trend does not reverse or becomes more pervasive within the Company's existing product lines, the Company's sales, gross margins and cash flows will continue to be adversely effected.

  In addition, the North American coated paper industry is highly competitive. The Company competes mainly with U.S. and Canadian producers of coated free paper, and, to a lesser degree, European producers. Manufacturers of coated free paper compete primarily on the basis of quality, service, price and breadth of product line, as well as product innovation and sales and distribution support. Certain of the Company's competitors have greater financial resources than the Company and certain of the mills operated by its competitors may be lower cost producers of pulp and coated paper than certain of the mills operated by the Company. See "Business--The Company-- Competition".

CONSEQUENCES OF S.D. WARREN'S SUBSTANTIAL LEVERAGE FOR HOLDINGS AND SECURITY HOLDERS

  In connection with the Acquisition, S.D. Warren incurred substantial indebtedness. Consequently, S.D. Warren has significant debt service obligations. As of April 2, 1997, S.D. Warren had total outstanding long-term indebtedness (including the current portion thereof) of $910.3 million, redeemable preferred stock with a liquidation preference of $103.2 million and stockholder's equity of $348.4 million, resulting in a debt and redeemable preferred stock to equity ratio of approximately 3 to 1. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

  The degree to which S.D. Warren is leveraged could have important consequences to Holdings and holders of the Securities, including the following: (i) S.D. Warren's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of S.D. Warren's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness and subsequent to December 1999, obligations with respect to its preferred stock, thereby reducing the funds available for dividend payments to Holdings or other purposes; (iii) certain of S.D. Warren's borrowings are and will continue to be at variable rates of interest, which exposes S.D. Warren to the risk of increased interest rates; (iv) S.D. Warren may be substantially more leveraged than certain of its competitors, which may place it at a competitive disadvantage; and (v) S.D. Warren's substantial degree of leverage may hinder its ability to adjust rapidly to changing market conditions and could make it more vulnerable in the event of a downturn in general economic conditions or its business.

RISK OF S.D. WARREN'S INABILITY TO SERVICE DEBT AND PREFERRED STOCK

  The ability of S.D. Warren to make scheduled payments or to refinance its obligations with respect to its indebtedness and redeemable preferred stock depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. There can be no assurance that its operating results will be sufficient for payment of its indebtedness or its obligations with respect to its preferred stock in the future.

  In order for S.D. Warren to meet its debt service obligations and its obligations with respect to its preferred stock, S.D. Warren will need to maintain its recent operating results, which may depend, among other factors, on continuing favorable market conditions. There can be no assurance that S.D. Warren's operating results will be of sufficient magnitude to enable S.D. Warren to meet its debt service obligations and its obligations with respect to its preferred stock. In the absence of such operating results, S.D. Warren could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds which S.D. Warren could realize therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

RESTRICTIONS IMPOSED BY THE WARREN INDEBTEDNESS

  S.D. Warren's outstanding indebtedness contains a number of significant covenants that, among other things, restrict the ability of S.D. Warren and its subsidiaries to dispose of assets, incur debt, pay dividends, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. In addition, under S.D. Warren's credit agreement (the "Credit Agreement"), S.D. Warren is required to maintain specified financial ratios, including maximum leverage and minimum interest and fixed charge coverage ratios. The ability of S.D. Warren to comply with such provisions may be affected by events beyond S.D. Warren's control. In order to comply with some of these covenants, S.D. Warren will be required to achieve financial and operating results which are significantly better than those achieved last year. See "Description of Warren Indebtedness--The Credit Agreement--Covenants". There can be no assurance that such results will be achieved.

  The breach of any of the covenants contained in its outstanding indebtedness could result in a default with respect to such indebtedness. In the event of any such default, the holders of such indebtedness could elect to declare all amounts then outstanding, together with accrued interest, to be due and payable. In the case of the Credit Agreement, if S.D. Warren were unable to repay such borrowings, the lenders thereunder could proceed against their collateral. If S.D. Warren's outstanding indebtedness were to be accelerated, there can be no assurance that the assets of S.D. Warren would be sufficient to repay such indebtedness in full or that there would be any assets remaining to satisfy the claims of the other creditors and preferred stockholders of S.D. Warren or, after satisfying such claims, to permit a distribution on its common stock to Holdings. See "Description of the Credit Agreement" and "Description of the Senior Preferred Stock--Dividends".

DEPENDENCE ON PRINCIPAL CUSTOMERS

  For the year ended October 2, 1996 and the six-month period ended April 2, 1997, S.D. Warren's customers that individually accounted for greater than 10% of sales were divisions or subsidiaries of International Paper Company, Central National-Gottesman Inc. and Alco Standard Corporation. Each of these customers is a merchant that resells S.D. Warren's paper products to a wide-range of end-users. The loss of any one of these customers could have a material adverse effect on S.D. Warren's business and results of operations. See "Business--The Company--Customers" and the Notes to Financial Statements.

JUNIOR RANKING OF SENIOR PREFERRED STOCK AND SUBORDINATION OF EXCHANGE DEBENTURES TO SIGNIFICANT SENIOR DEBT OF S.D. WARREN GUARANTEED BY HOLDINGS

  The Senior Preferred Stock ranks junior in right of payment to all existing and future liabilities and obligations (whether or not for borrowed money) of Holdings, pari passu with each other class of capital stock or series of preferred stock issued by Holdings that specifically provides that such series will rank on a parity with Senior Preferred Stock and senior in right of payment to all common stock and each other class of capital stock or series of preferred stock issued by Holdings that specifically provides that such series will rank junior to the Senior Preferred Stock or which do not specify their rank. The holders of the Senior Preferred Stock will have limited voting rights. See "Description of the Senior Preferred Stock--Rank--Voting Rights".

  The Exchange Debentures will be unsecured obligations of Holdings and will be subordinated in right of payment to all existing and future Senior Debt (as defined in the Exchange Debenture Indenture) of Holdings. At

April 2, 1997, the aggregate principal amount of such Senior Debt guaranteed by Holdings was $535.2 million (which does not include certain letters of credit of Warren, which, if drawn upon, would be included therein). In addition, a holder's claims with respect to the Senior Preferred Stock and the Exchange Debentures will be structurally subordinated to any liabilities or obligations of S.D. Warren and its subsidiaries, which are substantial. See "--Holding Company; Structural Subordination" and "Description of the Exchange Debentures--Subordination".

  In the event of bankruptcy, liquidation or reorganization of Holdings, the assets of Holdings will be available to pay the Liquidation Preference with respect to the Senior Preferred Stock or obligations on the Exchange Debentures only after all senior obligations of Holdings (including such guaranteed Senior Debt) have been paid in full, and there may not be sufficient assets remaining to pay such Liquidation Preference or amounts due on any or all of the Exchange Debentures then outstanding. Additional indebtedness, including Senior Debt, may be incurred by Holdings and its subsidiaries from time to time, subject, in the case of the Exchange Debentures to the terms of the Exchange Debenture Indenture.

POTENTIAL MATERIAL ADVERSE FEDERAL INCOME TAX CONSEQUENCES

  The acquisition, ownership and disposition of the Securities involves tax consequences that may be potentially adverse to purchasers or holders of the Securities. The Company has obtained an opinion of counsel with respect to certain material federal income tax consequences, but, as a result of legal and factual uncertainties, counsel was unable to opine on certain other material federal income tax consequences that may be material and adverse to certain holders or purchasers of the Securities.

  Among these potentially material adverse federal income tax consequences are the following:

  . Holdings does not expect to pay any cash dividends on the Senior
    Preferred Stock for any period ending on or prior to December 15, 1999. Any such unpaid dividends will accrue and compound, and could be treated as constructive distributions as they accrue, rather than when paid.

  . Any redemption premium on the Senior Preferred Stock that is treated as "unreasonable" may be required to be taken into account over the period during which the Senior Preferred Stock is not callable, and counsel is unable to determine whether any redemption premium on the Senior Preferred Stock would be treated as "unreasonable". Moreover, since the Senior Preferred Stock is immediately callable, it is uncertain when that period would commence and what its duration would be.

  . Holdings may, at its option and under certain circumstances, issue
    Exchange Debentures in exchange for the Senior Preferred Stock. Any such exchange will be a taxable event to holders of the Senior Preferred Stock.

  . The Exchange Debentures will be treated as having been issued with original issue discount ("OID") for Federal income tax purposes. Holders of Exchange Debentures will therefore be required to include such OID (as ordinary income) in income over the life of the Exchange Debentures, in advance of the receipt of the cash attributable to such income.

  These and other potentially adverse material federal income tax consequences, as well as the potential effects of the Merger, and the opinion of counsel with respect to the material federal income tax consequences of the acquisition, ownership and disposition of the Securities, are set forth under the caption "Material Federal Income Tax Considerations".

STRINGENT ENVIRONMENTAL REGULATION; PROPOSED TIMBER REGULATION

  S.D. Warren and its operations are subject to a wide range of environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, landfill operations and hazardous waste management. Compliance with these laws and regulations is an increasingly important factor in S.D. Warren's business. S.D. Warren will continue to incur capital and operating expenditures to maintain compliance with applicable federal and state environmental laws and to meet new regulatory requirements. Such new requirements include the proposed regulations announced in November 1993 by the United States Environmental Protection

Agency (the "EPA") that would require more stringent controls on air and water discharges from pulp and paper mills (generally referred to as the "cluster rules"). Final promulgation of the cluster rules may occur in late 1997, with compliance with the rules required beginning in 2000. It is expected that the cluster rules, if adopted as currently proposed, will require S.D. Warren to incur approximately $70.0 million to $90.0 million of capital expenditures through 2000. Holdings also anticipates that through 2000, S.D. Warren will incur an additional estimated $10.0 million to $20.0 million of capital expenditures related to environmental compliance, other than as a result of the cluster rules. The ultimate financial impact of the proposed cluster rules on S.D. Warren will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. Expenditures to comply with future environmental laws and regulations could have a material adverse effect on S.D. Warren's business and financial condition. See "Business--The Company--Environmental and Safety Matters".

  In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of Warren's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from S.D. Warren's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g, temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon (the "County") regarding the County's 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and the other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance. See "Business--The Company--Environmental and Safety Matters".

  The Company owns approximately 911,000 gross acres of timberlands in Maine, 789,400 of which are net forested acres. The Company believes that it can harvest approximately 13,100 acres per year on a sustainable basis. On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the state of Maine was defeated. A competing measure, which establishes new forestry standards stricter than current law, but which does not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority in a special election to be held in 1997. If the competing measure does become law, as the Company expects it will, the consequence to the Company will not be material because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company. See "Business--Timberlands".

CONTROL BY SAPPI

  At June 1, 1997, as a result of the Minority Acquisition, Sappi controlled the voting of 100% of the outstanding voting stock of Holdings (approximately 97.33% of Holdings' voting stock on a fully diluted basis). In addition, the Minority Acquisition resulted in termination of the contractual rights of DLJMB and UBS to designate representatives to the Board of Directors and to approve certain actions by Holdings and Warren.

Accordingly, Sappi has the ability to control election of the entire Board of Directors and to approve any matter requiring a vote of holders of Common Stock. Upon the consummation of the Merger, Sappi will control the voting of 100% of the outstanding common equity of Holdings (including on a fully diluted basis). As a result Sappi has the ability to exercise a controlling influence over the business and operations of each of Holdings and S.D. Warren and may therefore be deemed to control Holdings and S.D. Warren. See "Security Ownership of Certain Beneficial Owners and Management", "Certain Relationships and Related Transactions--Minority Acquisition and Merger" and "--Shareholders Agreement".






REQUIREMENT TO DO BUSINESS WITH SAPPI AFFILIATES

  Pursuant to a shareholders agreement among Sappi, an affiliate of Sappi, Holdings and S.D. Warren, (the "Shareholders Agreement"), if S.D. Warren sells products outside of the United States and Canada, it is, subject to certain exceptions, required to enter into arms' length marketing agreements with affiliates of Sappi relating to such sales. For the six months ended April 2, 1997 and the year ended October 2, 1996, S.D. Warren had gross sales to customers outside of the U.S. of $134.5 million and $240.9 million, respectively, of which $96.6 million and $151.4 million, respectively, were subject to the marketing agreements, and in respect of which Warren expensed fees of approximately $4.3 million and $7.2 million, respectively.
See "Security Ownership of Certain Beneficial Owners and Management-- Shareholders Agreement" and "Certain Relationships and Related Transactions-- Transactions with Related Parties".

RESTRICTIONS ON MAKING A CHANGE OF CONTROL OFFER; ANTITAKEOVER EFFECTS OF CHANGE OF CONTROL PROVISIONS

  Upon the occurrence of a Change of Control, as defined in the Certificate of Designations or the Exchange Debenture Indenture, as the case may be, each holder of Senior Preferred Stock or, if issued, Exchange Debentures, will have the right to require Holdings to purchase all or part of such holder's Senior Preferred Stock or, if issued, Exchange Debentures, at a repurchase price equal to 101% of the aggregate Specified Amount or principal amount thereof, as the case may be, plus accrued and unpaid dividends (other than Accumulated Dividends) or interest, as the case may be. See "Description of the Senior Preferred Stock--Change of Control" and "Description of the Exchange Debentures--Change of Control".

  The Credit Agreement and the A/R Facility each contain, and Holdings' future indebtedness may also contain, prohibitions of certain events which would constitute a Change of Control. In addition, the exercise by the holders of the Senior Preferred Stock or, if issued, the Exchange Debentures of their right to require Holdings to repurchase the Senior Preferred Stock or, if issued, the Exchange Debentures could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, Holdings' ability to pay cash to the holders of the Senior Preferred Stock or, if issued, the Exchange Debentures, upon a repurchase may be limited by Holdings' then existing financing resources. See "Description of Warren Indebtedness."

  The Change of Control purchase feature of the Senior Preferred Stock or, if issued, the Exchange Debentures and the Change of Control prohibitions in each of the Credit Agreement and the A/R Facility may in certain circumstances discourage or make more difficult a sale or takeover of S.D. Warren and, thus, the removal of its incumbent management.

LIMITATION ON CASH DIVIDENDS

  Holdings is not required to pay cash dividends on the Senior Preferred Stock until March 15, 2000 and Holdings does not anticipate paying any cash dividends on the Senior Preferred Stock for any period ending on or prior to December 15, 1999. Holdings also does not currently anticipate paying any cash dividends on the Common Stock. S.D. Warren would have to fund any cash dividends payable with respect to the Senior Preferred Stock or Common Stock, as the case may be, and the terms of the Credit Agreement and the Indenture (as defined) limit the amount of cash dividends S.D. Warren may pay to Holdings. See "Dividend Policy", "Description of the Senior Preferred Stock-- Dividends" and "Description of Warren Indebtedness--The Credit Agreement". In addition, the terms of the Credit Agreement restrict Holdings' ability to pay any dividends on the Common Stock or the Senior Preferred Stock.

RISK THAT ISSUANCE OF EXCHANGE DEBENTURES DETERMINED TO BE A FRAUDULENT
CONVEYANCE

  Various laws enacted for the protection of creditors may apply to the Exchange Debentures, if issued. If a court in a lawsuit by a creditor or a representative of creditors (such as a trustee in bankruptcy or Holdings itself as debtor-in-possession) were to determine that Holdings did not receive fair consideration or reasonably equivalent value for incurring the indebtedness evidenced by the Exchange Debentures, if issued, and at the time of such incurrence Holdings (i) was insolvent or was rendered insolvent by such incurrence, (ii) had unreasonably small capital with which to carry on its business and all businesses in which it intended to engage or (iii) intended to incur, or believed it would incur, debts beyond its ability to repay as such debts matured, then such court could invalidate, in whole or in part, such indebtedness as a fraudulent conveyance. The obligations of Holdings under the Exchange Debentures, if issued, could then be avoided, in which case a court may direct the return of all payments made thereunder to Holdings or to a fund for the benefit of its creditors. Alternatively, a court could subordinate the Exchange Debentures, if issued, to all existing and future liabilities of Holdings.

  The measure of insolvency for purposes of the foregoing will vary depending upon which jurisdiction's law is being applied. Generally, however, an entity would be considered insolvent if (i) the amount of its debts (including certain contingent liabilities) is greater than all of its assets at a fair valuation or (ii) the present fair saleable value of its assets is less than the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and mature.

  In rendering opinions with respect to the validity of the Exchange Debentures, if issued, counsel did not offer any opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, including federal and state statutes dealing with fraudulent conveyances.

LACK OF PUBLIC MARKET

  As of the date of this Prospectus, there is no public market for the Senior Preferred Stock, the Warrants or the Common Stock, and Holdings does not intend to list the Senior Preferred Stock, the Warrants or the Common Stock on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Although Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), has advised Holdings that it currently intends to make a market in the Senior Preferred Stock, it is not obligated to do so and may discontinue such market making at any time without notice. Accordingly, no assurance can be given that an active market will develop for any of the Senior Preferred Stock, the Warrants or the Common Stock or as to the liquidity of the trading market for the Senior Preferred Stock, the Warrants or the Common Stock. If a trading market does not develop or is not maintained, holders of the Senior Preferred Stock, the Warrants or the Common Stock may experience difficulty in reselling such Senior Preferred Stock, Warrants or Common Stock or may be unable to sell them at all. If a market for the Senior Preferred Stock, the Warrants or the Common Stock develops, any such market may be discontinued at any time. If a trading market develops for the Senior Preferred Stock, the Warrants or the Common Stock, future trading prices of such Senior Preferred Stock, Warrants or Common Stock will depend on many factors, including, among other things, Holdings' results of operations and the market for similar securities. Depending on the market for similar securities and other factors, including the financial condition of Holdings, the Senior Preferred Stock may trade at a substantial discount from its liquidation preference of $25.00 per share plus accrued dividends of $15.3 million ($10.20 per share) as of April 2, 1997.

                                USE OF PROCEEDS

  Holdings will not receive any proceeds from the sale of any Securities in any transaction in connection with which this Prospectus may be delivered.

                                DIVIDEND POLICY

  Holdings is not required to pay cash dividends on the Senior Preferred Stock until March 15, 2000 and Holdings does not anticipate paying any cash dividends on the Senior Preferred Stock for any period ending on or prior to December 15, 1999. Holdings also does not currently anticipate paying any cash dividends on the Common Stock. S.D. Warren would have to fund any cash dividends payable with respect to the Senior Preferred Stock or the Common Stock, as the case may be, and the terms of the Credit Agreement and the Indenture limit the amount of cash dividends S.D. Warren may pay to Holdings. See "Description of the Senior Preferred Stock--Dividends" and "Description of Warren Indebtedness--The Credit Agreement". In addition, the terms of the Credit Agreement restrict Holdings' ability to pay any dividends on the Common Stock or the Senior Preferred Stock.

  Holdings is not required to declare or pay dividends in respect of the Warrants or shares of its Common Stock. Dividends are payable on shares of its Common Stock when, as and if declared by the Board of Directors of Holdings. There can be no assurance that any dividends will be declared.

                                 CAPITALIZATION

  The following table sets forth the capitalization (including short-term debt) of Holdings and its consolidated subsidiaries at April 2, 1997. This table should be read in conjunction with the Financial Statements of Holdings appearing elsewhere in this Prospectus.

                                                                   (IN MILLIONS)
                                                                   -------------
Current portion of long-term debt.................................   $   48.6
                                                                     --------
Long-term debt:
  Term Loan Facility (1)..........................................      367.2
  Notes...........................................................      375.0
  Other (2).......................................................      119.5
                                                                     --------
    Total long-term debt..........................................      861.7
                                                                     --------
Warren Preferred Stock (3)........................................      103.2
                                                                     --------
Stockholders' equity (4):
  Preferred Stock, at liquidation value...........................       52.8
  Common Stock and additional paid in capital.....................      294.3
  Retained earnings...............................................        1.3
                                                                     --------
    Total stockholders' equity....................................      348.4
                                                                     --------
      Total capitalization........................................   $1,361.9
                                                                     ========

--------
 (1) SDW Acquisition financed the Acquisition in part through borrowings of $630.0 million under senior secured term loan facilities (the "Term Loan Facilities") and initial borrowings of $160.2 million under a $250.0 million revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Bank Financing").
 (2) Consists principally of tax-exempt industrial revenue and pollution control bonds.

 (3) Liquidation value of $75.0 million plus $28.2 million of unpaid dividends.

 (4) If the Merger becomes effective, the capital stock of Holdings will consist of (i) 250,000 shares of voting Class A Common Stock, par value $.01 per share, of which 75,065 shares will be issued and outstanding,
     (ii) 50,000 shares of non-voting convertible Class B Common Stock, par value $.01 per share, of which 24,935 shares will be issued and outstanding and (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 1,500,000 shares will be issued and outstanding as Senior Preferred Stock (assuming no exercise of appraisal rights). There will be no change in total consolidated stockholders' equity as a result of the Merger.

                      SELECTED HISTORICAL FINANCIAL DATA

  The following table sets forth selected consolidated operating data, share data, consolidated balance sheet data and other financial data for Holdings and the Predecessor Corporation. The selected financial data for the twelve months ended December 25, 1993, the nine months ended September 24, 1994 and the period from September 25, 1994 through December 20, 1994 are derived from the combined financial statements of the Predecessor Corporation, which have been audited by Deloitte & Touche LLP. The selected financial data for the period from December 21, 1994 through September 27, 1995 and the twelve months ended October 2, 1996 are derived from the consolidated financial statements of Holdings which have been audited by Deloitte & Touche LLP. The selected financial data for the twelve months ended December 26, 1992 were prepared from unaudited selected financial data provided to Holdings by the predecessor Corporation's parent, Scott Paper Company, in connection with the acquisition of Warren. The selected financial data for the six months ended April 2, 1997 and April 3, 1996 are derived from the unaudited financial statements of Holdings. Operating data for any periods less than one year are not necessarily indicative of the results that may be expected for the full year. Further, data for the Predecessor and Holdings are not necessarily comparable as a result of a new basis of accounting for the Holdings and the adoption of certain accounting policies. This data should be read in conjunction with Holdings' Financial Statements and the Notes thereto appearing elsewhere in this prospectus.

                                                                      SEPTEMBER 25,   DECEMBER 21,
                   TWELVE MONTHS    TWELVE MONTHS     NINE MONTHS          1994           1994      TWELVE MONTHS
                       ENDED            ENDED             ENDED           THROUGH        THROUGH        ENDED      SIX MONTHS
                   DECEMBER 26,     DECEMBER 25,     SEPTEMBER 24,     DECEMBER 20,   SEPTEMBER 27,  OCTOBER 2,       ENDED
                      1992(1)            1993             1994             1994           1995          1996      APRIL 3, 1996
                  ---------------- ---------------- ---------------- ---------------- ------------- ------------- -------------
                    S.D. WARREN      S.D. WARREN      S.D. WARREN      S.D. WARREN
                    COMPANY AND      COMPANY AND      COMPANY AND      COMPANY AND    CONSOLIDATED  CONSOLIDATED  CONSOLIDATED
                  CERTAIN RELATED  CERTAIN RELATED  CERTAIN RELATED  CERTAIN RELATED  SDW HOLDINGS  SDW HOLDINGS  SDW HOLDINGS
                    AFFILIATES       AFFILIATES       AFFILIATES       AFFILIATES     CORPORATION   CORPORATION   CORPORATION
                   (PREDECESSOR)    (PREDECESSOR)    (PREDECESSOR)    (PREDECESSOR)    (SUCCESSOR)   (SUCCESSOR)   (SUCCESSOR)
                  ---------------- ---------------- ---------------- ---------------- ------------- ------------- -------------
                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATING DATA:
 Sales...........     $1,212.8         $1,143.6         $  828.8         $  313.6       $1,155.8      $1,441.6      $  720.5
 Gross profit....        182.5            168.1            106.4             49.9          269.8         255.0         143.1
 Selling, general
  and
  administrative
  expense........         91.0             91.7             72.1             22.2           96.2         134.0          64.2
 Restructuring
  charges........          --              66.1              --               --             --            --            --
 Income from
  operations.....         91.5             10.3             34.3             27.7          173.6         121.0          78.9
 Other income
  (expense),
  net............          0.1              0.1              0.1             (0.5)           3.2          (0.1)          1.4
 Interest
  expense........          9.0              8.5              6.4              2.3          106.0         108.9          59.1
 Income tax
  expense
  (benefit)......         32.0              6.5             11.2              9.9           28.4           5.1           8.6
 Dividends and
  accretion on
  Warren Series B
  preferred
  stock..........          --               --               --               --             9.1          13.5           6.6
 Extraordinary
  item, net of
  tax............          --               --               --               --             --           (2.0)          --
 Net income
  (loss).........         50.6             (4.6)            16.8             15.0           33.3          (8.6)          6.0
 Dividends on
  preferred
  stock..........          --               --               --               --             4.6           6.9           3.4
 Net income
  (loss)
  applicable to
  common
  stockholders...         50.6             (4.6)            16.8             15.0           28.7         (15.5)          2.6
SHARE DATA:
 Net earnings
  (loss) per
  common share...     $    --          $    --          $    --          $    --        $   0.80        $(0.50)     $   0.07
 Weighted average
  common shares
  outstanding....          --               --               --               --            35.9          30.7          35.9
CASH FLOW DATA:
 Net cash
  provided by
  operating
  activities.....      $ 141.9         $  130.3         $   27.8         $   53.7       $  136.0      $  216.6      $   25.1
 Net cash used in
  investing
  activities.....       (56.3)            (73.7)           (46.4)           (14.5)      (1,489.6)        (48.6)        (16.2)
 Net cash
  provided by
  (used in)
  financing
  activities.....       (85.4)            (55.8)            21.2             31.1        1,340.8        (181.2)        (71.1)
OTHER FINANCIAL
 DATA:
 Adjusted EBITDA
  (2)............     $  183.1         $  169.5         $  105.9         $   56.5       $  255.8      $  227.8      $  131.1
 Capital
  expenditures...         70.1             68.9             32.3             14.5           33.7          51.3          18.3
 Depreciation,
  cost of timber
  harvested and
  amortization...         91.6             93.1             71.6             28.8           89.8         115.2          56.4
 Ratio of
  earnings to
  fixed charges
  (3)............          5.8x             1.1x             3.1x             8.3x           1.4x           (4)          1.1x
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
 Cash and cash
  equivalents....     $    1.3         $    2.1         $    4.7         $   75.0       $   62.2      $   49.0      $    --
 Working
  capital........         67.0             47.1            156.2            233.2          177.9         109.8          90.9
 Total assets....      1,696.8          1,711.7          1,676.9          1,737.1        1,887.3       1,725.4        1811.9
 Total debt
  (including
  current
  maturities)....        125.7            124.3            119.8            119.3        1,127.4         948.9        1052.2
 Warren Series B
  preferred stock
  (5)............          --               --               --               --            74.5          88.0          81.1
 Preferred Stock
  at liquidation
  value..........          --               --               --               --            42.1          49.0          45.5
 Parent's
  equity.........      1,152.3          1,088.1          1,136.5          1,219.1            --            --            --
 Stockholders'
  equity
  including
  preferred
  stock..........          --               --               --               --           365.1         356.5         375.9
                   SIX MONTHS
                      ENDED
                  APRIL 2, 1997
                  -------------
                  CONSOLIDATED
                  SDW HOLDINGS
                  CORPORATION
                   (SUCCESSOR)
                  -------------
OPERATING DATA:
 Sales...........   $  660.2
 Gross profit....      123.9
 Selling, general
  and
  administrative
  expense........       66.8
 Restructuring
  charges........       10.0
 Income from
  operations.....       47.1
 Other income
  (expense),
  net............        2.0
 Interest
  expense........       51.8
 Income tax
  expense
  (benefit)......       (1.1)
 Dividends and
  accretion on
  Warren Series B
  preferred
  stock..........        7.4
 Extraordinary
  item, net of
  tax............        0.9
 Net income
  (loss).........       (8.1)
 Dividends on
  preferred
  stock..........        3.8
 Net income
  (loss)
  applicable to
  common
  stockholders...      (11.9)
SHARE DATA:
 Net earnings
  (loss) per
  common share...   $  (0.39)
 Weighted average
  common shares
  outstanding....       30.7
CASH FLOW DATA:
 Net cash
  provided by
  operating
  activities.....   $   65.7
 Net cash used in
  investing
  activities.....      (35.1)
 Net cash
  provided by
  (used in)
  financing
  activities.....      (32.8)
OTHER FINANCIAL
 DATA:
 Adjusted EBITDA
  (2)............   $  112.1
 Capital
  expenditures...       25.2
 Depreciation,
  cost of timber
  harvested and
  amortization...       59.5
 Ratio of
  earnings to
  fixed charges
  (3)............         (4)
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
 Cash and cash
  equivalents....   $   46.8
 Working
  capital........       96.0
 Total assets....    1,731.4
 Total debt
  (including
  current
  maturities)....      910.3
 Warren Series B
  preferred stock
  (5)............       95.4
 Preferred Stock
  at liquidation
  value..........       52.8
 Parent's
  equity.........        --
 Stockholders'
  equity
  including
  preferred
  stock..........      348.4

-------
(1) Includes the revision in the estimated useful lives used to compute depreciation for certain equipment which increased net income by approximately $26.2 million as well as the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" which reduced net income by approximately $6.1 million.
(2) Adjusted EBITDA is defined as income from operations before restructuring expense (as shown above) plus depreciation, cost of timber harvested and amortization (excluding amortization of deferred financing fees). Based on its experience in the paper industry, the Company's management believes that Adjusted EBITDA and related measures of cash flow serve as important tools for measuring paper companies in several areas such as liquidity, operating performance, and leverage, and for assessing the ability to service and incur debt. Management interprets the trend in Adjusted EBITDA on an annualized basis over the periods shown to indicate a general improvement in these measures and improved ability to service and incur debt, with the exception of the first quarter of fiscal 1997 which reflects lower gross profit. Adjusted EBITDA should not be considered by an investor as an alternative to GAAP operating income, as an indicator of the Company's operating performance or as an alternative to the Company's cash flow from operating activities as a measure of liquidity. Investors should be cautioned that Adjusted EBITDA as shown above may not be comparable to similarly titled measures presented by other companies, and comparisons could be misleading unless all companies and analysts calculate these measures in the same fashion.
(3) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense on long-term debt, amortization of deferred financing costs, accrued dividends on the Warren Series B Preferred Stock on a pretax basis and that portion (one third) of rentals deemed to be representative of interest. Earnings consist of income before income taxes, plus fixed charges.

(4) For the periods ended October 2, 1996 and April 2, 1997, the Company's earnings were insufficient to cover fixed charges by $13.4 million and $16.4 million, respectively.

(5) Liquidation value was $103.2 million at April 2, 1996.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
                                   CONDITION

  Holdings owns all of the outstanding common stock of Warren. Holdings is a holding company with no material assets other than its investment in Warren. All of the operations of Holdings (other than the management of its investment in Warren and the provision of certain corporate services to Warren) are currently conducted through Warren. The following discussion relates principally to the results of operations and financial condition of Warren. Accordingly, Holdings, together with Warren, are referred to in "Management's Discussion and Analysis of Financial Condition and Results of Operations" as the "Company".

  The Company manufactures printing, publishing and specialty papers and has pulp operations vertically integrated with certain of its manufacturing facilities. The Company currently operates four paper mills with total annual production capacity of approximately 1.5 million tons of paper. The Company also owns a sheeting facility in Allentown, Pennsylvania, with annual sheeting capacity of approximately 90,000 tons, owns approximately 911,000 acres of timberlands in the State of Maine, and operates several regional distribution facilities.

  On October 8, 1994, SDW Acquisition Corporation ("SDW Acquisition"), a direct wholly-owned subsidiary of Holdings, entered into a definitive agreement (the "Stock Purchase Agreement") pursuant to which, on December 20, 1994, SDW Acquisition acquired all of the outstanding capital stock of Warren (the "Acquisition") from Scott Paper Company ("Scott") which has since been acquired by Kimberly-Clark Corporation. Immediately following the Acquisition, SDW Acquisition merged with and into Warren (the "Merger"), with Warren (the "Successor Corporation") surviving. See the Notes to Financial Statements for information regarding the Acquisition and financing thereto.

  The Acquisition has resulted in a new basis of accounting, the adoption of certain accounting policies which differ from the accounting policies of the Predecessor Corporation, as defined in the Notes to Financial Statements, and increases to certain manufacturing costs (purchased pulp and energy at the Company's Mobile, Alabama facility) resulting from obtaining these manufacturing resources on a third-party versus affiliate basis. As a result, the Predecessor Corporation's financial statements for periods prior to the Acquisition are not comparable to the Company's.

  The Company wishes to caution readers that this discussion and analysis contains certain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "anticipate," "intend," "estimate," "plan," "assume" and other similar expressions which are predictions of or indicate events and future trends which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases beyond the control of the Company and may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that may cause such differences include, but are not limited to the following: global economic and market conditions; production and capacity in the United States and Europe; production and pricing levels of pulp and paper; any major disruption in production at the Company's key facilities; alterations in trade conditions in and between the United States and other countries where the Company does business; and changes in environmental, tax and other laws and regulations. These and other factors that might cause differences between actual and anticipated results, performance and achievements are discussed in greater detail below.

MARKET OVERVIEW

  North American supply/demand imbalances, inventory shifts and, to a lesser degree, the availability and pricing of imported products have historically caused price fluctuations in the market for coated paper. Coated free paper shipments in the segments in which the Company competes showed volume increases of over 16% in the quarter ended April 2, 1997 when compared to the same quarter last year.

  Coated free mill inventories, which peaked at approximately 600,000 tons in May of 1996, were reduced to 457,000 by the end of March 1997. The combination of higher industry shipments and the reduction in inventory has brought with it a stabilization in industry prices at a level about 13% below last year's January to March level. The Company's coated sales volume was up 6% over the same quarter last year. That increase is primarily due to new product introductions, which include Strobe, a new product targeted at the higher margin segment of the coated free marketplace.

  For the first three months of calendar 1997, coated groundwood shipments were up 27.5% over the prior year's shipments. Operating rates in the segment are in the mid 90% range, and pricing is firming. Since coated groundwood pricing provides the floor for coated free sheet pricing, the upward trend in coated groundwood pricing is an indicator for the coated free sheet market.

  Any prolonged or severe weakness in the market for any of the Company's products in the future may adversely affect the Company's financial position, results of operations and cash flows. Management anticipates an improvement in business conditions for the Company's products as the Company exits the seasonally weaker periods of its fiscal year although there can be no assurance in this regard. However, new coated paper capacity scheduled for the end of calendar year 1997 in Europe, as well as certain machine conversions during 1997 to coated freesheet manufacture in the United States, will adversely affect market supply/demand balance and may constrain upward movement of coated prices which may adversely affect the Company's revenues.

RESULTS OF OPERATIONS

SIX MONTHS ENDED APRIL 2, 1997 COMPARED TO THE SIX MONTHS ENDED APRIL 3, 1996

 Sales

  Sales for the six months ended April 2, 1997 were $660.2 million compared to $720.5 million for the six months ended April 3, 1996, a decrease of $60.3 million or 8.4%. The decrease is primarily due to a 11.4% decrease in average net revenue per paper ton, partially offset by a 3.5% increase in paper shipment volume during such period.

 Cost of Goods Sold

  Cost of goods sold for the six months ended April 2, 1997 was $536.3 million compared to $577.4 million for the six months ended April 3, 1996, a decrease of $41.1 million or 7.1%. Cost of goods sold on a per paper ton basis decreased to $854 per ton from $960 per ton for the corresponding prior year period. The decrease was primarily due to lower fiber input costs and, to a lesser extent, cost cutting efforts which resulted in lower personnel and maintenance costs and decreased material costs resulting from cost reduction initiatives.

 Selling, General and Administrative Expense

  Selling, general and administrative expense was $66.8 million for the six months ended April 2, 1997 compared to $64.2 million for the six months ended April 3, 1996, an increase of $2.6 million. The increase on a per paper ton basis equates to 0.6% and is insignificant.

 Interest Expense, Taxes, and Dividends and Accretion on Warren Series B Preferred Stock

  Interest expense for the six months ended April 2, 1997 was $51.8 million compared to $59.1 million for the six months ended April 3, 1996. The $7.3 million reduction in interest expense was primarily due to lower levels of outstanding debt. Interest expense includes the amortization of deferred financing fees.

  Income tax expense was a benefit of $1.1 million for the six months ended April 2, 1997 compared to an expense of $8.6 million for the corresponding period in the prior year, primarily reflecting the change in the Company's earnings level.

  Dividends and accretion on Warren Series B preferred stock of $7.4 million and $6.6 million for the six months ended April 2, 1997 and April 3, 1996, respectively, are accounted for as the equivalent of a minority interest for financial statement purposes.


TWELVE MONTHS ENDED OCTOBER 2, 1996 ("FISCAL YEAR 1996") COMPARED TO NINE MONTHS ENDED SEPTEMBER 27, 1995

  The following discussion compares the results of operations for the twelve months ended October 2, 1996 ("fiscal year 1996," which includes 53 weeks) with the nine months ended September 27, 1995. The nine months ended September 27, 1995 represents the Company's post-Acquisition (December 20, 1994) results. As previously stated, the Predecessor Corporation's financial statements for periods prior to the Acquisition are not comparable to the Company's financial statements. Results (in terms of dollar amounts) for fiscal year 1996, and the nine-month period ended September 27, 1995 are not directly comparable due to the differences in periods reported. The additional week in fiscal year 1996 did not have a significant impact on sales or the other results as a percentage of sales. Accordingly, management's discussion and analysis for these periods is generally based upon a comparison of specified results as a percentage of total sales. The following table indicates the results of operations as a percent of sales:

                                                   NINE MONTHS      TWELVE
                                                      ENDED      MONTHS ENDED
                                                  SEPTEMBER 27,   OCTOBER 2,
                                                       1995          1996
                                                  -------------- -------------
                                                        %              %
                                                  -------------- -------------
      Cost of goods sold.........................      76.7          82.3
      Selling, general and administrative ex-
       pense.....................................       8.3           9.3
      Other income (expense).....................       0.3           --
      Interest expense...........................       9.2           7.6
      Income tax expense.........................       2.5           0.4
      Extraordinary item, net of tax.............       --            0.1


 Sales

  The Company's sales for fiscal year 1996 were $1,441.6 million, which was below the annualized sales for the nine months ended September 27, 1995. However, sales volume, expressed as tons per day, was approximately 3,500 tons for fiscal year 1996 which was marginally higher than that for the nine months ended September 27, 1995. Average net revenues per ton sold for fiscal year 1996 fell to approximately $1,096 compared to $1,173 for the nine months ended September 27, 1995, a 7% decline.

 Cost of Goods Sold

  The Company's cost of goods sold for fiscal year 1996 was 82.3% of sales compared to 76.7% of sales for the nine months ended September 27, 1995. This increase in cost of goods sold as a percentage of sales was primarily attributable to reduced sales dollars per ton as well as lower production volume resulting from a planned curtailment of production at certain of the Company's manufacturing facilities in the first quarter of fiscal year 1996 and the net effect of a turbine failure at one manufacturing facility which resulted in the loss of approximately 24 production days during the second fiscal quarter. These costs were partially offset by reduced manufacturing costs as a result of cost reduction efforts and decreases in the price of purchased pulp, the primary raw material.

  During the third quarter of fiscal year 1996, pulp prices declined to 50% of peak levels achieved during the nine months ended September 27, 1995 through the first quarter of fiscal year 1996. Although the decrease in pulp prices did have an impact on production cost per ton, it was partially mitigated by the Company's own pulp production as the Company manufactures approximately 65% of its pulp requirement.

 Selling, General and Administrative Expense

  Selling, general and administrative expense of $134.0 million was 9.3% of sales for fiscal year 1996 as compared to 8.3% of sales for the nine months ended September 27, 1995. This increase was primarily due to the continued post-Acquisition increase in administrative related expenses. Administrative expenses increased primarily as a result of costs incurred to obtain the appropriate level of administrative services that were previously performed by Scott.

 Other Income (Expense), net

  Other income (expense), net for fiscal year 1996 was a $0.1 million expense compared to $3.2 million income for the nine months ended September 27, 1995. This decrease was primarily due to $2.5 million of fees incurred for the amendment to the credit agreement in April 1996 and securitization of a large portion of the Company's trade receivables (see Liquidity and Capital Resources) as well as a $1.0 million reduction in interest income due to lower average cash balances available for short-term investment.

 Interest Expense and Taxes

  The Company's interest expense of $108.9 million was 7.6% of sales for fiscal year 1996 as compared to 9.2% for the nine months ended September 27, 1995. The decrease represents lower average outstanding borrowings primarily due to the $100.0 million reduction of long-term debt with cash received from the sale of a significant portion of the Company's accounts receivable and repayment of $75.4 million of bank debt pursuant to an excess cash flow requirement as defined in the Credit Agreement. See the Notes to the Financial Statements.

  The Company's income tax expense decreased to $5.1 million for fiscal year 1996 from $28.4 million for the nine months ended September 27, 1995, primarily due to lower earnings levels. Conversely, the Company's effective tax rate for fiscal year 1996 increased to 42.5% from 40.1% for the nine months ended September 27, 1995 due to the impact of certain permanent differences.

 Extraordinary Item

  The Company recorded an extraordinary loss of $2.0 million, net of a $1.3 million deferred tax benefit, resulting from the accelerated amortization of $3.3 million of deferred finance costs related to the early extinguishment of debt with the cash proceeds from the accounts receivable securitization.

NINE MONTHS ENDED SEPTEMBER 27, 1995 COMPARED TO NINE MONTHS ENDED SEPTEMBER 24, 1994

  The following discussion compares the results of operations for the Successor Corporation's nine-month period ended September 27, 1995 with the Predecessor Corporation's nine-month period ended September 24, 1994. For purposes of this discussion, the period December 21, 1994 through September 27, 1995 is referred to as the nine-month period ended September 27, 1995. The "Company" refers to both the Predecessor and Successor Corporations.

 Sales

  The Company's sales for the nine months ended September 27, 1995 were $1,155.8 million compared to $828.8 million for the nine months ended September 24, 1994, an increase of $327.0 million or 39.5%. Sales volume, expressed as tons per day, was approximately 3,400 tons for the nine months ended September 27, 1995 compared to approximately 3,100 tons for the nine months ended September 24, 1994, a 9.7% increase. Average net revenue per ton for the nine months ended September 27, 1995 increased to approximately $1,173 compared to $979 for the nine months ended September 24, 1994, a 19.8% increase. The increased volume was primarily attributable to increased volume of coated free paper, and the increase in average net sales per ton was across all grades due to higher selling prices and reduced sales of second quality paper resulting from improved manufacturing performance achieved during this period.

 Cost of Goods Sold

  The Company's cost of goods sold for the nine months ended September 27, 1995 as a percentage of sales was 76.7% compared to 87.2% for the nine months ended September 24, 1994. Cost of goods sold increased $163.6 million to $886.0 million, or 22.6%, attributable to the increase in volume sold and increased raw material cost for purchased pulp and wood and wood chips used to manufacture pulp, partially offset by a net reduction in labor costs and increased production efficiencies in output.

  The increase in wood and wood chip costs was primarily attributable to the increased demand for lumber by the housing sector as the economy expanded. The increase in pulp costs primarily resulted from significantly higher prices on purchased pulp and the effect of the Company's market-based, long-term pulp supply contract at the Company's Mobile, Alabama, facility which was entered into with Scott at the time of the Acquisition. Prior to the Acquisition, pulp purchases for the Company's Mobile operations were on a shared cost basis with other Scott operations located at the Mobile facility.

 Selling, General and Administrative Expense

  Selling, general and administrative expense for the nine months ended September 27, 1995 increased approximately $24.1 million, or 33.4%. This increase was primarily due to the increase in distribution and administrative related expenses. Distribution related expenses increased primarily as a result of the increase in sales volume. Administrative expenses increased primarily as a result of the costs incurred to obtain the appropriate level of administrative services that were previously performed by Scott. Selling, general and administrative expense as a percentage of sales remained relatively flat at 8.3% for the nine months ended September 27, 1995 as compared to 8.7% for the nine months ended September 24, 1994.

 Other Income (Expense), net

  Other income (expense), net for the nine months ended September 27, 1995 was $3.2 million income compared to $0.1 million income for the nine months ended September 24, 1994. This increase was primarily due to an increase in interest income resulting from interest earned on surplus cash balances held prior to the application of such balances towards certain business requirements and the reduction of long-term debt.

 Interest Expense and Taxes

  Following the Acquisition, Warren's capitalization and tax basis of accounting changed significantly. As a result, Warren's interest and tax expense prior to the Acquisition are not comparable to results following the Acquisition.

  The Company's interest expense for the nine months ended September 27, 1995 was $106.0 million compared to $6.4 million for the nine months ended September 24, 1994. This increase reflects the incremental interest costs for the nine months ended September 27, 1995 associated with the financing of the Acquisition, as discussed in the Notes to Financial Statements. For the nine months ended September 27, 1995, interest expense includes the amortization of deferred financing fees. The Company's hedging activities as discussed in the Notes to Financial Statements did not have a material effect on the weighted average borrowing rate or interest expense for the nine months ended September 27, 1995.

  The Company's income tax expense was $28.4 million for the nine months ended September 27, 1995 compared to $11.2 million for the nine months ended September 24, 1994. This increase was primarily attributable to changes in the Company's earnings levels.

LIQUIDITY AND CAPITAL RESOURCES

  SIX MONTHS ENDED APRIL 2, 1997 COMPARED TO SIX MONTHS ENDED APRIL 3, 1996


  The Company's net cash provided by operating activities was $65.7 million for the six months ended April 2, 1997 as compared to $25.1 million for the six months ended April 3, 1996. The increase is due mainly to a $57.0 million favorable swing in working capital requirements for the comparable periods, as accounts payable increased relative to the second fiscal quarter of the prior year, partially offset by increases in inventories and trade and other receivables.

  The increase in accounts payable, accrued and other liabilities at April 2, 1997 compared to October 2, 1996 was primarily attributable to increased purchasing activity as a result of the Westbrook flood, accrued and unpaid restructuring charges, and higher outstanding interest payable. The increase in other receivables is primarily attributable to the accrual of the Westbrook property damage insurance recovery, net of cash received, and increased power sales receivable.

  The Company's operating working capital decreased to $68.6 million at April 2, 1997 compared to $79.8 million at October 2, 1996. Operating working capital is defined as trade accounts receivable, other receivables and inventories less accounts payable and accrued and other current liabilities. This decrease primarily resulted from an increase in accounts payable and accrued and other current liabilities offset by an increase in other receivables.

  Capital expenditures for the six months ended April 2, 1997 was $25.2 million, up from $18.3 million for the six months ended April 3, 1996. Capital expenditures are estimated to approximate $70.0 million during fiscal year 1997. In addition, due to a wide variety of environmental laws and regulations, including compliance with the cluster rules, the Company anticipates that aggregate capital expenditures related to environmental compliance will approximate $90.0 million through the end of fiscal year 2000, assuming the cluster rules are adopted. See "Business--Environmental and Safety Matters". The Company believes that cash generated by operations and amounts available under its revolving credit facility will be sufficient to meet its ongoing operating and capital expenditure requirements.

  Net cash used in financing activities was lower during the six months ended April 2, 1997 compared to the corresponding quarter of the previous year, primarily due to the refinancing and issuance of industrial revenue bonds and differences in optional and excess cash flow prepayments made with respect to the Company's term loan facilities. The Company paid optional prepayments of its term loans equaling $24.0 million and $74.9 million during the six months ended April 2, 1997 and April 3, 1996, respectively.

 Debt and Preferred Stock

  At April 2, 1997, the Company's long-term debt was $861.7 million compared to $902.5 million at October 2, 1996, a decrease of $40.8 million. The current maturities of long-term debt balance of $48.6 million at April 2, 1997 primarily represents the amounts payable in June 1997 and December 1997 under the Company's term loan facilities.

  Warren has a $250.0 million revolving credit facility to finance working capital needs. At April 2, 1997, Warren did not have any borrowings outstanding under this facility, resulting in an unused borrowing capacity of approximately $249.0 million, after giving effect to outstanding letters of credit, which may be used to finance working capital needs. Warren is required to pay a commitment fee, which is based on the achievement of a certain financial ratio, of between 0.375% and 0.5% per annum on the average daily unused commitment available under the revolving credit facility.

  In addition, Warren had approximately $150.8 million and $170.5 million of letters of credit outstanding under its letter of credit facility at April 2, 1997 and October 2, 1996, respectively. Warren pays a commission, which is based on the achievement of a certain financial ratio, of between 1.00% and 2.50% on outstanding letters of credit and an issuance fee of between 0.125% and 0.25% per annum on letters of credit issued.

  On February 7, 1997, the Company amended certain provisions of the credit agreement, as discussed in the Notes to Unaudited Condensed Consolidated Financial Statements, including the interest coverage covenant, the optional prepayment terms and, in order to permit the granting of senior liens in connection with the refinancing of certain of the Company's industrial revenue bonds, the covenant restricting certain liens.

  On March 5, 1997, pursuant to a loan agreement with the town of Skowhegan, Maine, the Company expanded and refinanced certain environmental and solid waste projects at its Somerset mill by redeeming or refunding revenue bonds aggregating $23.7 million, defeasing revenue bonds aggregating $4.4 million and issuing new bonds aggregating $38.1 million. The new bonds are due from 2000 to 2015 and bear interest at rates ranging from 6.65% to 8.00% per annum. The extraordinary gain resulting from the extinguishment of the original bonds, net of taxes of $0.6 million, was $0.9 million. In connection with this transaction, an outstanding letter of credit was reduced by $19.7 million. The agreement under which the $4.4 million in bonds was defeased required the Company to purchase U.S. Treasury securities to be held by a trustee in an amount that will cover the interest payments required to be paid to the holders of these bonds until the first call date on the bonds, as well as the principal due at that date. In the event that the U.S. Treasury securities, together with income earned on these securities, do not cover interest and principle on the defeased bonds, the Company will be liable for such deficiency.

  TWELVE MONTHS ENDED OCTOBER 2, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 27, 1995

  The Company's cash and cash equivalents decreased to $49.0 million at October 2, 1996 from $62.2 million at September 27, 1995. The Company generated cash from operating activities of $216.6 million during fiscal year 1996 which includes $90.0 million of cash proceeds realized on the sale of a significant portion of the Company's accounts receivable. At October 2, 1996, the Company had trade accounts receivable of $49.1 million compared to $129.4 million at September 27, 1995. The decrease was primarily due to the above mentioned sale of $90.0 million of the Company's accounts receivable in April 1996. Inventories at October 2, 1996 declined to $195.7 million from $226.5 million at September 27, 1995 due to the effect of lower inventory levels, changes in sales mix and reduced raw material costs during fiscal year 1996. Accounts payable, accrued and other current liabilities decreased $6.6 million due to a lower accounts payable balance primarily as a result of a decline in market prices of pulp partially offset by increases in general operating accruals. Other receivables increased by $10.0 million primarily as a result of a receivable for income taxes and an outstanding insurance claim paid subsequent to the end of the fiscal year; partially offset by a reduction in the receivable for power sales.

  The Company used $48.6 million of cash in investing activities during fiscal year 1996 compared to $1,489.6 million during the nine months ended September 27, 1995 which included $1,455.9 million related to the Acquisition. Capital spending of $51.3 million for fiscal year 1996 consisted of improvements to the Company's manufacturing and distribution facilities as well as certain environmental expenditures (see Environmental and Safety Matters). The Company anticipates that capital expenditures related to environmental compliance will, in the aggregate, be approximately $86.0 to $96.0 million through fiscal year 1999, assuming the cluster rules are adopted (see Other Items). The Company believes that cash generated by operations and amounts available under its revolving credit facility will be sufficient to meet its on-going operating and capital requirements.

  The Company used $181.2 million of cash in financing activities in fiscal year 1996 primarily to reduce long-term debt obligations which were funded primarily by the sale of accounts receivable and excess cash flow from operations. For the nine months ended September 27, 1995, financing activities provided $1,340.8 million of cash primarily attributable to the incurrence of $1,105.7 million of debt to finance the acquisition, with repayments of long term debt of $162.1 million and proceeds from the issuance of common stock, $294.3 million, and preferred stock, $37.5 million.

  The Company does not anticipate paying cash dividends on the Warren Series B Preferred Stock or Preferred Stock (as defined in the Notes to Financial Statements) for any period ending on or prior to December 15, 1999. The Company intends to retain future earnings, if any, for use in its business and does not anticipate paying any cash dividends on such preferred stock prior to such date. In addition, the terms of the Credit Agreement and the indenture (the "Indenture") relating to the Notes (as defined in the Notes to Financial Statements) limit the amount of cash dividends the Company may pay with respect to such preferred stock and other equity securities both before and after that date. See the Notes to Financial Statements.

 Financial Instruments

  The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt. The Company uses interest rate caps and swaps to the degree indicated above as a means of protection against a portion of interest rate risk associated with the current debt balances.

  During the second quarter of fiscal year 1996, the Company commenced transacting business in currencies other than the U.S. Dollar. The Company partly manages the potential exposure associated with transacting in foreign currencies through the use of foreign currency forward contracts. These contracts are used to offset the effects of exchange rate fluctuations on a portion of the underlying foreign currency denominated exposure. These exposures include firm related party trade accounts receivable. Realized and unrealized gains and losses on these contracts for fiscal year 1996 were insignificant. The Company does not hold derivative financial instruments for trading purposes.

OTHER ITEMS

 Environmental and Safety Matters

  The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades.

  In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with current administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to fines for any noncompliance.

  In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Final promulgation of the cluster rules is expected to occur in late 1997, with compliance with the rules required beginning in 2000. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $70.0 million to $90.0 million through 2000. The ultimate financial impact to the

Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to $20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.

  The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which $7.0 million is expected to be incurred prior to the year 2000 with the remainder being spent subsequent to 2004.

  The Muskegon mill has had discussions with the Michigan Department of Environmental Quality ("DEQ") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DEQ presently is considering whether the surge pond is in compliance with Michigan Act 451 (Part 31 of the Natural Resources and Environmental Protection Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DEQ requirements, the surge pond may be closed in the future. The Company estimates the cost of closure could be approximately $2.0 million. In addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company preliminarily estimates that up to an additional $8.0 million may be required for such construction costs.

  The Company has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters will not be material. Moreover, as a result of the acquisition, the Company's former parent, Scott, agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the acquisition agreement, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.

  The Company currently has a five-year demolition project in progress at its Westbrook Facility for health and safety reasons which is expected to be completed in the year 2001. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of April 2, 1997. The Company recognizes these costs as they are incurred.

  The Company does not believe that it will have any liability under emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall.

  The Company believes that none of these matters, individually or in the aggregate, is expected to have a material adverse effect on its financial position, results of operations or cash flows.

 Labor Relations

  In February 1997, the Company reached settlement on a new six-year labor agreement with its three Somerset, Maine mill unions. The ratified contract reflects more flexible work rule provisions and a 3% annual wage increase for the term of the agreement. The Company's labor agreements at its Westbrook, Maine and Mobile, Alabama sites expired on June 1, 1997. All but one of the Westbrook unions ratified a new five year agreement in May 1997 with more flexible work rule provisions. The Company is engaged in negotiations with the remaining union at Westbrook and the unions at Mobile. Those affected employees are working under contract extensions which can be terminated upon 10 days notice.

 Force Majeure Events

  On October 17, 1996 a fire occurred at an outside warehouse location in Muskegon, Michigan, which resulted in the loss of approximately 8,000 tons of inventory valued in excess of $6.0 million. On March 26, 1997, the Company reached an agreement with its insurance carrier pursuant to which it recovered substantially all the lost inventory value, excluding the deductible of $0.5 million.

  Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. Damage to mill equipment has since been repaired and normal operating mill conditions have been restored. Total losses are not expected to exceed the Company's insurance coverage limits, which include both business interruption and property loss coverage. The Company had as of April 2, 1997, accrued an estimate of $44.7 million for costs to refurbish plant assets at the Westbrook facility, of which $27.5 million has been received as insurance proceeds at April 2, 1997 with the remainder, net of a deductible of $3.5 million, included in other receivables in the condensed consolidated balance sheet at April 2, 1997. In addition, the Company has accrued $9.0 million during the quarter ended April 2, 1997, representing a portion of the business interruption claim submitted for the interference caused by the Westbrook flood, which primarily took place during the quarter ended January 1, 1997. At July 2, 1997, the Company had received $7.5 million as business interruption insurance proceeds.


 Long-Term Contracts

  The Mobile, Alabama paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the Acquisition, Warren entered into long-term (25 years initially, subject to mill closures and certain force majeure events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile Mill. Wood pulp will be supplied generally at market prices. Pulp prices are discounted due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp quantities are subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott are generally based upon cost. Prior to the Acquisition, Scott sold its energy facility at Mobile to Mobile Energy Services Corporation ("MESC"). In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25 year term of the agreement. Warren has the option to cancel certain non-essential services covered by the Shared Services Agreement at any time prior to the end of the 25 year term.

  The Company's power requirements at its Somerset and Westbrook mills have historically been satisfied through cogeneration agreements ("Power Purchase Agreements" or "Agreements") whereby the mills each cogenerate electricity and sell the output to Central Maine Power Company ("CMP") at above market rates. The Agreements also provide that the mills purchase electricity from CMP at the standard industrial tariff rate. The effect of these Agreements has been to reduce the Company's historical cost of power. However, the Westbrook Agreement expires on October 31, 1997, and the favorable pricing element of the Somerset Agreement will end on November 30, 1997. The impact from the change in the Somerset Agreement is not material; however, the expiration of the Westbrook Agreement could have a material adverse impact if a replacement market for excess power generated at the Westbrook mill is not found. The Company is currently soliciting bids for such excess power and anticipates that given current capacity constraints in Northeast power markets, any material adverse impact should be mitigated. To reflect the fair market value of the acquired Power Purchase Agreements as of the Acquisition date, the Company established a deferred asset of approximately $32.3 million, in accordance with APB No. 16. This deferred asset is recorded with other contracts valued at the

Acquisition date as a net long-term liability. This deferred asset is being amortized over the remaining life of the favorable Power Purchase Agreements. For the nine months ended September 27, 1995, fiscal year 1996, and the six months ended April 2, 1997 amortization expense related to this asset approximated $10.8 million, $12.0 million and $6.0 million, respectively.

  The Company is also involved in various other lawsuits and administrative proceedings. The relief sought in such lawsuits and proceedings include injunctions, damages and penalties. Although the final results in these suits and proceedings cannot be predicted with certainty, it is the present opinion of the Company, after consulting with legal counsel, that they will not have a material effect on the Company's financial position, results of operations or cash flows.

 Regulatory Matters

  On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, and several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority of the votes cast in a special election to be held in 1997. If this competing measure does become law, the consequence to the Company is not expected to be material, because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company.

 Credit Agreement Amendment

  On July 25, 1997, Warren amended certain provisions of its Credit Agreement with a syndicate of banks, including the prepayment provisions and the limitation on indebtedness clause. The lenders also waived certain provisions of the credit agreement, thereby allowing the Company to enter into a sale/leaseback arrangement with General Electric Capital Corporation ("GECC") pertaining to one of the Company's paper machines at its Somerset facility and allowing Holdings to consummate a merger with Acquisition II. In addition, Warren obtained consent from the lenders for the utilization of a portion of the proceeds of the sale/leaseback other than as required by the credit agreement, including the payment from time to time of dividends to Holdings on or prior to September 30, 1998 for the purpose of redeeming the Senior Preferred Stock, subject to certain conditions and limitations.

 Sale/Leaseback Transaction

  On July 29, 1997, the Company entered into a sale/leaseback arrangement with GECC. The transaction involved the sale of one of the paper machines at its Somerset mill for $150.4 million to State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), as Trustee for GECC. In connection with the transaction, the Company entered into a 15 year lease with the Trustee to lease back the paper machine. Rental payments of approximately $7.7 million will be made semi-annually in arrears in January and July of each year. The sale/leaseback arrangement will be accounted for as an operating lease. The gain on the transaction of approximately $20.8 million will be deferred and amortized as an adjustment to future rental payments over the lease term. The Company used approximately $100.3 million of the proceeds from the sale to make a mandatory prepayment on its term loans. The extraordinary loss resulting from the extinguishment of this debt is estimated to be $1.5 million, net of a related tax benefit of $1.0 million and will be recorded in the fourth quarter of fiscal year 1997.

 Control by Sappi

  On May 27, 1997, WVL acquired the minority common equity interests (including both Common Stock and Warrants) in Holdings from the Sellers at an aggregate price of $138.0 million or $17.25 per share of Common Stock or Common Stock equivalent. WVL exercised, for a price of $0.01 per common share issued, all of the Warrants acquired in the Minority Acquisition upon the consummation thereof. As a result of the exercise of the Warrants, Holdings issued 4,252,343 shares of Common Stock. As part of the financing for the Minority Acquisition, on June 27, 1997, WVL sold the Common Stock acquired in the Minority Acquisition to HSL and HSL pledged such securities to certain lenders. The securities acquired by HSL are subject to the HSL Option Agreement pursuant to which Sappi has a right to purchase such securities at any time prior to April 30, 2000, and HSL has a right to require Sappi to purchase such securities upon the occurrence of certain events and at any time between May 15, 2000 and May 30, 2000. Sappi has been granted an irrevocable proxy to vote all such securities during the term of the HSL Option Agreement, subject to compliance with its purchase obligations upon exercise of such rights. Sappi has also been granted certain rights of first refusal by such lenders in respect of such securities. As of the date of this Prospectus, Sappi indirectly owns approximately 75.07% and controls the voting of approximately 97.33%, and HSL holds approximately 22.27%, of the common equity of Holdings on a fully diluted basis.

  On July 30, 1997, Holdings entered into the Merger Agreement pursuant to which Acquisition II would be merged, subject to certain important conditions, with and into Holdings, with Holdings continuing as the surviving corporation. Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock held by any party other than Sappi and its affiliates or HSL will, subject to exercise of appraisal rights, be converted into the right to receive $17.60 per share in cash. As a result, each outstanding Class A Warrant will become exercisable solely for $5.2708 in cash and each outstanding Class B Warrant will become exercisable solely for $17.60 in cash, in each case upon payment of the exercise price and satisfaction of the other terms and conditions of the related Warrant Agreement. Additionally, each issued and outstanding share of Senior Preferred Stock will, subject to the exercise of appraisal rights, remain outstanding, without amendment. As a result of the Merger, Sappi will own 100% of the issued and outstanding voting common stock and 75.07% of the common equity of Holdings in the form of new Class A Common Stock, and HSL will own 24.94% of the common equity of Holdings in the form of new non-voting, convertible Class B Common Stock. The Class B Common Stock received by HSL in the Merger and any Class A Common Stock received on conversion will be subject to the HSL Option Agreement and the aforementioned irrevocable proxy in favor of Sappi. The Merger Agreement has been approved by the written consent of the holders of a majority of the outstanding common stock of Holdings and Acquisition II. It is anticipated the Merger will become effective on or about September 5, 1997; however there can be no assurance that the conditions to the Merger will be satisfied or waived. See "Risk Factors--Control by Sappi", "Certain Relationships and Related Transactions--Minority Acquisition and Merger", "Description of Capital Stock--Holdings Common Stock" and "Material Federal Income Tax Considerations--Effect of Merger".

 Accounting Pronouncements

  In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("FAS") No. 123, "Accounting for Stock-Based Compensation". FAS No. 123 which is effective for the Company in fiscal year 1997 addresses the financial accounting and reporting requirements for stock-based employee compensation plans. FAS No. 123 permits an entity to either record the effects of stock-based employee compensation plans in its financial statements or retain the current accounting and present pro forma disclosure in the notes to the financial statements. The implementation of FAS No. 123 is not expected to have a material impact on the Company's financial position, results of operations, cash flows, or financial statement disclosure as the Company will retain its current accounting.

  In October 1996, FASB issued FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", which addresses accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. FAS No. 125 is required to be adopted in 1997. The implementation of FAS No. 125 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.


  In February 1997, the FASB issued FAS No. 128, "Earnings per Share", and FAS No. 129, "Disclosure of Information about Capital Structure", both of which will be effective for the Company in fiscal year 1998. FAS No. 128 replaces the presentation of primary earnings per share with basic earnings per share, which excludes dilution, and requires the dual presentation of basic and diluted earnings per share. FAS No. 129 establishes standards for disclosing information about an entity's capital structure and applies to all entities. The implementation of FAS No. 128 and FAS No. 129 will not have a material effect on the Company's earnings per share or financial statements.

  In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income", and FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", both of which will be effective for the Company in fiscal year 1998. FAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. FAS No. 131 establishes standards for the way that public business enterprises report selected information about operating segments. FAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The implementation of FAS No. 130 and FAS No. 131 are not expected to have a material effect on the Company's financial statements.

CONSIDERATIONS RELATING TO HOLDINGS' CASH OBLIGATIONS

  Because Holdings has no material assets other than the outstanding common stock of Warren (all of which is pledged to the lenders under the Credit Agreement) and all of the operations of Holdings (other than the management of its investment in Warren) are currently conducted through Warren and its subsidiaries, Holdings' ability to meet its cash obligations is dependent upon the earnings of Warren and its subsidiaries and the distribution or other provision of those earnings to Holdings. Holdings has no material indebtedness outstanding (other than advances that may be owed from time to time to Warren and guarantees in respect of indebtedness of Warren and its subsidiaries) and Holdings' Preferred Stock, which was issued in connection with the Acquisition, is not mandatorily redeemable (except upon the occurrence of certain specified events) and provides that dividends need not be paid in cash until the year 2000. Holdings does, however, have various obligations with respect to its equity securities (including registration rights granted by Holdings) that are likely to require cash expenditures by Holdings. The Company believes that the Credit Agreement, the Indenture and the Warren Series B Preferred Stock permit Warren to pay a dividend or otherwise provide funds to Holdings to enable Holdings to meet its known cash obligations for the foreseeable future, provided that Warren meets certain conditions. Among such conditions are that Warren maintain specified financial ratios and comply with certain financial tests.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

  Deloitte & Touche LLP were appointed independent auditors to Holdings prior to the Acquisition. Coopers & Lybrand L.L.P. served as independent accountants of the Predecessor Corporation prior to the Acquisition and, upon completion of the Acquisition, Deloitte & Touche llp replaced Coopers & Lybrand L.L.P. as independent auditors of the Predecessor Corporation. There were no disagreements between the Predecessor Corporation and Coopers & Lybrand L.L.P. on matters of accounting and financial disclosure in the two years and subsequent interim period preceding their replacement by Deloitte & Touche llp.

  During 1995, Coopers & Lybrand L.L.P. informed the Company that they would not consent to the use of their report on the Predecessor Corporation's financial statements in certain anticipated registration statements to be filed with the Commission. As a result, the Company engaged Deloitte & Touche llp to reaudit the Predecessor Corporation's financial statements included in this Prospectus.

                                   BUSINESS

GENERAL

 Business

  Holdings is a holding company that was organized and incorporated in Delaware on October 5, 1994, and owns all of the outstanding common stock of S.D. Warren. Holdings has no material assets other than its investment in Warren. All of the operations of Holdings (other than the management of its investment in Warren and the provision of certain corporate services to Warren) are currently conducted through Warren.

  The Company manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with some of its manufacturing facilities. The Company is the largest producer of coated free paper (free of groundwood pulp) in the United States. The Company currently operates four paper mills with total annual production capacity of approximately 1.5 million tons of paper. The Company also owns a sheeting facility in Allentown, Pennsylvania, with annual sheeting capacity of approximately 90,000 tons, owns approximately 911,000 acres of timberlands in the State of Maine and operates several regional distribution centers.

 Formation and Acquisition

  Warren was founded in 1854 and grew through internal growth and acquisitions until it was acquired by Scott in 1967. Scott invested significant resources in S.D. Warren, including approximately $1.0 billion from 1988 through 1994, to upgrade, expand and rebuild many of the Warren facilities. As of October 8, 1994, SDW Acquisition entered into the Stock Purchase Agreement pursuant to which, on December 20, 1994, SDW Acquisition acquired from Scott all of the outstanding capital stock of Warren, then a wholly owned subsidiary of Scott, and certain related affiliates of Scott. Immediately following the Acquisition, SDW Acquisition merged with and into Warren, with Warren surviving. Prior to the date of the Acquisition, there was no significant activity, revenues received or expenditures incurred by either Holdings or SDW Acquisition.

  The largest investor in Holdings is Sappi. Sappi, a South African company, is the largest forest products company in Africa, the third largest producer of coated free paper in Europe and one of the world's leading pulp, paper and timber exporters. Sappi owns and operates a number of timber processing plants and eight mills in Southern Africa. Outside Africa, Sappi's operations include four fine paper mills in the United Kingdom and two mills in Germany which produce coated and uncoated free paper and specialty paper. Following the Acquisition, Sappi became the largest coated free paper manufacturer in the world. As of June 1, 1997 Sappi indirectly owned approximately 75.07% and controlled the voting of approximately 97.33% of the common equity of Holdings on a fully diluted basis. See "Certain Relationships and Related Transactions--Minority Acquisition and Merger".

  On July 30, 1997, Holdings entered into the Merger Agreement with Acquisition II providing for the merger, subject to certain important conditions, of Acquisition II into Holdings with Holdings continuing as the surviving corporation. Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock held by any party other than Sappi and its affiliates or HSL will, subject to exercise of appraisal rights, be converted into the right to receive $17.60 per share in cash. As a result, each outstanding Class A Warrant will become exercisable solely for $5.2708 in cash and each outstanding Class B Warrant will become exercisable solely for $17.60 in cash, in each case upon payment of the exercise price and satisfaction of the other terms and conditions of the related Warrant Agreement. Additionally, each issued and outstanding share of Senior Preferred Stock will, subject to the exercise of appraisal rights, remain outstanding, without amendment. As a result of the Merger, Sappi will own 100% of the issued and outstanding voting common stock and 75.07% of the common equity of Holdings in the form of new Class A Common Stock, and HSL will own 24.94% of the common equity of Holdings in the form of new non-voting, convertible Class B Common Stock. The Class B Common Stock received by HSL in the Merger and any Class A Common Stock received on conversion will be subject to the HSL Option Agreement and the irrevocable proxy in favor of Sappi. The Merger Agreement has been approved by the written consent of the holders of a majority of the outstanding common stock of Holdings and Acquisition II. It is anticipated the Merger will become effective on or about September 5, 1997; however there can be no assurance that the conditions to the Merger will be satisfied or waived.

PRINCIPAL PRODUCTS

  The paper industry is generally divided into the printing and writing market segment and the packaging market segment. The printing and writing market segment is divided into newsprint and fine paper, which includes coated and uncoated paper. The Company's principal products include coated, uncoated, specialty and technical papers. The following table illustrates the Company's major markets, expressed as a percentage of sales, for the nine months ended September 24, 1994, the period September 25, 1994 through December 20 1994 (the "three months ended December 20, 1994"), the nine months ended September 27, 1995, the twelve months ended October 2, 1996 and the six months ended April 3, 1996 and April 2, 1997:

                          NINE MONTHS  THREE MONTHS  NINE MONTHS  TWELVE MONTHS SIX MONTHS SIX MONTHS
                             ENDED        ENDED         ENDED         ENDED       ENDED      ENDED
                         SEPTEMBER 24, DECEMBER 20, SEPTEMBER 27,  OCTOBER 2,    APRIL 3,   APRIL 2,
                             1994          1994         1995          1996         1996       1997
                         ------------- ------------ ------------- ------------- ---------- ----------
Coated paper............      70.9%        73.9%         70.6%         72.2%       71.6%      70.5%
Uncoated paper..........      17.9         18.5          13.6          12.7        12.4       12.3
Specialty paper.........       5.0          4.8          10.2          11.5        11.9       12.3
Technical paper and
 other..................       6.2          2.8           5.6           3.6         4.1        4.9
                             -----        -----         -----         -----       -----      -----
  Total.................     100.0%       100.0%        100.0%        100.0%      100.0%     100.0%
                             =====        =====         =====         =====       =====      =====

  The coated paper market is divided into two types of products: coated free paper and coated groundwood paper. Coated papers are primarily differentiated into five product grades of decreasing quality and brightness, ranging from #1, which is premium, to #5, the lowest in quality and price. The Company principally competes in the coated free paper market which is composed of product grades #1 through #3, and a limited amount of #4 and #5. The coated groundwood market is composed of the #4 and #5 product grades. Each grade is manufactured in a range of basis weights, which is the measurement of a paper's weight for a given sheet size, as well as differentiated by finish which can be either gloss, dull or matte. The appearance of coated paper can also be significantly altered by finishing techniques, such as varnishing, which can impart a dull or shiny property to a sheet. The coated paper market, in addition to being segmented by product grade, is divided into products which are coated on one side and products which are coated on both sides. Paper which is coated on one side is used in special applications such as consumer product and mailing label applications. The majority of coated paper production is two-sided which permits quality printing on both sides of the paper.

  Coated paper is used in corporate communications, advertising, brochures, magazine covers and upscale magazines, catalogues, direct mail promotions and educational text books. Uncoated paper is used by commercial printers, quick printers, large in-house copy/printing end-users and small business and home applications. Specialty and technical papers are used in business form printing, coated fabric converters, pressure-sensitive laminators, label printers and other niche market applications.

  The market for coated paper has historically experienced price fluctuations which are driven by production supply, end-user demand and, to a lesser degree, the availability and relative price of imported products. The growth in the supply of coated paper is driven by the opening of new coated paper manufacturing facilities, each of which can take up to three years to construct. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for information regarding recent market trends.

COMPETITION

  The markets for coated free products are highly competitive with a number of major companies competing in each market. The Company competes mainly with U.S. and Canadian producers of coated free paper, and, to a lesser degree, European producers. The Company's principal competitors in the coated free market are Champion International Corporation, Westvaco Corporation, Consolidated Papers Inc., The Mead Corporation, Simpson Paper Co., Repap Wisconsin, Inc. and Potlatch Corporation. Competition is primarily on the basis of quality, service, price and breadth of product line, as well as product innovation and sales and distribution support. Certain of the Company's competitors have greater financial resources than the Company and certain of the mills operated by its competitors may be lower cost producers of pulp and coated paper than certain of the mills operated by the Company.

  Several factors contribute to the Company's competitive strengths in the coated free paper market, including high product quality, technological innovation, high brand recognition and a strong distribution network. The Company has a leading market share in the #1 and #3 grades of coated free paper in North America and is among the leaders with respect to the #2 grade based on sales for the year ended October 2, 1996.

DISTRIBUTION

  The Company, unlike most of its competition, has made a strategic decision to sell all of its coated products through the merchant distribution system. The Company believes this policy increases the focus of the merchant sales force on the sale of the Company's products. Warren was the first to develop merchant distribution for branded coated paper. In 1917, Warren formed an association of paper merchants that became the Warren Merchant's Association. Today, the Company's sales force sells coated paper to approximately 288 merchant distributing locations. Merchants are authorized to distribute Warren products by geographic area and handle competitors' lines to cover all segments of the market. The Company believes it has created a loyal group of merchant customers because Warren's sales force focuses on generating end-user demand, which is then serviced by the merchant distributors, and does not compete with the merchants to make sales.

  Merchants perform numerous functions, including sales, credit, warehousing, local distribution and promotional activities. They purchase the paper from the Company and resell it, marking up their purchase price from the Company to a competitive market price. The product is delivered to the customer either directly from the mill, a Warren distribution center or from the merchant's warehouse. The merchant handles credit review and payment collection and pays the Company's invoice without regard to final collection from the end-user customer.

  The Company sells uncoated paper in North America through the same network of merchant distributors that it uses for coated paper, with some exceptions (approximately 225 merchant locations sell uncoated paper, versus the 288 which sell coated paper). The Company also distributes uncoated paper through original equipment manufacturers, catalogues and merchant stores and is beginning to develop additional distribution channels, such as warehouse clubs, office superstores and telemarketing.

  The Company sells both specialty and technical paper in North America directly to the customer base through the relevant sales force and ships products directly from the mill to the customer.

EXPORT SALES

  The Company had sales to customers outside of the United States ("Export Sales") of $60.0 million, $24.7 million, $90.5 million, $174.3 million and $88.7 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995, the twelve months ended October 2, 1996, and the six months ended April 2, 1997, respectively. Export Sales are primarily to Canada, Europe and the Far East. The Company's sales outside North America are handled by divisions of Sappi (see the Notes to Financial Statements).

CUSTOMERS

  For the year ended October 2, 1996 and the six months ended April 2, 1997, the Company's customers that individually accounted for greater than 10% of sales were divisions or subsidiaries of International Paper Company, Central National Gottesman Inc., and Alco Standard Corporation. Each of these customers is a merchant that resells the Company's paper products to a wide range of end users. The loss of any of these customers could have a material adverse effect on the Company's business and results of operations. See the Notes to Financial Statements.

BACKLOG AND SEASONALITY

  Backlog as of September 27, 1995, October 2, 1996 and April 2, 1997 was not significant. The Company had approximately one to four weeks of backlog depending upon the product and basis weights.

  The Company's operations are not significantly affected by seasonality. The first and third quarters of the calendar year tend to be stronger than the second and fourth quarters.

PATENTS, TRADEMARKS AND LICENSES

  S.D. Warren is widely recognized for its product quality and technological innovation in the development and manufacture of coated free paper, which has allowed Warren to sustain the franchise value of its name brand products such as Somerset(R), Lustro(R), Warrenflo(R) and Patina(R).

  Although the Company owns or licenses a number of patents and patent applications that are important to its business, they are not material to the conduct of the Company's business as a whole. The Company believes that its position in each of its markets depends primarily on such factors as customer service, prompt and accurate delivery and diversity of products rather than on patent protection.

  The Company has a long history of product innovations. It was the first paper company to develop both one and two-sided coated paper, the first to develop dull and matte coated paper, the first to develop high bulk-to-weight coated paper and the first to develop lightweight coated free web. In addition, the Company has a number of proprietary technologies, including the on-line finishing technology and its Ultracast(R) electronbeam technology. The Company's on-line finishing technology is used in its production of coated paper as well as in its production of specialty papers. The Company's Ultracast(R) technology is utilized in specialty papers and the Company plans to extend this technology into a broader line of unique products and new market segments.

RESEARCH AND DEVELOPMENT

  The Company's research and development efforts continue to focus on creating new and improved products as well as developing more efficient processes for producing them. The Company's research facility is located in Westbrook, Maine, and employs approximately 100 people who work closely with marketing, sales and manufacturing personnel as well as the Company's customers to respond to needs for technological improvements and to meet market opportunities.

  The Company spent approximately $9.5 million, $3.0 million, $10.7 million, $15.6 million and $6.5 million on research and development activities for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995, the twelve months ended October 2, 1996, and the six months ended April 2, 1997, respectively.

SUPPLY REQUIREMENTS

  The principal supply requirements for the manufacture of the Company's products are wood, pulp, energy and other supplies. The Company believes that it has adequate sources of these and other raw materials and supplies necessary for the manufacture of pulp and coated paper for the foreseeable future. In the event that any of the Company's suppliers is unable to meet its demands, the Company believes that adequate alternative suppliers or substitute materials would be available at comparable prices.

 Wood and Pulp

  For the six months ended April 2, 1997 and the year ended October 2, 1996, the Company manufactured approximately 66% and 65%, respectively, of its pulp requirements. This vertical integration reduces the Company's exposure to (and ability to benefit from) fluctuations in the market price for pulp. All three of the Company's northern mills are integrated with respect to hardwood pulp production and the Somerset, Maine mill also has softwood pulping capability. In addition, the Mobile, Alabama facility receives most of its pulp requirements from an adjacent pulp mill owned by Kimberly-Clark. In connection with the Acquisition, the Company entered into a long-term pulp supply agreement with Scott Paper (which was then transferred to Kimberly-Clark) to supply the Company's Mobile paper mill with its wood pulp requirements (subject to minimum and maximum amounts) at prices generally based upon market prices, less a discount to reflect transportation and other cost savings. Scott had previously announced its intention to sell the Mobile pulp mill, but this announcement was retracted on the merger between Scott and Kimberly-Clark Corporation. If sold, the buyer of this facility will be bound by the terms of the above-mentioned agreement. Additional pulp requirements for the remaining mills are purchased in the open market. In the event that any of the Company's pulp suppliers are unable to meet its demands, the Company believes it could obtain adequate supplies to meet its future pulp requirements.

  The Company owns approximately 911,000 gross acres of timberlands in Maine, 789,400 of which are net forested acres. Approximately 433,700 of these acres produce softwood timber, such as spruce, fir, hemlock and white pine and 355,700 acres produce hardwood timber, such as beech, birch and maple. The Company believes it can harvest approximately 13,100 acres per year on a sustainable basis.

  The Company currently offers recycled products in all coated and some uncoated grade lines. The Company uses reprocessed fibers produced from its existing operations and purchases post consumer waste from several different suppliers to meet market requirements for recycled products.

 Energy Requirements

  The Company's energy requirements are satisfied through wood and by-products derived from the Company's pulping process (approximately 54% of the total units of energy), coal (approximately 16%), oil (approximately 16%), purchased steam from the Mobile utility complex (approximately 7%) and natural gas, electricity and other (approximately 7%).

  The Company's power requirements at its Somerset and Westbrook mills have historically been satisfied through Power Purchase Agreements whereby the mills each cogenerate electricity and sell the output to CMP at above market rates. The Agreements also provide that the mills purchase electricity from CMP at the standard industrial tariff rate. The effect of these Agreements has been to reduce the Company's historical cost of power. However, the Westbrook Agreement expires on October 31, 1997 and the favorable pricing element of the Somerset Agreement will end on November 30, 1997. The impact from the change in the Somerset Agreement is not material; however, the expiration of the Westbrook Agreement could have a material adverse impact if a replacement market for excess power generated at the Westbrook mill is not found. The Company is currently soliciting bids for such excess power and anticipates that given current capacity constraints in Northeast power markets, any material adverse impact should be mitigated.

  The Muskegon mill cogenerates electricity, uses the total output in its operations, and purchases standby power service from Consumers Power Company at state regulated rates.

  In the past, Scott operated the Mobile facility (including the Warren paper mill, a pulp mill, a tissue mill and an energy facility) on an integrated basis. Prior to the Acquisition, Scott sold its energy facility at Mobile and the buyer entered into a long-term agreement with Warren to provide electric power and steam to the paper mill.

 Other Supplies

  The Company also requires substantial quantities of other supplies such as coating clay, latex, starch and TiO/2/. All of these materials are supplied by various suppliers.

EMPLOYEES AND LABOR RELATIONS

  As of April 2, 1997, the Company had 3,972 employees. Approximately 69% of employees are represented by six international unions under ten different contracts. In February 1997, the Company reached settlement on a new six-year labor agreement with its three Somerset, Maine mill unions. The ratified contract reflects more flexible work rule provisions and a 3.0% annual wage increase for the term of the agreement. The Company's labor agreements at its Westbrook, Maine and Mobile, Alabama sites expired on June 1, 1997. All but one of the three Westbrook unions ratified a new five year agreement in May 1997 with more flexible work rule provisions. The Company is engaged in negotiations with the remaining union at Westbrook and the unions at Mobile. Those affected employees are working under contract extensions which can be terminated upon 10 days notice. The Company has experienced no work stoppage in the U.S. in the past eight years and believes that its relationship with its employees is satisfactory.

ENVIRONMENTAL AND SAFETY MATTERS

  The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades.

  In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon regarding a 1994 ordinance governing the Company's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and the other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance.

  In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Final promulgation of the cluster rules is expected to occur in late 1997, with compliance with the rules required beginning in 2000. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $70.0 million to $90.0 million through 2000. The ultimate financial impact to the Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to $20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.

  The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which approximately $7.0 million is expected to be incurred prior to the year 2000 with the remainder being spent subsequent to 2004.

  The Muskegon mill has had discussions with the Michigan Department of Environmental Quality ("DEQ") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DEQ presently is considering whether the surge pond is in compliance with Michigan Act 451 (Part 31 of the Natural Resources and Environmental Protection Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DEQ requirements, the surge pond may be closed in the future. The Company estimates the cost of closure will be approximately $2.0 million. In addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company preliminarily estimates that up to an additional $8.0 million may be required for such construction costs.

  Warren has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters will not be material. Moreover, as a result of the Acquisition Warren's former parent, Scott, agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the acquisition agreement, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.

  The Company currently has a five year demolition project in progress at its Westbrook facility for health and safety reasons which is expected to be completed in the year 2001. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of April 2, 1997. The Company recognizes these costs as they are incurred.

  The Company does not believe that it will have any liability under recent emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall.

  The Company believes that none of these matters, individually or in the aggregate, will have a material adverse effect on its financial position, results of operations or cash flows.

PROPERTIES

  Holdings' principal executive offices are located in Purchase, New York. The Company believes that its property and equipment are generally well maintained, in good operating condition and adequate for its present needs. The inability to renew any short-term leases would not have a material adverse effect on the Company's financial position or results of operations.

  The following table sets forth the location and use of the Company principal facilities, which are owned in fee unless otherwise indicated. All of the Company's properties are pledged as collateral for Warren's outstanding indebtedness (see the Notes to Financial Statements).

         LOCATION                                  USE
         --------         ----------------------------------------------------
 Skowhegan, Maine         Manufacturing facility for the manufacture of coated
 (Somerset Mill)          paper and softwood and hardwood pulp.
 Muskegon, Michigan       Manufacturing facility for the manufacture of coated
                          paper and hardwood pulp and a warehouse (a).
 Mobile, Alabama          Manufacturing facility for the manufacture of
                          uncoated paper and specialty paper, a warehouse, a
                          warehouse/distribution center (b) and offices (c).
 Westbrook, Maine         Manufacturing facility for the manufacture of
                          specialty paper, high bulk coated paper and hardwood
                          pulp. A research and development facility is also
                          located at this site.
 Allentown, Pennsylvania  Coated paper sheeting facility and distribution center (d).
 Atlanta, Georgia         Distribution center (e).
 Schaumburg, Illinois     Distribution center (f).
 Grand Prairie, Texas     Distribution center (g).

--------

(a) Subject to a lease which expired in April 1997.

(b) Subject to a lease expiring in December 2014.

(c) Subject to a lease expiring in December 2019.

(d) Subject to a lease expiring in May 2001.

(e) Subject to a lease expiring in February 2001.

(f) Subject to a lease renewable annually.

(g) Subject to a lease expiring September 1999.

TIMBERLANDS

  The Company owns approximately 911,000 gross acres of timberlands in Maine, 789,400 of which are net forested acres. Approximately 433,700 of these acres produce softwood timber, such as spruce, fir, hemlock and white pine and 355,700 acres produce hardwood timber such as beech, birch and maple. The Company believes that it can harvest approximately 13,100 acres per year on a sustainable basis.

  On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the state of Maine was defeated. A competing measure, which establishes new forestry standards stricter than current law, but which does not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority in a special election to be held in late 1997. If the competing measure does become law, as the Company expects it will, the consequence to the Company will not be material because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company.

CAPACITY

  The Company currently operates four mills and a sheeting facility with total annual production capacity of approximately 1.5 million tons of paper. The Company's manufacturing facilities were fully utilized during the nine months ended September 27, 1995. As a result of weaker market conditions, the Company temporarily reduced production levels at certain of its manufacturing facilities during the first quarter of the fiscal year ended October 2, 1996. During the second quarter of the fiscal year ended October 2, 1996, the Company resumed full utilization. See "Risk Factors--Cyclical Industry Conditions; Strong Competition."

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

 The Company

  Set forth below are the names, ages (at June 1, 1997) and positions of the directors and executive officers of Holdings.

      NAME                     AGE                   POSITION
      ----                     ---                   --------
Eugene van As.................  58 Director, Chairman of the Board of Directors
                                   and President
William E. Hewitt.............  61 Director, Vice President, Treasurer
                                   and Assistant Secretary
Andries G.J. Vlok.............  61 Director, Vice President and Secretary
Monte R. Haymon...............  59 Director
Neil S. Thomas................  48 Director
J. Richard Leaman, Jr. .......  62 Director

--------

  Set forth below is a brief account of the business experience of each of the directors and executives of the Company as of the date hereof.

  Eugene van As became President of Holdings on October 7, 1994 and has been a director of Holdings since October 5, 1994. Mr. van As was appointed Chairman of the Board of Directors on January 25, 1995. Mr. van As has been Executive Chairman of Sappi since 1991 and served as President and Chief Executive Officer of S.D. Warren from April 30, 1995 through September 30, 1995. He joined Sappi in 1977 as the Managing Director of Sappi. He is also a director of Malbak Limited, Olivetti Africa Limited, the Council for Scientific and Industrial Research and the South African Foreign Trade Organization.

  William E. Hewitt became Vice President, Treasurer and Assistant Secretary of Holdings on October 7, 1994 and has been a Director of Holdings since October 5, 1994. He has been the Executive Director-Finance of Sappi since 1987 and was appointed a non-executive director of Warren at the time of the Acquisition. He qualified as a chartered accountant in 1957. He has held executive financial positions in the motor, steel, transportation and retailing sectors and was Group Financial Director, Toyota (South Africa) until 1987. Mr. Hewitt is a director of Sappi.

  Andries G.J. Vlok became Vice President and Secretary of Holdings on October 7, 1994 and has been a Director of Holdings since October 5, 1994. He has been Technical Director of Sappi since 1988. He joined Sappi as a Technical Assistant in 1962 and progressed through various positions within the Sappi group of companies including Mill Manager and Managing Director of subsidiary companies. Mr. Vlok has been a director of Sappi since 1983.




  Monte R. Haymon has been a Director of Holdings since October 1, 1995. He was appointed President and Chief Executive Officer of Warren as of October 1, 1995. Previously he had been President and Chief Operating Officer of Ply-Gem Industries, and for thirteen years, President and Chief Executive Officer of Packaging Corporation of America, a division of Tenneco. In addition to his business experience, Mr. Haymon is a member of the Board of Directors of Evanston Hospital, a member of the Board of Trustees of Tufts University as well as Chairman of the Board of Overseers of the Engineering School. Mr. Haymon is a former member of the Board of Directors of the National Association of Manufacturers. He is also a former Trustee of both the Institute of Paper & Science and American Forest Products Association.

  Neil S. Thomas has been a Director of Holdings since January 25, 1995. Mr. Thomas joined Arthur Andersen & Co. in 1970, worked in their Johannesburg, London and Houston offices and was made an international partner in 1980. In 1983 he was appointed executive director of Finansbank, a South African merchant bank. In 1986 he formed Neil Thomas & Associates, which acts as financial advisors to various leading companies. He has advised Sappi on all their major plant expansions and corporate acquisitions since 1979.

  J. Richard Leaman, Jr. became a Director of Holdings on January 25, 1995 and was re-appointed to that position on October 1, 1995. Mr. Leaman joined Scott in 1960. In 1978, he was named Senior Vice President and given the responsibility for the consumer and commercial division's sales and marketing functions. In October 1986, he was elected to the board of directors and in November 1986 was named President of Scott Worldwide. He is also on the board of directors of The Pep Boys, Manny, Mo & Jack and Church & Dwight Co., Inc. Mr. Leaman resigned from the board of directors of Scott in October 1994 and from his executive positions with Scott as of December 20, 1994. Mr. Leaman served as President and Chief Executive Officer of Warren from April of 1991 until April 30, 1995.

                            EXECUTIVE COMPENSATION

  As the officers of Holdings do not receive any significant compensation, other than, in some cases, fees as directors of Holdings, the following tables set forth information with respect to the compensation of the Chief Executive Officer and the four other most highly compensated individuals who served as officers of S.D. Warren during fiscal year 1996. All references to shares, options and stock appreciation rights ("SARs") therein refer to shares of Scott Paper Company, S.D. Warren's former parent. S.D. Warren has not granted shares, options or SARs to its employees prior to or during the fiscal year ended October 2, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                                -----------------------------
                                     ANNUAL COMPENSATION               AWARDS         PAYOUTS
                                ------------------------------  --------------------- -------
                                                                RESTRICTED SECURITIES
                                                  OTHER ANNUAL    STOCK    UNDERLYING  LTIP    ALL OTHER
                          YEAR   SALARY   BONUS   COMPENSATION    AWARDS    OPTIONS/  PAYOUTS COMPENSATION
                         (1)(2)   ($)      ($)        ($)          ($)     SARS(#)(4)   ($)      ($)(3)
                         ------ -------- -------- ------------  ---------- ---------- ------- ------------
Monte R. Haymon.........  1996  $600,565 $     --   $    --        $--       $   --     $--     $     --
 Chief Executive Officer
 and
  President (5)
James H. Frick, Jr......  1996   187,514  125,000    17,195         --           --      --       20,644
 Vice President--Coated   1995   152,744       --        --         --           --      --       37,017
 Printing and Publishing
  (6)
                          1994   183,967
Trevor L. Larkan........  1996   169,801   90,000    54,361(7)      --           --      --           --
 Chief Financial Offi-    1995   116,607       --    67,076(7)      --           --      --           --
 cer,
  Vice President and
  Treasurer
O. Harley Wood..........  1996   189,843   85,000        --         --           --      --           --
 Vice President--Manu-    1995   134,601       --        --         --           --      --      157,803
  facturing
                          1994   173,025       --        --         --        6,000      --       54,493
E. Dannis Herring.......  1996   172,808   85,000        --         --           --      --           --
 Vice President-- Pro-    1995   121,745       --        --         --           --      --           --
 curement
 and Distribution         1994   150,222       --        --         --        4,500      --           --

--------
(1) Information with respect to years prior to 1995 is being provided only for Messrs. Frick, Wood and Herring to the extent that information with respect to their compensation has previously been required to be filed with the Securities and Exchange Commission.
(2) Compensation for 1996, 1995 and 1994 is for the fiscal year ended October 2, 1996, the fiscal period December 21, 1994 through September 27, 1995 and the nine months ended September 24, 1994 combined with the period September 25, 1994 through December 20, 1994, respectively.
(3) The amounts shown under "All Other Compensation" consist of matching contributions under the Salaried Investment Plan, imputed income for life insurance premiums for each year shown and educational assistance payouts plus payments made upon withdrawals of vacation accrued consisting of $18,219 in 1996 and $7,460 both in 1995 and 1994 for Mr. Frick, and $13,310 in 1995 for Mr. Wood. In addition, the amounts shown under "All Other Compensation" consist of bonuses associated with the sale of S.D. Warren by Scott in the amount of $150,000 for Mr. Frick and $50,000 for Mr. Wood paid in 1994 and $140,000 paid by Scott to Mr. Wood in 1995 under a supplemental retirement plan.
(4) All options granted by Scott in 1994 were forfeited prior to the end of 1994 in connection with the sale of S.D. Warren by Scott.
(5) Mr. Haymon was appointed President and Chief Executive Officer of Warren as of October 1, 1995.
(6) Mr. Frick retired as Vice President--Sales and Marketing effective August 1, 1996. Mr. Frick continues to serve as a Director of the Company and has entered into a consulting agreement with the Company for the period August 1, 1996 through July 31, 1999. The fee for such consulting services to be paid to Mr. Frick under such agreement is not considered significant.
(7) The amounts shown include $42,000 and $31,500 of housing allowance payments in 1996 and 1995, respectively, and $27,577 of relocation payments in 1995 for Mr. Larkan.

PENSION BENEFITS

  As of October 31, 1994, the Company assumed sponsorship of the portion of the Scott qualified plans which covered employees who would continue to be employed by the Company after the closing of the Acquisition (the "Closing Date"). The defined benefit plan which covers the executive officers (the "Salaried Plan") provides benefits based on a participant's years of service and highest compensation during the final years of employment. Generally, the hourly defined benefit plan provides covered employees with a stated amount of retirement benefit for each year of service. The Company maintains a Supplemental Executive Retirement Program for certain key executives. This plan is a non-qualified deferred compensation plan.

  The following table shows the estimated annual retirement benefits payable to participants with specified amounts of compensation and years of credited service at normal retirement age under the Salaried Plan. The estimated retirement benefits are the amounts payable in the form of a single life annuity and do not take into account the reduction with respect to years of credited service after 1978 equal to a percentage (up to a maximum of 50%) of the participant's Social Security benefit.

                              PENSION PLAN TABLE

                                         YEARS OF CREDITED SERVICE(2)
      AVERAGE FINAL             -----------------------------------------------
     COMPENSATION(1)              15      20      25      30      35      40
     ---------------            ------- ------- ------- ------- ------- -------
       $100,000................ $22,500 $30,000 $37,500 $45,000 $52,500 $60,000
       $125,000................  28,125  37,500  46,875  56,250  65,625  75,000
       $150,000................  33,750  45,000  56,250  67,500  78,750  90,000
       $200,000................  45,000  60,000  75,000  90,000 105,000 120,000

--------
(1) A participant's "Average Final Compensation" is the average of the participant's annual compensation in the four calendar years (whether or not consecutive), out of the last ten years of the participant's employment, in which the participant's annual compensation was highest. "Annual compensation" includes salary and bonuses paid in such year. For this purpose, years of employment with, and compensation paid by, Scott prior to the Acquisition are taken into account. To comply with tax qualification requirements under the Internal Revenue Code, annual compensation taken into account for any participant under the Salaried Plan may not exceed $150,000. However, effective January 1, 1995, the Company adopted a plan (the "SERP") to provide supplementary retirement benefits where benefits are lost under the qualified plans as a result of the statutory limitations and the benefits are reflected in the table. Accordingly, the covered compensation of each executive officer for 1996 was equal to the amounts of salary and bonus shown on the Summary Compensation Table above. There also is a statutory limitation on the amount of annual benefit which may be paid under the Salaried Plan. Benefits which accrued under the Plan in excess of the statutory limitations are also protected under the SERP.
(2) The named executive officers had the following full years of credited service under the Salaried Plan as of October 2, 1996: Messrs. Frick, 35; Wood, 7; and Herring, 22. Mr. van As does not participate in the salaried plan. The Company also adopted, effective January 1, 1995, the Plan for Individual Deferred Compensation Arrangements in which Mr. Wood participated. Mr. Wood will receive a benefit under this Plan based upon an additional 10 years of credited service if he is employed by the Company for five years from February 1, 1994.

  In addition to the foregoing plans, the Company sponsors two collectively bargained pension plans in the U.S. and one salaried plan in Belgium. The collectively bargained plans provide benefits of stated amounts for each year of credited service and the international plan provides benefits based on years of service and compensation. No executive officer is covered by any of these other plans.

                                THE ACQUISITION

  Holdings was organized and incorporated in Delaware on October 5, 1994, for the purpose of acquiring, through its direct, wholly owned subsidiary SDW Acquisition, the business, properties and assets of S.D. Warren from Scott. As of October 8, 1994, SDW Acquisition entered into the Stock Purchase Agreement pursuant to which, on December 20, 1994, (the "Closing Date") SDW Acquisition acquired from Scott all of the outstanding capital stock of S.D. Warren for a net cash purchase price of approximately $1.5 billion, plus the assumption of various liabilities including approximately $121.9 million of outstanding indebtedness (including capital leases) of S.D. Warren, subject to there being a Net Assets (as defined therein) value of approximately $1.6 billion at closing. Pursuant to the provisions of the Stock Purchase Agreement, $75.0 million of cash was required to be on S.D. Warren's balance sheet on the Closing Date, effectively reducing the cash purchase price by such amount.

  Sappi is the largest forest products company in Africa, the third largest producer of coated free paper in Europe and one of the world's leading pulp, paper and timber exporters. Sappi owns and operates a number of timber processing plants and eight mills in Southern Africa. Outside Africa, Sappi's operations include four fine paper mills in the United Kingdom and two mills in Germany which produce coated and uncoated free paper and specialty paper. With the Acquisition, Sappi became the largest coated free paper manufacturer in the world. Sappi is based in Johannesburg, South Africa and employs approximately 23,000 people worldwide.

  SDW Acquisition financed the Acquisition (including approximately $87.7 million of transaction expenses) with the following sources of funds: (i) borrowings of $630.0 million under the Term Loan Facilities and initial borrowings of $160.2 million under the $250.0 million Revolving Credit Facility, of which $75.0 million was available for repayment following the Acquisition with cash required to be on Warren's balance sheet at closing,
(ii) the issuance of $375.0 million of SDW Acquisition 12% Senior Subordinated Notes due 2004 (the "SDW Acquisition Notes" and the offering thereof the "Note Offering"), (iii) the issuance of $75.0 million in liquidation preference of SDW Acquisition 14% Senior Exchangeable Preferred Stock due 2006 (the "SDW Acquisition Senior Preferred Stock") as part of Units (the "Units" and the offering thereof, the "Unit Offering" and, together with the Note Offering, the "Offerings") consisting of SDW Acquisition Senior Preferred Stock and Class A Warrants and (iv) a net common equity contribution of $331.8 million from Holdings. Holdings' common equity contribution was financed through the purchase of common equity and Class B Warrants by the Investor Group, the purchase of $37.5 million in liquidation preference of Senior Preferred Stock by DLJMB and UBSC and the issuance of Class A Warrants as part of the Unit Offering. The Bank Financing also included a $220.0 million Letter of Credit Facility, pursuant to which letters of credit were issued to support an existing letter of credit arranged by Scott and to support S.D. Warren's obligations with respect to certain indebtedness and capital and operating leases.

  Immediately following the Acquisition, SDW Acquisition merged with and into S.D. Warren and (i) the indebtedness outstanding under the Bank Financing and the SDW Acquisition Notes was assumed by S.D. Warren (the assumed notes hereinafter referred to as the "Series A Notes") and (ii) the SDW Acquisition Senior Preferred Stock was converted into an equivalent amount of S.D. Warren's 14% Series A Senior Exchangeable Preferred Stock due 2006 (the "Old Warren Senior Preferred Stock").

  Pursuant to an exchange offer consummated on May 31, 1995 (the "Exchange Offer"), S.D. Warren issued its 12% Series B Senior Subordinated Notes due 2004 (the "Notes") in exchange for the Series A Notes and its 14% Series B Senior Exchangeable Preferred Stock due 2006 (the "Warren Senior Preferred Stock") in exchange for the Old Warren Senior Preferred Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of the date of this Prospectus. See "Risk Factors--Significant Influence by Majority Stockholder".

                                                  BENEFICIAL OWNERSHIP
                                               ---------------------------------
             NAME AND ADDRESS OF               NUMBER OF        PERCENT OF CLASS
              BENEFICIAL OWNER                   SHARES          OUTSTANDING(1)
             -------------------               ----------       ----------------
Sappi Limited................................  34,978,904(2)(3)     100.00%
 48 Ameshoff Street
 Braamfontein 2001
 Republic of South Africa
Heritage Springer Limited....................   8,002,343(3)(4)      22.88%
 c/o Royal Bank of Canada Trust Company (Jer-
 sey) Limited
 P.O. Box 194/St. Helier
 Jersey JE48RR
 Channel Islands

--------

(1) Percentages have been calculated assuming, in the case of each person or group listed, the exercise of all warrants and options owned (which are exercisable within 60 days following July 15, 1997) by each such person or group, respectively, but without the exercise of any warrants or options owned by any other person or group.

(2) Includes 26,976,561 shares held through a subsidiary. Also includes 8,002,343 shares held by HSL that are subject to the HSL Option Agreement, pursuant to which Sappi has a right to purchase such shares at any time prior to April 30, 2000. HSL has also granted Sappi an irrevocable proxy to vote such shares during the term of such agreement, subject to compliance by Sappi with its purchase obligations upon exercise of its purchase rights or certain rights of HSL to require Sappi to purchase such shares. See "Certain Relationships and Related Transactions--Minority Acquisition".

(3) If the Merger becomes effective, Sappi will own 75,065 shares (100%) of Holdings' new Class A Common Stock and HSL will own 24,935 shares (100%) of Holdings new non-voting convertible Class B Common Stock. See "Certain Relationships and Related Transactions--Minority Acquisition".

(4) The shares and any shares acquired upon consummation of the Merger are subject to the HSL Option Agreement, pursuant to which Sappi has a right to purchase such shares at any time prior to April 30, 2000 and an irrevocable proxy pursuant to which Sappi is entitled to vote all of such shares. See "Certain Relationships and Related Transactions--Minority Acquisition".

  Sappi has agreed to use reasonable efforts to acquire the remaining common equity interests in Holdings within 120 days of the closing of the Minority Acquisition. Sappi has proposed and is making efforts to consummate the Merger in fulfillment of this obligation. See "Certain Relationships and Related Transactions--Minority Acquisition".

SHAREHOLDERS AGREEMENT

  In connection with the Acquisition, Sappi, an affiliate of Sappi, DLJMB, UBSC, Holdings and S.D. Warren (as successor by merger to SDW Acquisition) entered into a shareholders agreement, as amended (the "Shareholders Agreement"), which contained certain agreements with respect to the capital stock and corporate governance of Holdings and S.D. Warren following the Acquisition. In connection with the Minority Acquisition, DLJMB and UBS ceased to be parties to the Shareholders Agreement, and the parties to the Shareholders Agreement agreed to the termination of most of the provisions therein. See "Risk Factors--Control by Sappi". The following is a summary of the material surviving terms of the Shareholders Agreement. Capitalized terms used below and not otherwise defined have the meanings assigned thereto in the Shareholders Agreement.

 Registration Rights

  Sappi and its permitted transferees (the "Sappi Group") have the right, subject to certain limitations, to require Holdings to register all or a portion of their Registrable Stock (as defined) under the Act by giving written notice to Holdings of such demand (a "Demand Registration"). Subject to certain limitations, the Sappi Group has the right to make up to three Demand Registrations. Holdings has agreed to pay all reasonable expenses incurred in connection with the first two Demand Registrations effected pursuant to the Shareholders Agreement.

 Piggyback Rights

  Under certain circumstances, if Holdings registers Common Stock under the Act, each member of the Sappi Group will have the right, subject to certain limitations, to require Holdings to include such member's Registrable Stock in such registration.

 Miscellaneous Provisions

  If certain of Sappi's foreign operations intend to sell products into the United States that are the same as or substantially similar to, or compete with, S.D. Warren's products, they will, subject to certain exceptions, be required to enter into an arms' length marketing agreement with S.D. Warren, and if S.D. Warren intends to sell products outside of the United States and Canada, it will, subject to certain exceptions, be required to enter into arms' length marketing agreements with affiliates of Sappi.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

S.D. WARREN'S MOBILE FACILITY: ARRANGEMENTS WITH SCOTT

  S.D. Warren's Mobile, Alabama paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the Acquisition, S.D. Warren entered into long-term (25 years initially, subject to mill closures and certain force majeure events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile facility. Wood pulp will be supplied generally at market prices. Pulp prices will be discounted, primarily because of the lower delivery costs due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp qualities will be subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott will generally be based upon cost. Prior to the Acquisition, Scott sold its energy facility at Mobile to Mobile Energy Services Corporation ("MESC"). In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25 year term of the agreement. Warren has the option to cancel certain non-essential services covered by the Shared Services Agreement at any time prior to the end of the 25 year term. Scott recently merged with Kimberly-Clark Corporation. The surviving entity, Kimberly-Clark Corporation, is bound by the terms of the above-mentioned agreements.

SHAREHOLDERS AGREEMENT

  In connection with the Acquisition, Sappi, one of Sappi's affiliates, DLJMB (an affiliate of DLJSC), UBSC, the Company and S.D. Warren (as successor by merger to SDW Acquisition) entered into a Shareholders Agreement. Most of the provisions of the Shareholders Agreement were terminated in connection with the Minority Acquisition and the Sellers have ceased to have any rights or obligations under the remaining provisions. See "Security Ownership of Certain Beneficial Owners and Management--Shareholders Agreement".

INVESTOR GROUP AGREEMENTS

  Warren paid certain sponsor fees, reimbursed expenses for and provided indemnification to, members of the Investor Group in connection with the Acquisition and the financing thereof. Sappi received a sponsor fee in the amount of $3,752,543 and UBSC received a sponsor fee in the amount of $533,753. In addition, DLJSC, an affiliate of DLJMB, received a sponsers fee in the amount of $2,768,766. Warren pays a yearly advisory fee to Sappi and/or its Affiliates of up to $1.0 million. As a result of this fee, Sappi and its Affiliates generally will not charge Warren for time spent on Warren matters by the senior executive officers of Sappi and its Affiliates or for related travel and out-of-pocket expenses.



TRANSACTIONS WITH RELATED PARTIES

  Pursuant to the limitations on restricted payments outlined in the Credit Agreement, the Indenture and the Warren Senior Preferred Stock, Warren may make cash payments to Holdings, including, among other things, (i) amounts under a tax sharing agreement to be entered into between Warren and Holdings necessary to enable Holdings to pay Warren's taxes and (ii) administrative fees to Holdings and amounts to cover various specified costs and expenses of Holdings. The associated administrative fee charged by Holdings to Warren for the year ended October 2, 1996, was approximately $1.0 million.

  The Company, through Warren, has contracted through a management services agreement (the "Management Services Agreement") and central cost allocation agreement (the "Central Cost Allocation Agreement") with two subsidiaries of Sappi, Sappi International Management AG ("SIM") and Sappi Management Services Limited ("SMS") to provide management advisory services. The aggregate fee to be charged to Warren by SIM and SMS is limited to an annual amount of $1.0 million. For the year ended October 2, 1996, the Company incurred such a management fee of approximately $1.0 million.

  The Management Services Agreement with SIM establishes an agreement whereby SIM provides strategic and corporate planning advice, financial and legal services and services relating to public affairs and human resources. Warren agrees to pay a service fee to SIM which is determined based upon Warren's proportionate share in the aggregate amount of cost which SIM incurs in providing services to the entire number of group companies which have entered into agreements of this nature with SIM, plus a profit mark-up of 10%. Warren's proportionate share is based upon the time spent on Warren services divided by total time spent by SIM on total group company services. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months written notice.

  The Central Cost Allocation Agreement with SMS provides for general technical and administrative support services to supplement the services provided by SIM. Warren has agreed to pay a service fee to SMS which is determined based upon Warren's proportionate share in the aggregate amount of costs which SMS incurs in providing services to the entire number of group companies which have entered into agreements of this nature with SMS, plus a profit mark-up of 10%. Warren's proportionate share is based upon Warren's inventory turnover divided by total inventory turnover of SMS group companies. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months written notice.

  Warren has also entered into a cross licensing agreement with Sappi Deutschland, the worldwide holding company for all European and U.S. business operations of the Sappi group, and Hannover Papier AG ("Hannover"), a subsidiary of Sappi. Pursuant to this agreement, Warren and Hannover have agreed to enter into specific written agreements to share paper processing techniques and have also agreed to enter into specific distribution agreements whereby Warren has agreed to use its distribution network in the United States to facilitate and increase Hannover's exports. Sappi Deutschland will facilitate the licensing process. No specific agreements have been entered into in connection with this cross-licensing agreement as of January 1, 1997.

  Warren sells products to certain Sappi subsidiaries (primarily Sappi Europe, SA, Specialty Pulp Services and U.S. Paper Corporation) at market rates. These subsidiaries then sell Warren's product to external customers and remitted the proceeds from such sales to Warren, net of a sales commission. For the six months ended April 2, 1997 and the year ended October 2, 1996, Warren sold $96.6 million and $151.4 million, respectively, of products to Sappi subsidiaries and expensed fees of approximately $4.3 million and $7.2 million, respectively, relating to such sales. Trade accounts receivable at April 2 and October 2, 1996 includes approximately $29.2 million and $37.1 million, respectively, due from subsidiaries of Sappi. Warren has formalized certain of these agreements and is in the process of formalizing the remainder.

MINORITY ACQUISITION AND MERGER

  On May 27, 1997, WVL acquired the minority common equity interests (including both Common Stock and Warrants) in Holdings from the Sellers for an aggregate price of $138.0 million or $17.25 per share of Common Stock or Common Stock equivalent. WVL exercised, for a price of $0.01 per common share issued, all of the Warrants acquired in the Minority Acquisition upon the consummation thereof. As a result of the exercise of the Warrants, Holdings issued 4,252,343 shares of Common Stock. As part of the financing for the Minority Acquisition, on June 27, 1997, WVL sold the Common Stock acquired therein to HSL, and HSL pledged such Common Stock to certain lenders. The securities acquired by HSL are subject to the HSL Option Agreement, pursuant to which Sappi has a right to purchase such securities at any time prior to April 30, 2000, and HSL has a right to require Sappi to purchase such securities upon the occurrence of certain events and at any time between May 15, 2000 and May 30, 2000. Sappi has been granted an irrevocable proxy to vote all such securities during the term of the HSL Option Agreement, subject to compliance with its purchase obligations upon exercise of such rights. Sappi also has been granted certain rights of first refusal by such lenders in respect to such securities. As of the date of this Prospectus, Sappi indirectly owns approximately 75.07%, and controls the voting of approximately 97.33% of the common equity of Holdings, and HSL holds approximately 22.27% of the common equity of Holdings on a fully diluted basis.

  On July 30, 1997, Holdings entered into the Merger Agreement pursuant to which Acquisition II would be merged, subject to certain important conditions, with and into Holdings, with Holdings continuing as the surviving corporation. Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock (other than shares held by Sappi and its affiliates or HSL) will, subject to the exercise of appraisal rights, be converted into the right to receive $17.60 per share in cash. As a result, each outstanding Class A Warrant will become exercisable solely for $5.2708 in cash, and each outstanding Class B Warrant will become exercisable solely for $17.60 in cash, in each case upon payment of the exercise price and satisfaction of the other terms and conditions of the related Warrant Agreement. Additionally, each issued and outstanding share of Senior Preferred Stock will, subject to the exercise of appraisal rights, remain outstanding, without amendment. As a result of the Merger, Sappi will own 100% of the issued and outstanding voting stock and 75.07% of the common equity of Holdings in the form of new Class A Common Stock, and HSL will own 24.94% of the common equity of Holdings in the form of new non-voting, convertible Class B Stock. The Class B Common Stock received by HSL in the Merger and any Class A Common Stock received on conversion will be subject to the HSL Option Agreement and the aforementioned irrevocable proxy in favor of Sappi. The Merger Agreement has been approved by the written consent of the holders of a majority of the outstanding common stock of Holdings and Acquisition II. It is anticipated that the Merger will become effective on or about September 5, 1997; however there can be no assurance that the conditions to the Merger will be satisfied or waived. See "Risk Factors--Control by Sappi", "Description of Capital Stock--Holdings Common Stock", "Description of Capital Stock--Holdings Common Stock" and "Material Federal Income Tax Considerations--Effect of Merger".

                           SELLING SECURITY HOLDERS

  The following table sets forth, as of May 9, 1997, certain information with respect to the Securities owned by the Selling Security Holders that may be offered from time to time pursuant to this Prospectus. Each Selling Security Holder is registering the entire amount of the Class A Warrants, Class B Warrants and Senior Preferred Stock set forth opposite its name below. In addition, each Selling Security Holder is registering the entire number of Exchange Debentures that may be issued with respect to the Senior Preferred Stock set forth opposite its name below. See "Description of the Exchange Debentures". Because the Selling Security Holders may sell pursuant to this Prospectus all or some part of the Securities which they beneficially own and because such offer may not be underwritten on a firm commitment basis, no estimate can be made of the amount of Securities each Selling Security Holder may retain upon completion of the offering pursuant to this Prospectus. See "Plan of Distribution".

  Information concerning the Selling Security Holders may change from time to time and, to the extent required, will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. In addition, information concerning the unnamed Selling Security Holders will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part, as such information becomes available to the Company. To the Company's knowledge, none of the Selling Security Holders named below has, or has had within the last three years, any material relationship with the Company except as set forth in "Certain Transactions". The following table and the disclosure concerning material relationships between the Selling Security Holders and the Company in "Certain Relationships and Related Transactions" is based upon information furnished to the Company by or on behalf of the Selling Security Holders. See "Plan of Distribution".

CLASS A WARRANTS

                                                              CLASS A WARRANTS
                                                               OWNED PRIOR TO
NAME                                                            THE OFFERING
----                                                          ----------------
Accounts managed by Fidelity Management Trust Company........     278,735
Ameritech Corporation Pension Trust..........................      20,000
BEA Strategic Income Fund, Inc. .............................       8,000
BEA Income Fund..............................................      12,000
Bear Stearns & Co. ..........................................     225,000
Brinson Relationship Funds--Brinson High Yield Fund..........      60,000
Donaldson Lufkin & Jenrette Securities Corporation...........     155,000
Fidelity Advisor Series II:
 Fidelity Advisor High Yield Fund............................     190,970
Fidelity Advisor Series VIII:
 Fidelity Advisor Strategic Income Fund......................      16,500
Fidelity Puritan Trust: Fidelity Puritan Fund................       1,970
Full & Co. ..................................................     225,000
Merrill Lynch Corporate Bond Fund, Inc.--High Income Portfo-
 lio.........................................................      60,000
Metropolitan Life Insurance Company Separate Account 184.....      27,000
New York City Employees' Retirement System...................      22,000
New York City Police Department Pension Fund.................      18,000
Northstar Investment Management Co. .........................      80,000
The Northwestern Mutual Life Insurance Company...............     160,000(1)
Northwestern Mutual Series Fund, Inc.........................      20,000(2)
Oppenheimer Multi-Sector Income Trust........................      20,000
Phoenix Edge Multi-Sector....................................      30,000
President and Fellows of Harvard College.....................     150,000

CLASS A WARRANTS (CONTINUES)

                                                                CLASS A WARRANTS
                                                                 OWNED PRIOR TO
NAME                                                              THE OFFERING
----                                                            ----------------
SIB Nominees Ltd. .............................................       40,000
State Street Research Equity Income Fund.......................       27,000
State Street Research Managed Assets...........................       18,000
State Street Research High Income Fund.........................      108,000
Summit High Yield Fund.........................................        1,000
Variable Insurance Products Fund: High Income Portfolio........        7,609
Unnamed holders of Class A Warrants and transferees ...........      718,216
                                                                   ---------
  Total........................................................    2,700,000
                                                                   =========

--------
(1) Includes 20,000 Class A Warrants held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.
(2) Held in its High Yield Bond Portfolio.

CLASS B WARRANTS

                                                               CLASS B WARRANTS
                                                                OWNED PRIOR TO
NAME                                                             THE OFFERING
----                                                           ----------------
Accounts managed by Fidelity Management Trust Company........        5,626
Fidelity Advisor Series II: Fidelity Advisor High Yield
 Fund........................................................       18,280
Fidelity Advisor Series VIII: Fidelity Advisor Strategic In-
 come Fund...................................................        1,300
Fidelity Fixed-Income Trust: Spartan High Income Fund........       15,189
Fidelity Summer Street Trust: Fidelity Capital & Income
 Fund........................................................       12,555
Forehooks & Co. .............................................        3,700
Landing & Co. ...............................................        3,700
Oppenheimer High-Yield Fund..................................        6,188
Oppenheimer Variable Account Funds for the Account of Oppen-
 heimer High Income Fund.....................................        3,750
Oppenheimer Variable Account Funds for the Account of Oppen-
 heimer Strategic Bond Fund..................................        3,750
Oppenheimer Multi-Sector Income Trust........................        1,875
Putnam Variable Trust-Putnam VT Diversified Income Fund......        3,700
Putnam Diversified Income Portfolio/Smith Barney/ Travelers
 Series Fund.................................................           85
Putnam Convertible Opportunities and Income Trust............        2,200
Putnam Master Income Trust...................................        2,940
Putnam Variable Trust-Putnam VT High Yield Fund..............        7,150
Putnam Equity Income Fund....................................           40
Putnam High Income Convertible and Bond Fund.................        1,490
Putnam Managed High Yield Trust..............................        3,710
Putnam Premier Income Trust..................................        7,445
Putnam High Yield Managed Trust..............................        1,765
Putnam Master Intermediate Income Trust......................        3,700
The Putnam Advisory Company, Inc. on behalf of Ameritech Cor-
 poration Pension Trust......................................        2,775
Variable Insurance Products Fund: High Income Portfolio......        4,450
Whetstone & Co. .............................................        3,700
Unnamed holders of Class B Warrants and transferees..........       28,937
                                                                   -------
  Total......................................................      150,000
                                                                   =======

SENIOR PREFERRED STOCK

                                                              SHARES OF SENIOR
                                                              PREFERRED STOCK
                                                                OWNED PRIOR
NAME                                                          TO THE OFFERING
----                                                          ----------------
Accounts managed by Fidelity Management Trust Company........       56,260
Fidelity Advisor Series II: Fidelity Advisor High Yield
 Fund........................................................      182,800
Fidelity Advisor Series VII: Fidelity Advisor Strategic In-
 come Fund...................................................       13,000
Fidelity Fixed-Income Trust: Spartan High Income Fund........      151,890
Fidelity Summer Street Trust: Fidelity Capital & Income
 Fund........................................................      125,550
Forehooks & Co...............................................       37,000
Landing & Co.................................................       37,000
Oppenheimer Champion Income Fund.............................       28,120
Oppenheimer High Yield Fund..................................       61,880
Oppenheimer Multi-Sector Income Trust........................       18,750
Oppenheimer Variable Account Funds for the Account of
 Oppenheimer High Income Fund................................       37,500
Oppenheimer Variable Account Funds for the Account of
 Oppenheimer Strategic Bond Fund.............................        3,750
Putnam Variable Trust-Putnam Diversified Income Fund.........       37,000
Putnam Variable Trust-Putnam High Yield Fund.................       71,500
Putnam Convertible Opportunities and Income Trust............       22,000
Putnam Diversified Income Portfolio/Smith Barney/Travelers
 Series Fund.................................................          850
Putnam Equity Income Fund....................................          400
Putnam High Yield Managed Trust..............................       17,650
Putnam High Income Convertible and Bond Fund.................       14,900
Putnam Managed High Yield Trust..............................       37,100
Putnam Master Income Trust...................................       29,400
Putnam Master Intermediate Income Trust......................       37,000
Putnam Premier Income Trust..................................       74,450
The Putnam Advisory Company, Inc., on behalf of Ameritech
 Corporation Pension Trust...................................       27,750
Variable Insurance Products Fund: High Income Portfolio......       44,500
Whetstone & Co...............................................       37,000
Unnamed holders of Preferred Stock and transferees...........      295,000
                                                                 ---------
  Total......................................................    1,500,000
                                                                 =========

                   DESCRIPTION OF THE SENIOR PREFERRED STOCK

  The Senior Preferred Stock was issued pursuant to a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The following summary containing all material provisions of the Senior Preferred Stock is qualified in its entirety by reference to the provisions of the Certificate of Designations relating thereto. All capitalized terms not defined herein have the meaning assigned to them in the Certificate of Designations.

GENERAL

  Pursuant to the Certificate of Designations, 1,500,000 shares of the Senior Preferred Stock with a liquidation preference of $25.00 per share were authorized for issuance. The Senior Preferred Stock is fully paid and nonassessable and holders thereof will have no preemptive rights in connection therewith.

  The liquidation preference or Specified Amount of the Senior Preferred Stock is not necessarily indicative of the price at which shares of the Senior Preferred Stock will actually trade and the Senior Preferred Stock may trade at prices below its liquidation preference or Specified Amount. The market price of the Senior Preferred Stock can be expected to fluctuate with changes in the financial markets and economic conditions, the financial condition and prospects of Holdings and other factors that generally influence the market prices of securities.

  All "distributions" with respect to the Senior Preferred Stock, including the payment of dividends, the accrual of Accumulated Dividends, the exchange of the Senior Preferred Stock for Exchange Debentures, redemptions, repurchases and distributions upon a liquidation, dissolution or winding up of Holdings, are subject to the provisions of the Delaware General Corporation Law, including provisions which prohibit any "distributions" if, after giving effect thereto, Holdings would be unable to pay its debts as they become due in the usual course of its business or the total assets of Holdings would be less than its total liabilities.

RANK

  The Senior Preferred Stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, ranks: (i) senior to all classes of common stock of Holdings and each other class of capital stock or series of preferred stock issued by Holdings the terms of which provide that such series will rank junior to the Senior Preferred Stock or which do not specify their rank (collectively referred to with the common stock of Holdings as "Junior Securities"); (ii) on a parity with each other class of capital stock or series of preferred stock issued by Holdings that specifically provides that such series will rank on a parity with the Senior Preferred Stock (collectively referred to as "Parity Securities"); and (iii) junior to each other class of capital stock or series of preferred stock issued by Holdings that specifically provides that such series will rank senior to the Senior Preferred Stock (collectively referred to as "Senior Securities"). In addition, creditors and stockholders of S.D. Warren and its subsidiaries will have priority over the Senior Preferred Stock with respect to claims on the assets of S.D. Warren and its subsidiaries. Holdings may not issue any Parity Securities or Senior Securities or any obligation or security convertible into or evidencing the right to purchase Parity Securities or Senior Securities without the approval of the holders of a majority of the outstanding shares of Senior Preferred Stock then outstanding, voting as a separate class, except that without the approval of the holders of Senior Preferred Stock, Holdings may issue or have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or any other Parity Securities. See "--Voting Rights".

DIVIDENDS

  Holders of Senior Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of Holdings, out of funds legally available therefor, dividends on the Senior Preferred Stock, at the rate of 15% per annum of the Specified Amount, except that if any shares of Senior Preferred Stock are outstanding on and after December 15, 2006, such rate will increase by 0.25% per annum for each Dividend Period commencing on or after December 15, 2006, up to a maximum rate of 20.0% per annum. Dividend Periods will end on March 15, June 15, September 15 and December 15 of each year. Holdings is not required to pay cash dividends on the Senior Preferred Stock until March 15, 2000. It is not expected that Holdings will pay any dividends in cash for any period ending on or prior to December 15, 1999. See "Risk Factors--Ranking of the Senior Preferred Stock;--Restrictions Imposed by the Credit Agreement;--Limitation on Cash Dividends". Cash dividends paid by Holdings from time to time will be applied to unpaid dividends in the order in which such dividends accrued; provided, that to the extent cash dividends are not paid currently on the Senior Preferred Stock for a dividend accrual period ending on or prior to December 15, 1999, Holdings may pay such dividends thereafter only insofar as Holdings repurchases or redeems such Senior Preferred Stock. Dividends payable for any period less than a full dividend period will be computed on the basis of a 360-day year comprised of twelve 30-day months. Accrued and unpaid dividends, if any, will not bear interest or, except with respect to Accumulated Dividends, bear dividends thereon. Dividends will cease to accrue in respect of shares of the Senior Preferred Stock on the Exchange Date (as defined below) or on the date of their earlier redemption or repurchase by Holdings. See "Material Federal Income Tax Considerations".

REDEMPTION OF SENIOR PREFERRED STOCK

  Optional. The Senior Preferred Stock may be redeemed, in whole at any time or in part from time to time, at a redemption price equal to 100% of the Specified Amount of the shares redeemed, plus all accrued and unpaid dividends (excluding any Accumulated Dividends but including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the redemption date), if any, thereon to the date of redemption. See "Risk of Early Redemption of Senior Preferred Stock".

  Mandatory. Upon the occurrence of (i) an Initial Public Offering of Holdings' common stock, (ii) a merger, consolidation or other business combination involving Holdings or Warren (other than any merger (A) of Holdings with and into Warren, (B) of Warren with and into Holdings, (C) of Warren with and into any Wholly Owned Subsidiary of Holdings, (D) of any Subsidiary of Holdings with and into Holdings or Warren, (E) of any other Person with and into Holdings or any of its Subsidiaries, provided that Holdings or such Subsidiary shall be the surviving corporation or (F) solely for the purpose of changing its state of incorporation) or (iii) the sale, lease, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole, Holdings shall call for redemption (subject to the terms and conditions of the Credit Agreement and the legal availability of funds therefor) all outstanding shares of Senior Preferred Stock at a price equal to 100% of the Specified Amount thereof plus all accrued and unpaid dividends (excluding any Accumulated Dividends but including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the redemption date), if any, thereon to the date of redemption. If, and to the extent that, the provisions of this paragraph shall require Holdings to redeem the Senior Preferred Stock and the provisions of the "Change of Control" section below shall simultaneously require Holdings to make a Change of Control Offer for the Senior Preferred Stock, the provisions of the "Change of Control" section below shall control.

EXCHANGE

  On any Dividend Accrual Date, Holdings may, at its option, exchange all or any portion of the shares of Senior Preferred Stock then outstanding for Exchange Debentures (the date of such exchange being herein called the "Exchange Date"). See "Description of the Exchange Debentures" for a summary of the terms of the Exchange Debentures. Notwithstanding anything to the contrary in the foregoing, Holdings will not be entitled to make the exchange if a default under the Exchange Debenture Indenture would result from the exchange. Holders of the outstanding shares of the Senior Preferred Stock will be entitled to receive a principal amount of Exchange Debentures equal to the Specified Amount of the Senior Preferred Stock held by such holder at the time of exchange plus cash in an amount equal to all accrued and unpaid dividends (excluding any Accumulated Dividends), if any, thereon to the Exchange Date.

  The Exchange Debentures will be issuable in denominations of $1,000 and integral multiples thereof. An amount in cash will be paid to holders for any principal amount of Exchange Debentures otherwise issuable which is less than $1,000. Notice of the intention to exchange will be sent by or on behalf of Holdings not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each holder of record of Senior Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Senior Preferred Stock may be listed or admitted to trading, such notice will state:
(i) the Exchange Date; (ii) the aggregate number of such shares to be exchanged and, if less than all shares held by such holder are to be exchanged, the number of shares of such holder to be exchanged; (iii) the place or places where certificates for such shares are to be surrendered for exchange; and (iv) that dividends on the shares to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures will have been duly executed and authenticated, then on and after the close of business on the Exchange Date, the shares of Senior Preferred Stock to be exchanged will no longer be deemed to be outstanding and will not have the status of shares of Senior Preferred Stock, and all rights of the holders thereof as shareholders of Holdings will cease, except the right of the holder thereof to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid dividends (excluding any Accumulated Dividends), if any, thereon to the Exchange Date.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of Senior Preferred Stock will be entitled to payment out of the assets of Holdings available for distribution the Specified Amount per share of Senior Preferred Stock held by such holder, plus accrued and unpaid dividends (excluding Accumulated Dividends), if any, to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend from the last payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of Holdings. If upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, the application of all amounts available for payments with respect to the Senior Preferred Stock and all other Parity Securities would not result in payment in full of the Senior Preferred Stock and such other Parity Securities, holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of Holdings in proportion to the full amount payable upon liquidation to which each is entitled. After payment in full of all amounts to which holders of Senior Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of Holdings. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of Holdings nor the consolidation or merger of Holdings with one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of Holdings, unless such sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of Holdings.

  The Certificate of Designations does not contain any provision requiring funds to be set aside to protect the liquidation preference or Specified Amount of the Senior Preferred Stock, although such liquidation preference and Specified Amount will be substantially in excess of the par value of such shares of the Senior Preferred Stock.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of shares of Senior Preferred Stock will have the right to require Holdings to repurchase all or any part of such holder's shares of Senior Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Specified Amount of the Senior Preferred Stock plus accrued and unpaid dividends (excluding any Accumulated Dividends but including an amount equal to a prorated dividend from the immediately preceding Dividend Accrual Date to the Change of Control Payment Date (as defined)), if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Holdings will mail a notice to each holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all shares of Senior Preferred Stock properly tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 75 days nor later than 105 days from the date such notice is mailed (the "Change of Control Payment Date"); provided that the Change of Control Payment Date will not occur until at least 15 days after any Change of Control Payment Date pursuant to the covenant entitled "Change of Control" in the Indenture relating to any such Change of Control; (3) that any shares of Senior Preferred Stock not properly tendered will continue to accrue dividends, if any; (4) that, unless Holdings defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer will cease to accrue dividends after the Change of Control Payment Date; (5) that holders electing to have any shares of Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Senior Preferred Stock or transfer the shares of Senior Preferred Stock (i) with respect to Senior Preferred Stock issued in definitive form, to the Transfer Agent at the address specified in the notice or (ii) with respect to Senior Preferred Stock issued in global form, in accordance with the procedures of the depositary, prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Transfer Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the amount of Senior Preferred Stock delivered for purchase, and a statement that such holder is withdrawing its election to have such shares of Senior Preferred Stock purchased; and (7) that holders whose shares of Senior Preferred Stock are being purchased only in part will be issued new certificates of Senior Preferred Stock equal in amount to the unpurchased portion of the Senior Preferred Stock surrendered (or transferred by book-entry).

  On the Change of Control Payment Date, Holdings will, to the extent lawful:
(1) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Transfer Agent an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered and (3) deliver or cause to be delivered to the holders of Senior Preferred Stock so accepted an Officers' Certificate stating the aggregate amount of Senior Preferred Stock or portions thereof being purchased by Holdings. Holdings will promptly mail to each holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares of Senior Preferred Stock and will promptly mail (or cause to be transferred by book-entry) to each such holder a new share of Senior Preferred Stock equal in amount to any unpurchased portion of the Senior Preferred Stock surrendered, if any. The Certificate of Designations provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Holdings will either repay all of its outstanding indebtedness or obtain the requisite consents, if any, under all agreements governing its outstanding indebtedness to permit the repurchase of the shares of Senior Preferred Stock required by this covenant. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  Holdings' indebtedness may prohibit it from purchasing any shares of Senior Preferred Stock or contain prohibitions of certain events which would constitute a Change of Control. In the event a Change of Control occurs at a time when Holdings is prohibited from purchasing the Senior Preferred Stock, Holdings could seek the consent of its lenders to the purchase of the Senior Preferred Stock or could attempt to refinance the borrowings that contain such prohibition. If Holdings does not obtain such a consent or repay such borrowings, Holdings will remain prohibited from purchasing the Senior Preferred Stock. The ability of Holdings to purchase the Senior Preferred Stock upon a Change of Control may also be limited by Holdings' then existing financial resources. See "Risk Factors--Restrictions on Making a Change of Control Offer; Antitakeover Effects of Change of Control Provisions".

  Holdings will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rules 13e-4 and 14e-1, in connection with any offer required to be made by Holdings to repurchase the Senior Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Certificate of Designation, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Certificate of Designation by virtue thereof.

  The provisions relative to Holdings' obligation to make an offer to repurchase the Senior Preferred Stock as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in liquidation preference of the Senior Preferred Stock.

VOTING RIGHTS

  Holders of the Senior Preferred Stock will have limited voting rights, including (i) those required by law, (ii) that holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a separate class, will
(a) upon the failure of Holdings (1) with respect only to Dividend Periods ending after December 15, 1999, to pay, in whole or in part, for more than six consecutive Dividend Periods, dividends in cash equal to the dividend that accrued during each such Dividend Period, (2) to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Senior Preferred Stock, (3) to make a Change of Control Offer within 30 days following any Change of Control or (4) to comply with the covenants set forth below under the caption "Certain Covenants", (each of the events described in clauses (1), (2), (3) and (4) being referred to herein as a "Voting Rights Triggering Event"), be entitled to elect two members to the Board of Directors of Holdings and (b) have the right to approve each issuance by Holdings of any Senior Securities or Parity Securities (other than Senior Preferred Stock), except that without the approval of the holders of Senior Preferred Stock, Holdings may issue and have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or other Parity Securities and (c) have the right to approve any merger, consolidation or other business combination involving Holdings (other than solely for the purpose of changing its state of incorporation) or the sale, lease, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of Holdings (other than solely for the purpose of changing its state of incorporation) except as permitted pursuant to the covenant entitled "Merger, Consolidation and Sale of Assets" as set forth below and (iii) the affirmative vote or consent of holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a class, will be required for modification to the Exchange Debenture Indenture. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Senior Preferred Stock are paid in full or such other Voting Rights Triggering Event has been cured or waived.

CERTAIN COVENANTS

  Merger, Consolidation and Sale of Assets. Without the consent of holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a class, Holdings may not consolidate or merge with or into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i)(a) the resulting, surviving or transferee person (the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of the Successor Company having in respect of the Successor Company substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such transaction; (c) the Successor Company will have Consolidated Net Worth (immediately after the transaction on a pro forma basis but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction; and
(d) Holdings shall deliver to the transfer agent prior to the consummation of the proposed transaction an Officers' Certificate and an opinion of counsel to the effect that such sale, assignment, transfer, lease, conveyance or other disposition complies with the terms of the Certificate of Designations and that all conditions precedent to such sale, assignment, transfer, lease, conveyance or other disposition have been satisfied or (ii) the Senior Preferred Stock shall be called for redemption in connection with such transaction in the manner contemplated in "--Redemption of Senior Preferred Stock--Mandatory".

  Junior Payments. So long as any shares of Senior Preferred Stock are outstanding, Holdings will not declare, pay or set apart for payment on any Junior Securities or Parity Securities any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Securities other than Common Stock, together with cash in lieu of fractional shares), nor will Holdings make any distribution on any Junior Securities or Parity Securities, nor will any Junior Security or Parity Security be purchased, redeemed or otherwise acquired or retired for value by Holdings or any of its Subsidiaries, nor will any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Security or Parity Security (each, a "Junior Payment"), unless all dividends (other than dividends accruing on or prior to December 15, 1999), redemption payments, Change of Control Payments or other payments, if any, to which the holders of Senior Preferred Stock will have been entitled at the time of such Junior Payment will have been paid or declared and a sum of money sufficient for the payment thereof has been set apart. Notwithstanding the foregoing, if Holdings is unable to meet its payment obligations with respect to dividends, redemption payments, Change of Control Payments or other payments, if any, with respect to the Senior Preferred Stock and other Parity Securities as described herein, holders of Senior Preferred Stock and Parity Securities will share equally and ratably in any payments by Holdings with respect thereto. The foregoing provisions will not prohibit: (i) the redemption, repurchase, retirement or other acquisition of any Junior Securities or Parity Securities of Holdings in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of Junior Securities (or, in the case of Parity Securities, other Parity Securities) of Holdings (other than any Disqualified Stock) or out of the proceeds of a substantially concurrent cash capital contribution received by Holdings; (ii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings held by employees of Holdings or its Subsidiaries pursuant to any employee equity subscription agreement, stock incentive agreement or stock ownership arrangement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by Holdings during such twelve-month period from any reissuance of Equity Interests of Holdings to employees of Holdings and its Subsidiaries; (iii) upon exercise of the Warrants, to any cash payments made in lieu of the issuance of fractional Warrant Shares; or (iv) the payment of any liquidated damages pursuant to the Warrant Agreement, dated as of July 6, 1995 between Holdings and The Bank of New York, as warrant agent, relating to the Class A Warrants issued by Holdings, as amended from time to time.

  Ownership of Warren Common Equity. Holdings shall directly own all of the outstanding Warren Common Equity and all warrants, options and other rights to acquire Warren Common Equity.

  Issuance of Other Preferred Stock of Warren. Holdings shall not permit Warren to issue any other shares of Preferred Stock, other than shares of Warren Senior Preferred Stock.

  Incurrence of Indebtedness. Holdings shall not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to the payment of, contingently or otherwise, any Indebtedness (including, without limitation, Acquired Debt), and Holdings shall not issue any Disqualified Stock, other than (i) in respect of advances received from Warren, but only to the extent Warren could have paid a cash dividend in lieu thereof, and (ii) Guarantees by Holdings of (A) the obligations under the S.D. Credit Agreement and (B) other obligations of Warren or any of its Subsidiaries.

  Dividend Payments by Subsidiaries. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to: (1)(A) pay dividends or make any other distributions to Holdings or any of its Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to Holdings or any of its Subsidiaries, (2) make loans or advances to Holdings or any of its Subsidiaries or (3) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness of Warren as in effect on the Issue Date and any amendments, modifications, restatements or renewals thereof, provided that such amendments, modifications, restatements or renewals are no more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable agreements as in effect on the Issue Date; (b) the Credit Agreement as in effect on the Issue Date, and any amendments, modifications, restatements, refundings, replacements, restructurings or refinancings thereof, provided that such amendments, modifications, restatements, refundings, replacements, restructurings or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;
(c) the Indenture and the Notes and any amendments, modifications, restatements, refundings, replacements, restructurings or refinancings thereof, provided that such amendments, modifications, restatements, refundings, replacements, restructurings or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Indenture and the Notes on the Issue Date; (d) applicable law; (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any if its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements or renewals thereof, provided that such amendments, modifications, restatements or renewals are no more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable agreements as in effect at the time of such acquisition; (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business; (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired; (h) Permitted Refinancing Debt, provided that the restrictions with respect to such dividend and other payment restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; (i) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such Subsidiary pending the closing of such sale or disposition; (j) in the case of clause (3), restrictions contained in the security agreements securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such agreements; (k) the Warren Certificate of Designations as in effect on the Issue Date, and any amendments, modifications or restatements thereof, provided that such amendments, modifications or restatements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warren Certificate of Designations as in effect on the Issue Date; or (l) upon the issuance of the Warren Debentures in exchange for the Warren Senior Preferred Stock pursuant to the provisions of the Warren Certificate of Designations, the Warren Debenture Indenture and the Warren Debentures and any amendments, modifications, restatements, refundings, replacements, restructurings or refinancings thereof, provided that such amendments, modifications, restatements, refundings, replacements, restructurings or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warren Debenture Indenture and the Warren Debentures on the date they are originally issued.

  Reports. Whether or nor required by the rules and regulations of the Commission, so long as any shares of Senior Preferred Stock are outstanding, Holdings will furnish to the holders thereof (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations", and, with respect to the annual information only, a report thereon by Holdings certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Holdings will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Holdings has agreed that, for so long as any shares of Senior Preferred Stock that bear or are required to bear legends describing restrictions on transfer ("Transfer Restricted Securities") remain outstanding and only during any period in which Holdings is not subject to Section 13 or 15 (d) of the Exchange Act, it will furnish to the holders of such Transfer Restricted Securities and to prospective investors, upon the requests of such holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

TRANSFER AGENT AND REGISTRAR

  The Bank of New York is the transfer agent and registrar for the Senior Preferred Stock.

CERTAIN DEFINITIONS

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Attributable Debt" means, with respect to a Sale/Leaseback Transaction, at the time of determination, the present value (discounted at a rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at a rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any authorized committee of such Board of Directors.

  "Business Day" means a day other than a Saturday or Sunday or any federal or New York holiday.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" of any person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) in the case of any Person, any other interest or participation that confers the right to receive a share of the profits and losses of, or distributions of assets of, such person.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Holdings to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or Warren, (iii) any Person or group (as defined above), other than the Principals or their Related Parties, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of Holdings or Warren, including by way of merger, consolidation or otherwise; provided that the Principals or their Related Parties "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings that such other Person (for the purposes of this clause (iii), any Person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") if such Person "beneficially owns" (with respect to any Person or group other than the Principals or other Related Parties, as defined in clause (iii) above or, with respect to the Principals and their Related Parties, as defined in the proviso to clause (iii) above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation) and (iv) the first day on which a majority of the members of the Board of Directors of Holdings or Warren are not Continuing Directors. For purposes of clause (i) of this definition, references to Holdings shall mean Holdings and its Subsidiaries taken as a whole.

  "Consolidated Net Worth" means with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holdings or Warren who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were member of such Board at the time of such nomination or election or with the written approval of Sappi Limited.

  "Credit Agreement" means the Credit and Guarantee Agreement, dated as of December 20, 1994, among Holdings, SDW Acquisition Corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and Chemical Bank, as agent for the Lenders thereunder, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced, restructured or refinanced from time to time.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to December 16, 2007; provided that "Disqualified Stock" will not include (i) the Senior Preferred Stock or (ii) any other Preferred Stock of Holdings which is issued in exchange for or the proceeds of which are used to redeem or repurchase the Senior Preferred Stock so long as such other Preferred Stock does not require Holdings to pay dividends with respect to such Preferred Stock, to make a redemption payment or to repurchase such Preferred Stock in any amount in excess of the amounts thereof required herein with respect to the Senior Preferred Stock or at a time earlier than required herein with respect to the Senior Preferred Stock.

  "Dividend Period" means the period from, and including, the Issue Date to, but not including, the first Dividend Accrual Date and thereafter each quarterly period from, and including, a Dividend Accrual Date to, but not including, the next Dividend Accrual Date.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Existing Indebtedness" means the Indebtedness of Holdings and its Subsidiaries (other than Indebtedness under the Credit Agreement or the Notes) in existence on the Issue Date.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, (ii) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness with respect to such Person being deemed to be the lesser of the value of such asset or the amount of the Indebtedness of others so secured), (iii) the Guarantee by such Person of any Indebtedness of any other Person and (iv) Attributable Debt associated with Sale/Leaseback Transactions.

  "Indenture" means the Indenture, dated as of December 20, 1994, between SDW Acquisition Corporation and The Bank of New York, as Trustee, relating to the 12% Series A Senior Subordinated Notes due 2004 of Warren and the 12% Series B Senior Subordinated Notes due 2004 of Warren, as amended from time to time.

  "Initial Public Offering" shall mean the initial Public Offering.

  "Issue Date" shall mean the date that shares of Senior Preferred Stock were first issued by Holdings.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

  "Officers' Certificate" means a certificate of Holdings signed on behalf of Holdings by the President or any Vice President and a principal financial or accounting officer.

  "Permitted Refinancing Debt" means any Indebtedness of Holdings or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, restructure, renew, replace, defease or refund other Indebtedness of Holdings or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, restructured, defeased or refunded (plus the amount of premiums and reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, that this clause (ii) will not be applicable to any Permitted Refinancing Debt with respect to Indebtedness under the Credit Agreement; (iii) if the Indebtedness is being extended, refinanced, renewed, replaced, defeased, or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Corporation or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "Principals" means Sappi Limited, DLJ Merchant Banking Partners, L.P., DLJ Merchant Banking, Inc., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and UBS Capital Corporation.

  "Public Offering" shall mean an underwritten public offering by Holdings after the Issue Date of Common Equity for its own account pursuant to an effective registration statement under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to the issuance or resale of Common Equity upon exercise of employee stock options, in connection with any employee benefit or similar plan of Holdings or upon exercise, conversion or exchange of Equity Interests (including, without limitation, upon exercise of the Warrants), (iii) relating to the issuance of Common Equity in connection with a direct or indirect merger, consolidation, acquisition or other similar transaction or (iv) pursuant to and in accordance with (a) the Warrant Agreement, dated as of the Issue Date, between Holdings and The Bank of New York, as warrant agent, relating to the Class A Warrants issued by Holdings or the Warrant Agreement, dated as of the Issue Date, between Holdings and The Bank of New York, as warrant agent, relating to the Class B Warrants issued by Holdings, in each case as amended from time to time, or (b) the provisions of Section 5.1(g) of the Shareholders Agreement).

  "Related Party" means, with respect to any Principal (i) any controlling stockholder, majority owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

  "Sale/Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby Holdings transfers such property to a Person and leases it back from such Person, other than (i) any such arrangement (a) the term of which is for not more than one year and (b) the Attributable Debt associated with which is less than $1.0 million (aggregating any series of related transactions), and (ii) any such arrangement between Holdings and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

  "Specified Amount" on any specific date with respect to any share of Senior Preferred Stock means the sum of (i) the liquidation preference with respect to such share and (ii) the dividends that accrued in dividend accrual periods ending on or prior to December 15, 1999 and on or prior to such specific date that have not previously been paid in cash (the dividends described in this clause (ii) being herein called "Accumulated Dividends"). As of September 27, 1995, the Specified Amount was $28.07 per share.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). The term "Subsidiary" will not include any "Unrestricted Subsidiary" as such term is used in the Note Indenture (but without giving effect to any amendments thereto after the Issue Date).

  "Transfer Agent" means The Bank of New York or any successor thereto appointed by Holdings as transfer agent with respect to the Senior Preferred Stock.

  "Voting Stock" means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

  "Warrant Shares" means the shares of Common Stock issued by Holdings upon the exercise of Warrants.

  "Warrants" means warrants to purchase shares of Common Stock of Holdings.

  "Warren Certificate of Designations" means the certificate of designations, preferences and relative, participating, optional and other special rights of preferred stock and qualifications, limitations and restrictions thereof relating to the Warren Senior Preferred Stock, as amended from time to time.

  "Warren Common Equity" means all shares now or hereafter authorized of any class of common stock of Warren, including, without limitation, the common stock, par value $.01 per share, of Warren, and any other stock of Warren, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of Warren without limit as to per share amount.

  "Warren Debenture Indenture" means the indenture to be entered into between Warren and the United States Trust Company, as trustee, under which the Warren Debentures can be issued, which will be substantially in the form from time to time on file with the Secretary of Warren.

  "Warren Debentures" means the 14% Series A Subordinated Exchange Debentures due 2006 of Warren and the 14% Series B Subordinated Exchange Debentures due 2006 of Warren.

  "Warren Senior Preferred Stock" means the 14% Series A Senior Exchangeable Preferred Stock due 2006 of Warren or the 14% Series B Senior Exchangeable Preferred Stock due 2006 of Warren or any other preferred stock of Warren issued in exchange for or the proceeds of which are used to purchase or redeem any such Senior Exchangeable Preferred Stock due 2006.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the sum of all such payments.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                    DESCRIPTION OF THE EXCHANGE DEBENTURES

GENERAL

  The Exchange Debentures will, if and when issued, be issued pursuant to an Indenture (the "Exchange Debenture Indenture") between Holdings and United States Trust Company of New York, as trustee (the "Exchange Debenture Trustee") a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act). The Exchange Debentures will be subject to all such terms, and Holders of Exchange Debentures are referred to the Exchange Debenture Indenture and the Trust Indenture Act for a statement thereof. The following summary containing all material provisions of the Exchange Debenture Indenture is qualified in its entirety by reference to the Exchange Debenture Indenture, including the definitions therein of certain terms used below, and the Trust Indenture Act. The definitions of certain terms used in the Exchange Debenture Indenture and in the following summary and not defined under "--Certain Definitions" are substantially the same as those used in the Certificate of Designations. For a description thereof, see "Description of the Senior Preferred Stock--Certain Definitions".

  The Exchange Debentures will be general unsecured obligations of Holdings and will be subordinated to all existing and future Senior Debt of Holdings (as defined in the Exchange Debenture Indenture). See "--Subordination". In addition, the Exchange Debentures will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Subsidiaries. Any right of Holdings to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Exchange Debentures to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that Holdings is itself recognized as a creditor of such Subsidiary, in which case the claims of Holdings would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by Holdings. The principal amount of Senior Debt of Holdings outstanding as of September 27, 1995, was approximately $630.0 million (which does not include certain letters of credit of Warren, which, if drawn upon, would be included therein).

MATURITY AND INTEREST

  The Exchange Debentures will be limited in aggregate principal amount to the Specified Amount of the Senior Preferred Stock exchanged therefor, plus such principal amount of additional Exchange Debentures as may be issued in lieu of cash interest, and will mature on December 15, 2011. Interest on the Exchange Debentures will accrue initially at the rate of 15% per annum, except that if any Exchange Debentures are outstanding on and after December 15, 2006, such rate will increase by 0.25% per annum quarter-annually on March 15, June 15, September 15 and December 15 of each year commencing on December 15, 2006, up to a maximum rate of 20% per annum. Interest will be payable semi-annually in arrears on June 15 and December 15, commencing with the first such date to occur after the date of exchange, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Exchange Debentures will be payable at the office or agency of Holdings maintained for such purpose within the City and State of New York or, at the option of Holdings, payment of interest, if any, may be made by check mailed to the Holders of the Exchange Debentures at their respective addresses set forth in the register of Holders of Exchange Debentures; provided that all payments with respect to debentures issued in global form will be required to be made by wire transfer of immediately available same day funds to the accounts specified by the holders thereof. Until otherwise designated by Holdings, Holdings' office or agency in New York will be the office of the Exchange Debenture Trustee maintained for such purpose. On or prior to December 15, 1999, Holdings may pay all or a portion of any installment of interest on the Exchange Debentures by issuing additional Exchange Debentures valued at 100% of their principal amount. See "Material Federal

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

Income Tax Considerations". After December 15, 1999, interest may only be paid in cash. Holdings does not expect to pay interest on the Exchange Debentures in cash prior to June 15, 2000. The Exchange Debentures will be issued in denominations of $1,000 and integral multiples thereof.

REDEMPTION

  Optional. The Debentures shall be redeemable at Holdings' option in whole, at any time, or in part, from time to time, at a redemption price equal to 100% of the principal amount thereof, plus all accrued and unpaid interest, if any, thereon to the date of redemption.

  Mandatory. Upon the occurrence of (i) an Initial Public Offering of Common Stock, (ii) a merger, consolidation or other business combination involving Holdings or Warren (other than any merger (A) of Holdings with and into Warren, (B) of Warren with and into Holdings, (C) of Warren with and into any Wholly Owned Subsidiary of Holdings, (D) of any Subsidiary of Holdings with and into Holdings or Warren, (E) of any other Person with and into Holdings or any of its Subsidiaries, provided that Holdings or such Subsidiary shall be the surviving corporation, or (F) solely for the purpose of changing its state of incorporation) or (iii) the sale, lease, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole, Holdings will call for redemption (subject to the terms and conditions of the Credit Agreement) all outstanding Debentures at a redemption price equal to 100% of the principal amount thereof, plus all accrued and unpaid interest, if any, thereon to the date of redemption. If, and to the extent that, the provisions of this paragraph will require Holdings to redeem the Debentures and the provisions of the covenant "Change of Control" below will simultaneously require Holdings to make a Change of Control Offer (as defined below) for the Debentures, the provisions of the covenant "Change of Control" below will control.

SUBORDINATION

  The payment of principal of, premium, if any, and interest on the Exchange Debentures is subordinated in right of payment, as set forth in the Exchange Debenture Indenture, to the prior payment in full of all Senior Debt.

  Upon any distribution to creditors of Holdings in a liquidation or dissolution of Holdings or in a bankruptcy, reorganization, insolvency, winding up, receivership or similar proceeding relating to Holdings or its property, in an assignment for the benefit of creditors or any marshalling of Holdings' assets and liabilities, in each such case whether voluntary or involuntary, domestic or foreign (i) the holders of Senior Debt of Holdings will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding in accordance with the terms of the applicable Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) before the Holders of Exchange Debentures will be entitled to receive any payment (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of Holdings being subordinated to the payment of the Exchange Debentures) with respect to the Exchange Debentures, and (ii) until all Obligations with respect to Senior Debt of Holdings are paid in full, any such distribution to which the Holders of Exchange Debentures would be entitled shall be made to the holders of such Senior Debt (except that so long as the Exchange Debentures are not treated in any case or proceeding or other event described above as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution, Holders of Exchange Debentures may receive securities that are subordinated at least to the same extent as the Exchange Debentures to Senior Debt of Holdings and any securities issued in exchange for such Senior Debt and that are authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law which gives effect to the subordination of the Exchange Debentures to Senior Debt in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; provided that the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and issuing such securities).

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

  Holdings also may not make any payment upon or distribution in respect of the Exchange Debentures whether on account of principal, interest, premium, if any, or otherwise (other than securities that are subordinated to at least the same extent as the Exchange Debentures to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt) if: (i) a default in the payment of the principal of, premium, if any, or interest on any Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt or would occur as a consequence of such payment that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or lapse of time and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Holdings or any representative of the holders of any such Designated Senior Debt (including the administrative agent under the Credit Agreement). Payments on the Exchange Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and not paid. No new period of payment blockage may be commenced within 365 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

  The Indenture further requires that Holdings promptly notify holders of Senior Debt of Holdings if payment of the Exchange Debentures is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Debentures may recover less ratably than creditors of Holdings who are holders of Senior Debt. At September 27, 1995, the aggregate principal amount of Senior Debt of Holdings was approximately $630.0 million (which does not include certain letters of credit of Warren, which, if drawn upon, would be included therein). The Exchange Debenture Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that Holdings and its Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock".

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each Holder of Exchange Debentures will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Holdings will mail a notice to each Holder stating: (1) that the Change of Control Offers is being made pursuant to the covenant entitled "Change of Control" and that all Exchange Debentures properly tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 75 days nor later than 105 days from the date such notice is mailed (the "Change of Control Payment Date"), provided that the Change of Control Payment Date shall not occur until at least 15 days after the "Change of Control Payment Date" pursuant to the Indenture relating to any such Change of Control; (3) that any Exchange Debenture not properly tendered will continue to accrue interest, if any; (4) that, unless Holdings defaults in the payment of the Change of Control Payment, all Exchange Debentures accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Exchange Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Debentures completed to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Exchange Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchange Debentures purchased; and (7) that Holders whose Exchange Debentures are being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

  On the Change of Control Payment Date, Holdings will, to the extent lawful:
(1) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Debentures or portions thereof being purchased by Holdings. The Paying Agent will promptly mail to each Holder of Exchange Debentures so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; provided that each such new Exchange Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Holdings will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Debentures required by this covenant. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  Except as described above with respect to a Change of Control, the Exchange Debenture Indenture does not contain provisions that permit the Holders of the Exchange Debentures to require that the Company repurchase or redeem the Exchange Debentures in the event of a takeover, recapitalization or similar restructuring.

  The Credit Agreement provides that a default will occur thereunder if (i) Sappi and its wholly owned Subsidiaries cease to beneficially own at least 51% (or 40% after an initial public offering or subsequent public offering of common stock) of the Capital Stock (as defined therein) of Holdings or to have the right to appoint a majority of the Board of Directors of Holdings, (ii) Holdings shall cease to own all the Capital Stock of Warren (other than the Warren Senior Preferred Stock) or (iii) a Change of Control (as defined in the Indenture) shall have occurred under the Indenture. Any future credit agreements or other agreements relating to Senior Debt to which Holdings or Warren becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Holdings is prohibited from purchasing Exchange Debentures, Holdings could seek the consent of its lenders to the purchase of Exchange Debentures or could attempt to refinance the borrowings that contain such prohibition. If Holdings does not obtain such a consent or repay such borrowings, Holdings will remain prohibited from purchasing Exchange Debentures. In such case, Holdings' failure to purchase tendered Exchange Debentures would constitute an Event of Default under the Exchange Debenture Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Exchange Debenture Indenture would likely restrict payments to the Holders of Exchange Debentures. See "Risk Factors--Restrictions on Making a Change of Control Offer, Antitakeover Effects of Change of Control Provisions".

  Holdings will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1 and Rule 13e-4, in connection with any offer required to be made by Holdings to repurchase the Exchange Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Exchange Debenture Indenture, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Exchange Debenture Indenture by virtue thereof.

  The provisions relative to Holdings' obligation to make an offer to repurchase the Exchange Debentures as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Exchange Debentures.

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

CERTAIN COVENANTS

  Restricted Payments. The Exchange Debenture Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (or payment of fees or other amounts in lieu thereof) on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings, (y) dividends or distributions payable (A) to Holdings or any Wholly Owned Restricted Subsidiary of Holdings or (B) pro rata to all holders of Capital Stock of a Restricted Subsidiary of Holdings or (z) dividends or distributions with respect to the Senior Preferred Stock and the Warren Senior Preferred Stock); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings or any Restricted Subsidiary or other Affiliate of Holdings (other than any such Equity Interests owned by Holdings or any Wholly Owned Restricted Subsidiary of Holdings); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures, except at final maturity or in accordance with the mandatory redemption or repurchase provisions set forth in the original documentation governing such Indebtedness; or (iv) make any Investment in an Unrestricted Subsidiary of Holdings (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

    (a) no Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) Warren would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08 of the Warren Debenture Indenture; and

    (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i),
  (ii) and (xi) of the next succeeding paragraph but excluding Restricted Payments permitted by clauses (iii) through (x), (xii), (xiii) and (xiv) of the next succeeding paragraph), is less than the sum (without duplication) of:

      (A) 50% of the Consolidated Net Income of Holdings (determined by excluding amounts included in clause (D)) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such consolidated Net Income for such period is a deficit, less 100% of such deficit);

      (B) 100% of the aggregate net cash proceeds received by Holdings from the issue or sale after the Issue Date of Equity Interests of Holdings or of debt securities of Holdings that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of Holdings and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock);

      (C) the aggregate cash received by Holdings after the Issue Date as capital contributions to Holdings; and

      (D) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (1) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by Holdings or any Wholly Owned Restricted Subsidiary of Holdings from Unrestricted Subsidiaries, (2) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
    (3) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

  The foregoing provisions shall not prohibit: (i) the making of any Restricted Payment within 60 days after the date of declaration thereof or the making of any binding commitment in respect thereof, if at said date of declaration or commitment such Restricted Payment would have complied with the provisions of the Exchange Debenture Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Holdings, or the defeasance, redemption or repurchase of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of Equity Interests of Holdings (other than any Disqualified Stock) or out of the proceeds of a substantially concurrent cash capital contribution received by Holdings; (iii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings held by employees of Holdings or its Subsidiaries pursuant to any employee equity subscription agreement, stock incentive agreement or stock ownership arrangement; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by Holdings during such twelve-month period from any reissuance of Equity Interests of Holdings to employees of Holdings or its Subsidiaries and (B) no Default shall have occurred and be continuing immediately after such transaction; (iv) the issuance of the Debentures in exchange for the Senior Preferred Stock and the issuance of the Warren Debentures in exchange for the Warren Senior Preferred Stock and any cash payments made in lieu of the issuance of Debentures or Warren Debentures having a face value less than $1,000 and any cash payments representing accrued and unpaid liquidated damages and dividends on the Warren Senior Preferred Stock; (v) a yearly advisory fee to Sappi Limited and/or its Affiliates of $1.0 million in lieu of charges to Holdings for time spent on Holdings matters by senior executive officers of Sappi Limited and its Affiliates or for related travel and out-of-pocket expenses; (vi) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding not to exceed $10.0 million; (vii) any cash payments by Holdings representing accrued and unpaid dividends on the Senior Preferred Stock; (viii) upon exercise of the Warrants, cash payments made by Holdings in lieu of the issuance of fractional Warrant Shares; (ix) the repurchase of Warren Senior Preferred Stock and Senior Preferred Stock in accordance with the terms thereof upon the occurrence of a Change of Control and the mandatory redemption of Senior Preferred Stock in accordance with the terms thereof; (x) Investments in employees in the ordinary course of business; (xi) an Investment in a joint venture at lease 50% owned by Holdings where the consideration for such Investment consists of existing coating, laminating or finishing machines at Warren's Westbrook, Maine and Mobile, Alabama facilities; provided that such joint venture shall not Incur or at any time have outstanding any Indebtedness (other than Indebtedness consisting of a Lien on such machines to secure Indebtedness under the Credit Agreement); (xii) an Investment in an amount up to $15.0 million for the development of a de-inked fiber facility and businesses related thereto being sponsored by the Bronx Community Paper Company; (xiii) cash payments representing liquidated damages under the Class A Warrant Agreement and (xiv) Affiliate Transactions (as defined in the Indenture) permitted pursuant to Section 4.11 of the Indenture pursuant to agreements existing at the time of the Merger.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  Incurrence of Indebtedness. The Exchange Debenture Indenture provides that Holdings will not, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and that Holdings will not issue any Disqualified Stock other than (i) in respect of advances received from Warren, but only to the extent Warren could have paid a cash dividend in lieu thereof and (ii) Guarantees by Holdings of (A) obligations under the Credit Agreement and (B) other obligations of Warren or any of its Subsidiaries.

  Merger, Consolidation or Sale of Assets. The Exchange Debenture Indenture provides that Holdings shall not consolidate or merge with or into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a)(i) the resulting, surviving or transferee person (the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the

District of Columbia, (ii) the Successor Company (if other than the Company) assumes all the obligations of Holdings under the Debentures, the Exchange Debenture Indenture and the Registration Rights Agreement (but only to the extent applicable to the Debentures) pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction no Default exists, and (iv) the Successor Company will have Consolidated Net Worth (immediately after the transaction on a pro forma basis but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction, or (b) the Debentures will be called for redemption in connection with such transaction in the manner contemplated by "--Redemption--Mandatory".

  Ownership of Warren Common Equity. The provisions of the Exchange Debenture Indenture relating to ownership of Warren Common Equity are substantially the same as the provisions of the Certificate of Designations relating to such matters. For a description thereof, see "Description of the Senior Preferred Stock-- Certain Covenants--Ownership of Warren Common Equity".

  Issuance of Other Preferred Stock of Warren. The Exchange Debenture Indenture provides that for so long as any Debentures are outstanding, Holdings shall cause Warren not to issue any shares of Preferred Stock, other than shares of Warren Senior Preferred Stock.

  Dividend Payments by Subsidiaries. The provisions of the Exchange Debenture Indenture relating to dividend payments by Subsidiaries are substantially the same as the provisions of the Certificate of Designations relating to such matters. For a description thereof, see "Description of the Senior Preferred Stock--Certain Covenants--Dividend Payments by Subsidiaries."

  Payments for Consent. The Exchange Debenture Indenture provides that neither Holdings nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Debentures for or as an inducement to any consent, waiver or amendment or any of the terms or provisions of the Exchange Debenture Indenture, the Registration Rights Agreement (but only to the extent applicable to the Debentures) or the Debentures, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Debentures that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports. The provisions of the Exchange Debenture Indenture relating to the provision of reports and information by Holdings are substantially the same as the provisions of the Certificate of Designations relating to such matters. For a description thereof, see "Description of the Senior Preferred Stock-- Certain Covenants--Reports".

EVENTS OF DEFAULT AND REMEDIES

  The Exchange Debenture Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Debentures (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Debentures (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by Holdings to comply with the provisions described above under the caption "-- Change of Control"; (iv) failure by Holdings for 30 days after notice from the Trustee or holders of 25% of the aggregate principal amount of the Debentures then outstanding to comply with the covenants described under "--Restricted Payments", "--Incurrence of Indebtedness" or "--Merger, Consolidation or Sale of Assets" above; (v) failure of Holdings for 60 days after notice from the Trustee or Holders of 25% of the aggregate principal amount of the Debentures then outstanding to comply with any of its other agreements in the Exchange Debenture Indenture, the Registration Rights Agreement (but only to the extent applicable to the Debentures) or the Exchange Debenture; (vi) default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, on such Indebtedness when due after giving effect to any applicable grace periods provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness (which Indebtedness has not been repaid and as to which such default has not been cured or such acceleration has not been rescinded), together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (which Indebtedness has not been repaid and as to which such default has not been cured or such acceleration has not been rescinded), aggregates $20.0 million or more; (vii) failure by Holdings or any Restricted Subsidiary which is a Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to Holdings or any Restricted Subsidiary which is a Significant Subsidiary.

  If any event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Holdings, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce the Exchange Debenture Indenture or the Debentures except as provided in the Exchange Debenture Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default (except a Default relating to the payment of principal or interest), if it determines that withholding notice is in their interest.

  The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default and its consequences under the Exchange Debenture Indenture except a continuing Default in the payment of interest on, or the principal of, the Debentures.

  Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Debenture Indenture, and Holdings is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  Holdings may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Debentures ("Legal Defeasance"), except for: (i) the rights of Holders of outstanding Debentures to receive payments from the trust described below in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (ii) Holdings' obligations with respect to the Debentures concerning issuing temporary Debentures, registration of Debentures, mutilated, destroyed, lost or stolen Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and Holdings' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Debenture Indenture. In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, and bankruptcy, receivership, rehabilitation and insolvency events with respect to Holdings) described under "Events of Default" will no longer constitute an Event of Default with respect to the Debentures.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debentures, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case

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

may be, and Holdings must specify whether the Debentures are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit) or insofar as Events of Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound; (vi) Holdings must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds are not subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Holdings must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders of Debentures over the other creditors of Holdings with the intent of defeating, hindering, delaying or defrauding creditors of the Holdings or others; and (viii) Holdings must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of Holdings, as such, shall have any liability for any obligations of Holdings under the Exchange Debentures and the Exchange Debenture Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures by accepting an Exchange Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and does not affect any Holder's right to sue under federal securities laws for violations thereof.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Exchange Debentures in accordance with the Exchange Debenture Indenture. The Registrar and the Exchange Debenture Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Debenture Indenture. Holdings is not required to transfer or exchange any Exchange Debenture selected for redemption. Also, Holdings is not required to transfer or exchange any Exchange Debenture for a period of 15 days before a selection of Exchange Debentures to be redeemed.

  The registered Holder of a Exchange Debenture will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Exchange Debenture Indenture or the Debentures may be amended or supplemented with the consent of the Holders of a majority in principal amount

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

of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for Debentures), and any existing default or compliance with any provision of the Exchange Debenture Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder): (i) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures, (iii) reduce the rate of or change the time for payment of interest on any Debenture, (iv) waive a Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration), (v) make any Debenture payable in money other than that stated in the Debentures, (vi) make any change in the provisions of the Exchange Debenture Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal or premium, if any, or interest on the Debentures, (vii) waive a redemption payment with respect to any Debenture, or (viii) make any change in the foregoing amendment and waiver provisions. In addition, without affecting the right of any third party beneficiary to consent to such amendment, any amendment to the provisions of Article 10 of the Exchange Debenture Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Debentures then outstanding, if such amendment would adversely affect the rights of Holders of Debentures.

  Notwithstanding the foregoing, without notice to or the consent of any Holder of Debentures, Holdings and the Trustee may amend or supplement the Exchange Debenture Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of Holdings' obligations to Holders of Debentures in the case of a merger or consolidation, to secure the Debentures, to add Guarantees with respect to the Debentures, to make any change that would provide any additional rights or benefits to the Holders of Debentures or that does not adversely affect the legal rights under the Exchange Debenture Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE EXCHANGE DEBENTURE TRUSTEE

  The Exchange Debenture Indenture contains certain limitations on the rights of the Exchange Debenture Trustee, should it become a creditor of Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Exchange Debenture Trustee will be permitted to engage in other transactions with Holdings and its Affiliates; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Exchange Debenture Trustee, subject to certain exceptions. The Exchange Debenture Indenture provides that in the case an Event of Default shall occur (which shall not be cured), the Exchange Debenture Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Exchange Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Debenture Indenture at the request of any Holder of Exchange Debentures, unless such Holder shall have offered to the Exchange Debenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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

CERTAIN DEFINITIONS

  "Board Resolution" means a resolution authorized by the Board of Directors.

  "Business Day" means any day other than a Legal Holiday.

  "Designated Senior Debt" means any Senior Debt permitted hereunder and that has been designated by Holdings as "Designated Senior Debt."

  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Debentures) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Registration Rights Agreement" means that certain Preferred Stock Registration Rights Agreement dated as of July 6, 1995 among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC, L.L.C., UBS Capital Corporation and Holdings, as amended from time to time.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Senior Debt" means with respect to Holdings, (i) any Indebtedness Incurred by Holdings, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures; provided that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of Holdings, (c) any trade payables or
(d) any Indebtedness that is incurred in violation hereof.

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and (ii) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; provided that Holdings or any of its Restricted Subsidiaries may Guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary but only to the extent that Holdings or such Restricted Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to "Certain Covenants--Restricted Payments" above and any such arrangement shall be deemed an Incurrence of Indebtedness by Holdings or such Restricted Subsidiary for purposes of "Certain Covenants-- Incurrence of Indebtedness" above; (b) subject to clause (a) above, is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has at least one director on its board of directors that is not a director or executive officer of Holdings or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Holdings or any of

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

its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by "Certain Covenants--Restricted Payments" above. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Debenture Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under "Certain Covenants--Incurrence of Indebtedness" above, Holdings shall be in default of such covenant). The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under "Certain Covenants--Incurrence of Indebtedness" above, and (ii) no Default would be in existence following such designation.

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

                          DESCRIPTION OF THE WARRANTS

  The Class A Warrants were issued pursuant to a Warrant Agreement (the "Class A Warrant Agreement") dated as of December 20, 1994, between Holdings and the Bank of New York, a New York banking corporation ("BNY"), as Warrant Agent. The Class B Warrants were issued pursuant to a Class B Warrant Agreement (the "Class B Warrant Agreement" and, together with the Class A Warrant Agreement, the "Warrant Agreements") dated as of December 20, 1994, as amended and restated as of July 6, 1995, between Holdings and BNY, as Warrant Agent. A copy of each of the Warrant Agreements is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The following summary containing all material provisions of the Class A Warrants and the Class B Warrants is qualified in its entirety by reference to the provisions of the Class A Warrant Agreement and the Class B Warrant Agreement, respectively, relating thereto. The Class A Warrant Agreement and the Class B Warrant Agreement are substantially similar with respect to the terms and conditions of the Warrants. The following summary applies to both the Class A Warrants and the Class B Warrants, except where distinctions are specifically noted. Any capitalized term not defined herein shall have the meaning assigned to it in the respective Warrant Agreements.

GENERAL

  Each Class A Warrant, when exercised, will entitle the holder thereof to receive 0.29948 of one fully paid and non-assessable share of Common Stock (each, a "Warrant Share") at an exercise price of $0.01 per share, subject to adjustment (the "Exercise Price"). Each Class B Warrant, when exercised, will entitle the holder thereof to receive one Warrant Share at an Exercise Price of $0.01 per share, subject to adjustment. The 2,700,000 Class A Warrants being sold pursuant to the Offering will entitle the holders thereof to purchase in the aggregate 808,596 shares of Common Stock, or approximately 2.3% of Holdings' outstanding Common Stock as of the date hereof on a fully diluted basis. The 150,000 Class B Warrants being sold pursuant to the Offering will entitle the holders thereof to purchase in the aggregate 150,000 shares of Common Stock or approximately 0.4% of Holdings' outstanding Common Stock as of the date hereof on a fully diluted basis.

  IF THE MERGER BECOMES EFFECTIVE, EACH CLASS A WARRANT WILL BECOME EXERCISABLE SOLELY FOR $5.2708 IN CASH, AND EACH OUTSTANDING CLASS B WARRANT WILL BECOME EXERCISABLE SOLELY FOR $17.60 IN CASH, IN EACH CASE UPON PAYMENT OF THE EXERCISE PRICE AND SATISFACTION OF THE OTHER TERMS AND CONDITIONS OF THE RELATED WARRANT AGREEMENT. AS A RESULT OF THE MERGER, HOLDERS OF THE WARRANTS WILL NO LONGER HAVE ANY RIGHT TO OBTAIN SHARES OF COMMON STOCK OF HOLDINGS (AS CONSTITUTED BEFORE THE MERGER) OR CLASS A COMMON STOCK OR CLASS B COMMON STOCK OF HOLDINGS (AS CONSTITUTED AFTER THE MERGER). SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--MINORITY ACQUISITION AND MERGER", "DESCRIPTION OF CAPITAL STOCK" AND "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--EFFECT OF MERGER".

  The Warrants may be exercised at any time prior to 5:00 p.m., New York City time, on December 15, 2006 (the "Expiration Date"), subject to applicable federal and state securities laws. All outstanding Warrants not exercised prior to the Expiration Date will terminate and become void. No adjustments as to dividends will be made upon exercise of the Warrants. The Warrants may be exercised by surrendering to Holdings the Warrant certificates evidencing the Warrants with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price to the Warrant Agent for the account of Holdings. Payment may be made in cash or by certified or official bank check to the order of Holdings. Alternatively, a holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants, less that number of Warrant Shares having a current market price on the date immediately preceding such exercise equal to the aggregate Exercise Price that such holder would otherwise have paid. Upon surrender of the Warrants and payment of the Exercise Price, Holdings will issue and cause to be delivered, to or upon the written order of such holder, a stock certificate representing the number of full Warrant Shares issuable upon exercise of such Warrants. In the event that such exercise would cause the issuance of a fraction of a Warrant Share, Holdings will pay an amount in cash equal to the current market price per Warrant Share on the day immediately preceding such exercise, multiplied by such fraction. A Holder of Warrant Shares shall be deemed to have become a holder

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

of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price. Warrants are exercisable either in full or from time to time in part prior to the Expiration Date. If fewer than all the Warrants to be exercised are evidenced by a Warrant Certificate, a new Warrant Certificate will be issued for the remaining number of Warrants. The Warrant Agent will cancel all Warrant Certificates surrendered upon the exercise of the Warrants and will deliver such cancelled certificates to Holdings for disposal.

  Holdings will at all times reserve the maximum number of shares of Common Stock that may be deliverable upon exercise of all outstanding Warrants. Such shares of Common Stock are kept available out of Holdings, authorized but unissued, or authorized and issued and held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of Warrants. Holdings or an appointed transfer agent for the Common Stock is irrevocably authorized and directed to reserve such shares for such purpose. Holdings covenants that all Warrant Shares that may be issued upon the exercise of Warrants will be fully paid, nonassessable, free of preemptive rights, free from all taxes (except as described above) and free from all liens.

  No Warrant can be exercised unless at the time thereof an effective registration statement under the Act relating to the shares of Common Stock to be issued upon such exercise has been declared effective by the Commission or the issuance of such shares is permitted pursuant to an exemption from the registration requirements of the Act.

  The Exercise Price and the number of Warrant Shares are both subject to adjustment in certain cases referred to below.

ADJUSTMENTS

  The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events, and in the manner, described below. De minimis adjustments are not required.

  The current market price per share of Common Stock for purposes of the adjustments discussed below on any date is the average of the Quoted Price of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market or the last reported sales price for consolidated trading of the Common Stock on an exchange. In the absence of one or more such quotations, the Board of Directors will determine the current market price in good faith (assuming a valuation of Holdings and its subsidiaries as a whole, in the case of the Class B Warrants).

  Holdings will notify holders of all Exercise Price adjustments. If: (a) Holding takes any action that would require an adjustment in the Exercise Price or an adjustment in the number of Warrant Shares issuable (as described below); (b) Holdings effects a reorganization; or (c) there is a liquidation or dissolution of Holdings; then Holdings will mail a notice to all holders of Warrants 15 days prior to the proposed record date for a dividend or distribution, or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution.

  Change in Capital Stock. If Holdings: (a) pays a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock; (b) subdivides its Common Stock into a greater number of shares; (c) combines its Common Stock into a smaller number of shares; (d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (e) issues any shares of its capital stock by reclassification of its Common Stock; then the Exercise Price then in effect will be proportionately adjusted so that the holder of any Warrant exercising its Warrants after such event may receive, upon payment of the aggregate adjusted Exercise Price, the aggregate number and kind of shares of Holdings' capital stock that such holder would have received had such Warrants been exercised immediately prior to such event and prior to the adjustment of the Exercise Price. The adjustment will become effective immediately after the record date, in the case of a dividend or distribution, and immediately after the effective date, in the case of a subdivision,

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

combination or reclassification. If after an adjustment a Warrant holder upon exercise may receive shares of two or more classes of Holdings' capital stock, then the Board of Directors will determine the allocation of the adjusted Exercise Price among the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock will be subject to adjustment on terms comparable to those described above.

  Rights Issue. If Holdings distributes any rights, options or warrants to all holders of Common Stock, entitling them to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock within 60 days after the record date for such issuance of rights, options or warrants at an offering price (or with an initial conversion, exchange or exercise price plus such offering price) that is less than the current market price per share on the record date, then the Exercise Price will be adjusted accordingly. The adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants requiring the adjustment. If, at the end of the period during which such rights, options or warrants are exercisable, not all such instruments were exercised, then the Exercise Price will be readjusted immediately to reflect the number of shares actually issued.

  Other Distributions. If Holdings distributes to all holders of its Common Stock any of Holdings' assets, debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of Holdings, then the Exercise Price will be adjusted (subject to certain exceptions) accordingly. The adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

  Common Stock Issue. If Holdings issues shares of Common Stock for a consideration per share less than the current market price per share on the date Holdings fixes the offering price of such additional shares, then the Exercise Price will be adjusted (subject to certain exceptions) accordingly. The adjustment will become effective immediately after such issuance.

  Convertible Securities Issue. If Holdings issues any securities convertible into or exchangeable for Common Stock for a conversion or exchange price less than the current market price for a share of Common Stock, then the Exercise Price will be adjusted (subject to certain exceptions) accordingly. This adjustment will become effective immediately after such issuance.

  If the conversion or exchange privileges of any securities for which the adjustment described above has been made expire prior to the exercise of such privileges, then the Exercise Price will be readjusted upon such expiration to reflect the number of shares of Common Stock actually issued or sold upon the exercise of any such privileges, and the exercise price and aggregate consideration Holdings actually received. No such readjustment will, however, increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise of each Warrant to an amount higher or lower, respectively, than that determined by the initial adjustment described above.

  Reorganization of Holdings. If Holdings consolidates with or merges into another person, sells, conveys, transfers, leases or otherwise disposes of all or substantially all its assets to another person, or enters into any other business combination involving another person, then upon consummation of such a transaction, the Warrants will be automatically exercisable for the amount and kind of securities, cash or other property or assets to which the holder of a Warrant would have been entitled immediately before the effective date of such transaction. The corporation formed by any such merger or consolidation or other combination, or the person to whom the assets were sold, conveyed, transferred, leased or disposed, will enter into a supplemental warrant agreement to effect the exercise of Warrants described above and to provide for adjustments as necessary.

  Number of Shares. Upon each adjustment of the Exercise Price or the occurrence of an event that would require such an adjustment (except where the Board of Directors determines that no adjustment is necessary), the number of shares of Common Stock for which each Warrant may be exercised will be adjusted accordingly.

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

  When No Adjustment Is Required. No adjustment in the Exercise Price need be made for certain transactions referred to above to the extent that holders of Warrants will participate on a basis that the Board of Directors determines to be fair and appropriate in light of the basis of the participation in such transactions of Common Stock holders. No adjustment to the Exercise Price will be made for any dividend or interest reinvestment plan or for a change in the par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustments are required to be made as to the cash, and no interest will accrue on such cash.

NOTICES TO WARRANT HOLDERS

  Upon each adjustment of the Exercise Price or the number of Warrant Shares, Holdings will within 15 days (i) cause an independent public accountants firm of nationally recognized standing selected by the Board of Directors to file a certificate with the Warrant Agent setting forth the adjusted Exercise Price or the new number of Warrant Shares, the method of calculation and the facts upon which the calculations were based and (ii) mail notice of such adjustments to all Warrants holders.

  If Holdings: (i) authorizes the issuance to all Common Stock holders of rights, options or warrants to purchase shares of Common Stock or other subscription rights; (ii) authorizes the distribution to all Common Stock holders of evidences of indebtedness or assets (other than cash dividends or distributions); (iii) is a party to any consolidation or merger for which shareholder approval is required, or intends to convey all its assets or reclassify its stock or participate in a tender offer or exchange offer for shares of Common Stock; (iv) will be voluntarily or involuntarily subject to dissolution, liquidation, or winding up; or (v) proposes to take action that would require an adjustment of the Exercise Price or number of Warrant Shares to be issued upon exercise of a Warrant, then Holdings will file a notice with the Warrant Agent and deliver a notice to each Warrant holder. The notice will state: (i) the record date for the right of Common Stock holders to receive any rights, options, warrants or distribution; (ii) the initial expiration date of any tender offer or exchange offer for shares of Common Stock; or
(iii) the date on which Holdings expects any reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up to become effective or to be consummated, and the date as of which record holders of Common Stock will be entitled to exchange such shares for securities or other property in connection with the specified transaction. Nothing in the Warrant Agreement or any Warrant certificate may be construed as conferring on the holders of Warrants the right to vote, consent or receive notice as shareholders in respect of the meetings of shareholders, the election of directors of Holdings or any other matter.

REGISTRATION

  Holdings is required to use its best efforts with respect to the Class A Warrants, and its reasonable best efforts with respect to the Class B Warrants, to keep the registration statement, of which this Prospectus is a part, continuously effective until December 20, 1997. The Company does not believe there is a material difference between the "best efforts" standard and "reasonable best efforts" standard for maintaining the effectiveness of such Registration Statement. As a result of the Company's failure to obtain the effectiveness of the Registration Statement with respect to the Class A Warrants by the required date, the Company is obligated to pay liquidating damages. As of April 2, 1997, accrued liquidated damages were approximately $0.9 million.

REPORTS

  Whether or not required by the rules and regulations of the Commission, so long as any Warrants or Warrant Shares are outstanding, Holdings will furnish to the holders thereof (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings' certified independent auditors and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Holdings shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

WARRANT AGENT

  The Bank of New York is the Warrant Agent. The Warrant Agent may resign upon 30 days' notice to Holdings. Holdings will appoint a successor if the Warrant Agent resigns or becomes incapable of acting as Warrant Agent.

AMENDMENT

  From time to time, Holdings and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants will require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by Holdings or any of its Affiliates). The consent of each holder of the Warrants affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement) or the exercise period with respect to the Warrants would be shortened.

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK OF HOLDINGS

  The following description of the capital stock of Holdings and the description of Holdings' Amended and Restated Certificate of Incorporation and By-laws containing all material provisions thereof is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and By-laws of Holdings, copies of which are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. In addition, Holdings' Amended and Restated Certificate of Incorporation will be further amended pursuant to the Merger Agreement if the Merger becomes effective. The description of the capital stock of Holdings and the amendment to the Amended and Restated Certificate of Incorporation of Holdings to be effected by the Merger is qualified in its entirety by reference to the text of the such amendment attached as Annex I to the Merger Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

  Holdings was incorporated in 1994 under the Delaware General Corporation Law (the "DGCL"). The authorized capital stock of Holdings currently consists of
(i) 100,000,000 shares of Common Stock, par value $.01 per share, of which approximately 30,700,000 shares were issued and outstanding as of the date of this Prospectus and (ii) 5,000,0000 shares of Preferred Stock, par value $.01 per share, of which 1,500,000 shares are issued and outstanding as Senior Preferred Stock. If the Merger becomes effective, the capital stock of Holdings will consist of (i) 250,000 shares of voting Class A Common Stock, par value $.01 per share, of which 75,065 shares will be issued and outstanding, (ii) 50,000 shares of non-voting convertible Class B Common Stock, par value $.01 per share, of which 24,935 shares will be issued and outstanding and (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 1,500,000 shares will be issued and outstanding as Senior Preferred Stock (assuming no exercise of appraisal rights).

  The holders of the Common Stock are entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor and to receive pro rata the assets of Holdings legally available for distribution upon liquidation after payment to holders of preferred stock having a liquidation preference over the Common Stock. Each holder of Common Stock is entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote. There are no preemptive, conversion or redemption rights applicable to the shares of Common Stock. The currently outstanding shares of Common Stock are fully paid and non-assessable. If the Merger becomes effective, each holder of voting Class A Common Stock will be entitled to one vote per share on all matters on which holders of common stock are entitled to vote. The Class B Common Stock is not entitled to vote except as required by law and except with respect to certain charter amendments. Each share of Class B Common Stock is convertible, to the extent permitted by law, into one share of Class A Common Stock, upon notice to Holdings.

  Holdings' Amended and Restated Certificate of Incorporation contains certain provisions relating to the limitation of liability and indemnification of directors and officers. Holdings' Amended and Restated Certificate of Incorporation provides that directors of Holdings may not be held personally liable to Holdings or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DCGL, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper benefit. However, such limitation does not limit the availability of non-monetary relief in any action or proceeding against a director. In addition, Holdings' Amended and Restated Certificate of Incorporation and By-laws provide that Holdings shall indemnify its directors and officers to the fullest extent authorized by Delaware law, including circumstances in which indemnification is otherwise discretionary.

PREFERRED STOCK OF HOLDINGS

  Holdings' only issued and outstanding shares of preferred stock are the Senior Preferred Stock offered by this Prospectus and described under "Description of the Senior Preferred Stock." In the future, the Board of Directors of Holdings may, solely by action of the Board of Directors, issue shares of preferred stock in one or more series and determine the designation and fix the number of shares of each series. The Board of Directors of Holdings is further authorized to fix and determine, solely by action of the Board of Directors, the dividend rate, premium or redemption rate, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed on any unissued series of such preferred stock.

WARRANTS OF HOLDINGS

  As of June 1, 1997, Holdings had 2,700,000 Class A Warrants and 150,000 Class B Warrants outstanding. When exercised, each Class A Warrant and Class B Warrant entitles the holder thereof to receive 0.29948 and one fully paid and nonassessable shares of Common Stock, respectively, at an exercise price of $0.01 per share in each case.

  IF THE MERGER BECOMES EFFECTIVE, EACH CLASS A WARRANT WILL BECOME EXERCISABLE SOLELY FOR $5.2708 IN CASH, AND EACH OUTSTANDING CLASS B WARRANT WILL BECOME EXERCISABLE SOLELY FOR $17.60 IN CASH, IN EACH CASE UPON PAYMENT OF THE EXERCISE PRICE AND SATISFACTION OF THE OTHER TERMS AND CONDITIONS OF THE RELATED WARRANT AGREEMENT. AS A RESULT OF THE MERGER, HOLDERS OF THE WARRANTS WILL NO LONGER HAVE ANY RIGHT TO OBTAIN SHARES OF COMMON STOCK OF HOLDINGS (AS CONSTITUTED BEFORE THE MERGER) OR CLASS A COMMON STOCK OR CLASS B COMMON STOCK OF HOLDINGS (AS CONSTITUTED AFTER THE MERGER). SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--MINORITY ACQUISITION AND MERGER" AND "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--EFFECT OF MERGER".

                      DESCRIPTION OF WARREN INDEBTEDNESS

THE CREDIT AGREEMENT

  At April 2, 1997 the Credit Agreement consists of (i) the Term Loan Facilities, consisting of a seven-year senior secured term loan facility in an aggregate principal amount of $238.5 million (the "Tranche A Term Loan"), and an eight-year senior secured term loan facility in an aggregate principal amount of $173.6 million (the "Tranche B Term Loan"), (ii) the Revolving Credit Facility and (iii) the Letter of Credit Facility. The Term Loan Facilities, the Revolving Credit Facility and the Letter of Credit Facility are collectively referred to herein as the "Facilities". The following summary containing all material provisions of the Credit Agreement is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith, copies of which are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. Certain defined terms used herein have the meaning ascribed thereto in such documents.

  On April 23, 1996 the Company amended its Credit Agreement to include changes to certain provisions relating to restrictive covenants including, among other things, the ability to incur debt, pay dividends and sell certain assets. In addition, certain provisions relating to interest rates, fees, collateral, prepayments and affirmative covenants also have been amended. Concurrently with the above, the Company entered into an agreement with the Bank of Montreal ("BOM") whereby BOM, through its securities unit, Nesbitt Burns Securities ("Nesbitt"), as agent, will provide a five-year, $110.0 million revolving accounts receivable securitization facility. Under this facility the Company established a new subsidiary, S.D. Warren Finance Co. ("SDWF"), into which the Company will sell, on a non-recourse basis, all of its rights and interests in its accounts receivable. SDWF in turn will sell certain accounts receivable to an unrelated financial institution under similar terms. The proceeds from the A/R facility along with $10 million of cash on hand were used to prepay $100.0 million of the final installment of the Tranche B term loan under the Credit Agreement.

  On February 7, 1997, the Company amended certain provisions of the Credit Agreement, including the interest coverage covenant, the optional prepayment terms and, in order to permit the granting of senior liens in connection with refinancing of certain of the Company's industrial revenue bonds, the covenant restricting liens. Currently, the financial ratios specified in the Credit Agreement, as amended, are all within the applicable financial covenant levels.

  On July 25, 1997, Warren amended certain provisions of the Credit Agreement including the prepayment provisions and the limitation on indebtedness clause. The lender also waived certain provisions of the credit agreement, thereby allowing the Company to enter into a sale/leaseback arrangement with GECC pertaining to one of the Company's paper machines at its Somerset facility and allowing Holdings to consummate a merger with Acquisition II. In addition, Warren obtained consent from the lenders for the utilization of a portion of the proceeds of such sale/leaseback other than as required by the credit agreement, including the payment from time to time of dividends to Holdings on or prior to September 30, 1998 for the purpose of redeeming the Senior Preferred Stock, subject to certain conditions and limitations.

 Amount and Maturity of Facilities

  The Tranche A Term Loan will mature in twelve consecutive semi-annual installments commencing June 30, 1996 with a final maturity in December 2001. The Tranche B Term Loan will mature in fourteen consecutive semi-annual installments commencing June 30, 1996 with a final maturity in December 2002.

  The installments of the Tranche A Term Loan and the Tranche B Term Loan due in each year will be the following respective aggregate amounts:

                                                       TRANCHE A     TRANCHE B
                                                       TERM LOAN     TERM LOAN
     FISCAL YEAR                                     ANNUAL AMOUNT ANNUAL AMOUNT
     -----------                                     ------------- -------------
     1997........................................... $ 9,478,823   $       --
     1998...........................................  49,073,330     2,515,922
     1999...........................................  51,410,155     2,515,922
     2000...........................................  51,410,155     7,547,765
     2001...........................................  51,410,155    23,062,615
     2002...........................................  25,705,078    77,366,793
     2003...........................................         --     60,593,982

  Loans under the Revolving Credit Facility ("Revolving Credit Loans)" will be made, and letters of credit ("Letters of Credit") will be issued at any time until the Revolving Credit Facility matures in December 2001 (the "Revolving Credit Termination Date"). No Letter of Credit shall have an expiration date later than the Revolving Credit Termination Date.

  Standby letters of credit ("Facility Letters of Credit") were issued under the Letter of Credit Facility at the time of the Acquisition to support an existing letter of credit arranged by Scott and to support S.D. Warren's obligations with respect to certain indebtedness and capital and operating leases existing at the time of the Acquisition, including certain obligations of Scott with respect to Warren's business that continue after the consummation of the Acquisition. The amount available under the Letter of Credit Facility will be reduced as S.D. Warren's obligations in respect of such indebtedness and leases reduce until such Facility matures on the Revolving Credit Termination Date. The Facility Letters of Credit may be drawn upon from time to time in accordance with their terms. If any such Facility Letter of Credit is drawn upon as a result of the bankruptcy or insolvency of Scott, S.D. Warren's obligations with respect to such amount of indebtedness may be shortened as to maturity (from up to 20 years, in the case of certain tax exempt obligations, to the remaining term of the Letter of Credit Facility) and increased as to interest rate (from a tax exempt rate to the rate provided for borrowings under the Credit Agreement).

  S.D. Warren is required to prepay the Term Loan Facilities with (i) 100% of the net proceeds of certain asset sales, (ii) 100% of the net proceeds of certain incurrences of indebtedness and (iii) 50% of the net proceeds from issuances of equity after the Closing Date by Holdings or any of its subsidiaries. S.D. Warren is also required to prepay the Term Loan Facilities annually in an amount equal to 75% of the Excess Cash Flow of S.D. Warren and its subsidiaries for the prior fiscal year; provided, that S.D. Warren will be required to prepay annually an amount equal to only 50% of such Excess Cash Flow if (a) the aggregate outstanding principal amount of the Term Loan Facilities is less than $250.0 million and (b) the Consolidated Interest Expense Ratio as of the last day of the fiscal quarter immediately preceding the date of such prepayment (calculated on a rolling four quarter basis) exceeds 3.00 to 1.00. S.D. Warren may also make optional prepayments without premium or penalty at any time (subject to payment of certain breakage costs if other than on the last day of an interest period under certain circumstances). Optional prepayments shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan based on the respective amounts outstanding and shall be applied to installments thereof on a pro rata basis and may not be reborrowed.

 Interest Rate

  The loans under the Credit Agreement will bear interest at a rate equal to, at S.D. Warren's option, (i) the Base Rate plus the Applicable Margin ("Base Rate Loans") or (ii) the Eurodollar Rate (adjusted for reserves) as determined by Chase for the respective interest period plus the Applicable Margin ("Eurodollar Loans"). "Applicable Margin" means a percentage per annum ranging
(a) in the case of Base Rate Loans, from 1.50% to 0.00% (2.00% in the case of Tranche B Term Loans), and (b) in the case of Eurodollar Loans, from 2.50% to 1.00% (3.00% in the case of Tranche B Term Loans), in each case based upon S.D. Warren's ability to maintain a certain financial ratio determined from the most recent financial statements of S.D. Warren calculated as of the last day of each fiscal quarter on a rolling four quarter basis. "Base Rate" means the highest of (1) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City, (2) the secondary market rate for three month certificates of deposit (adjusted for reserves) plus 1% and (3) the federal funds rate in effect from time to time plus 0.5%.

  Overdue loans payable under the Credit Agreement will bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then otherwise applicable to such borrowings. Such interest will be payable on demand.

 Fees

  S.D. Warren is required to pay commitment fees between 0.375% to 0.5% based upon the Company's ability to maintain a certain financial ratio determined from the most recent financial statements of S.D. Warren calculated as of the last day of each fiscal quarter on a rolling four quarter basis per annum on the average daily unused commitments available to be drawn under the Revolving Credit Facility, as in effect from time to time, to Chase for the account of the arranged syndicate of lenders (the "Lenders") for the period commencing on the Closing Date through the maturity date of the Revolving Credit Facility. S.D. Warren is also required to pay letter of credit fees with respect to each letter of credit issued, until the first anniversary of the Closing Date, 2.50% per annum of the face amount of each letter of credit; this percentage shall be no greater than 2.50% based on the applicable Eurodollar Rate Applicable Margin in effect from time to time (based upon S.D. Warren's ability to maintain a certain financial ratio), plus 0.25%. Chase and the Lenders shall receive such other fees as have been separately agreed upon with Chase and the Lenders.

 Guarantees and Collateral Security

  The Facilities are guaranteed by Holdings and each of S.D. Warren's U.S. subsidiaries. The Facilities and such guarantees are secured by security interests (subject to other liens permitted by the terms of the Facilities), to the extent permissible under applicable laws and regulations, in (a) all of the capital stock of S.D. Warren and each of its U.S. subsidiaries and 65% of the common stock and 100% of the preferred stock of each foreign subsidiary and (b) all assets (subject to certain limitations), except certain accounts receivable owned by S.D. Warren and its subsidiaries.

 Covenants

  The Credit Agreement contains restrictive covenants which limit Holdings and S.D. Warren and its subsidiaries with respect to certain matters including, among other things, the ability to incur debt, pay dividends, make acquisitions, sell assets, merge, grant or incur liens, guarantee obligations, make investments or loans, make capital expenditures, create subsidiaries or change its line of business. The Credit Agreement also restricts S.D. Warren from prepaying certain of its indebtedness. Under the Credit Agreement, S.D. Warren is required to satisfy certain financial covenants which require it to maintain specified financial ratios and comply with certain financial tests, including a minimum interest coverage ratio, a minimum debt service ratio and a net worth test.

  Currently, the specified financial ratios are all within the applicable financial covenant levels. However, depending upon the actual financial results for the second fiscal quarter of 1997, the Company may not achieve a scheduled increase in the covenant level for its interest coverage ratio. As a result, Management has requested an amendment to the interest coverage covenant from the bank lending group, and believes that such amendment will be effective prior to the end of the second fiscal quarter of 1997.

 Events of Default

  The Credit Agreement contains customary Events of Default as well as Events of Default particular to the ownership of S.D. Warren and the Transactions, including (i) if Sappi or any of its majority owned subsidiaries fails to beneficially own at least a majority of the issued and outstanding capital stock of S.D. Warren (on a fully diluted basis) and fails to have the right to appoint a majority of the members of the board of directors of Holdings, (ii) if Holdings ceases to own all the capital stock of S.D. Warren or (iii) the occurrence of a Change in Control under the Indenture.

THE NOTES

  The following summary containing all material provisions of the Notes is qualified in its entirety by reference to the Indenture. Certain defined terms used herein have the meaning ascribed thereto in the Indenture.

 General

  The Notes are general unsecured obligations of Warren in an aggregate principal amount of $375.0 million. Interest on the Notes accrues at the rate of 12% per annum and is payable semiannually in arrears on June 15 and December 15 of each year.

 Optional Redemption

  The Notes may be redeemed at the option of Warren, in whole or in part, on or after December 15, 1999 at a premium declining to par in 2002, plus accrued and unpaid interest and Liquidated Damages, if any, through the redemption date. In the event that Holdings consummates one or more public offerings of its common stock on or before December 15, 1997, Warren may, at its option, redeem up to $130.0 million in aggregate principal amount of the Notes with the net proceeds therefrom at 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, through the redemption date; provided, that at least $245.0 million in aggregate principal amount of the Notes remains outstanding following such redemption.

 Change of Control

  In the event of a Change of Control, the holders of the Notes will have the right to require Warren to purchase their Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

 Covenants

  The Indenture contains certain covenants that, among other things, limit the ability of Warren and its subsidiaries to incur additional Indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests or pari passu or subordinated Indebtedness, make Restricted Investments, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell Equity Interests of Warren's subsidiaries or enter into certain mergers and consolidations. In addition, under certain circumstances, Warren is required to offer to purchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain Asset Sales.

 Events of Default

  The Indenture contains customary Events of Default.

                            MATERIAL FEDERAL INCOME
                              TAX CONSIDERATIONS

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK, SENIOR PREFERRED STOCK, CLASS A WARRANTS AND CLASS B WARRANTS

  In the opinion of Goodwin, Procter & Hoar LLP ("Counsel"), the following are the material anticipated Federal income tax consequences of the acquisition, ownership and disposition of the Common Stock, Senior Preferred Stock, the Class A and Class B Warrants and the Exchange Debentures by a purchaser that is a "U.S. holder" and that acquires such Securities at the relevant offering prices set forth herein and by holders that receive Exchange Debentures upon an exchange by the Company of such Debentures for Senior Preferred Stock. A "U.S. holder" is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income. Counsel's opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. Federal income tax consequences may differ from those described in Counsel's opinion, due to a specific taxpayer's individual circumstances, and no opinion is expressed with respect to the possible effects of any such differences. In addition, Counsel's opinion is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. In addition, Counsel's opinion is limited to persons that will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code and is not applicable to holders who own, directly or through attribution, stock in the Company, Holdings or Sappi, other than stock acquired in the Offering or upon the exercise of a Warrant acquired in the Offering. Holders should note that Counsel's opinion is not binding on the Internal Revenue Service (the "Service") and there can be no assurance that the Service will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by Holdings from the Service on any tax matters relating to the Securities.

  ALL HOLDERS AND PROSPECTIVE PURCHASERS OF SECURITIES (IN PARTICULAR, HOLDERS AND PROSPECTIVE PURCHASERS THAT ARE NOT U.S. HOLDERS) ARE ADVISED THAT SUCH HOLDER'S OR PURCHASER'S SPECIFIC CIRCUMSTANCES MAY RESULT IN TAX CONSEQUENCES THAT DIFFER FROM THOSE DESCRIBED BELOW, AND THEY SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

EFFECT OF MERGER

  The Merger will be a taxable transaction and, as a result, holders of the Common Stock and Warrants may recognize a gain. See "Material Federal Income Tax Considerations--Common Stock and Senior Preferred Stock--Effect of Merger" and "Material Federal Income Tax Considerations--Class A and Class B Warrants--Effect of Merger".

COMMON STOCK AND SENIOR PREFERRED STOCK

 Distributions in General

  Dividends on the Common Stock and Senior Preferred Stock will be taxable for Federal income tax purposes as ordinary dividend income to the extent paid out of the current or accumulated earnings and profits of Holdings as determined for Federal income tax purposes. To the extent that the amount of such a distribution exceeds the current and accumulated earnings and profits of Holdings, such excess will be treated as a non-taxable recovery of the holder's basis in the stock in respect of which the distribution is made (to the extent thereof), with any remaining excess treated as gain from the sale or exchange of such stock.

  Although it is possible that cash dividends will be paid on or prior to December 15, 1999, Counsel understands that Holdings does not expect to pay any dividends on the Senior Preferred Stock in cash for any period ending on or prior to December 15, 1999. Any unpaid dividends will accrue and compound and will be payable upon the optional or mandatory redemption of the Senior Preferred Stock or the exchange of Exchange Debentures for Senior Preferred Stock. The tax treatment of such accruing and compounding dividends ("Accrued Dividends") is not free from doubt. Under current law, Counsel believes that it is more likely than not that Accrued Dividends would not be treated as having been received by holders of the Senior Preferred Stock until such Accrued Dividends were actually paid in cash (and would then be taxable for Federal income tax purposes as a dividend to the extent of Holdings' current and accumulated earnings and profits at such time). However, the legislative history to the 1990 amendments to Section 305(c) of the Code indicates that Congress intended to grant the Service authority to issue regulations (possibly with retroactive effect) which would treat such Accrued Dividends as part of the redemption price of the stock. If Accrued Dividends were included in the redemption price of the Senior Preferred Stock, a holder would be required to take such Accrued Dividends into account in determining the amount that constitutes an excessive redemption price for purposes of Section 305(c) of the Code, as described below under "Excessive Redemption Price". The effect of such treatment could be to treat such holder as having received such Accrued Dividends as constructive distributions at the time they accrue, rather than at the time they are paid in cash. Until and unless regulations requiring such treatment with respect to Accrued Dividends are issued, however, Counsel understands that Holdings intends to take the position that Accrued Dividends on the Senior Preferred Stock need not be treated as received by a holder until such time as such Accrued Dividends are actually paid to such holder in cash and will report to the Service on that basis.

  HOLDERS AND PROSPECTIVE PURCHASERS OF SENIOR PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX TREATMENT OF ACCRUED DIVIDENDS AS IT MAY BE AFFECTED BY THEIR SPECIFIC CIRCUMSTANCES AND THE LEGAL UNCERTAINTIES DESCRIBED ABOVE.

 Excessive Redemption Price

  Under Section 305 of the Code and Treasury Regulations authorized thereunder, if the redemption price of preferred stock exceeds its issue price (i.e., its fair market value at its date of original issue), such excess may, under certain circumstances, be taxable as a constructive distribution to the holder (treated as a dividend to the extent of Holdings' current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions in excess of current and accumulated earnings and profits). The Senior Preferred Stock may have been issued to the original purchasers at an issue price that was less than its redemption price (the "Discount Amount").

  The Senior Preferred Stock does not have a fixed mandatory redemption date and the holders of such stock cannot put the stock to Holdings. In addition, the Senior Preferred Stock is redeemable at Holdings' option at any time. Counsel understands that Holdings has taken the position that holders of the Senior Preferred Stock should not be treated as receiving constructive dividends in respect of any Discount Amount on such stock. Under the Code and Treasury Regulations in effect until the 1990 amendments to Section 305 of the Code, any Discount Amount attributable to preferred stock that was immediately callable was probably not subject to the economic accrual rules of Section
305. The 1990 amendments, among other things, directed the Service to adopt amended Treasury Regulations to determine the amount of any Discount Amount and to prescribe the method to be used to determine how to accrue the Discount Amount. The amended regulations were effective December 20, 1995 and therefore do not apply to the Senior Preferred Stock. However, preferred stock issued after the effective date of the 1990 amendments and before the effective date of these amended regulations remains subject to the 1990 amendments to Section 305 of the Code, and the December 1995 amendments to the Treasury Regulations, consistent with the legislative history to the 1990 amendments, provide that Congress intended the economic accrual rules to apply to preferred stock issued with an "unreasonable" redemption premium. The Treasury Regulations do not define "reasonable", stating only that "a redemption premium will be considered reasonable if it is in the nature of a penalty for a premature redemption of the preferred stock and if such premium does not exceed the amount the corporation would be required to pay for the right to make such premature redemption under market conditions existing at the time of issuance". As a result, holders of preferred

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stock that is immediately callable may be subject to immediate accrual of any
Discount Amount under the economic accrual rules of Section 305. In the case of the Senior Preferred Stock, it is not possible to determine under applicable provisions of the Code and Treasury Regulations whether the amount of any redemption premium is "unreasonable" because it cannot be determined whether the redemption premium is in the nature of a penalty or whether it exceeded the amount required by market conditions at the time the Senior Preferred Stock was issued. Further, in the case of immediately callable preferred stock such as the Senior Preferred Stock, the Code and the Treasury Regulations do not specify the period, if any, over which any such redemption premium should be amortized by the holder. Because of these factual and legal uncertainties, there can be no assurance that the Service will not take the position that the Senior Preferred Stock is subject to the economic accrual rules of Section 305 of the Code or over what period the Service would assert that such redemption premium should be amortized, and Counsel is therefore unable to express any opinion with respect to the tax treatment of any constructive dividends in respect of any Discount Amount on the Senior Preferred Stock. If the Service were to successfully assert that preferred stock that is immediately callable is subject to the economic accrual rules, irrespective of whether such stock is mandatorily redeemable or puttable by the holder, purchasers of the Senior Preferred Stock (including purchasers from the Selling Security Holders) could be treated as receiving constructive dividends, regardless of the price paid for such stock.

 Dividends to Corporate Shareholders

  In general, an actual or constructive distribution that is treated as a dividend for Federal income tax purposes and that is made to a corporate shareholder with respect to the Common Stock or Senior Preferred Stock will qualify for the 70% dividends-received deduction.

  Under Section 1059 of the Code, the tax basis of Common Stock or Senior Preferred Stock that has been held by a corporate shareholder for two years or less (ending on the earliest of the date on which the Company declares, announces or agrees to the payment of such actual or constructive dividend) is reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends-received deduction is allowed. To the extent a corporate holder's tax basis would have been reduced below zero but for the foregoing limitation, such holder must increase the amount of gain recognized on the ultimate sale or exchange of such Common Stock or Senior Preferred Stock. Generally, an "extraordinary dividend" is a dividend that (1) equals or exceeds 5% of the holder's adjusted basis in the Senior Preferred Stock or, in the case of Common Stock, 10% of the holder's adjusted basis in the Common Stock (treating all dividends having ex-dividend dates within an 85-day period as a single dividend) or (2) exceeds 20% of the holder's adjusted basis in the Senior Preferred Stock or the Common Stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend). If an election is made by the holder, under certain circumstances the fair market value of the Common Stock or the Senior Preferred Stock as of the day before the ex-dividend date may be substituted for the holder's basis in applying these tests.

  CORPORATE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR OWNERSHIP AND DISPOSITION OF THE COMMON STOCK AND SENIOR PREFERRED STOCK AS IT MAY BE AFFECTED BY THEIR SPECIFIC CIRCUMSTANCES.

  A corporate stockholder's liability for alternative minimum tax may be affected by the portion of dividends received which such corporate stockholder deducts (pursuant to the dividends-received deduction) in computing taxable income. This results from the fact that corporate stockholders are required to increase alternative minimum taxable income by 75% of the excess of current earnings and profits (with certain adjustments, but determined without regard to the dividends-received deduction), over alternative minimum taxable income (determined without regard to this earnings and profits adjustment or the alternative tax net operating loss deduction, but taking into account the dividends-received deduction).

 Sale, Redemption or other Taxable Disposition

  Upon a sale, redemption or other taxable disposition of Common Stock or Senior Preferred Stock (including an exchange of Exchange Debentures for Senior Preferred Stock), a holder generally will recognize capital gain

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or loss for Federal income tax purposes (except to the extent of cash payments received on the disposition that are attributable to declared dividends, which will be treated in the same manner as distributions described above under "Distributions in General") in an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received upon such sale, redemption or other taxable disposition (the "amount realized") and (2) the holder's adjusted tax basis in the stock being disposed of. Such capital gain or loss will be long-term capital gain or loss if the stock had been held by the holder at the time of the disposition for more than eighteen months. As stated above under "Distributions in General", Counsel believes that it is more likely than not that amounts attributable to Accrued Dividends would not be treated as having been received by holders of the Senior Preferred Stock until any such Accrued Dividends were actually paid in cash. However, as described above, it is possible that the Service may require a holder to treat amounts received upon the redemption of Senior Preferred Stock or the exchange of Exchange Debentures for Senior Preferred Stock that are attributable to Accrued Dividends (and not previously treated as received by a holder as a constructive distribution as described above under "Distributions in General") as a constructive distribution, regardless of whether Holdings declares a dividend of such Accrued Dividends in connection with such redemption or exchange. In such case, such amounts would be taxable for Federal income tax purposes as ordinary dividend income to the extent of Holdings' current and accumulated earnings and profits for Federal income tax purposes at such time (and any amounts in excess thereof would be taxable as described above under "Distribution in General"). As a result of the uncertain treatment of amounts received upon the redemption of Senior Preferred Stock or the exchange of Exchange Debentures for Senior Preferred Stock that are attributable to Accrued Dividends (and not previously treated as received by a holder as a constructive distribution), Counsel is unable to express any opinion with respect to the tax treatment of such amounts.

  A holder's initial tax basis in the Common Stock will equal the purchase price paid for such stock. A holder's initial tax basis in the Senior Preferred Stock will equal the purchase price of the Senior Preferred Stock, as described above under "Excessive Redemption Price". Thereafter, such initial tax basis will be (i) increased by the amount (if any) of any constructive distributions the holder is treated as having received pursuant to the rules described above under "Distributions in General" and "Excessive Redemption Price", and (ii) decreased by the portion of any (actual or constructive) distribution that is treated as a tax-free recovery of basis as described above under "Distributions in General".

  If Holdings elects to exchange Exchange Debentures for Senior Preferred Stock on a dividend date, the amount realized on the exchange will depend on whether the Exchange Debentures and/or the Senior Preferred Stock is traded on an established market (as defined in applicable Treasury Regulations) at the time of the exchange. The applicable Treasury Regulations that define whether a security is traded on an established market are worded in general terms that are vague in their application; in addition, under applicable Treasury Regulations a security may be deemed to be traded on an established market without any action on the part of the issuer and without the knowledge of the issuer. Whether or not the Exchange Debentures and/or the Senior Preferred Stock is traded on an established market can only be determined as of the time of the relevant exchange (as described below) and is neither within the control of the Company nor a fact that would necessarily be known by the Company. Because of these factual and legal uncertainties, it is not possible for Counsel to opine as to the determination of any amount realized as a result of the relevant exchange. The amount realized will equal (i) the fair market value of the Exchange Debentures as of the exchange date if the Exchange Debentures are traded on an established market at such time or (ii) the fair market value of the Senior Preferred Stock as of the exchange date if such Senior Preferred Stock is traded on an established market at such time but the Exchange Debentures are not. If neither the Senior Preferred Stock nor the Exchange Debentures are so traded, the amount realized will equal the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the relevant "applicable Federal rate". (The applicable Federal rate is a rate announced monthly by the Treasury that is intended to reflect the average yield of United States government obligations.) If neither the Exchange Debentures nor the Senior Preferred Stock is so traded and the yield on the Exchange Debentures is less than the applicable Federal rate, the amount realized will equal the present value as of the exchange date of all payments to be made on the Exchange Debentures, discounted at the applicable Federal rate.


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

  Depending upon a holder's particular circumstances, the tax consequences of holding Exchange Debentures (described below) may be less advantageous than the tax consequences of holding Senior Preferred Stock because, for example, payments of interest on the Exchange Debentures will not be eligible for any dividends-received deduction that may be available to corporate holders and because, as discussed below, since the Exchange Debentures permit the distribution of Additional Exchange Debentures in lieu of the payment of interest in cash, such Exchange Debentures will be issued with OID.

 Effect of Merger

  If the Merger is effected, each issued and outstanding share of Common Stock held by any party other than Sappi and its affiliates or HSL ("Cash Holders") will be converted into the right to receive $17.60 per share in cash, subject to the exercise of dissenters' rights. See "Certain Relationships and Related Transactions--Minority Acquisition and Merger". For United States federal income tax purposes, if the merger is effected, Cash Holders will recognize at such time a gain or loss equal to the difference between the amount received and the Cash Holder's adjusted basis in the Common Stock.

  HOLDERS AND PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE LIKELIHOOD OF CAPITAL GAIN TREATMENT (IN WHOLE OR PART) ON THE REDEMPTION OF COMMON STOCK, SENIOR PREFERRED STOCK OR THE EXCHANGE OF SENIOR PREFERRED STOCK FOR EXCHANGE DEBENTURES AS IT MAY BE AFFECTED BY THEIR SPECIFIC CIRCUMSTANCES.

CLASS A AND CLASS B WARRANTS

  A holder's initial tax basis in a Warrant will equal the purchase price of the Warrant. Upon a sale, exchange or other disposition (including repurchase by Holdings) of a Warrant, a holder will generally recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received upon such sale, exchange or other disposition and (ii) the holder's adjusted tax basis (see below) in the Warrant being disposed of. Gain or loss recognized upon a sale, exchange or other disposition of a Warrant generally will be capital gain or loss and will be long-term capital gain or loss if the Warrant had been held by the holder for more than one year at the time of the disposition. Notwithstanding the foregoing, the repurchase of a Warrant by Holdings may not qualify for capital gain or loss treatment. Upon the lapse of a Warrant, a holder will recognize a capital loss equal to such holder's adjusted tax basis (see below) in the Warrant. Any such loss will be long-term capital loss if the Warrant had been held by the holder for more than one year at the time of lapse. A holder will not recognize gain or loss upon exercise of a Warrant. The tax basis of a share of Holdings' Common Stock acquired upon exercise of a Warrant will equal the sum of (i) the adjusted tax basis (see below) of such Warrant and (ii) the exercise price. The holding period of Holding's Common Stock acquired upon exercise of a Warrant will begin on the day after the day of exercise of the Warrant and will not include the period during which the Warrant was held.

  Alternatively, because the Warrants were issued with a nominal exercise price, they may constitute Common Stock of Holdings for Federal income tax purposes. In such case, the tax consequences to holders would not materially differ from those described above except that (i) a repurchase of the Warrants by Holdings would generally give rise to capital gain or loss and (ii) the holding period of Common Stock actually received upon exercise of the Warrants would include the period during which the Warrants were held by the holder.

  The conversion ratio of the Warrants is subject to adjustment under certain circumstances. Under Section 305 of the Code and the Treasury Regulations issued thereunder, holders of the Warrants will be treated as having received a constructive distribution, resulting in ordinary income (subject to a possible dividends-received deduction in the case of corporate holders) to the extent of Holding's current and/or accumulated earnings and profits, if, and to the extent that, certain adjustments in the conversion ratio that may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of Common Stock of Holdings) increase the proportionate interest of a holder of a Warrant in the fully diluted Common Stock, whether or not the holder ever exercises the Warrant. Generally, a holder's tax basis in a Warrant will be increased by the amount of any such constructive distribution.

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 Effect of Merger

  If the Merger is effected, under the terms of the relevant Warrant Agreements, each outstanding Class A Warrant will become exercisable solely for $5.2708 in cash and each outstanding Class B Warrant will become exercisable solely for $17.60 in cash, in each case upon payment of the exercise price and satisfaction of the other terms and conditions of the related Warrant Agreement. See "Certain Relationships and Related Transactions--Minority Acquisition and Merger". If the Merger is effected, for United States federal income tax purposes, holders of the Warrants will be treated as being in constructive receipt of the cash consideration they are entitled to receive upon exercise of the Warrants, and will recognize gain or loss equal to the difference between such consideration and the holder's adjusted basis in the relevant Warrant.

EXCHANGE DEBENTURES

 Consequences of Owning Exchange Debentures

  The consequences of owning Exchange Debentures will depend in part upon the facts existing at the time of issuance, as described below. Accordingly, the ultimate Federal income tax treatment of the ownership of the Exchange Debentures may differ substantially from that described below. If any Exchange Debentures are issued, Holdings will report to holders on a timely basis the reportable amount of original issue discount ("OID") and interest income with respect to the Exchange Debentures, based on its understanding of then applicable law.

  HOLDERS AND PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF OWNING EXCHANGE DEBENTURES AS IT MAY BE AFFECTED BY THEIR SPECIFIC CIRCUMSTANCES.

 Original Issue Discount

  Because interest on the Exchange Debentures can, at the option of Holdings, be paid in cash or in additional Exchange Debentures, the Exchange Debentures will be treated, for Federal income tax purposes, as having been issued with OID. Under the provisions of the Treasury Regulations dealing with OID (the "OID Regulations") (i) the distribution of additional Exchange Debentures in lieu of the payment of interest in cash ("Additional Exchange Debentures") will not be treated as the payment of interest and accordingly, (ii) an Exchange Debenture and all Additional Exchange Debentures that could be issued with respect thereto (if all interest payments that could be satisfied in Additional Exchange Debentures were satisfied in Additional Exchange Debentures) will be treated as single OID obligation. Accordingly, under the provisions of the OID Regulations (i) the stated redemption price at maturity of an Exchange Debenture will be equal to the sum of all cash payments due on such Exchange Debentures and on all Additional Exchange Debentures that could be issued with respect to such Exchange Debenture or Additional Exchange Debentures (if all interest payments that could be satisfied in Additional Exchange Debentures were satisfied in Additional Exchange Debentures), (ii) each Exchange Debenture will be issued with OID in an amount equal to the excess of such stated redemption price at maturity over the issue price of such Exchange Debenture and (iii) no interest payment on the Exchange Debentures or on any Additional Exchange Debentures distributed with respect thereto will be treated as qualified stated interest and therefore no such interest will be included in income when paid (because equivalent amounts will be included in income as OID).

  The holder of an Exchange Debenture issued with OID will be required to include such OID in income as interest over the term of the Exchange Debentures, in advance of the receipt of the cash attributable to such income, under a constant interest rate method described below that takes account of the compounding of interest.

  The amount of OID accruing with respect to any Exchange Debenture will be the sum of the "daily portions" of OID with respect to such Exchange Debenture for each day during the taxable year in which a holder owns an Exchange Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. An accrual period may be of any length and may vary in length over the term of an Exchange Debenture provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID accruing during any accrual period with respect to an Exchange Debenture will be equal to the following amount:
(i) the "adjusted issue

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

price" of such Exchange Debenture at the beginning of that accrual period, multiplied by (ii) the yield to maturity of such Exchange Debenture. OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The adjusted issue price of an Exchange Debenture at the beginning of its first accrual period will be equal to its issue price. An Exchange Debenture's issue price will equal the amount realized upon the exchange of Exchange Debentures for Senior Preferred Stock, as described above under "Sale, Redemption or other Taxable Disposition". The adjusted issue price at the beginning of any subsequent accrual period will be equal to (i) the adjusted issue price at the beginning of the preceding accrual period, plus (ii) the amount of OID allocable to the preceding accrual period, minus (iii) any payments (including payments of cash interest) made during the preceding accrual period and on the first day of such subsequent accrual period.

  Under current Treasury Regulations Holdings will be deemed to exercise its optional redemption right on any date if the exercise of such right would lower the yield of the Exchange Debentures (a "Presumed Exercise Date"). Due to the operation of the interest rate adjustment provisions described above under "Description of the Exchange Debentures--Maturity and Interest", it is possible that Holdings would be deemed to exercise its redemption right on December 15, 2006, because, depending upon the issue price of the Exchange Debentures, the exercise of such redemption right may reduce the yield of the Exchange Debentures. Under such circumstances, the determination of the daily portion of accrued OID for each accrual period ending on or prior to December 15, 2006, would be made by assuming that the Exchange Debentures are redeemed on such date. If the Exchange Debentures are not in fact redeemed on any Presumed Exercised Date, they will be treated as reissued on such date (for an amount equal to their adjusted issue price as of such date) and will be deemed to mature on any subsequent Presumed Exercise Date for a stated redemption price that takes into account the increase in the interest rate.

 Applicable High Yield Discount Obligations

  Pursuant to Section 163 of the Code, a portion of the OID accruing on certain debt instruments will be treated as a dividend eligible for the dividends-received deduction, and the corporation issuing such debt instrument will not be entitled to deduct such portion of the OID and will be allowed to deduct the remainder of the OID only when paid.

  This treatment would apply to "applicable high yield discount obligations" ("AHYDO"), that is, debt instruments that have a term of more than five years, have a yield to maturity that equals or exceeds five percentage points over the "applicable Federal rate" and have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Because the amount of OID attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued and the applicable Federal rate at the time the Exchange Debentures are issued is not predictable, it is impossible to determine at the present time whether the Exchange Debentures will be treated as an AHYDO, and accordingly Counsel is unable to express any opinion with respect to such amounts.

  If the Exchange Debentures are treated as AHYDO's, a holder would be treated as receiving dividend income (to the extent of Holdings' current and accumulated earnings and profits) solely for purposes of the dividends-received deduction in an amount equal to the "disqualified portion" of the OID of such AHYDO. The "disqualified portion" of the OID is equal to the lesser of
(i) the amount of the OID or (ii) the portion of the "total return" (the excess of all payments to be made with respect to the Exchange Debenture obligation over its issue price) on the Exchange Debenture that bears the same ratio to the Exchange Debenture's total return as the "disqualified yield" (the extent to which the yield exceeds the applicable Federal rate plus 6%)

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

bears to the Exchange Debenture's yield to maturity. To the extent that Holdings' earnings and profits are insufficient, any portion of the OID that otherwise would have been recharacterized as a dividend for purposes of the dividends-received deduction will continue to be taxed as ordinary OID income in accordance with the rules described above. Holdings' deduction for OID will be substantially deferred with respect to an Exchange Debenture that is treated as an AHYDO. In addition, such deduction will be disallowed to the extent that the yield on such AHYDO exceeds the applicable Federal rate by more than 6%.

 Market Discount, Acquisition Premium

  If a U.S. Holder acquires an Exchange Debenture for an amount that is less than its revised issue price (generally, adjusted issued price) at the time of acquisition, the amount of such difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an Exchange Debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Exchange Debenture at the time of such payment or disposition. If a U.S. Holder makes a gift of an Exchange Debenture, accrued market discount, if any, will be recognized as if such U.S. Holder had sold such Exchange Debenture for a price equal to its fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the Exchange Debenture or the earlier disposition of the Exchange Debenture in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Debenture.

  Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Exchange Debenture, unless the U.S. Holder elects to accrue market discount on a constant interest method. A U.S. Holder of an Exchange Debenture may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant interest method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

  A U.S. Holder that purchases an Exchange Debenture for an amount in excess of its stated redemption price at its earliest call date will be considered to have purchased the Exchange Debenture at a "premium". A U.S. Holder generally may elect to amortize the premium over the remaining term of the Exchange Debenture on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Exchange Debenture. A U.S. Holder that elects to amortize such premium must also reduce its tax basis in an Exchange Debenture by the amount of premium amortized during its holding period. Bond premium on an Exchange Debenture held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Exchange Debenture. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, other than debt instruments the interest on which is excludable from gross income, and may not be revoked without the consent of the Service.

  Proposed regulations have been issued that, if finalized in their current form, would require that a U.S. Holder that purchases an Exchange Debenture at a premium, and elects to amortize such premium, must amortize such premium under a constant yield method. As proposed, these rules will be applicable to debt instruments issued on or after 60 days after the regulations are published in final form. However, under the proposed rules, certain U.S. Holders may elect to apply the new rules to all Exchange Debentures held on or after the first day of the taxable year that contains the day which is 60 days after the regulations are published in final form.

 Sale, Redemption or other Taxable Disposition of Exchange Debentures

  Generally, any sale, redemption or other taxable disposition of Exchange Debentures by a holder will result in taxable gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market

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

value of any property received upon such sale, redemption or disposition and
(ii) the holder's adjusted tax basis in such Exchange Debentures. The adjusted tax basis of a holder in such Exchange Debentures will equal the issue price of such Exchange Debentures, increased by any OID on the Exchange Debentures previously included in such holder's income and any accrued market discount if the holder elected to currently include market discount in income as it accrued, and reduced by any payments (including payments of cash interest) previously made on the Exchange Debentures and any amortized premium. Generally, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Exchange Debentures had been held by the holder for more than one year at a time of the sale, redemption or disposition; however, any such gain will be treated as ordinary to the extent of any market discount that has accrued at the time of a sale, redemption or other taxable disposition of an Exchange Debenture if such market discount has not been previously included in the holder's income. The specific tax consequences of any sale, redemption or other taxable disposition of Exchange Debentures by a holder will therefore depend on each holder's facts and circumstances, and accordingly Counsel is unable to express any opinion with respect to a specific taxable disposition.

BACKUP WITHHOLDING

  In general, a noncorporate holder of Securities will be subject to backup withholding at the rate of 31% with respect to reportable payments of dividends, interest, or OID accrued with respect to, or the proceeds of a sale, exchange or redemption of, Securities, as the case may be, if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's Federal income tax liabilities.

  THE TAX CONSEQUENCES DESCRIBED IN THE FOREGOING OPINION MAY VARY AS A RESULT OF A HOLDER'S SPECIFIC CIRCUMSTANCES. ACCORDINGLY, EACH PURCHASER OF SECURITIES SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OR PURCHASER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SUCH SECURITIES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                             PLAN OF DISTRIBUTION

  The Securities may be sold from time to time directly by any of the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer the Securities through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of Securities for whom they may act as agent. The Selling Security Holders and any underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters under the Act, and any profit on the sale of Securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions. At the time a particular offer of Securities is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the name of the Selling Security Holders for whose account Securities are to be so offered, the aggregate principal amount of Exchange Debentures, the amount of the Senior Preferred Stock, the amount of the Warrants or the amount of Common Stock being offered, and the terms of the offering, including the name or names of any underwriters, dealers or agents, items constituting compensation from the Selling Security Holders, and any discounts, commissions, or concessions allowed or reallowed or paid to dealers. Holdings will not receive any of the proceeds from the sale by the Selling Security Holders of the Securities offered hereby.

  The Securities may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. The Securities may be sold through brokers or dealers, which may receive fees or commissions in connection therewith, and any such broker dealer as part of its normal broker-dealer activities may purchase from one or more of the Selling Security Holders a portion, which may be substantial, of the Securities.

  There is currently no active market for the Securities. There can be no assurance as to the liquidity of any market for the Securities, the ability of the holders of the Securities to sell their Securities, or the price holders of the Securities would be able to sell their Securities.

  Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a "distribution" of any of the Securities may not simultaneously engage in market making activities with respect to any of the Securities for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Security Holders and any other person participating in the distribution of the Securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M), which provisions may otherwise limit the time of purchases and sales of any of the Securities by the Selling Security Holders and such other person.

  Holdings will pay substantially all of the expenses incident to this offering of the Securities by the Selling Security Holders to the public, other than commissions and discounts of underwriters, dealers, or agents, and will indemnify the Selling Security Holders and certain other persons against certain liabilities, including liabilities as underwriters or otherwise, under the Act.

  In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                    EXPERTS

  The consolidated balance sheets of Holdings as of October 2, 1996 and September 27, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the twelve months ended October 2, 1996 and for the period December 21, 1994 (commencing with the Acquisition) through September 27, 1995 and the related financial statement schedules for such periods included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the comparability of the Holdings financial statements with those of S.D. Warren Company and certain related affiliates), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The combined statements of operations, changes in parent's equity, and cash flows of S.D. Warren Company and certain related affiliates for the nine month period ended September 24, 1994, and for the period September 25, 1994 through December 20, 1994, and the related financial statement schedule for such periods included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the comparability of S.D. Warren Company and certain related affiliates financial statements with those of Holdings), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                            SDW HOLDINGS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Condensed Consolidated Statements of Operations for the six months ended
 April 3, 1996 and April 2, 1997.........................................   F-2
Condensed Consolidated Balance Sheets at October 2, 1996 and April 2,
 1997....................................................................   F-3
Condensed Consolidated Statements of Cash Flows for the six months ended
 April 3, 1996 and April 2, 1997.........................................   F-4
Notes to Unaudited Condensed Consolidated Financial Statements...........   F-5
AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES:
Independent Auditors' Report.............................................  F-12
Financial Statements:
Statements of Operations for the nine months ended September 24, 1994, the period September 25, 1994 through December 20, 1994, the period De-
 cember 21, 1994 through September 27, 1995 and the twelve months ended
 October 2, 1996.........................................................  F-13
Balance Sheets as of September 27, 1995 and October 2, 1996..............  F-14
Statements of Cash Flows for the nine months ended September 24, 1994, the period September 25, 1994 through December 20, 1994, the period De-
 cember 21, 1994 through September 27, 1995 and the twelve months ended
 October 2, 1996.........................................................  F-15
Statements of Changes in Parent's Equity for the nine months ended Sep-
 tember 24, 1994 and the period September 25, 1994 through December 20,
 1994....................................................................  F-16
Statements of Changes in Stockholders' Equity for the period December 21,
 1994 through September 27, 1995 and the twelve months ended October 2,
 1996....................................................................  F-17
Notes to Financial Statements............................................  F-18
Financial Statement Schedules:
  I--Condensed Financial Information of Parent...........................  F-44
  II--Valuation and Qualifying Accounts..................................  F-48

                  SDW HOLDINGS CORPORATION AND SUBSIDIARY

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   (IN MILLIONS, EXCEPT PER SHARE DATA)

                                (UNAUDITED)

                                                     SIX MONTHS    SIX MONTHS
                                                        ENDED         ENDED
                                                    APRIL 3, 1996 APRIL 2, 1997
                                                    ------------- -------------
Sales..............................................    $720.5        $660.2
Cost of goods sold.................................     577.4         536.3
                                                       ------        ------
Gross profit.......................................     143.1         123.9
Selling, general and administrative expense........      64.2          66.8
Restructuring......................................       --           10.0
                                                       ------        ------
Income from operations.............................      78.9          47.1
Other income, net..................................       1.4           2.0
Interest expense...................................     (59.1)        (51.8)
                                                       ------        ------
Income (loss) before income taxes, dividends and
 accretion on Warren Series B preferred stock, and
 extraordinary item................................      21.2          (2.7)
Income tax expense (benefit).......................       8.6          (1.1)
Dividends and accretion on Warren Series B pre-
 ferred stock......................................       6.6           7.4
                                                       ------        ------
Income (loss) before extraordinary item............       6.0          (9.0)
Extraordinary item, net of tax.....................       --            0.9
                                                       ------        ------
Net income (loss)..................................       6.0          (8.1)
Dividends on preferred stock.......................       3.4           3.8
                                                       ------        ------
Net income (loss) applicable to common stockhold-
 ers...............................................    $  2.6        $(11.9)
                                                       ======        ======
Earnings (loss) per common share:
 Income (loss) before extraordinary item...........    $ 0.17        $(0.29)
                                                       ======        ======
 Net income (loss).................................    $ 0.17        $(0.26)
                                                       ======        ======
 Net income (loss) applicable to common stockhold-
  ers..............................................    $ 0.07        $(0.39)
                                                       ======        ======
Weighted average number of shares outstanding
 (excluding common stock equivalents)..............       --           30.7
                                                       ======        ======
Weighted average number of shares outstanding
 (including common stock equivalents)..............      35.9           --
                                                       ======        ======

     See accompanying notes to unaudited condensed, consolidated financial statements.

                  SDW HOLDINGS CORPORATION AND SUBSIDIARY

                   CONDENSED CONSOLIDATED BALANCE SHEETS

                               (IN MILLIONS)

                                                         OCTOBER 2,  APRIL 2,
                                                            1996       1997
                                                         ---------- -----------
                                                                    (UNAUDITED)
                         ASSETS
Current assets:
 Cash and cash equivalents..............................  $   49.0   $   46.8
 Trade accounts receivable, net.........................      49.1       42.9
 Other receivables......................................      34.2       57.2
 Inventories............................................     195.7      213.3
 Deferred income taxes..................................      18.0       18.0
 Other current assets...................................       9.4       11.2
                                                          --------   --------
  Total current assets..................................     355.4      389.4
Plant assets, net.......................................   1,114.7    1,093.6
Timber resources, net...................................      95.3       95.1
Goodwill, net...........................................      94.1       92.1
Deferred financing fees, net............................      44.8       41.3
Other assets, net.......................................      21.1       19.9
                                                          --------   --------
  Total assets..........................................  $1,725.4   $1,731.4
                                                          ========   ========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of long-term debt...................  $   46.4   $   48.6
 Accounts payable.......................................     101.6      121.2
 Accrued and other current liabilities..................      97.6      123.6
                                                          --------   --------
  Total current liabilities.............................     245.6      293.4
                                                          --------   --------
Long-term debt:
 Term loans.............................................     411.4      367.2
 Senior subordinated notes..............................     375.0      375.0
 Other..................................................     116.1      119.5
                                                          --------   --------
                                                             902.5      861.7
                                                          --------   --------
Deferred income taxes...................................      34.6       33.3
                                                          --------   --------
Other liabilities.......................................      98.2       99.2
                                                          --------   --------
  Total liabilities.....................................   1,280.9    1,287.6
                                                          --------   --------
Commitments and contingencies (Notes 7 and 8)
Warren Series B redeemable exchangeable preferred stock
 (liquidation value, $96.2 and $103.2, respectively)....      88.0       95.4
                                                          --------   --------
Stockholders' equity:
 Preferred stock, at liquidation value..................      49.0       52.8
 Common stock...........................................       0.3        0.3
 Capital in excess of par value.........................     294.0      294.0
 Retained earnings......................................      13.2        1.3
                                                          --------   --------
  Total stockholders' equity............................     356.5      348.4
                                                          --------   --------
  Total liabilities and stockholders' equity............  $1,725.4   $1,731.4
                                                          ========   ========

     See accompanying notes to unaudited condensed, consolidated financial statements.

                  SDW HOLDINGS CORPORATION AND SUBSIDIARY

              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (IN MILLIONS, UNAUDITED)

                                                     SIX MONTHS    SIX MONTHS
                                                        ENDED         ENDED
                                                    APRIL 3, 1996 APRIL 2, 1997
                                                    ------------- -------------
Cash Flows from Operating Activities:
 Net income (loss).................................    $  6.0        $ (8.1)
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation, cost of timber harvested and amor-
   tization........................................      56.4          59.5
  Loss on force majeure events.....................       --            7.5
  Dividends and accretion on Warren preferred
   stock...........................................       6.6           7.4
  Deferred income taxes............................       --           (1.3)
  Other............................................       5.9          (6.5)
 Changes in assets and liabilities:
  Trade and other accounts receivable, net.........       1.0          (7.1)
  Inventories......................................     (11.6)        (17.6)
  Accounts payable, accrued and other current lia-
   bilities........................................     (35.5)         38.6
  Other assets and liabilities.....................      (3.7)         (6.7)
                                                       ------        ------
   Net cash provided by operating activities.......      25.1          65.7
                                                       ------        ------
Cash Flows from Investing Activities:
 Proceeds from disposals of plant assets...........       2.1           0.1
 Investment in plant assets and timber resources...     (18.3)        (25.2)
 Refurbishment of plant assets.....................       --          (37.5)
 Insurance proceeds on force majeure events........       --           27.5
                                                       ------        ------
   Net cash used in investing activities...........     (16.2)        (35.1)
                                                       ------        ------
Cash Flows from Financing Activities:
 Issuance of debt..................................       --           38.1
 Repayments of debt................................     (75.0)        (65.8)
 Defeasance of debt................................       --           (4.4)
 Debt issue costs..................................       --           (0.7)
 Bank overdraft....................................       3.9           --
                                                       ------        ------
   Net cash used in financing activities...........     (71.1)        (32.8)
                                                       ------        ------
Net change in cash and cash equivalents............     (62.2)         (2.2)
Cash and cash equivalents, beginning of period.....      62.2          49.0
                                                       ------        ------
Cash and cash equivalents, end of period...........    $  --         $ 46.8
                                                       ======        ======
Supplemental Cash Flow Information:
 Cash paid during the period for:
  Interest.........................................    $ 61.0        $ 40.9
                                                       ======        ======
  Income Taxes.....................................    $  4.4        $  0.1
                                                       ======        ======

     See accompanying notes to unaudited condensed, consolidated financial statements.

                 SDW HOLDINGS CORPORATION AND SUBSIDIARY

      NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

 Basis of Presentation

  The accompanying unaudited condensed, consolidated financial statements include the accounts of SDW Holdings Corporation ("Holdings"), a subsidiary of Sappi Limited ("Sappi") and a holding company which owns all of the outstanding common stock of S.D. Warren Company ("Warren"). Holdings has no material assets other than its investment in Warren, and all the operations of Holdings (other than the management of its investment in Warren, and the provision of certain corporate services to Warren) are currently conducted through Warren. Holdings and Warren are collectively referred to herein as the "Company." Intercompany balances and transactions have been eliminated in the preparation of the accompanying unaudited condensed, consolidated financial statements.

  Certain prior period items have been reclassified to conform to the current presentation followed by the Company.

 Business

  The Company manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with certain of its manufacturing facilities which represent the Company's single line of business. The Company currently operates four paper mills, a sheeting facility and several distribution facilities and owns approximately 911,000 acres of timberlands in the State of Maine.

 Unaudited Interim Condensed, Consolidated Financial Statements

  In the opinion of management, the accompanying unaudited condensed, consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the Company's financial position and results of operations. The accompanying unaudited condensed, consolidated financial statements should be read in conjunction with the audited financial statements included in Holdings' Annual Report on Form 10-K for the fiscal year ended October 2, 1996. The unaudited condensed, consolidated results of operations for the six months ended April 2, 1997 are not necessarily indicative of results that could be expected for a full year.

 New Accounting Pronouncements

  In February 1997, the FASB issued FAS No. 128, "Earnings per Share", and Statement of Financial Accounting Standard ("FAS") No. 129, "Disclosure of Information about Capital Structure", both of which will be effective for the Company in fiscal year 1998. FAS No. 128 replaces the presentation of primary earnings per share with basic earnings per share, which excludes dilution, and requires the dual presentation of basic and diluted earnings per share. FAS No. 129 establishes standards for disclosing information about an entity's capital structure and applies to all entities. The implementation of FAS No. 128 and FAS No. 129 will not have a material effect on the Company's earnings per share or financial statements.

  In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income", and FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", both of which will be effective for the Company in fiscal year 1998. FAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. FAS No. 131 establishes standards for the way that public business enterprises report selected information about operating segments. FAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The implementation of FAS No. 130 and FAS No. 131 are not expected to have a material effect on the Company's financial statements.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

NOTE 2--RELATED PARTY TRANSACTIONS

  During the six months ended April 2, 1997, the Company sold products to certain subsidiaries of Sappi ("Affiliates"), at market prices, primarily in U.S. Dollars. These Affiliates then sold the Company's products to external customers. Proceeds from sales to Affiliates are remitted to the Company net of sales commissions. The Company sold approximately $75.4 million to Affiliates and incurred fees of approximately $4.3 million relating to these sales for the six months ended April 2, 1997. Similar sales for the corresponding period in the prior year were $42.2 million. Trade accounts receivable from Affiliates at April 2, 1997 were approximately $29.2 million compared to $22.8 million at April 3, 1996. The Company has formalized certain of these agreements and is in the process of formalizing the remainder.

  During fiscal year 1996, the Company began purchasing products from certain Affiliates in U.S. Dollars, primarily for sale to external customers. The Company receives commissions from the Affiliates on such sales. These transactions to date have not been material.

NOTE 3--INVENTORIES (IN MILLIONS)

                                                   OCTOBER 2, 1996 APRIL 2, 1997
                                                   --------------- -------------
Finished products.................................     $ 92.8         $109.4
Work in process...................................       34.5           34.7
Pulp, logs and pulpwood...........................       25.8           29.4
Maintenance parts and other supplies..............       42.6           39.8
                                                       ------         ------
                                                       $195.7         $213.3
                                                       ======         ======

NOTE 4--LONG-TERM DEBT

  The current maturities of long-term debt balance of $48.6 million at April 2, 1997 primarily represents the amounts payable in June 1997 and December 1997 under Warren's term loan facilities.

  On February 7, 1997, the Company amended certain provisions of its credit agreement with a syndicate of banks, including the interest coverage covenant, the optional prepayment terms and, in order to permit the granting of senior liens in connection with the refinancing of certain of the Company's industrial revenue bonds, the covenant restricting certain liens.

  On March 5, 1997, pursuant to a loan agreement with the town of Skowhegan, Maine, the Company expanded and refinanced certain environmental and solid waste projects at its Somerset, Maine mill by redeeming or refunding revenue bonds aggregating $23.7 million, defeasing revenue bonds aggregating $4.4 million and issuing new bonds aggregating $38.1 million. The new bonds are due from 2000 to 2015 and bear interest at rates ranging from 6.65% to 8.00% per annum. The extraordinary gain resulting from the extinguishment of the original bonds, net of taxes of $0.6 million, was $0.9 million. In connection with this transaction, an outstanding letter of credit was reduced by $19.7 million. The agreement under which the $4.4 million in bonds was defeased required the Company to purchase U.S. Treasury securities to be held by a trustee in an amount that will cover the interest payments required to be paid to the holders of these bonds until the first call date on the bonds, as well as the principal due at that date. In the event that the U.S. Treasury securities, together with income earned on these securities, do not cover interest and principal on the defeased bonds, the Company will be liable for such deficiency.

NOTE 5--RESTRUCTURING

  In October 1996, the Company commenced a restructuring plan which resulted in a pretax charge of $10.0 million taken during the quarter ended January 1, 1997 to cover the costs related to the reduction of approximately 200 salaried positions, or approximately 14% of the Company's salaried workforce.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

NOTE 6--FORCE MAJEURE EVENTS

  On October 17, 1996 a fire occurred at an outside warehouse location in Muskegon, Michigan, which resulted in the loss of approximately 8,000 tons of inventory valued in excess of $6.0 million. On March 26, 1997, the Company reached an agreement with its insurance carrier pursuant to which it recovered substantially all the lost inventory value, excluding the deductible of $0.5 million.

  Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. Damage to mill equipment has since been repaired and normal operating mill conditions have been restored. Total losses are not expected to exceed the Company's insurance coverage limits, which include both business interruption and property loss coverage. As of April 2, 1997, the Company had accrued an estimate of $44.7 million for costs to refurbish plant assets at the Westbrook facility, of which $27.5 million has been received as insurance proceeds at April 2, 1997, with the remainder, net of a deductible of $3.5 million, included in other receivables in the condensed consolidated balance sheet at April 2, 1997. In addition, the Company has accrued $9.0 million during the quarter ended April 2, 1997, representing a portion of the business interruption claim submitted for the disruption caused by the Westbrook flood, which primarily took place during the quarter ended January 1, 1997.

NOTE 7--ENVIRONMENTAL AND SAFETY MATTERS

  The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades.

  In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon (the "County") regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. In June 1997, the EPA sued the County for failure to enforce permit limits associated with its operation of the wastewater facility. The Company is uncertain as to the effect, if any, of this action on its current dispute with the County. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Final promulgation of the cluster rules is expected to occur in late 1997, with compliance with the rules required beginning in 2000. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $70.0 million to $90.0 million through 2000. The ultimate financial impact to the Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to $20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.

  The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which $7.0 million is expected to be incurred prior to the year 2000 with the remainder being spent subsequent to 2004.

  The Muskegon mill has had discussions with the Michigan Department of Environmental Quality ("DEQ") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DEQ presently is considering whether the surge pond is in compliance with Michigan Act 451 (Part 31 of the Natural Resources and Environmental Protection Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DEQ requirements, the surge pond may be closed in the future. The Company estimates the cost of closure will be approximately $2.0 million. In addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company preliminarily estimates that up to an additional $8.0 million may be required for such construction costs.

  The Company has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters is not material. Moreover, as a result of the acquisition of the Company from Scott Paper Company, now Kimberly-Clark ("Scott"), Scott agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the acquisition, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.

  The Company currently has a demolition project in progress at its Westbrook Facility for health and safety reasons which is expected to be completed in the year 2001. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of April 2, 1997. The Company recognizes these costs as they are incurred.

  The Company does not believe that it will have any liability under recent emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall or that any additional measures necessary to fund the shortfall will not result in material increases in the Company's workers' compensation premiums.

  The Company believes that none of these matters, individually or in the aggregate, is expected to have a material adverse effect on its financial position, results of operations or cash flows.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

NOTE 8--COMMITMENTS AND CONTINGENCIES

  The Mobile, Alabama paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the Acquisition, Warren entered into long-term (25 years initially, subject to mill closures and certain force majeure events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile mill. Wood pulp is supplied generally at market prices. Pulp prices are discounted due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp quantities are subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott are generally based upon cost. Prior to the Acquisition, Scott sold its energy facility at Mobile to Mobile Energy Services Corporation ("MESC"). In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25 year-term of the agreement. Warren has the option to cancel certain non-essential services covered by the Shared Services Agreement at any time prior to the end of the 25 year-term.

  The Company's power requirements at its Somerset and Westbrook mills have historically been satisfied through cogeneration agreements ("Power Purchase Agreements" or "Agreements") whereby the mills each cogenerate electricity and sell the output to Central Maine Power Company ("CMP") at above market rates. The Agreements also provide that the mills purchase electricity from CMP at the standard industrial tariff rate. The effect of these Agreements has been to reduce the Company's historical cost of power. However, the Westbrook Agreement expires on October 31, 1997 and the favorable pricing element of the Somerset Agreement will end on November 30, 1997. The impact from the change in the Somerset Agreement is not material; however, the expiration of the Westbrook Agreement could have a material adverse impact if a replacement market for excess power generated at the Westbrook mill is not found. The Company is currently soliciting bids for such excess power and anticipates that given current capacity constraints in Northeast power markets, any material adverse impact should be mitigated. To reflect the fair market value of the acquired Power Purchase Agreements in accordance with APB No. 16, as of the Acquisition date, the Company established a deferred asset of approximately $32.3 million. This deferred asset is being amortized over the remaining life of the favorable Power Purchase Agreements. For the six months ended April 2, 1997, amortization expense related to this asset approximated $6.0 million.

  The Company is also involved in various other lawsuits and administrative proceedings. The relief sought in such lawsuits and proceedings include injunctions, damages and penalties. Although the final results in these suits and proceedings cannot be predicted with certainty, it is the present opinion of the Company, after consulting with legal counsel, that they will not have a material effect on the Company's financial position, results of operations or cash flows.

  On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not automatically become law unless it receives a simple majority of the votes cast in a special election to be held in 1997. If this competing measure does become law, the consequence to the Company is not expected to be material, because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

NOTE 9--ACQUISITION OF MINORITY INTERESTS

  On May 27, 1997, Western Ventures Limited ("WVL") acquired the minority common equity interests (including both Common Stock and Warrants) in Holdings (the "Minority Acquisition") held by DLJ Merchant Banking Partners, L.P.; DLJ International Partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funding, Inc.; DLJ First ESC L.L.C.; and UBS Capital L.L.C. at an aggregate price of $138.0 million or $17.25 per share of Common Stock, or Common Stock equivalent. WVL exercised, for a price of $0.01 per common share issued, all of the Warrants acquired in the Minority Acquisition upon the consummation thereof. As a result of the exercise of the Warrants, Holdings issued 4,252,343 shares of Common Stock. As part of the financing for the Minority Acquisition, on June 27, 1997, WVL sold the Common Stock acquired in the Minority Acquisition to Heritage Springer Limited, a British Virgin Island company ("HSL") and HSL pledged such securities to certain lenders. The securities acquired by HSL are subject to an agreement (the "HSL Option Agreement") pursuant to which Sappi has a right to purchase such securities at any time prior to April 30, 2000, and HSL has a right to require Sappi to purchase such securities upon the occurrence of certain events and at any time between May 15, 2000 and May 30, 2000. Sappi has been granted an irrevocable proxy to vote all such securities during the term of the HSL Option Agreement, subject to compliance with its purchase obligations upon exercise of such rights. Sappi has also been granted certain rights of first refusal by such lenders in respect of such securities.

NOTE 10--SUBSEQUENT EVENTS

  On July 25, 1997, Warren amended certain provisions of its credit agreement with a syndicate of banks, including the prepayment provisions and the limitation on indebtedness clause. At this time, the lenders also waived certain provisions of the credit agreement, thereby allowing the Company to enter into a sale/leaseback arrangement with General Electric Capital Corporation ("GECC") pertaining to one of the Company's paper machines at its Somerset facility and allowing Holdings to consummate a merger with SDW Acquisition II Corporation ("Acquisition II"), a Delaware corporation and an indirect subsidiary of Sappi. In addition, Warren obtained consent from the lenders for utilization of a portion of the proceeds of the sale/leaseback other than as required by the credit agreement, including the payment from time to time of dividends to Holdings on or prior to September 30, 1998 for the purpose of redeeming the Holdings Preferred Stock, subject to certain conditions and limitations.

  On July 29, 1997, the Company entered into a sale/leaseback arrangement with GECC. The transaction involved the sale of one of the paper machines at the Company's Somerset mill for $150.4 million to State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), as Trustee for GECC. In connection with the transaction, the Company entered into a 15 year lease with the Trustee to lease back the paper machine. Rental payments of approximately $7.7 million will be made semi-annually in arrears in January and July of each year. The sale/leaseback arrangement will be accounted for as an operating lease. The gain on the transaction of approximately $20.8 million will be deferred and amortized as an adjustment to future rental payments. The Company used $100.3 million of the proceeds from the sale to make a mandatory prepayment on its term loans. The extraordinary loss resulting from the extinguishment of this debt is estimated to be $1.5 million, net of a tax benefit of $1.0 million and will be recorded in the fourth quarter of fiscal year 1997.

  On July 30, 1997, Holdings entered into an Agreement and Plan of Merger (the "Merger Agreement") with Acquisition II pursuant to which Acquisition II would be merged, subject to certain important conditions, with and into Holdings, with Holdings continuing as the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, each issued and outstanding share of Common Stock held by any party other than Sappi and its affiliates or HSL will, subject to exercise of appraisal rights, be converted into the right to receive $17.60 per share in cash. As a result, each outstanding Class A Warrant will become exercisable solely for $5.2708 in cash and each outstanding Class B Warrant will become exercisable solely for $17.60 in cash, in each case upon

                 SDW HOLDINGS CORPORATION AND SUBSIDIARY

      NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

payment of the exercise price and satisfaction of the other terms and conditions of the related Warrant Agreement. Additionally, each issued and outstanding share of Senior Preferred Stock of Holdings will, subject to the exercise of appraisal rights, remain outstanding, without amendment. As a result of the Merger, Sappi will own 100% of the issued and outstanding voting common stock and 75.07% of the common equity of Holdings in the form of new Class A Common Stock, and HSL will own 24.94% of the common equity of Holdings in the form of new non-voting, convertible Class B Common Stock. The Class B Common Stock received by HSL in the Merger and any Class A Common Stock received on conversion will be subject to the HSL Option Agreement and the aforementioned irrevocable proxy in favor of Sappi. The Merger Agreement has been approved by the written consent of the holders of a majority of the outstanding common stock of Holdings and Acquisition II. It is anticipated the Merger will become effective on or about September 5, 1997; however there can be no assurance that the conditions to the Merger will be satisfied or waived. There will be no change to total consolidated stockholders' equity as the result of the Merger.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of SDW Holdings Corporation and subsidiary:

  We have audited the consolidated balance sheets of SDW Holdings Corporation and subsidiary (the "Company") as of October 2, 1996 and September 27, 1995 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the twelve-month period ended October 2, 1996 and the period December 21, 1994 (commencing with the acquisition) through September 27, 1995. We have also audited the combined statements of operations, changes in parent's equity, and cash flows for the nine-month period ended September 24, 1994 and for the period September 25, 1994 through December 20, 1994 of S.D. Warren Company and certain related affiliates (the "Predecessor Corporation"). Our audits also included the financial statement schedules listed in the Index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As discussed in Note 2 to the financial statements, S.D. Warren Company and certain related affiliates were acquired effective December 20, 1994. The transaction was accounted for using the purchase method of accounting whereby the purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values. Accordingly, the statements of operations, changes in parent's equity and cash flows of the Predecessor Corporation for the periods referred to in the first paragraph of this report are not comparable with those presented for the Company.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 2, 1996 and September 27, 1995 and the results of their operations and their cash flows for the twelve-month period ended October 2, 1996 and the period from December 21, 1994 (commencing with the acquisition) through September 27, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the combined financial statements of the Predecessor Corporation present fairly, in all material respects, the results of their operations, and their cash flows for the nine-month period ended September 24, 1994 and for the period September 25, 1994 through December 20, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 28, 1996
(November 5, 1996 as to Note 23)

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                            STATEMENTS OF OPERATIONS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                       NINE MONTHS     PERIOD SEPTEMBER 25, PERIOD DECEMBER 21,  TWELVE MONTHS
                                                          ENDED            1994 THROUGH        1994 THROUGH          ENDED
                                                    SEPTEMBER 24, 1994  DECEMBER 20, 1994   SEPTEMBER 27, 1995  OCTOBER 2, 1996
                                                    ------------------ -------------------- ------------------- ----------------
                                                       S.D. WARREN         S.D. WARREN
                                                       COMPANY AND         COMPANY AND         SDW HOLDINGS       SDW HOLDINGS
                                                     CERTAIN RELATED     CERTAIN RELATED        CORPORATION       CORPORATION
                                                        AFFILIATES          AFFILIATES       AND SUBSIDIARIES   AND SUBSIDIARIES
                                                      (PREDECESSOR)       (PREDECESSOR)         (SUCCESSOR)       (SUCCESSOR)
                                                    ------------------ -------------------- ------------------- ----------------
Sales...........................................          $828.8              $313.6             $1,155.8           $1,441.6
Cost of goods sold..............................           722.4               263.7                886.0            1,186.6
                                                          ------              ------             --------           --------
Gross profit....................................           106.4                49.9                269.8              255.0
Selling, general and administrative expense.....            72.1                22.2                 96.2              134.0
                                                          ------              ------             --------           --------
Income from operations..........................            34.3                27.7                173.6              121.0
Other income (expense), net.....................             0.1                (0.5)                 3.2               (0.1)
Interest expense................................             6.4                 2.3                106.0              108.9
                                                          ------              ------             --------           --------
Income before income taxes, dividends and
 accretion on Warren Series B redeemable
 exchangeable preferred stock and extraordinary
 item...........................................            28.0                24.9                 70.8               12.0
Income tax expense..............................            11.2                 9.9                 28.4                5.1
Dividends and accretion on Warren Series B
 redeemable exchangeable preferred stock........             --                  --                   9.1               13.5
                                                          ------              ------             --------           --------
Income (loss) before extraordinary item.........            16.8                15.0                 33.3               (6.6)
Extraordinary item, net of tax..................             --                  --                   --                (2.0)
                                                          ------              ------             --------           --------
Net income (loss)...............................            16.8                15.0                 33.3               (8.6)
Dividends on preferred stock....................             --                  --                   4.6                6.9
                                                          ------              ------             --------           --------
Net income (loss) applicable to common
 stockholders...................................          $ 16.8              $ 15.0             $   28.7           $  (15.5)
                                                          ======              ======             ========           ========
Earnings (loss) per common share:
  Income (loss) before extraordinary item.......                                                 $   0.93           $  (0.21)
                                                                                                 ========           ========
  Net income (loss).............................                                                 $   0.93           $  (0.28)
                                                                                                 ========           ========
  Net income (loss) applicable to common
   stockholders.................................                                                 $   0.80           $  (0.50)
                                                                                                 ========           ========
Weighted average number of shares outstanding...                                                     35.9               30.7
--------------------------------------------------
                                                                                                 ========           ========

                See accompanying notes to financial statements.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                                 BALANCE SHEETS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                             SEPTEMBER 27, 1995 OCTOBER 2, 1996
                                             ------------------ ---------------
                   ASSETS
Current assets:
  Cash and cash equivalents.................      $   62.2         $   49.0
  Trade accounts receivable, net............         129.4             49.1
  Other receivables.........................          24.2             34.2
  Inventories, net..........................         226.5            195.7
  Deferred income taxes.....................           8.9             18.0
  Other current assets......................          11.1              9.4
                                                  --------         --------
    Total current assets....................         462.3            355.4
Plant assets, net...........................       1,153.8          1,114.7
Timber resources, at cost less timber har-
 vested, net................................          95.3             95.3
Goodwill, net...............................          98.1             94.1
Deferred financing fees, net................          53.1             44.8
Other assets, net...........................          24.7             21.1
                                                  --------         --------
    Total assets............................      $1,887.3         $1,725.4
                                                  ========         ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......      $   78.6         $   46.4
  Accounts payable..........................         112.2            101.6
  Accrued and other current liabilities.....          93.6             97.6
                                                  --------         --------
    Total current liabilities...............         284.4            245.6
                                                  --------         --------
Long-term debt:
  Term loans................................         553.8            411.4
  Senior subordinated notes.................         375.0            375.0
  Other.....................................         120.0            116.1
                                                  --------         --------
    Total long-term debt....................       1,048.8            902.5
                                                  --------         --------
Deferred income taxes.......................          21.2             34.6
                                                  --------         --------
Other liabilities...........................          93.3             98.2
                                                  --------         --------
    Total liabilities.......................       1,447.7          1,280.9
                                                  --------         --------
Commitments and contingencies (Notes 14 and
 15)
Warren Series B redeemable exchangeable
 preferred stock (liquidation value, $83.5
 and $96.2, respectively)...................          74.5             88.0
                                                  --------         --------
Stockholders' equity:
  Preferred stock (at liquidation value)....          42.1             49.0
  Common stock ($.01 par value; 100 shares
   authorized; 30.7 shares issued and out-
   standing at September 27, 1995 and Octo-
   ber 2, 1996).............................           0.3              0.3
  Capital in excess of par value............         294.0            294.0
  Retained earnings.........................          28.7             13.2
                                                  --------         --------
    Total stockholders' equity..............         365.1            356.5
                                                  --------         --------
    Total liabilities and stockholders'
     equity.................................      $1,887.3         $1,725.4
                                                  ========         ========

                See accompanying notes to financial statements.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                       NINE MONTHS     PERIOD SEPTEMBER 25, PERIOD DECEMBER 21,  TWELVE MONTHS
                                                          ENDED            1994 THROUGH        1994 THROUGH          ENDED
                                                    SEPTEMBER 24, 1994  DECEMBER 20, 1994   SEPTEMBER 27, 1995  OCTOBER 2, 1996
                                                    ------------------ -------------------- ------------------- ---------------
                                                       S.D. WARREN         S.D. WARREN
                                                       COMPANY AND         COMPANY AND         SDW HOLDINGS      SDW HOLDINGS
                                                     CERTAIN RELATED     CERTAIN RELATED      CORPORATION AND   CORPORATION AND
                                                        AFFILIATES          AFFILIATES         SUBSIDIARIES      SUBSIDIARIES
                                                      (PREDECESSOR)       (PREDECESSOR)         (SUCCESSOR)       (SUCCESSOR)
                                                    ------------------ -------------------- ------------------- ---------------
Cash Flows from Operating Activities:
 Net income (loss)...............................         $ 16.8              $ 15.0             $    33.3            $(8.6)
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation, cost of timber harvested and
   amortization..................................           71.6                28.8                  89.8            115.2
  Deferred income taxes..........................            8.4                15.8                  12.3              5.6
  Dividends and accretion on Warren Series B
   redeemable exchangeable preferred stock.......            --                  --                    9.1             13.5
  Extraordinary item.............................            --                  --                    --               2.0
 Changes in assets and liabilities net of the
  effect of the Acquisition:
  Trade accounts receivable, net.................           (9.8)               (1.7)                (23.0)            80.3
  Inventories, net...............................          (13.0)                5.4                 (57.6)            30.8
  Accounts payable, accrued and other current
   liabilities...................................          (19.3)               18.6                  66.0             (6.6)
  Accruals for restructuring programs............          (28.4)              (12.7)                  --               --
  Other assets and liabilities...................            1.5               (15.5)                  6.1            (15.6)
                                                          ------              ------             ---------          -------
Net cash provided by operating activities........           27.8                53.7                 136.0            216.6
                                                          ------              ------             ---------          -------
Cash Flows from Investing Activities:
 Acquisition, net of related costs...............            --                  --               (1,455.9)             --
 Investments in plant assets and timber
  resources......................................          (32.3)              (14.5)                (33.7)           (51.3)
 Other investing activities......................          (14.1)                --                    --               2.7
                                                          ------              ------             ---------          -------
Net cash used in investing activities............          (46.4)              (14.5)             (1,489.6)           (48.6)
                                                          ------              ------             ---------          -------
Cash Flows from Financing Activities:
 Proceeds from issuance of long-term debt........            0.9                 --                1,105.7              --
 Repayments of long-term debt....................           (5.4)               (0.5)               (162.1)          (178.2)
 Proceeds from issuance of common stock..........            --                  --                  294.3              --
 Proceeds from issuance of Warren Series B
  redeemable exchangeable preferred stock, net of
  expenses.......................................            --                  --                   65.4              --
 Proceeds from issuance of preferred stock.......            --                  --                   37.5              --
 Predecessor Corporation's parent company capital
  infusions, net.................................           25.4                31.6                   --               --
 Other financing activities......................            0.3                 --                    --              (3.0)
                                                          ------              ------             ---------          -------
Net cash provided by (used in) financing
 activities......................................           21.2                31.1               1,340.8           (181.2)
                                                          ------              ------             ---------          -------
Net change in cash and cash equivalents..........            2.6                70.3                 (12.8)           (13.2)
Cash and cash equivalents:
 Beginning of period.............................            2.1                 4.7                  75.0             62.2
                                                          ------              ------             ---------          -------
 End of period...................................         $  4.7              $ 75.0             $    62.2          $  49.0
--------------------------------------------------
                                                          ======              ======             =========          =======

                See accompanying notes to financial statements.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                    STATEMENTS OF CHANGES IN PARENT'S EQUITY
                                 (IN MILLIONS)

                                                                       PARENT'S
                                                                        EQUITY
                                                                       --------
Balance, December 25, 1993............................................ $1,088.1
 Net income...........................................................     16.8
 Foreign currency translation adjustment..............................      1.2
 Capital infusion, net................................................     25.4
 Minimum pension liability adjustment.................................      5.0
                                                                       --------
Balance, September 24, 1994...........................................  1,136.5
 Net income...........................................................     15.0
 Foreign currency translation adjustment..............................      1.0
 Capital infusion, net................................................     66.6
                                                                       --------
Balance, December 20, 1994 prior to acquisition....................... $1,219.1
                                                                       ========



                See accompanying notes to financial statements.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN MILLIONS)

                                          CAPITAL IN
                            COMMON COMMON EXCESS OF  PREFERRED RETAINED
                            SHARES STOCK  PAR VALUE    STOCK   EARNINGS TOTAL
                            ------ ------ ---------- --------- -------- ------
Balance, December 21,
 1994......................   --    $--     $  --      $ --     $ --    $  --
 Issuance of common stock
  and warrants.............  30.7    0.3     294.0       --       --     294.3
 Issuance of preferred
  stock....................   --     --        --       37.5      --      37.5
 Net income................   --     --        --        --      33.3     33.3
 Dividends accrued on
  preferred stock..........   --     --        --        4.6     (4.6)     --
                             ----   ----    ------     -----    -----   ------
Balance, September 27,
 1995......................  30.7    0.3     294.0      42.1     28.7    365.1
 Net loss..................   --     --        --        --      (8.6)    (8.6)
 Dividends accrued on
  preferred stock..........   --     --        --        6.9     (6.9)     --
                             ----   ----    ------     -----    -----   ------
Balance, October 2, 1996...  30.7   $0.3    $294.0     $49.0    $13.2   $356.5
                             ====   ====    ======     =====    =====   ======



                See accompanying notes to financial statements.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--BUSINESS

  SDW Holdings Corporation ("Holdings"), a Delaware holding company, owns all of the outstanding common stock of S.D. Warren Company ("S.D. Warren," "Warren," or the "Successor Corporation"). Holdings has no material assets other than its investment in Warren. All of the operations of Holdings (other than the management of its investment in Warren and the provision of certain corporate services to Warren) are currently conducted through Warren. Holdings and its subsidiary, Warren, are referred to herein as the "Company."

  The Company manufactures printing, publishing and specialty papers and has pulp and timberland operations vertically integrated with certain of its manufacturing facilities which represents the Company's single line of business. The Company currently operates four paper mills, a sheeting and several distribution facilities and owns approximately 911,000 acres of timberlands in the State of Maine.

NOTE 2--FORMATION AND ACQUISITION

  As of October 8, 1994, SDW Acquisition Corporation ("SDW Acquisition"), a direct wholly-owned subsidiary of Holdings, entered into a definitive agreement (the "Stock Purchase Agreement") pursuant to which, on December 20, 1994, SDW Acquisition acquired (the "Acquisition") from Scott Paper Company ("Scott") all of the outstanding capital stock of Warren, then a wholly-owned subsidiary of Scott, and certain related affiliates of Scott (referred to herein as the "Predecessor Corporation"). Immediately following the Acquisition, SDW Acquisition merged with and into Warren (the "Merger"), with Warren (the "Successor Corporation") surviving. Prior to the date of Acquisition, there was no significant activity, revenues received or expenditures incurred by either Holdings or SDW Acquisition. Scott has since been acquired by Kimberly Clark Corporation.

  The Acquisition was accounted for as a purchase, applying the provisions of Accounting Principles Board Opinion ("APB") No. 16. The total purchase cost of approximately $1.9 billion, including the effect of liabilities assumed, was allocated to the assets acquired based on their respective fair values as follows (in millions):

   Plant assets...................................................... $1,186.0
   Timber resources..................................................     98.6
   Intangible assets:
     Patents.........................................................     23.0
     Goodwill........................................................    100.6
   Other assets......................................................     62.8
   Current assets, net realizable value in the case of inventories,
    receivables and prepaid expenses.................................    436.7
                                                                      --------
                                                                      $1,907.7
                                                                      ========

  Liabilities assumed in the Acquisition, based on their respective fair market values, were treated as non-cash activity for presentation in the Statement of Cash Flows. Liabilities assumed were as follows (in millions):

   Current liabilities.................................................. $142.6
   Long term debt.......................................................  121.9
   Other long term liabilities..........................................   80.9
                                                                         ------
                                                                         $345.4
                                                                         ======

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  To effect the Acquisition, SDW Acquisition issued $75.0 million of 14% Series A Senior Exchangeable Preferred Stock due 2006 (the "Old Senior Preferred Stock") and $375.0 million of 12% Series A Senior Subordinated Notes due 2004 (the "Series A Notes") and received $331.8 million from Holdings as a contribution to capital. Holdings funded the $331.8 million contributed from the proceeds Holdings received from the issuance of the preferred stock, common stock and warrants (as discussed in Notes 20 and 21). The Old Senior Preferred Stock and the Series A Notes were subject to an exchange offer discussed in Notes 11 and 19. The remaining purchase price was financed, in part, through the credit facilities discussed in Note 11. Indebtedness incurred by SDW Acquisition to finance the Acquisition was assumed by Warren, including preferred stock issued by SDW Acquisition which was converted into preferred stock of Warren having identical terms.

  Subsequent to the Acquisition, the Company and Scott jointly elected to treat the stock purchase as an asset purchase for federal income tax purposes pursuant to Internal Revenue Code Section 338 (h) (10).

 Pro Forma Information (Unaudited)

  The following table sets forth pro forma information on the Acquisition of the Predecessor Corporation as though it had occurred on September 25, 1994. These pro forma results of operations are not necessarily indicative of either the actual results of operations that would have occurred had the Acquisition been made on September 25, 1994 or of the results which may occur in the future.

  Unaudited Pro Forma Statements of Operations Data (in millions, except per share data):

                                                                  YEAR ENDED
                                                              SEPTEMBER 27, 1995
                                                              ------------------
      Net sales..............................................      $1,469.4
                                                                   ========
      Operating income.......................................      $  202.9
                                                                   ========
      Net income.............................................      $   29.2
                                                                   ========
      Net income applicable to common stockholders...........      $   23.1
                                                                   ========
      Net income per common share............................      $   0.64
                                                                   ========

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying consolidated financial statements of the Company have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified to conform with the current year presentation.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by management include realization of certain assets such as trade and other accounts receivable, inventory, goodwill and deferred tax assets, as well as estimates of exposure and certain liabilities of the Company. Actual results could differ from those estimates.

  As the Acquisition resulted in a new basis of accounting and the adoption of certain accounting policies which differ from the Predecessor Corporation's accounting policies, the Company's financial statements for the

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
periods subsequent to the Acquisition date are not comparable to the Predecessor Corporation's financial statements for the periods prior to the Acquisition.

  The following presents the significant accounting policies of the Company. Except as discussed in Note 4, the significant accounting policies of the Predecessor Corporation are comparable to those of the Company.

 Fiscal Year

  The Company and its subsidiaries' fiscal year ends on the Wednesday closest to the last day of September. The twelve months ended October 2, 1996 ("fiscal year 1996") included 53 weeks.

 Cash and Cash Equivalents

  Cash and cash equivalents consist primarily of highly liquid investments with insignificant interest rate risk and original maturities of three months or less at the date of acquisition. Similar investments with original maturities beyond three months are considered short-term marketable securities. At September 27, 1995 and October 2, 1996, the Company had no short-term marketable securities.

 Other Receivables

  Other receivables primarily represent amounts due from the sale of energy produced by the Company's cogeneration facilities, certain outstanding insurance claims, income taxes receivable and sundry other receivables.

 Inventories

  Inventories are valued at the lower of cost or market, using the first-in, first-out ("FIFO") cost method. Inventories of maintenance parts and other supplies are recorded at purchase cost.

 Plant Assets

  Plant assets are recorded at cost. For financial accounting purposes, depreciation is principally calculated by the straight-line method over the estimated useful lives of the assets, which range from three to twenty years.

  Expenditures for renewals and improvements which increase the useful life or capacity of plant assets are capitalized. On retirements or sales of assets which have not been fully depreciated, the cost of plant assets and the related accumulated depreciation are removed from the asset account. The Company records gains and losses on the retirement or sale of plant assets when realized.

  Interest expense is capitalized on major construction projects, including timber resources, discussed below, to the extent that such timber has not yet matured. For the nine months ended September 24, 1994, the period December 21, 1994 through September 27, 1995 (the "nine months" ended September 27, 1995), and fiscal year 1996, the Company capitalized interest of approximately $1.4 million, $0.9 million, and $1.9 million, respectively. No interest was capitalized for the period September 25, 1994 through December 20, 1994 (the "three months" ended December 20, 1994).

 Timber Resources

  Timber resources are recorded at cost, which includes original costs, road construction costs and reforestation costs such as site preparation and planting costs. Property taxes, surveying, fire control and other forest management expenses are charged to expense as incurred.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

 Goodwill

  Goodwill, which resulted from the Acquisition, is being amortized for financial statement purposes on a straight-line basis over 25 years. On an ongoing basis, the carrying value of goodwill is evaluated on the basis of whether anticipated operating cash flows generated by the acquired businesses are adequate to recover the recorded asset balance over its estimated useful life. The goodwill balance at September 27, 1995 and October 2, 1996 was approximately $98.1 million and $94.1 million, respectively, net of approximately $3.1 million and $7.1 million, respectively, of accumulated amortization.

 Deferred Financing Fees

  Deferred financing fees, primarily resulting from the financing of the Acquisition are being amortized over the average life of the related debt and are recorded net of accumulated amortization of approximately $7.2 million and $15.2 million at September 27, 1995 and October 2, 1996, respectively. As a result of the partial early extinguishment of debt during fiscal year 1996, the Company recorded a $2.0 million extraordinary loss which was comprised of a $3.3 million write-off of deferred financing fees partially offset by a $1.3 million deferred tax benefit.

 Other Assets

  Other assets include intangible assets, primarily patents, arising as part of the purchase price allocation, of $21.5 million and $19.6 million at September 27, 1995 and October 2, 1996, respectively. These intangible assets are being amortized over their estimated useful lives of approximately eleven years. Intangibles are stated net of accumulated amortization of approximately $1.5 million and $3.4 million at September 27, 1995 and October 2, 1996, respectively.

 Financial Instruments

  The Company uses interest rate swap agreements ("Swaps") and interest rate cap agreements ("Caps") as a means of managing interest-rate risk associated with debt balances. These instruments are matched with either fixed or variable rate debt and are recorded on a settlement basis as an adjustment to interest expense. Premiums paid to purchase Caps are amortized as an adjustment to interest expense over the life of the contract. Cash flows from Swaps and Caps are classified in the Statements of Cash Flows in the same category as the items being hedged or on a basis consistent with the nature of the investment.

  During the third quarter of fiscal year 1996, the Company commenced transacting business in currencies other than the U.S. Dollar. The Company manages the potential exposure associated with transacting in foreign currencies through the use of foreign currency forward contracts. These contracts are used to offset the effects of exchange rate fluctuations on a portion of the underlying foreign currency denominated exposure. These exposures include firm related party trade accounts receivable. Realized and unrealized gains and losses on these contracts for the fiscal year 1996 were insignificant.

  The Company does not hold derivative financial instruments for trading purposes.

 Revenue Recognition

  The Company recognizes revenue when its products are shipped, title is transferred, and the earnings process is complete.

 Income Taxes

  The Company uses an asset and liability approach to computing deferred income taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this approach, deferred income taxes are

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
determined based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

 Workers' Compensation Insurance

  The Company is primarily self-insured for workers' compensation insurance. The self-insurance claim liability for workers' compensation is based on claims reported and actuarial estimates of adverse developments and claims incurred but not reported. The Company's workers' compensation liability is discounted to reflect the passage of several years before the claims related to a particular year are paid in full. The liability has been determined based on an actuarial valuation and the timing of payments associated therewith are reasonably estimable. The present value of such claims was determined using discount rates of 8.25% for the nine months ended September 24, 1994 and 5.5% for the three months ended December 20, 1994, the nine months ended September 27, 1995, and fiscal year 1996, respectively. The gross liability was $44.0 million and $46.0 million at September 27, 1995 and October 2, 1996, respectively.

 Research and Development Expenditures

  Expenditures for research and development are charged to expense as incurred. Research and development costs were $9.5 million, $3.0 million, $10.7 million, and $15.6 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995, and fiscal year 1996, respectively.

 Environmental Expenditures

  Environmental expenditures that pertain to current operations or relate to future revenues are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations, and do not contribute to current or future revenues, are expensed. Environmental accruals are recorded based on current interpretations of environmental laws and regulations when it is probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Amounts accrued are not discounted and do not include third-party recoveries. Liabilities are recognized for remedial activities when the clean-up is probable and the cost can be reasonably estimated. All available information is considered including the results of remedial investigation/feasibility studies ("RI/FS"). In evaluating any disposal site environmental exposure, an assessment is made of the Company's potential share of the remediation costs by reference to the known or estimated volume of the Company's waste that was sent to the site and the range of costs to treat similar waste at other sites if a RI/FS is not available.

 Other Income (Expense), net

  Other income (expense), net, represents interest income on cash and cash equivalents and other non-operating income and expense items.

 Earnings per Common Share

  Income per common share of Holdings is computed using the weighted average number of common shares outstanding during the period and dilutive common equivalent shares. Warrants exercisable for approximately 5.2 million common shares of Holdings are included as common stock equivalents for the nine months ended September 27, 1995. During fiscal year 1996, such warrants were antidilutive and, accordingly, were not included in weighted average shares outstanding. The Company's net income (loss) has been reduced by preferred stock dividends to arrive at net income (loss) applicable to common stockholders of Holdings.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

 Cash Paid for Income Taxes

  Cash paid for income taxes for the nine months ended September 27, 1995 and fiscal year 1996 was $20.6 million and $4.7 million, respectively. In periods prior to December 21, 1994 the Predecessor Corporation's income taxes were paid by Scott.

 Cash Paid for Interest

  Cash paid for interest during the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996 was $5.0 million, $2.9 million, $75.6 million and $112.3 million, respectively.

 Accounting Pronouncements

  In October 1995, the Financial Accounting Standards Board ("FASB") issued FAS No. 123, "Accounting for Stock-Based Compensation." FAS No. 123 which is effective for the Company in fiscal year 1997 addresses the financial accounting and reporting requirements for stock-based employee compensation plans. FAS No. 123 permits an entity to either record the effects of stock-based employee compensation plans in its financial statements or retain the current accounting and present pro forma disclosure in the notes to the financial statements. The implementation of FAS No. 123 is not expected to have a material impact on the Company's financial position, results of operations, cash flows, or financial statement disclosure as the Company will retain its current accounting.

  In October 1996, FASB issued FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which addresses accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. FAS No. 125 is required to be adopted in 1997. The implementation of FAS No. 125 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 4--BASIS OF PRESENTATION AND ACCOUNTING POLICIES (PREDECESSOR
CORPORATION)

 Basis of Presentation

  The combined financial statements of the Predecessor Corporation consist of Scott's wholly-owned subsidiary, S.D. Warren Company and its wholly-owned subsidiaries, as well as the net assets and results of operations of the printing, publishing, and specialty papers businesses in Bornem, Belgium (the "Belgian Affiliate") and a mill facility located in Mobile, Alabama that were owned by Scott. All significant transactions between combined entities have been eliminated. As previously stated, the Predecessor Corporation's financial statements for periods prior to the Acquisition are not comparable to the Company's.

  The combined financial statements include allocations of costs for services, including accounting and tax, treasury and cash management, data processing, legal and environmental, facility and risk management, human resources and labor relations, and government and public affairs. These costs have been allocated based upon a variety of methods, including: specific identification, based on estimates of time and services provided; relative identification, based on relevant criteria that establishes the Predecessor Corporation's relationship to the entire pool of beneficiaries and formula driven, not specifically identifiable to the Predecessor Corporation but incurred for the benefit of all Scott affiliates.

  Management believes the allocations reflected in the Statements of Operations, while reasonable, may not represent the cost of similar activities on a separate entity basis.

  The Mobile, Alabama facility is located adjacent to the former Scott tissue and pulp operations and a power generation facility. These operations are currently owned and operated by Kimberly Clark and Mobile Energy

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

Systems Company ("MESC"), respectively. Historically, the Mobile, Alabama facility purchased pulp, utilities and other services from Scott based on shared cost arrangements. The Company continues to purchase pulp and utilities from Kimberly Clark and MESC. Amounts purchased were $71.0 million, $18.4 million, $127.3 million and $148.0 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively.

 Predecessor Corporation Accounting Policies

  The Predecessor Corporation had accounting policies similar to those of the Company with the following significant exceptions:

  Inventory cost was determined using the last-in, first-out ("LIFO") method.

  For certain major capital assets, the Predecessor Corporation calculated depreciation on the units-of-production method during the learning curve phase of the project. On retirements or sales of plant assets which had not been fully depreciated, the Predecessor Corporation charged gains and losses to the related depreciation reserve account. The Predecessor Corporation capitalized certain pre-operating costs on any single capital project for which such costs were expected to exceed $3.0 million. The capitalized costs were amortized over a five year period.

  Income taxes for the Predecessor Corporation through December 20, 1994 were included in the U.S. consolidated federal income tax return of Scott and on a separate company basis for state tax purposes. For periods prior to December 21, 1994 the financial statements include a charge in lieu of tax which approximates the federal tax provision assuming the Predecessor Corporation filed a separate tax return.

  Assets and liabilities of the Predecessor Corporation's foreign operations were translated into U.S. dollars using year-end exchange rates. Revenues and expenses of foreign operations were translated at the average exchange rates in effect during the year. Adjustments resulting from financial statement translations were included as a separate component of parent's equity. Gains and losses resulting from foreign currency transactions were not material and were included in net income.

NOTE 5--TRADE ACCOUNTS RECEIVABLE AND MAJOR CUSTOMER INFORMATION

                                                        SEPTEMBER 27, OCTOBER 2,
                                                            1995         1996
                                                        ------------- ----------
                                                             (IN MILLIONS)
Trade accounts receivable..............................    $135.0       $54.4
Allowance for doubtful accounts........................      (5.6)       (5.3)
                                                           ------       -----
                                                           $129.4       $49.1
                                                           ======       =====

  Trade accounts receivable includes the Company's undivided interest in its investment in accounts receivable which were securitized during fiscal year 1996 (Note 11). Securitized trade accounts receivable aggregated $139.1 million at October 2, 1996.

  The Company had sales to customers outside of the United States ("Export Sales") of $60.0 million, $24.7 million, $90.5 million, and $174.3 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively. Export sales are primarily to Canada, Europe and the Far East. Export sales do not exceed 10% for any geographic region. Export sales prior to the Acquisition were handled primarily by direct sales, sales through agents and

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
sales through the Company's Belgian Affiliate. During 1995, the Belgian Affiliate was closed and its property and equipment were sold. Effective with the closure of the Belgian Affiliate, the Company's sales outside of the United States and Canada are primarily handled by the Company's affiliates under the common control of Sappi Limited ("Sappi") (see Note 22). Sappi, through its indirect ownership in Holdings, is the largest investor in the Company.

  Sales to customers which individually exceed 10% of total sales amounted to approximately 58.1%, 51.1%, 54.0% and 52.5% of sales for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995, and fiscal year 1996, respectively. Each of these customers is a merchant that resells the Company's paper products to a wide range of end users. The loss of any of these customers could have a material effect on the Company's business and results of operations. Sales to each such customer are indicated below (in millions):

                              THREE MONTHS                        TWELVE MONTHS
         NINE MONTHS ENDED        ENDED       NINE MONTHS ENDED       ENDED
         SEPTEMBER 24, 1994 DECEMBER 20, 1994 SEPTEMBER 27, 1995 OCTOBER 2, 1996
         ------------------ ----------------- ------------------ ---------------
   1...        $160.8             $81.2             $292.4           $355.0
   2...         128.5              40.5              163.0            201.9
   3...         106.9              38.5              168.7            199.8
   4...          85.4                 *                  *                *

--------
* Less than 10% of total sales.

  Aggregate trade receivables from customers which individually exceeded 10% of total receivables were $57.3 million and $91.1 million as of September 27, 1995 and October 2, 1996, respectively. Included in the computation of receivables exceeding 10% at October 2, 1996 are a portion of the gross receivables which were securitized (Note 11) and certain related party receivables from Sappi and its subsidiaries (Note 22).

NOTE 6--INVENTORIES, NET (IN MILLIONS)

                                             SEPTEMBER 27, 1995 OCTOBER 2, 1996
                                             ------------------ ---------------
   Finished products........................      $   89.8         $   92.8
   Work in process..........................          51.0             34.5
   Pulp, logs and pulpwood..................          33.2             25.8
   Maintenance parts and other supplies.....          52.5             42.6
                                                  --------         --------
                                                  $  226.5         $  195.7
                                                  ========         ========

NOTE 7--PLANT ASSETS (IN MILLIONS)

                                             SEPTEMBER 27, 1995 OCTOBER 2, 1996
                                             ------------------ ---------------
   Plant assets, at cost:
     Land and buildings.....................      $  171.1         $  172.7
     Plant and equipment....................       1,048.2          1,095.5
                                                  --------         --------
                                                   1,219.3          1,268.2
     Accumulated depreciation...............         (65.5)          (153.5)
                                                  --------         --------
                                                  $1,153.8         $1,114.7
                                                  ========         ========

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

NOTE 8--DEPRECIATION & COST OF TIMBER HARVESTED (IN MILLIONS)

                                                                        NINE MONTHS  THREE MONTHS  NINE MONTHS  TWELVE MONTHS
                                                                           ENDED        ENDED         ENDED         ENDED
                                                                       SEPTEMBER 24, DECEMBER 20, SEPTEMBER 27,  OCTOBER 2,
                                                                           1994          1994         1995          1996
                                                                       ------------- ------------ ------------- -------------
   Depreciation of plant assets.......................................     $69.9        $27.3         $65.5         $86.8
   Cost of timber harvested and amortization of logging roads.........       0.5          0.2           1.3           0.9
                                                                           -----        -----         -----         -----
   --------------------------------------------------                      $70.4        $27.5         $66.8         $87.7
                                                                           =====        =====         =====         =====

NOTE 9--INCOME TAXES

  The domestic and foreign components of income before taxes, dividends and accretion on Warren Series B Redeemable Exchangeable preferred stock and extraordinary item are as follows (in millions):

                                                                        NINE MONTHS  THREE MONTHS  NINE MONTHS  TWELVE MONTHS
                                                                           ENDED        ENDED         ENDED         ENDED
                                                                       SEPTEMBER 24, DECEMBER 20, SEPTEMBER 27,  OCTOBER 2,
                                                                           1994          1994         1995          1996
                                                                       ------------- ------------ ------------- -------------
   Domestic...........................................................     $24.8        $22.4         $68.4         $12.0
   Foreign............................................................       3.2          2.5           2.4           --
   --------------------------------------------------
                                                                           -----        -----         -----         -----
                                                                           $28.0        $24.9         $70.8         $12.0

  The components of the tax provisions before extraordinary item are as follows (in millions):

                                                                        NINE MONTHS  THREE MONTHS  NINE MONTHS  TWELVE MONTHS
                                                                           ENDED        ENDED         ENDED         ENDED
                                                                       SEPTEMBER 24, DECEMBER 20, SEPTEMBER 27,  OCTOBER 2,
                                                                           1994          1994         1995          1996
                                                                       ------------- ------------ ------------- -------------
   Current:
     Federal..........................................................     $ 2.6        $(5.7)        $15.1         $(1.1)
     Foreign..........................................................       1.2          1.0           0.1          (1.2)
     State and local..................................................      (1.0)        (1.2)          0.9           1.8
                                                                           -----        -----         -----         -----
       Total current..................................................       2.8         (5.9)         16.1          (0.5)
                                                                           -----        -----         -----         -----
   Deferred:
     Federal..........................................................       5.8         13.0           8.1           5.3
     Foreign..........................................................       --           --            --            1.2
     State and local..................................................       2.6          2.8           4.2          (0.9)
   --------------------------------------------------
                                                                           -----        -----         -----         -----
       Total deferred.................................................       8.4         15.8          12.3           5.6
                                                                           -----        -----         -----         -----
                                                                           $11.2        $ 9.9         $28.4         $ 5.1

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  The components of the deferred tax provisions before extraordinary item are as follows, excluding the $1.3 million deferred tax benefit associated with the $3.3 million extraordinary loss recorded as a result of the early retirement of debt (in millions):

                           NINE MONTHS  THREE MONTHS  NINE MONTHS  TWELVE MONTHS
                              ENDED        ENDED         ENDED         ENDED
                          SEPTEMBER 24, DECEMBER 20, SEPTEMBER 27,  OCTOBER 2,
                              1994          1994         1995          1996
                          ------------- ------------ ------------- -------------
Inventory...............      $ --         $  0.1        $ 5.3        $ (0.1)
Plant assets............        9.3         (17.0)        16.4          93.0
Accrued and other lia-
 bilities...............        6.3          38.5         (0.1)        (35.5)
AMT credit
 carryforwards..........       (2.5)         (0.8)        (9.3)         (3.7)
Tax loss carryforwards..       (4.7)         (5.0)         --          (41.7)
Other credits...........        --            --           --           (6.4)
                              -----        ------        -----        ------
Deferred tax provision..      $ 8.4        $ 15.8        $12.3        $  5.6
                              =====        ======        =====        ======

  The components of the deferred tax assets and (liabilities) are as follows (in millions):

                                                       SEPTEMBER 27, OCTOBER 2,
                                                           1995         1996
                                                       ------------- ----------
   Current:
   Deferred tax assets:
     Restructuring reserves...........................    $  0.3      $   0.3
     Accrued and other liabilities....................       7.9         18.5
     Inventory........................................       1.3          1.4
                                                          ------      -------
       Total current deferred tax assets..............       9.5         20.2
   Deferred tax liabilities:
     Accrued and other liabilities and prepaids.......      (0.6)        (2.2)
                                                          ------      -------
   Net current deferred tax asset.....................       8.9         18.0
                                                          ------      -------
   Noncurrent:
   Deferred tax assets:
     Alternative minimum tax credit carryforwards.....       9.3         13.0
     Tax loss carryforwards...........................       --          41.7
     Accrued and other liabilities....................      21.3         46.0
     Other............................................       --           7.7
                                                          ------      -------
       Total noncurrent deferred tax assets...........      30.6        108.4
                                                          ------      -------
   Deferred tax liabilities:
     Property, plant and equipment....................     (13.4)      (106.0)
     Other............................................     (38.4)       (37.0)
                                                          ------      -------
       Total noncurrent deferred tax liability........     (51.8)      (143.0)
                                                          ------      -------
   Net noncurrent deferred tax liability..............     (21.2)       (34.6)
                                                          ------      -------
     Net deferred tax liability.......................    $(12.3)     $ (16.6)
                                                          ======      =======

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  The differences between the U.S. statutory income tax rate and the Company's effective income tax rate before extraordinary item are:

                                                                        NINE MONTHS  THREE MONTHS  NINE MONTHS  TWELVE MONTHS
                                                                           ENDED        ENDED         ENDED         ENDED
                                                                       SEPTEMBER 24, DECEMBER 20, SEPTEMBER 27,  OCTOBER 2,
                                                                           1994          1994         1995          1996
                                                                       ------------- ------------ ------------- -------------
U.S. statutory income tax rate........................................     35.0%         35.0%        35.0%         35.0%
State income taxes, net of federal benefit............................      3.8           4.2          4.9           5.2
International.........................................................      0.4           0.3          0.1           --
Other factors.........................................................      0.8           0.3          0.1           2.3
                                                                           ----          ----         ----          ----
Effective tax rate....................................................     40.0%         39.8%        40.1%         42.5%
--------------------------------------------------
                                                                           ====          ====         ====          ====

  As of October 2, 1996, the Company had available federal and state tax net operating loss carryforwards of approximately $120 million. For federal tax purposes, the loss carryforwards will expire in the year 2011. For state tax purposes, the loss carryforwards will expire between the years 2001 and 2011. The Company also has available an alternative minimum tax credit carryforward for tax return purposes of $13 million which will carry forward to future taxable years indefinitely.

NOTE 10--ACCRUED AND OTHER CURRENT LIABILITIES (IN MILLIONS)

                                                      SEPTEMBER 27, OCTOBER 2,
                                                          1995         1996
                                                      ------------- ----------
   Accrued salaries, wages and employee benefits.....     $49.9       $47.5
   Accrued interest..................................      23.8        15.2
   Accrued workers' compensation.....................       5.6         7.4
   Other accrued expenses............................      14.3        27.5
                                                          -----       -----
                                                          $93.6       $97.6
                                                          =====       =====

NOTE 11--LONG-TERM DEBT

                                                        SEPTEMBER 27, OCTOBER 2,
                                                            1995         1996
                                                        ------------- ----------
                                                             (IN MILLIONS)
   Credit Agreement:
     Term Loan, Tranche A..............................   $  305.0      $268.7
     Term Loan, Tranche B..............................      325.0       185.0
   Series B Senior Subordinated Notes..................      375.0       375.0
   Revenue Bonds.......................................      121.3       119.5
   Capital Leases......................................        1.1         0.7
                                                          --------      ------
                                                           1,127.4       948.9
   Current maturities of long-term debt................       78.6        46.4
                                                          --------      ------
   Long-term debt......................................   $1,048.8      $902.5
                                                          ========      ======

 Credit Agreement

  Holdings and Warren entered into an agreement (the "Credit Agreement") with Chemical Bank (now known as The Chase Manhattan Bank, "Chase") and 43 other domestic and international lenders on December 20, 1994, which consists of (i) the Term Loan Facilities, comprised of a seven-year senior secured

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
term loan facility originally in an aggregate principal amount of $305.0 million (the "Tranche A Term Loan"), and an eight-year senior secured term loan facility originally in an aggregate principal amount of $325.0 million (the "Tranche B Term Loan"), (ii) the Revolving Credit Facility and (iii) the Letter of Credit Facility (together collectively referred to herein as the "Credit Facilities").

  On April 26, 1996, the Company amended its Credit Agreement to include changes to certain provisions relating to restrictive covenants including, among other things, the ability to incur debt, pay dividends and sell certain assets. In addition, certain provisions relating to interest rates, fees, collateral, prepayments and affirmative covenants also have been amended. Concurrently with the above, the Company, a newly established bankruptcy remote subsidiary, S.D. Warren Finance Co. ("SDWF"), the Bank of Montreal ("BOM") and its securities unit, Nesbitt Burns Securities ("Nesbitt"), as agent, entered into a receivables purchase agreement whereby BOM through Nesbitt has agreed to provide a five-year $110 million revolving accounts receivable securitization facility (the "A/R Facility"). Under this facility, the Company sells to SDWF, pursuant to a purchase and contribution agreement between the Company and SDWF, on a non-recourse basis, all rights and interests in its accounts receivable. Pursuant to the receivables purchase agreement, SDWF, in turn, sells certain interests in the accounts receivable pool owned by SDWF to Nesbitt under similar terms. Proceeds of $90.0 million from the A/R Facility, along with $10.0 million cash on hand, were used to prepay $100.0 million of the final installment of the Tranche B Term Loan under the Credit Agreement. As a result of the early extinguishment of a portion of the Tranche B Term Loan, the Company recorded an extraordinary loss of $2.0 million, net of a $1.3 million deferred tax benefit, related to the unamortized deferred financing fees associated with the Tranche B Term Loan.

  The loans under the Credit Agreement bear interest at a rate equal to, at the Company's option, (i) the Base Rate plus the Applicable Margin ("Base Rate Loans") or (ii) the Eurodollar Rate (adjusted for reserves) as determined by Chase for the respective interest period plus the Applicable Margin ("Eurodollar Loans"). Applicable Margin means a percentage per annum ranging
(a) in the case of Base Rate Loans, from 1.50% to 0.00% (2.00% in the case of Tranche B Term Loans), and (b) in the case of Eurodollar Loans, from 2.50% to 1.00% (3.00% in the case of Tranche B Term Loans), in each case based upon the Company's ability to maintain certain financial ratios determined from the most recent financial statements of the Company calculated as of the last day of each fiscal quarter on a rolling four quarter basis. "Base Rate" means the highest of (1) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City, (2) the secondary market rate for the three month certificates of deposit (adjusted for reserves) plus 1.0% and (3) the federal funds rate in effect from time to time plus 0.5%.

  The Credit Facilities are guaranteed by Holdings and each of its U.S. subsidiaries. The Credit Facilities and such guarantees are secured by security interests (subject to other liens permitted by the terms of the Credit Facilities), to the extent permissible under the applicable laws and regulations, in (a) all of the capital stock of Warren and each of its U.S. subsidiaries and 65% of the common stock and 100% of the preferred stock of each foreign subsidiary and (b) all assets (subject to certain limitations), except certain trade accounts receivable, owned by Warren and its subsidiaries.

  The Credit Agreement contains restrictive covenants which limit Holdings, Warren and their subsidiaries with respect to certain matters including, among other things, the ability to incur debt, pay dividends, make acquisitions, sell assets, merge, grant or incur liens, guarantee obligations, make investments or loans, make capital expenditures, create subsidiaries or change its line of business. The Credit Agreement also restricts Warren from prepaying certain of its indebtedness. Under the Credit Agreement, Warren is required to satisfy certain financial covenants which require Warren to maintain specified financial ratios and comply with certain financial tests, including a minimum interest coverage ratio, a minimum debt service ratio, and a net worth test. Such covenants are not considered by the Company to be of a restrictive nature in conducting its business activities. As of October 2, 1996, management believes the Company is in compliance with all covenants.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  The A/R Facility also contains restrictive covenants which limit SDWF with respect to certain matters including, among other things, the maintenance of a certain net worth and the ability to incur liens, extend credit terms beyond their stated maturity, change its credit policy, create subsidiaries or change its line of business. The A/R Facility also limits SDWF's ability to pay dividends, incur indebtedness or amend other agreements related to the A/R Facility without the consent of Nesbitt, as agent. In addition, the A/R Facility requires that SDWF maintain certain ratios related to the performance of the underlying accounts receivable, including a delinquency ratio, a default ratio and a loss-to-liquidation ratio.

  Under the terms of the Credit Agreement, Warren was required to enter into interest rate protection agreements, primarily interest rate swap and interest rate cap agreements. At September 27, 1995 and October 2, 1996, Warren had two interest rate swap agreements outstanding under which the interest rates have been fixed at rates between 7.43% and 9.95% with respect to $75 million of notional principal amount of debt. Warren also has two interest rate cap agreements outstanding with respect to $130 million of notional principal amount of debt under which the interest rate has been capped at rates between 8.00% and 9.50%. Net receipts or payments under the agreements are recognized as adjustments to interest expense. The swap and cap agreements expire at varying dates between December 1997 and January 2000.

 Term Loans

  The Tranche A Term Loan is payable in semi-annual installments commencing June 30, 1996 with a final maturity in December 2001. The Tranche B Term Loan is payable in semi-annual installments commencing on June 30, 1996 with a final maturity in December 2002. Interest rates on the term loans are set, at the Company's option, at either the Base Rate or the Eurodollar Rate, both plus an Applicable Margin (as described above). At October 2, 1996, both the Tranche A Term Loan and the Tranche B Term Loan were Eurodollar loans. At September 27, 1995 and October 2, 1996 the interest rate on the Tranche A Term Loan was 8.38% and 7.19%, respectively; and the interest rate on the Tranche B Term Loan was 8.82% and 7.69%, respectively.

  Warren is required to prepay the Term Loan Facility with (i) 100% of the net proceeds of certain asset sales, (ii) 100% of the net proceeds of incurrences of certain indebtedness and (iii) 50% of the net proceeds from issuances of equity by Holdings or any of its subsidiaries. Warren is also required to prepay the Term Loan Facilities annually in an amount equal to 75% of the Excess Cash Flow (as defined therein) of Warren and its subsidiaries for the prior fiscal year; provided that the Company will be required to prepay annually an amount equal to only 50% of such Excess Cash Flow if (a) the aggregate outstanding principal amount of the Term Loan Facilities is less than $250.0 million and (b) Consolidated Interest Expense Ratio (as defined therein) as of the last day of the fiscal quarter immediately preceding the date such payment (calculated on a rolling four quarter basis) exceeds 3.00 to
1.00. The Company made $74.9 million of Excess Cash Flow payments relating to fiscal year 1995, during the first quarter of fiscal year 1996. The Company will not have the excess cash flow prepayment requirements, as defined, in the first quarter of fiscal year 1997 due to the prepayment of the Tranche B Term Loan under the Credit Agreement during the third quarter of fiscal year 1996.

  The Company may also make optional prepayments without premium or penalty at any time (subject to payments of certain termination costs if other than on the last day of an interest period under certain circumstances). Optional prepayments shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan based on the respective amounts outstanding and shall be applied to installments thereof on a pro rata basis, and may not be reborrowed. The amount of any optional prepayments funded with the portion of Excess Cash Flow which is not otherwise required to be used to prepay Term Loans and/or the Letter of Credit Facility Loans may, at the Company's option, be applied to prepay the Tranche A Term Loan and/or the Tranche B Term Loan in such amounts as the Company may determine with any such prepayment to be applied first to any scheduled installment due within six months of the date of prepayment and then to the remaining installments of the Tranche A Term Loan and/or the Tranche B Term Loan, as the case may be, on a pro rata basis.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

 Revolving Credit Facility

  Under the Revolving Credit Facility, Warren can borrow up to $250.0 million to fund working capital needs. In addition, a portion of the Revolving Credit Facility is available to Warren for letters of credit up to $75.0 million. At September 27, 1995 and October 2, 1996, $20.6 million and $1.0 million, respectively, of the Revolving Credit Facility was utilized to guarantee the issuance of letters of credit. At September 27, 1995 and October 2, 1996, availability under the Revolving Credit Facility was $229.4 million and $249.0 million, respectively.

  The interest rate on loans under the Revolving Credit Facility are set, at Warren's option, at either the Base Rate or the Eurodollar Rate, both plus an Applicable Margin (see Credit Agreement section). At October 2, 1996, the Company had no loans outstanding under the Revolving Credit Facility. Letters of credit issued through the Revolving Credit Facility are charged an annual commission equal to the Applicable Margin in effect from time to time (see Credit Agreement section). Warren also pays an annual fronting fee to Chase on Revolving Credit Facility letters of credit. In addition, Warren pays a quarterly commitment fee between 0.375% and 0.50% per annum, based on the achievement of a certain financial ratio, on the unused portion of the Revolving Credit Facility.

 Letter of Credit Facility

  In accordance with the Agreement to which the Acquisition was effected, letters of credit in an aggregate principal amount of $220.0 million were issued in favor of Scott to support its ongoing obligations under nine separate tax-exempt bond financings and the financing of the Biomass Cogeneration Facility at the Company's Westbrook, Maine facility assumed by Warren. At September 27, 1995 and October 2, 1996, such letters of credit outstanding aggregated approximately $170.5 million.

 Warren Series B Senior Subordinated Notes

  On May 31, 1995, Warren consummated an exchange offer pursuant to which it offered to (1) exchange the existing Series A Notes for an equivalent amount of 12% Series B Senior Subordinated Notes due 2004 (the "Series B Notes" and together with the Series A Notes, the "Notes") having substantially identical terms and (2) exchange the existing Old Senior Preferred Stock for an equivalent amount of its 14% Series B Senior Redeemable Exchangeable Preferred Stock due 2006 (the "Warren Series B Preferred Stock") having substantially identical terms. Such exchange transactions were contemplated in the original issues of the Series A Notes and the Old Senior Preferred Stock (collectively, the "Exchanged Securities").

  The Series B Notes are unsecured, subordinated obligations of Warren and rank i) junior in right of payment to all existing and future Senior Debt (as defined for purposes of the Notes), including obligations of Warren under the Credit Agreement and ii) senior in right of payment to or pari passu in right of payment with all existing and future subordinated indebtedness.

 Revenue Bonds

  Warren assumed $119.3 million of revenue bonds from Scott. Such debt is comprised of nine separate tax-exempt municipal bond issues (the "Issues") relating to certain environmental and solid waste disposal projects. The issues have various maturities ranging from 1997 through 2022. Warren assumed responsibility for Scott's obligations under the Issues but with respect to each Issue (other than the Issue which was re-marketed on August 21, 1995, as described below) Scott remains either contingently liable as a guarantor, or directly liable as the original obligor. Interest rates on these issues at September 27, 1995 and October 2, 1996 ranged from 5.75% to 9.375%. Bonds in an amount of $44.0 million bearing variable interest rates were re-marketed on August 21, 1995 as fixed interest rate bonds. Warren became the sole obligor under the bonds and a $49.5 million letter of

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
credit issued in favor of Scott was canceled. The trustee for each Issue has been granted or assigned the issuer's rights under a sale, lease purchase or loan agreement, as the case may be, between the relevant issuer and Warren relating to each respective project and, in respect of two of the Issues, a security interest in the project financed thereby.

 Future Maturities of Long-term Debt

  Scheduled maturities of long-term debt, including capital leases and sinking fund payments, at October 2, 1996 are as follows (in millions):

         1997............................................ $ 46.4
         1998............................................   59.5
         1999............................................   54.5
         2000............................................   59.8
         2001............................................   77.6
         Thereafter......................................  651.1
                                                          ------
                                                          $948.9
                                                          ======

NOTE 12--FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

  The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and debt. In addition, the Company uses interest rate caps and swaps, which were required under the terms of the Credit Agreement, as a means of managing interest rate risk associated with outstanding debt. Summarized below are the carrying values and fair values of the Company's financial instruments. The carrying amounts for cash, cash equivalents, receivables and payables approximate fair value due to the short-term nature of these instruments. Accordingly, these items have been excluded from the table below (in millions):

                                        SEPTEMBER 27, 1995    OCTOBER 2, 1996
                                        --------------------  ---------------
                                         CARRYING    FAIR     CARRYING  FAIR
                                          AMOUNT     VALUE     AMOUNT   VALUE
                                        ---------- ---------  -------- ------
   BALANCE SHEET FINANCIAL INSTRUMENT:
   Term Loans, Tranche A and B.........  $   630.0 $   630.0   $453.7  $453.7
   Notes...............................      375.0     414.9    375.0   405.0
   Revenue Bonds and Capital Leases....      122.4     119.1    120.2   119.2
   Interest rate caps and swaps........        1.6      (3.0)     0.9    (2.1)

  The fair value of the Notes, Revenue Bonds and Capital Leases was estimated by the Company based upon discussions with its investment bankers. The principal amounts of the Tranche A and B Term Loans approximate market since they are variable rate instruments which reprice monthly.

  The Company's off-balance sheet financial instruments include the Revolving Credit Facility letters of credit, the Letter of Credit Facility letters of credit and interest rate caps and swaps. At September 27, 1995 and October 2, 1996, the total carrying amount of the premium associated with the interest rate caps was $1.6 million and $0.9 million, respectively. Unrealized losses related to the interest rate caps and swaps approximated $4.6 million and $3.0 million, at these two dates, respectively. Additionally, at October 2, 1996, the Company's off-balance sheet financing included the A/R Facility; the total carrying amount of accounts receivable reflects a $90.0 million reduction related to the A/R Facility. There are no unrealized losses on the A/R Facility.

  The fair value of interest rate swaps and caps is the estimated amount that the Company would pay or receive to terminate the swap agreement at the balance sheet date, taking into account current interest rates and the current credit-worthiness of the swap counterparties. The fair value of the Revolving Credit Facility

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
and the Letter of Credit Facility are based upon fees currently charged for similar agreements or on the estimated cost to terminate the obligation at the reporting date.

  A significant portion of the Company's sales and accounts receivable are from major customers (Note 5). None of the Company's other financial instruments represent a concentration of credit risk because the Company has dealings with a variety of major banks and customers worldwide. None of the Company's off-balance sheet financial instruments would result in a significant loss to the Company if the other party failed to perform according to the terms of its agreement, as any such loss would generally be limited to the unrealized gain in any contract.

NOTE 13--LEASES

  The Company leases office and warehouse space and various office and manufacturing equipment under operating leases. Unexpired lease terms for operating leases range from one to six years. Most leases contain renewal options and options to purchase such equipment at fair market value. Rental expense relating to these leases was $4.9 million, $0.8 million, $2.4 million and $3.5 million for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively.

  Additionally, the Company has other commitments, which expire in 2008, to operate a biomass cogeneration facility adjacent to its Westbrook mill and to purchase its steam and electricity output on a take-or-pay basis (the "Cogeneration Obligation"). Under the Cogeneration Obligation, the Company paid approximately $7.0 million each for the nine months ended September 24, 1994, the nine months ended September 27, 1995 and fiscal year 1996. No payments were made during the three months ended December 20, 1994.

  The future minimum obligations under leases and other commitments having an initial or remaining noncancelable term in excess of one year as of October 2, 1996 are as follows (in millions):

     YEAR ENDING                                          OPERATING    OTHER
      SEPTEMBER,                                           LEASES    COMMITMENTS
     -----------                                          --------- ------------
     1997................................................   $2.6       $  7.5
     1998................................................    2.0          7.8
     1999................................................    1.8          7.3
     2000................................................    1.3          7.4
     2001................................................    0.4          8.8
     Thereafter..........................................    --          62.4
                                                            ----       ------
                                                            $8.1       $101.2
                                                            ====       ======

  Certain lease obligations and the Cogeneration Obligation contain scheduled payment increases. The Company is recognizing expenses associated with these contracts on a straight-line basis over the related contract's terms.

NOTE 14--ENVIRONMENTAL AND SAFETY MATTERS

  The Company is subject to a wide variety of increasingly stringent environmental laws and regulations relating to, among other matters, air emissions, wastewater discharges, past and present landfill operations and hazardous waste management. These laws include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and their respective state counterparts. The Company will continue to incur significant capital and operating expenditures to maintain compliance with applicable federal and state environmental laws. These expenditures include costs of compliance with federal worker safety laws, landfill expansions and wastewater treatment system upgrades.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  In addition to conventional pollutants, minute quantities of dioxins and other chlorinated organic compounds may be contained in the wastewater effluent of the Company's bleached kraft pulp mills in Somerset and Westbrook, Maine and Muskegon, Michigan. The most recent National Pollutant Discharge Elimination System ("NPDES") wastewater permit limits proposed by the EPA would limit dioxin discharges from the Company's Somerset and Westbrook mills to less than the level of detectability. The Company is presently meeting the EPA's proposed dioxin limits but it is not meeting the proposed limits for other parameters (e.g., temperature and color) and is attempting to revise these other wastewater permit limits for its facilities. While the permit limitations at these two facilities are being challenged, the Company continues to operate under existing EPA permits, which have technically expired, in accordance with accepted administrative practice. In addition, the Muskegon mill is involved, as one of various industrial plaintiffs, in litigation with the County of Muskegon regarding a 1994 ordinance governing the County's industrial wastewater pretreatment program. The lawsuit challenges, among other things, the treatment capacity availability and local effluent limit provisions of the ordinance. In July 1996, the Court rendered a decision substantially in favor of the Company and other plaintiffs, but the County has appealed the Court's decision. If the Company and the other plaintiffs do not prevail in that appeal or are not successful in ongoing negotiations with the County, the Company may not be able to obtain additional treatment capacity for future expansions and the County could impose stricter permit limits. The imposition of currently proposed permit limits or the failure of the Muskegon lawsuit could require substantial additional expenditures, including short-term expenditures, and may lead to substantial fines for any noncompliance.

  In November 1993, the EPA announced proposed regulations that would impose new air and water quality standards aimed at further reductions of pollutants from pulp and paper mills, particularly those conducting bleaching operations (generally referred to as the "cluster rules"). Although the EPA has not made any commitments, final promulgation of the cluster rules is expected to occur by early 1997 and compliance with the rules may be required beginning in 1998. The Company believes that compliance with the cluster rules, if adopted as currently proposed, may require aggregate capital expenditures of approximately $76.0 million through 1999. The ultimate financial impact to the Company of compliance with the cluster rules will depend upon the nature of the final regulations, the timing of required implementation and the cost and availability of new technology. The Company also anticipates that it will incur an estimated $10.0 million to $20.0 million of capital expenditures through 1999 related to environmental compliance other than as a result of the cluster rules.

  The Company's mills generate substantial quantities of solid wastes and by-products that are disposed of at permitted landfills and solid waste management units at the mills. The Company is currently planning to expand the landfill at the Somerset mill at a projected total cost of approximately $16.0 million, of which $7.0 million is expected to be incurred prior to the year 2000 with the remainder being spent subsequent to 2004.

  The Muskegon mill has had discussions with the Michigan Department of Natural Resources ("DNR") regarding a wastewater surge pond adjacent to the Muskegon Lake. The DNR presently is considering whether the surge pond is in compliance with Michigan Act 245 (Water Resources Commission Act) regarding potential discharges from that pond. The matter is now subject to the results of a pending engineering investigation. There is a possibility that, as a result of DNR requirements, the surge pond may be closed in the future. The Company estimates the cost of closure will be approximately $2.0 million. In addition, if it is necessary to replace the functional capacity of the surge pond with above-grade structures, the Company preliminarily estimates that up to an additional $8.0 million may be required for such construction costs.

  The Company has been identified as a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), or analogous state law, for cleanup of contamination at seven sites. Based upon the Company's understanding of the total amount of liability at each site, its calculation of its percentage share in each proceeding, and the number

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
of potentially responsible parties at each site, the Company presently believes that its aggregate exposure for these matters is not material. Moreover, as a result of the Acquisition, the Company's former parent, Scott, agreed to indemnify and defend the Company for and against, among other things, the full amount of any damages or costs resulting from the off-site disposal of hazardous substances occurring prior to the date of closing, including all damages and costs related to these seven sites. Since the date of closing of the Acquisition, Scott has been performing under the terms of this environmental indemnity and defense provision and, therefore, the Company has not expended any funds with respect to these seven sites.

  The Company currently has a five year demolition project in progress at its Westbrook Facility for health and safety reasons. Total costs of the project are estimated to be approximately $9.0 million, of which approximately $5.7 million had been spent as of October 2, 1996. The Company recognizes these costs as they are incurred.

  The Company does not believe that it will have any liability under recent emergency legislation enacted by the State of Maine to cover a significant shortfall in the Maine workers' compensation system through assessments of employers and insurers; however, there can be no assurance that the existing legislation will fully address the shortfall.

  The Company believes that none of these matters, individually or in the aggregate, is expected to have a material adverse effect on its financial position, results of operations or cash flows.

NOTE 15--COMMITMENTS AND CONTINGENCIES

  The Mobile, Alabama, paper mill was historically operated by Scott as part of an integrated facility (including a tissue mill, a pulp mill and energy facility). In connection with the Acquisition, Warren entered into long-term (25 years initially, subject to mill closures and certain force majeure events) supply agreements with Scott for the supply of pulp and water and the treatment of effluent at the Mobile Mill. Wood pulp will be supplied generally at market prices. Pulp prices will be discounted, primarily because of the lower delivery costs due to the elimination of freight costs associated with delivering pulp to Warren's Mobile paper mill and pulp quantities will be subject to minimum (170,000 to 182,400 tons per year) and maximum (220,000 to 233,400 tons per year) limits. Prices for other services to be provided by Scott will generally be based upon cost. Prior to the Acquisition, Scott sold its energy facility at Mobile to MESC. In connection with the sale of the energy facility, MESC entered into a long-term agreement with Warren to provide electric power and steam to the paper mill at rates generally comparable to market tariffs, including fuel cost and capital recovery components. Scott, MESC and Warren have also entered into a long-term shared facilities and services agreement (the "Shared Facilities Agreement") with respect to medical and security services, common roads and parking areas, office space and similar items and a comprehensive master operating agreement providing for the coordination of services and integration of operations among the energy facility, the paper mill, the pulp mill and the tissue mill. Annual fees under the Shared Facilities Agreement are expected to be approximately $1.5 million per year through the 25 year term of the agreement. Warren has the option to cancel certain non-essential services covered by the Shared Services Agreement at any time prior to the end of the 25 year term.

  A substantial portion of the Company's electricity requirements are satisfied through cogeneration agreements ("Power Purchase Agreements" or "Agreements") whereby the Somerset and Westbrook mills each cogenerate electricity and sell the output to Central Maine Power Company ("CMP"). The Westbrook and Somerset Power Purchase Agreements require CMP to purchase such energy produced by these cogeneration facilities at above market rates which has reduced the Predecessor Corporation's historical cost of electrical energy. The Westbrook Agreement expires October 31, 1997 and the Somerset Agreement expires in the year 2012. The favorable pricing element of the Somerset Agreement will end on November 30, 1997. The

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY
agreements also require the mills to purchase electricity from CMP at the standard industrial tariff rate. To reflect the fair market value of the acquired Power Purchase Agreements in accordance with APB No. 16, as of the Acquisition date, the Company established a deferred asset of approximately $32.3 million. This deferred asset is recorded with other contracts valued at the Acquisition date as a net long-term liability. This deferred asset is being amortized over the remaining life of the favorable Power Purchase Agreements. For the nine months ended September 27, 1995 and fiscal year 1996, amortization expense related to this asset approximated $10.8 million and $12.0 million, respectively.

  The Company is also involved in various other lawsuits and administrative proceedings. The relief sought in such lawsuits and proceedings include injunctions, damages and penalties. Although the final results in these suits and proceedings cannot be predicted with certainty, the Company believes that they will not have a material effect on the Company's financial position, results of operations or cash flows.

NOTE 16--RETIREMENT BENEFITS

 Pension Plans

  Prior to the Acquisition, employees participated in two Warren sponsored hourly pension plans and a salaried pension plan and two Scott sponsored hourly pension plans. During 1994, the assets and obligations relating to Warren's active employees were allocated to four newly formed pension plans based on the requirements of Section 414(l) of the Internal Revenue Code and the regulations thereunder. Management and the Plan's trustees believe such allocation is reasonable.

  The four defined-benefit, trusteed pension plans provide retirement benefits for substantially all employees. Benefits provided are primarily based on employees' years of service and compensation. The Company's funding policy complies with the requirements of Federal law and regulations. Plan assets consist of equity securities, bonds and short-term investments. The current portion of the net pension liability, detailed below, was $3.0 million at October 2, 1996. The net pension liability at September 27, 1995 was all long-term.

  The funded status of the Warren sponsored pension plans is shown below (in millions):

                                                       SEPTEMBER 27, OCTOBER 2,
                                                            1995        1996
                                                       ------------- ----------
   Actuarial present value of benefit obligation:
     Vested..........................................     $ 71.3       $ 82.4
     Nonvested.......................................       18.0         16.5
                                                          ------       ------
       Accumulated benefit obligation................       89.3         98.9
   Additional obligation for future salary increas-
    es...............................................       27.2         21.0
                                                          ------       ------
   Projected benefit obligation......................      116.5        119.9
   Plan assets at fair value.........................      102.5        116.2
                                                          ------       ------
   Projected benefit obligation in excess of plan as-
    sets.............................................      (14.0)        (3.7)
   Unrecognized net gain.............................       (8.5)       (27.7)
                                                          ------       ------
   Accrued pension cost..............................      (22.5)       (31.4)
   Contributions.....................................        --           7.1
                                                          ------       ------
   Net pension liability ............................     $(22.5)      $(24.3)
                                                          ======       ======

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  The net pension cost for the Warren sponsored plans include the following components (in millions):

                                                                         NINE MONTHS  THREE MONTHS  NINE MONTHS     TWELVE
                                                                            ENDED        ENDED         ENDED     MONTHS ENDED
                                                                        SEPTEMBER 24, DECEMBER 20, SEPTEMBER 27,  OCTOBER 2,
                                                                            1994          1994         1995          1996
                                                                        ------------- ------------ ------------- ------------
   Service cost-benefits earned during the period......................     $ 1.5         $0.4        $  4.5        $  6.3
   Interest cost on projected benefit obligation.......................       6.5          2.1           6.9           9.8
   Actual return on plan assets........................................      (0.8)         2.7         (10.4)        (14.1)
   Net deferral........................................................      (5.4)        (4.7)          4.2           4.9
                                                                            -----         ----        ------        ------
   Net pension cost....................................................     $ 1.8         $0.5        $  5.2        $  6.9
                                                                            =====         ====        ======        ======

  Pension expense allocated to the Predecessor Corporation relating to its participation in the Scott plans was $5.7 million and $1.9 million for the nine months ended September 24, 1994 and the three months ended December 20, 1994, respectively.

  The projected benefit obligation at September 27, 1995 and October 2, 1996 was determined using an assumed discount rate of 8.0% and 8.25%, respectively, and an assumed long-term rate of compensation increase of 5.25% and 4.75%, respectively. The assumed rate of return on plan assets (on an annualized basis) was 10.5%, 10.5%, 9.0% and 9.0% for the nine months ended September 24, 1994, the three months ended December 20, 1994, the nine months ended September 27, 1995 and fiscal year 1996, respectively.

 Savings Plan

  The Predecessor Corporation's contributions to various savings plans were based on employee contributions and compensation and totaled $3.8 million and $0.6 million for the nine months ended September 24, 1994 and the three months ended December 20, 1994, respectively. Warren currently sponsors two 401(k) deferred contribution plans covering substantially all Warren employees pursuant to which Warren is obligated to match, up to specified amounts, employee contributions. Warren contributions to these plans totaled $3.8 million and $5.3 million for the nine months ended September 27, 1995 and fiscal year 1996, respectively.

 Supplemental Executive Retirement Plan

  Effective in fiscal year 1996, Warren approved a Supplemental Executive Retirement Plan ("SERP"). Key executives are eligible to participate in the SERP provided such individuals meet specified criteria upon retirement. Payments to the plan are made at the time key executives retire. The related expense is recorded in each fiscal year based on actuarially determined amounts. To date, payments made pursuant to the plan and the related expense have not been material to Warren's results of operations or cash flows.

NOTE 17--POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  Warren sponsors a defined benefit postretirement plan that provides health care and life insurance benefits to eligible retired employees. Employees are generally eligible for benefits upon retirement and completion of a specified number of years of service. The current portion of Warren's net postretirement liability, detailed below, was $0.1 million at October 2, 1996. The net postretirement liability at September 27, 1995 was all long-term.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  The following schedule provides the plan's funded status and obligations (in millions):

                                                     SEPTEMBER 27, OCTOBER 2,
                                                          1995        1996
                                                     ------------- ----------
   Accumulated postretirement benefit obligations
    (APBO):
     Retirees.......................................    $  --        $  0.6
     Active Participants............................      25.7         30.6
                                                        ------       ------
     Total APBO.....................................      25.7         31.2
   Plan assets at fair value........................       --           --
                                                        ------       ------
   APBO in excess of plan assets....................     (25.7)       (31.2)
     Unrecognized transition obligation.............       --           --
     Unrecognized net actuarial gain................      (1.8)        (1.1)
                                                        ------       ------
   Net postretirement liability.....................    $(27.5)      $(32.3)
                                                        ======       ======

  Components of the net periodic postretirement benefit expense are as follows (in millions):

                                                                     NINE MONTHS   THREE MONTHS   NINE MONTHS      TWELVE
                                                                         ENDED         ENDED          ENDED      MONTHS ENDED
                                                                     SEPTEMBER 24,  DECEMBER 20,  SEPTEMBER 27,   OCTOBER 2,
                                                                         1994           1994          1995           1996
                                                                    -------------- ------------- -------------- -------------
   Service cost....................................................     $ 2.7          $0.9           $2.0          $2.6
   Interest cost on APBO...........................................       5.0           1.7            1.6           2.3
   Net amortization and deferral...................................       4.0           1.3            --            --
                                                                        -----          ----           ----          ----
   Net postretirement benefit cost.................................     $11.7          $3.9           $3.6          $4.9
                                                                        =====          ====           ====          ====
--------------------------------

  The discount rates used to estimate the accumulated benefit obligations as of September 27, 1995 and October 2, 1996 were 8.0% and 8.25%, respectively. The health care cost trend rates used to value APBO were 10.5%, 10.5%, 9.0% and 9.0% at September 24, 1994, December 20, 1994, September 27, 1995 and October 2, 1996, respectively, decreasing gradually to an ultimate rate of 5.25% in the year 2007. A one-percentage point increase in the assumed health care trend rate for each future year would increase the APBO by approximately 8.7% at October 2, 1996 and would increase the sum of the benefits earned and interest cost components of net postretirement benefit cost for 1996 by approximately 14.6%.

NOTE 18--OTHER LIABILITIES (IN MILLIONS)

                             SEPTEMBER 27, OCTOBER 2,
                                  1995        1996
                             ------------- ----------
   Accrued workers' compen-
    sation.................      $35.0       $29.7
   Accrued pension and
    other postretirement
    benefits...............       50.0        53.5
   Other accrued liabili-
    ties...................        8.3        15.0
                                 -----       -----
                                 $93.3       $98.2
                                 =====       =====

NOTE 19--WARREN SERIES B REDEEMABLE EXCHANGEABLE PREFERRED STOCK

  Warren has authorized 10.0 million shares of Series B redeemable exchangeable preferred stock (the "Warren Series B Preferred Stock") from which the Warren's Board of Directors designated a series consisting of 3.0 million shares of Old Senior Preferred Stock. The Old Senior Preferred Stock was issued in connection with the financing of the Acquisition. The Old Senior Preferred Stock was exchanged for Warren Series B Preferred Stock on May 31, 1995.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  The Warren Series B Preferred Stock has a liquidation preference of $25.00 per share (aggregate liquidation preference is $75.0 million, plus accumulated dividends). The Warren Series B Preferred Stock was recorded at the net proceeds of $65.4 million received from the issuance after deducting stock issuance costs and excluding approximately $6.9 million paid by the purchaser to Holdings for class A warrants which were issued in conjunction with the Old Senior Preferred Stock. The excess of the liquidation preference over the carrying value is being accreted by periodic charges to retained earnings over the life of the issue. The Warren Series B Preferred Stock has been accounted for as the equivalent of a minority interest for the purposes of Holdings' financial statements.

  Dividends are cumulative and accrue quarterly at a rate of 14% per annum of
(a) the liquidation preference amount and (b) the amount of accrued but unpaid dividends from prior dividend accrual periods ending on or prior to December 15, 1999 ("Accumulated Dividends"). Warren does not expect to pay dividends on the Warren Series B Preferred Stock in cash for any period ending on or prior to December 15, 1999. Cumulative dividends on Warren Series B Preferred Stock that have not been paid at September 27, 1995 and October 2, 1996 are $8.5 million and $21.2 million, respectively, and are included in the carrying amount of the Warren Series B Preferred Stock as indicated below (in millions):

   Issuance on December 21, 1994 for cash (at fair value on date of is-
    suance)............................................................  $65.4
    Accretion to redemption value......................................    0.6
    Dividends on Warren Series B Preferred Stock.......................    8.5
                                                                         -----
   Balance, September 27, 1995.........................................   74.5
    Accretion to redemption value......................................    0.8
    Dividends on Warren Series B Preferred Stock.......................   12.7
                                                                         -----
   Balance, October 2, 1996............................................  $88.0
                                                                         =====

 Redemption

  The Warren Series B Preferred Stock is redeemable at the option of Warren, in whole or in part, at any time on or after December 15, 2001 at the redemption prices (expressed as a percentage of the Specified Amount) with respect to the Warren Series B Preferred Stock set forth below plus all accrued and unpaid liquidated damages and dividends (excluding any Accumulated Dividends), if any, if redeemed during the twelve month period beginning on December 15 of the years indicated below:

         YEAR                                         PERCENTAGE
         ----                                         ----------
         2001........................................   104.2%
         2002........................................   102.8%
         2003........................................   101.4%
         2004........................................   100.0%

  "Specified Amount" on any specific date with respect to any share of Warren Series B Preferred Stock means the sum of (i) the liquidation preference with respect to such share and (ii) the Accumulated Dividends with respect to such share.

  In the event that Holdings consummates one or more public offerings of its common stock on or before December 15, 1997, Warren may, at its option, redeem the Warren Series B Preferred Stock with the proceeds therefrom at a redemption price equal to 113% of the Specified Amount, plus all accrued and unpaid liquidated damages and dividends (excluding any Accumulated Dividends), if any, through the redemption date; provided, that at least $50.0 million in aggregate Specified Amount of Warren Series B Preferred Stock remains outstanding immediately following such redemption.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  Warren is required to redeem the Warren Series B Preferred Stock on December 15, 2006 at the Specified Amount plus all accrued and unpaid damages and dividends (excluding any Accumulated Dividends).

  At any scheduled dividend payment date, Warren may, at its option, exchange all of the shares of the Warren Series B Preferred Stock then outstanding for Warren's 14% Series B Subordinated Exchange Debentures due 2006.

  In the event of a Change of Control, as defined, the holders of Warren Series B Preferred Stock will have the right to require Warren to repurchase such Warren Series B Preferred Stock, in whole or in part, at a price equal to 101% of the Specified Amount thereof, plus accrued and unpaid liquidated damages and dividends (excluding any Accumulated Dividends).

  Holders of the Warren Series B Preferred Stock have limited voting rights, customary for preferred stock, including the right to elect two additional directors upon certain events such as Warren failing to pay dividends in cash for more than six consecutive dividend accrual periods ending after December 15, 1999.

NOTE 20--PREFERRED STOCK

  Holdings has authorized 5.0 million shares of preferred stock from which Holdings' Board of Directors designated a series consisting of 1.5 million shares of 15% Senior Exchangeable Preferred Stock (the "Preferred Stock"). The Preferred Stock was issued in connection with the financing of the Acquisition. The Preferred Stock has a liquidation preference of $25.00 per share.

  Dividends are cumulative and accrue quarterly at a rate of 15% per annum of
(a) the liquidation preference amount and (b) the amount of accrued but unpaid dividends from prior dividend accrual periods ending on or prior to December 15, 1999 ("Accumulated Dividends"), except that if any shares of Preferred Stock are outstanding after December 15, 2006, such rate will increase by 0.25% per annum for each quarterly period after such date up to a maximum rate of 20% per annum. The Company does not expect to pay dividends on the Preferred Stock in cash for any period ending on or prior to December 15, 1999. Cumulative dividends on the Preferred Stock that have not been paid at September 27, 1995 and October 2, 1996 are $4.6 million and $11.5 million, respectively, and are included in the carrying amount of the Preferred Stock as indicated below (in millions):

   Issuance on December 21, 1994 for cash................................ $37.5
   Dividends on Preferred Stock..........................................   4.6
                                                                          -----
   Balance, September 27, 1995...........................................  42.1
   Dividends on Preferred Stock..........................................   6.9
                                                                          -----
   Balance, October 2, 1996.............................................. $49.0
                                                                          =====

 Redemption

  The Preferred Stock is redeemable at the option of Holdings, in whole or in part, at any time at a redemption price of 100% of the Specified Amount plus all accrued and unpaid dividends (excluding Accumulated Dividends).

  "Specified Amount" on any specific date with respect to any share of Preferred Stock means the sum of (i) the liquidation preference with respect to such share and (ii) the Accumulated Dividends with respect to such share.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

  In the event that the Company consummates certain specified transactions, Holdings will be required to redeem the Preferred Stock at a redemption price equal to 100% of the Specified Amount, plus all accrued and unpaid dividends (excluding Accumulated Dividends).

  At any scheduled dividend payment date, the Company may, at its option, exchange all of the shares of the Preferred Stock then outstanding for Holdings 15% Subordinated Exchange Debentures due 2011.

  In the event of a Change of Control, as defined, the holders of Preferred Stock will have the right to require Holdings to repurchase such Preferred Stock at a price equal to 101% of the Specified Amount thereof, plus accrued and unpaid dividends (excluding Accumulated Dividends).

  Holders of the Preferred Stock have limited voting rights, customary for preferred stock, including the right to approve certain issuances of securities, mergers, consolidations and sales of assets and the right to elect two additional directors upon certain events such as Holdings failing to pay dividends in cash for more than six consecutive dividend accrual periods ending after December 15, 1999.

 Registration

  Holdings has agreed to use reasonable efforts to cause a shelf registration statement relating to the Preferred Stock to be declared effective by the Securities and Exchange Commission (the "Commission"). Holdings has also agreed to keep such registration statement continuously effective for three years from the effective date of such registration statement, subject to certain exceptions. A preliminary shelf registration statement has been filed, but has yet to be declared effective by the Commission.

NOTE 21--COMMON STOCK

 Holdings Common Stock

  The authorized common stock of Holdings (the "Common Stock") consists of
100.0 million shares, par value of $0.01, of which 30.7 million shares are issued and outstanding.

  In connection with the acquisition, Holdings issued 6.3 million Class B warrants (the "Class B Warrants") each exercisable for one share of Common Stock at $0.01 per share. On April 7, 1995, approximately 2.0 million Class B Warrants were exercised by Sappi. Holdings has agreed to use reasonable best efforts to cause a shelf registration statement relating to the Class B Warrants to be filed no later than January 31, 1996 and to cause such registration statement to be declared effective by the Commission no later than 90 days after such filing date. A preliminary shelf registration statement has been filed, but has yet to be declared effective by the Commission.

  In connection with the issuance of the Warren Series B Preferred Stock, 3.0 million Class A warrants (the "Class A Warrants") exercisable for 0.9 million shares of Common Stock were issued at $0.01 per share. Proceeds from the issuance of the Class A Warrants were approximately $6.9 million. Holdings has agreed to use its best efforts to cause a shelf registration statement relating to the Class A Warrants to be filed no later than January 31, 1996 and to cause such registration statement to be declared effective by the Commission no later than 90 days after such filing. Such registration statement has yet to be declared effective. Accordingly, Holdings is obligated to pay liquidated damages in an amount equal to $.0025 per week per Class A Warrant (or number of shares of common stock issuable upon exercise of a Class A Warrant), increasing by $.0025 after each subsequent 90 day period, up to a maximum amount of $.0125 per week per Class A Warrant until such time of the registration statement is declared effective. As of October 2, 1996, Holdings has accrued liquidated damages of $0.2 million.

  The Class A Warrants and Class B Warrants are exercisable at any time through December 15, 2006. The Company has reserved 5.2 million shares of Common Stock for issuance upon exercise of such warrants.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

 Warren Common Stock

  Warren is authorized to issue 1,000 shares of $0.01 par value common stock. In connection with the Acquisition, Warren issued 100 shares of common stock to Holdings (Note 2). No other shares of Warren common stock have been issued or are outstanding.

NOTE 22--RELATED PARTY TRANSACTIONS

  Warren has contracted through a management services agreement (the "Management Services Agreement") and central cost allocation agreement (the "Central Cost Allocation Agreement") with two subsidiaries of Sappi, Sappi International Management AG ("SIM") and Sappi Management Services Limited ("SMS"), to provide management advisory services. The aggregate fee to be charged to Warren by SIM and SMS is limited to an annual amount of $1.0 million. For the nine months ended September 27, 1995 and fiscal year 1996, Warren incurred such a management fee of approximately $0.8 million and $1.0 million, respectively.

  The Management Services Agreement with SIM establishes an agreement whereby SIM provides strategic and corporate planning advice, financial and legal services and services relating to public affairs and human resources. Warren agrees to pay a service fee to SIM which is determined based upon Warren's proportionate share in the aggregate amount of costs which SIM incurs in providing services to the entire number of Sappi group companies which have entered into agreements of this nature with SIM, plus a profit mark-up of 10%. Warren's proportionate share is based upon the time spent on Warren services divided by total time spent by SIM on total Sappi group company services. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months written notice.

  The Central Cost Allocation Agreement with SMS provides for general technical and administrative support services to supplement the services provided by SIM. Warren has agreed to pay a service fee to SMS which is determined based upon Warren's proportionate share in the aggregate amount of costs which SMS incurs in providing services to the entire number of Sappi group companies which have entered into agreements of this nature with SMS, plus a profit mark-up of 10%. Warren's proportionate share is based upon Warren's inventory turnover divided by total inventory turnover of SMS group companies. This agreement commenced on January 1, 1995 and is effective until terminated by either party with six months written notice.

  Warren has also entered into a cross licensing agreement with Sappi Deutschland, the worldwide holding company for all European and U.S. business operations of Sappi, and Hannover Papier AG ("Hannover"), a subsidiary of Sappi. Pursuant to this agreement, Warren and Hannover have agreed to enter into specific written agreements to share paper processing techniques and have also agreed to enter into specific distribution agreements whereby Warren has agreed to use its distribution network in the United States to facilitate and increase Hannover's exports. Sappi Deutschland will facilitate the licensing process. No specific agreements have been entered into in connection with this cross licensing agreement as of October 2, 1996.

  During fiscal 1996, Warren shipped products to certain Sappi subsidiaries (Sappi Europe, SA, Specialty Pulp Services and U.S. Paper). These subsidiaries then sold Warren's product to external customers at market prices and remitted the proceeds from such sales to Warren, net of a sales commission. Warren shipped $33.0 million and $151.4 million of products to subsidiaries of Sappi and expensed fees of approximately $1.1 million and $7.2 million relating to these sales for the nine months ended September 27, 1995 and fiscal year 1996, respectively. Trade accounts receivable at September 27, 1995 and October 2, 1996 included approximately $12.4 million and $37.1 million due from subsidiaries of Sappi, respectively. Amounts as of October 2, 1996, are included in the pool of receivables securitized under the A/R Facility (Note
11). The Company has formalized certain of these agreements and is in the process of formalizing the remainder.

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

NOTE 23--SUBSEQUENT EVENTS

  On October 17, 1996, a fire occurred at an outside warehouse location in Muskegon, Michigan, which resulted in the loss of approximately 8,000 tons of inventory valued in excess of $5.5 million. While the Company cannot reasonably estimate at this time the total loss experienced, or the amount to be recovered under its insurance policies, it does not expect that losses will exceed its insurance coverage limits.

  Due to exceptionally heavy rains, the Presumpscot River flooded the Westbrook mill on October 21, 1996. The flooding resulted in the temporary closure of the mill. Damage to mill equipment is being repaired and normal operating mill conditions are being restored. While the mill is not yet operating at full production, it will have, by the end of December 1996, attained a level of operation close to the pre-flood situation. While the Company cannot reasonably estimate at this time the total loss experienced, or the exact amount to be recovered under its insurance policies, early indications suggest that such amounts may be significant. However, total losses are not expected to exceed the Company's insurance coverage limits, which include both business interruption and property loss coverage.

  On October 24, 1996, the Company announced a restructuring plan that will likely result in a pretax charge of approximately $10.0 million in the first quarter of fiscal 1997. The charge will be taken to cover the one-time costs related to the reduction of up to approximately 200 salaried positions, or approximately 14% of the Company's salaried workforce.

  On November 5, 1996, a proposed binding referendum measure to eliminate clearcutting in unincorporated areas in the State of Maine was defeated. A competing measure, which could establish new forestry standards stricter than current law, but which would not completely ban clearcutting, received a plurality vote. This competing measure was supported by the Company, other major timber interests in Maine, several environmental groups as well as the Governor of Maine. Under Maine law, this competing measure will not become law unless it receives a simple majority of the votes cast in a special election scheduled to be held in 1997. If this competing measure does become law, the consequence to the Company is not expected to be material, because such measure generally reflects sustainable forestry initiatives already voluntarily adopted by the Company.

                                                                      SCHEDULE I

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                   CONDENSED FINANCIAL INFORMATION OF PARENT
                       CONDENSED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                                                        PERIOD
                                                     DECEMBER 21,
                                                         1994         TWELVE
                                                        THROUGH    MONTHS ENDED
                                                     SEPTEMBER 27,  OCTOBER 2,
                                                         1995          1996
                                                     ------------- ------------
Management fee......................................     $ --         $  1.0
Administration expense..............................      (0.5)         (0.9)
Equity in earnings of S.D. Warren Company, net of
 dividends and accretion on S.D. Warren Series B
 redeemable exchangeable preferred stock and income
 tax expense of $9.1 and $13.5, respectively........      33.0          (8.7)
                                                         -----        ------
Income before income taxes..........................      33.5          (8.6)
Income tax expense..................................       0.2           --
                                                         -----        ------
Net income (loss)...................................      33.3          (8.6)
Dividends on preferred stock........................       4.6           6.9
                                                         -----        ------
Net income (loss) applicable to common stockhold-
 ers................................................     $28.7        $(15.5)
                                                         =====        ======


         See accompanying notes to the condensed financial statements.

                                                                      SCHEDULE I

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                   CONDENSED FINANCIAL INFORMATION OF PARENT
                            CONDENSED BALANCE SHEET
                                 (IN MILLIONS)

                                                       SEPTEMBER 27, OCTOBER 2,
                                                           1995         1996
                                                       ------------- ----------
Assets:
  Due from S.D. Warren Company........................    $  0.8       $  1.0
  Investment in S.D. Warren Company...................     364.8        356.1
                                                          ------       ------
    Total Assets......................................    $365.6       $357.1
                                                          ======       ======
Liabilities and Stockholders' Equity:
  Current liabilities--Accrued and other current lia-
   bilities...........................................    $  0.5       $  0.6
                                                          ------       ------
  Stockholders' Equity:
   Preferred stock (at liquidation value).............      42.1         49.0
   Common Stock.......................................       0.3          0.3
   Capital in excess of par value ....................     294.0        294.0
   Retained earnings..................................      28.7         13.2
                                                          ------       ------
    Total Stockholders' Equity........................     365.1        356.5
                                                          ------       ------
    Total Liabilities and Stockholders' Equity........    $365.6       $357.1
                                                          ======       ======


         See accompanying notes to the condensed financial statements.

                                                                      SCHEDULE I

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                   CONDENSED FINANCIAL INFORMATION OF PARENT
                            STATEMENT OF CASH FLOWS
                                 (IN MILLIONS)

                                                    NINE MONTHS      TWELVE
                                                        ENDED      MONTHS ENDED
                                                    SEPTEMBER 27,   OCTOBER 2,
                                                        1995           1996
                                                   -------------- -------------
Cash provided by operating activities:
  Net income (loss)...............................    $  33.3         $(8.6)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Equity in (earnings) losses of S.D. Warren
     Company......................................      (33.0)          8.7
    Change in working capital.....................       (0.3)         (0.1)
                                                      -------         -----
      Net cash provided by operations.............        0.0           0.0
Cash flow used in investing activities:
  Investment in S.D. Warren Company...............     (331.8)          --
                                                      -------         -----
Cash flow provided by financing activities:
  Net proceeds from the sale of common and pre-
   ferred stock...................................      331.8           --
                                                      -------         -----
Net change in cash and cash equivalents...........        0.0           0.0
                                                      -------         -----
Cash and cash equivalents at beginning and end of
 period...........................................    $   0.0         $ 0.0
                                                      =======         =====


         See accompanying notes to the condensed financial statements.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS:

  These condensed financial statements should be read in conjunction with SDW Holdings Corporation's financial statements and notes thereto.

Basis of Presentation:

  Investment in S.D. Warren Company is accounted for using the equity method of accounting.

                                                                     SCHEDULE II

                    SDW HOLDINGS CORPORATION AND SUBSIDIARY

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN MILLIONS)

                                  BALANCE AT            DEDUCTIONS  BALANCE AT
                                  BEGINNING  COSTS AND (PRINCIPALLY   END OF
                                  OF PERIOD  EXPENSES  WRITE-OFFS)    PERIOD
                                  ---------- --------- ------------ ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
Twelve months ended October 2,
 1996............................   $ 5.6      $ --       $ 0.3       $ 5.3
Nine months ended September 27,
 1995............................     5.4        0.2        --          5.6
Three months ended December 20,
 1994............................     6.3        --         0.9         5.4
Nine months ended September 24,
 1994............................     5.4        0.9        --          6.3
ALLOWANCE FOR INVENTORY OBSOLES-
 CENCE:
Twelve months ended October 2,
 1996............................   $ 4.1      $ --       $ 2.7       $ 1.4
Nine months ended September 27,
 1995............................     --         4.1        --          4.1
Three months ended December 20,
 1994............................     2.1        0.5        --          2.6
Nine months ended September 24,
 1994............................     2.3        0.6        0.8         2.1
RESERVE FOR RESTRUCTURING:
Twelve months ended October 2,
 1996............................   $ --       $ --       $ --        $ --
Nine months ended September 27,
 1995............................     --         --         --          --
Three months ended December 20,
 1994............................    12.7        --        12.7         --
Nine months ended September 24,
 1994............................    91.7        --        79.0        12.7

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES IN ANY JU-RISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OF-FER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLI-CATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PRO-SPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          Page
Prospectus Summary.......................................................    1
Risk Factors.............................................................   11
Use of Proceeds..........................................................   18
Dividend Policy..........................................................   18
Capitalization...........................................................   19
Selected Historical Financial Data.......................................   20
Management's Discussion and Analysis of Results of Operations and
 Financial Condition ....................................................   21
Business.................................................................   34
Management...............................................................   42
Executive Compensation...................................................   44
The Acquisition..........................................................   46
Security Ownership of Certain Beneficial Owners and Management...........   47
Certain Relationships and Related Transactions...........................   49
Selling Security Holders.................................................   52
Description of the Senior Preferred Stock................................   55
Description of the Exchange Debentures...................................   67
Description of the Warrants..............................................   79
Description of Capital Stock.............................................   84
Description of Warren Indebtedness.......................................   86
Material Federal Income Tax Considerations...............................   90
Plan of Distribution.....................................................   99
Experts..................................................................   99
Index to Financial Statements............................................  F-1

                                ---------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                           SDW HOLDINGS CORPORATION



                            15% SENIOR EXCHANGEABLE
                                PREFERRED STOCK
                     15% SUBORDINATED EXCHANGE DEBENTURES
                     CLASS A WARRANTS CLASS B WARRANTS AND
                   COMMON STOCK OF SDW HOLDINGS CORPORATION


                                ---------------

                                  PROSPECTUS

                                ---------------

                              AUGUST  , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following are the expenses of issuance and distribution of the Securities registered hereunder on Form S-1, other than underwriting discounts and commissions. All amounts except the Registration Fee are estimated.

   Registration Fee.................................................... $ 26,359
   Legal Fees and Expenses.............................................   80,000
   Accounting Fees and Expenses........................................  140,000
   Printing and Engraving Expenses.....................................  150,000
   Miscellaneous.......................................................    8,641
                                                                        --------
     Total............................................................. $405,000
                                                                        ========

  All of the above expenses have been or will be paid by Holdings.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b) (7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Holdings' By-laws and Restated Certificate of Incorporation provide that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

  Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interest, and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation. Notwithstanding the foregoing, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Additionally, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation could indemnify him against such liability.

  Holdings' By-laws and Restated Certificate of Incorporation provide that Holdings shall indemnify to the fullest extent permitted by law any person who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Holdings to procure a judgment in its favor) (a "Proceeding"), by reason of the fact that such person is or was a Director or Officer of Holdings, or is or was serving at the request of Holdings as a Director or Officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in connection with such Proceeding.

  Holdings has obtained directors' and officers' liability insurance that covers certain liabilities and expenses of Holdings' directors and officers. Holdings may enter into indemnification agreements with each of its directors and certain of its officers.

  Sappi carries directors' and officers' liability insurance that covers certain liabilities and expenses of directors and officers of subsidiaries of Sappi. Directors and officers of Holdings who are employees of Sappi have the benefit of the coverage, subject to the limitations of such insurance.

  Directors of Holdings who are also employees of Sappi may be entitled to indemnification from Sappi for certain liabilities and expenses incurred as a result of serving as directors of Holdings.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The securities of Holdings sold by Holdings within the past three years which were not registered under the Securities Act of 1933 (the "Act") are as follows:

    (a) On December 20, 1994, 100 shares of Common Stock were sold to Sappi. Subsequently, 26,976,561 shares of Common Stock were sold to Sappi Deutschland. Additional shares of Common Stock were sold to DLJ Merchant Banking Partners, L.P. ("DLJMB") and UBS Capital Corporation ("UBSCC").

    (b) On December 20, 1994, 3,000,000 Units were issued at a purchase price of $25.00 per Unit, with the Units consisting of 3,000,000 shares of 14% Series A Senior Exchangeable Preferred Stock due 2006 of S.D. Warren and Class A Warrants to purchase 898,440 shares of Holdings' common stock. Of the 3,000,000 Units, 2,700,000 were sold to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") for resale to certain "Qualified Institutional Buyers" and "Institutional Accredited Investors". In connection with such resale, DLJSC earned a commission of $1.00 per Unit. The remaining 300,000 Units were sold to UBSCC pursuant to Section 4(2) of the Act.

    (c) On December 20, 1994, Holdings issued Class B Warrants to purchase up to an aggregate of 6,289,060 shares of Holdings' common stock to Sappi Deutschland GmbH, DLJMB and certain of its affiliates (the "DLJ Entities") and UBSCC.

    (d) On December 20, 1994, Holdings issued 1,500,000 shares of its Senior Preferred Stock to the DLJ Entities and UBSCC.

    (e) On May 27, 1997, Holdings issued 4,252,343 shares of Common Stock to Western Ventures Limited upon exercise of Class A Warrants and Class B Warrants.

  The securities referred to in (a), (b), (c), (d) and (e) above were sold pursuant to Section 4(2) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     3.1     Restated Certificate of Incorporation of the Registrant.**
     3.2     By-laws of the Registrant.**
     4.1     Amended and Restated Certificate of Designations, Preferences and
             Relative, Participating, Optional and Other Special Rights of
             Preferred Stock and Qualifications, Limitations and Restrictions
             Thereof of 15% Senior Exchangeable Preferred Stock of SDW Holdings
             Corporation, dated as of July 5, 1995.**
     4.2     Form of the Exchange Debenture Indenture between SDW Holdings
             Corporation and the United States Trust Company of New York
             relating to SDW Holdings Corporation's 15% Subordinated Exchange
             Debentures due 2011.**
     4.3     Warrant Agreement between SDW Holdings Corporation and The Bank of
             New York dated December 20, 1994.**
     4.4     Amended and Restated Class B Warrant Agreement between SDW
             Holdings Corporation and The Bank of New York dated as of July 6,
             1995.**
     5.1     Opinion of Cravath, Swaine & Moore, regarding the legality of the
             Securities.**
     5.2     Opinion of Goodwin, Procter & Hoar LLP, regarding the legality of certain of the Securities.**
     8.1     Opinion of Goodwin, Procter & Hoar LLP regarding certain tax matters.**
    10.1     Credit and Guarantee Agreement dated as of December 20, 1994 among
             SDW Holdings Corporation, SDW Acquisition Corporation (and
             following the merger, S.D. Warren Company as successor thereto), the Lenders (as defined therein) and Chemical Bank, as Agent.*
    10.2     Preferred Stock Registration Rights Agreement dated as of July 6,
             1995 among DLJ Merchant Banking Partners, L.P. and certain of its affiliates, UBS Capital Corporation and SDW Holdings
             Corporation.**
    10.3     Securities Subscription Agreement, dated as of December 20, 1994, among SDW Holdings Corporation, SDW Acquisition Corporation (and
             following the merger, S.D. Warren Company as successor thereto), and each of Sappi Limited, Sappi Deutschland GmbH, DLJ Merchant
             Banking Partner, L.P. and certain of its affiliates and UBS
             Capital Corporation.*
    10.4     Second Amended and Restated Shareholders Agreement dated as of
             July 6, 1995, among Sappi Limited, Sappi Deutschland GmbH, DLJ
             Merchant Banking Partners, L.P. and certain of its affiliates, UBS
             Capital Corporation, SDW Holdings Corporation and S.D. Warren
             Company as successor to SDW Acquisition Corporation.**
    10.5     Participation Agreement dated as of January 1, 1982 among Scott
             Paper Company, as Purchaser, General Electric Credit Corporation,
             as Owner Participant and The Connecticut Bank and Trust Company,
             as Owner Trustee.*
    10.6     Refinancing Participation Agreement dated as of December 15, 1986, among Scott Paper Company, as Purchaser, General Electric Credit
             Corporation, as Owner Participant, and The Connecticut Bank and
             Trust Company National Association, as Owner Trustee.*
    10.7     Power Sales Agreement dated as of January 1, 1982, between The
             Connecticut Bank and Trust Company, Owner Trustee, as Seller, and
             Scott Paper Company, as Purchaser, as amended by the First
             Amendment dated as of December 15, 1986.*
    10.8     Ground Lease Agreement dated as of January 1, 1982 between Scott
             Paper Company, as Lessor, and The Connecticut Bank and Trust
             Company, Owner Trustee, as Lessee, as amended by First Amendment dated as of December 15, 1986.*
    10.9     Operating Agreement dated as of January 1, 1982 between The
             Connecticut Bank and Trust Company, as Owner Trustee, and Scott
             Paper Company, as Operator, as amended by First Amendment dated as of December 15, 1986.*

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.10    Tax Indemnification Agreement dated as of January 1, 1982, among
             General Electric Credit Corporation, Owner Participant, The
             Connecticut Bank and Trust Company, as Owner Trustee, and Scott
             Paper Company, Purchaser, as amended by the Amendment dated as of
             November 25, 1986.*
    10.11    Facilities Agreement dated as of January 1, 1982 between Scott
             Paper Company and The Connecticut Bank and Trust Company, as Owner
             Trustee, as amended by First Amendment dated as of December 15,
             1986.*
    10.12    Indenture and Security Agreement dated as of December 15, 1986, among The Connecticut Bank and Trust Company, National
             Association, as Westbrook Owner Trustee and Winslow Owner Trustee,
             Scott Paper Company, and The Bank of New York, as Indenture
             Trustee.*
    10.13    Transfer Agreement dated as of June 29, 1986 between Scott Paper
             Company and S.D. Warren Company, as amended October 25, 1990, as further amended November 1, 1993.*
    10.14    Stock Purchase Agreement by and among Scott Paper Company, Sappi
             Limited and SDW Acquisition Corporation dated as of October 8,
             1994.*
    10.15    Supplemental Agreement to Stock Purchase Agreement dated as of
             October 8, 1994 by and among Scott Paper Company, Sappi Limited and SDW Acquisition Corporation dated as of December 19, 1994.*
    10.15(a) Extension of Time Period specified in Section 1.6(e) of the Stock
             Purchase Agreement dated as of October 8, 1994 by and among Scott
             Paper Company, Sappi Limited and SDW Acquisition Corporation.*
    10.16    Assignment and Assumption Agreement (relating to Westbrook Biomass
             Financing) dated as of December 20, 1994 between Scott Paper
             Company and S.D. Warren Company.*
    10.17    General Assignment and Assumption Agreement dated as of December
             20, 1994 by and between Scott Paper Company, Scott Continental
             N.V. and S.D. Warren Company.*
    10.18    Contract dated as of August 1, 1978 between Central Maine Power
             Company ("CMP") and S.D. Warren Company, as amended by Amendment dated as of May 15, 1982, as further amended by Amendment dated as of October 27, 1982.*
    10.19    Westbrook Long-term Contract for the Sale of Electricity to CMP, dated October 27, 1982 between CMP and Scott Paper Company, S.D.
             Warren Division.*
    10.20    Agreement for Electric Service for the Westbrook Mill of S.D.
             Warren Company dated as of August 1, 1983 between CMP and S.D.
             Warren Company.*
    10.21    Agreement for Electric Service for Scott Paper Company, S.D.
             Warren Division, Somerset County, dated as of December 1, 1982 between CMP and S.D. Warren, as amended by Amendment dated as of
             July 9, 1990.*
    10.22    Power Purchase Agreement between Scott Paper Company, S.D. Warren
             Division (Somerset) and CMP dated as of December 1, 1982, as amended by Amendment dated April 11, 1983, as further amended by
             Amendment dated July 9, 1990.*
    10.23    Pulp Supply Agreement between Scott Paper Company and S.D. Warren
             Company dated as of December 20, 1994.*
    10.24    Paper Mill Energy Services Agreement between S.D. Warren Company and Mobile Energy Services Company, Inc. dated as of December 12,
             1994.*
    10.25    Master Operating Agreement among Scott Paper Company, S.D. Warren
             Company and Mobile Energy Services Company, Inc. dated as of
             December 12, 1994.*

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.26    Purchase Agreement dated as of December 13, 1994, among SDW
             Holdings Corporation, SDW Acquisition Corporation, Sappi Limited,
             DLJ Merchant Banking, Inc. and certain of its affiliates, UBS
             Capital Corporation and Donaldson, Lufkin & Jenrette Securities
             Corporation (the "Purchase Agreement").*
    10.27    Amendment Number 1 to the Purchase Agreement, dated as of December
             19, 1994, among SDW Holdings Corporation, SDW Acquisition
             Corporation, Sappi Limited, DLJ Merchant Banking, Inc. and certain of its affiliates, UBS Capital Corporation and Donaldson, Lufkin &
             Jenrette Securities Corporation.*
    10.28    Amendment Number 2 to the Purchase Agreement, dated as of December
             20, 1994, among SDW Holdings Corporation, S.D. Warren Company and
             Donaldson, Lufkin & Jenrette Securities Corporation.*
    10.29    Registration Rights Agreement, dated as of December 20, 1994 by and between SDW Acquisition Corporation and Donaldson, Lufkin &
             Jenrette Securities Corporation (the "Registration Agreement").*
    10.30    Amendment Number 1 to the Registration Agreement, dated as of
             December 20, 1994, by and between S.D. Warren Company and
             Donaldson, Lufkin & Jenrette Securities Corporation.*
    10.31    Stock Purchase Agreement, dated as of November 27, 1996, among SDW
             Holdings Corporation, Sappi Limited, DLJ Merchant Banking
             Partners, L.P., DLJ International Partners, C.V., DLJ Offshore
             Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC
             L.L.C., and UBS Capital LLC.**
    10.32    Agreement among S.D. Warren Company, SDW Holdings Corporation,
             Sappi Limited and Monte R. Haymon dated September 1, 1995.**
    10.33    First Amendment to Amended and Restated Credit and Guarantee
             Agreement among SDW Holdings Corporation, S.D. Warren Company, certain Lenders and The Chase Manhattan Bank as Agent, dated
             February 7, 1997.**
    10.34    Termination Agreement dated May 27, 1997, among SDW Holdings
             Corporation, Sappi Limited, DLJ Merchant Banking Partners, L.P.,
             DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ
             Merchant Banking Funding, Inc., DLJ First ESC L.L.C., and UBS
             Capital LLC.
    10.35    Participation Agreement dated July 29, 1997 among S.D. Warren
             Company, General Electric Capital Corporation and State Street
             Bank and Trust Company of Connecticut, National Association.
    10.36    Lease Agreement dated July 29, 1997 between S.D. Warren Company and State Street Bank and Trust Company of Connecticut, National
             Association.
    10.37    Agreement and Plan of Merger dated as of July 30, 1997 between SDW
             Acquisition II Corporation and SDW Holdings Corporation.
    10.38    Second Amendment and Consent, dated as of July 25, 1997 to the
             Amended and Restated Credit and Guarantee Agreement, dated as
             April 26, 1996.
    12.1     Statements regarding the computation of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the Registrant.
    21.1     Subsidiaries of the Registrant.**
    23.1     Consent of Cravath, Swaine & Moore (contained in Exhibit 5.1).
    23.2     Consent of Deloitte & Touche LLP, independent auditors.
    23.3     Consent of Goodwin, Procter & Hoar LLP (contained in Exhibit 5.2).

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    24.1     Powers of Attorney.**
    25.1     Statement of Eligibility and Qualification on Form T-1 of the Bank
             of New York, as Trustee under the Indenture relating to the New
             Notes.*

--------
   * Incorporated by Reference to Post-Effective Amendment No. 1 to Registration Statement 33-88496 on Form S-4 under the Securities Act of 1933 of S.D. Warren Company.
  ** Previously filed.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST EFFECTIVE AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF JOHANNESBURG, ON AUGUST 6, 1997.

                                         SDW Holdings Corporation

                                                  /s/ William E. Hewitt
                                         By:___________________________________
                                                   WILLIAM E. HEWITT
                                               VICE PRESIDENT (PRINCIPAL
                                                   FINANCIAL OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

        /s/ Monte R. Haymon           Director
------------------------------------                          August 6, 1997
         (MONTE R. HAYMON)

                 *                    Director (Principal
------------------------------------   Executive Officer)     August 6, 1997
          (EUGENE VAN AS)

                 *                    Director, Vice
------------------------------------   President and          August 6, 1997
        (WILLIAM E. HEWITT)            Treasurer
                                       (Principal
                                       Financial Officer
                                       and Principal
                                       Accounting
                                       Officer)

                 *                    Director, Vice
------------------------------------   President and          August 6, 1997
        (ANDRIES G.J. VLOK)            Secretary

                 *                    Director
------------------------------------                          August 6, 1997
          (NEIL S. THOMAS)

                                      Director
------------------------------------
      (J. RICHARD LEAMAN, JR.)

        /s/ William E. Hewitt         Attorney-in-Fact
*By_________________________________                          August 6, 1997
         (WILLIAM E. HEWITT)

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
     3.1     Restated Certificate of Incorporation of the Registrant.**
     3.2     By-laws of the Registrant.**
     4.1     Amended and Restated Certificate of Designations,
             Preferences and Relative, Participating, Optional and Other
             Special Rights of Preferred Stock and Qualifications,
             Limitations and Restrictions Thereof of 15% Senior
             Exchangeable Preferred Stock of SDW Holdings Corporation,
             dated as of July 5, 1995.**
     4.2     Form of the Exchange Debenture Indenture between SDW
             Holdings Corporation and the United States Trust Company of
             New York relating to SDW Holdings Corporation's 15%
             Subordinated Exchange Debentures due 2011.**
     4.3     Warrant Agreement between SDW Holdings Corporation and The
             Bank of New York dated December 20, 1994.**
     4.4     Amended and Restated Class B Warrant Agreement between SDW
             Holdings Corporation and The Bank of New York dated as of
             July 6, 1995.**
     5.1     Opinion of Cravath, Swaine & Moore, regarding the legality of the Securities.**
     5.2     Opinion of Goodwin, Procter & Hoar LLP, regarding the
             legality of certain of the Securities.**
     8.1     Opinion of Goodwin, Procter & Hoar LLP regarding certain
             tax matters.**
    10.1     Credit and Guarantee Agreement dated as of December 20,
             1994 among SDW Holdings Corporation, SDW Acquisition
             Corporation (and following the merger, S.D. Warren Company as successor thereto), the Lenders (as defined therein) and
             Chemical Bank, as Agent.*
    10.2     Preferred Stock Registration Rights Agreement dated as of
             July 6, 1995 among DLJ Merchant Banking Partners, L.P. and certain of its affiliates, UBS Capital Corporation and SDW
             Holdings Corporation.**
    10.3     Securities Subscription Agreement, dated as of December 20,
             1994, among SDW Holdings Corporation, SDW Acquisition
             Corporation (and following the merger, S.D. Warren Company as successor thereto), and each of Sappi Limited, Sappi
             Deutschland GmbH, DLJ Merchant Banking Partner, L.P. and
             certain of its affiliates and UBS Capital Corporation.*
    10.4     Second Amended and Restated Shareholders Agreement dated as of July 6, 1995, among Sappi Limited, Sappi Deutschland
             GmbH, DLJ Merchant Banking Partners, L.P. and certain of
             its affiliates, UBS Capital Corporation, SDW Holdings
             Corporation and S.D. Warren Company as successor to SDW
             Acquisition Corporation.**
    10.5     Participation Agreement dated as of January 1, 1982 among
             Scott Paper Company, as Purchaser, General Electric Credit
             Corporation, as Owner Participant and The Connecticut Bank
             and Trust Company, as Owner Trustee.*
    10.6     Refinancing Participation Agreement dated as of December
             15, 1986, among Scott Paper Company, as Purchaser, General
             Electric Credit Corporation, as Owner Participant, and The
             Connecticut Bank and Trust Company National Association, as
             Owner Trustee.*
    10.7     Power Sales Agreement dated as of January 1, 1982, between
             The Connecticut Bank and Trust Company, Owner Trustee, as
             Seller, and Scott Paper Company, as Purchaser, as amended
             by the First Amendment dated as of December 15, 1986.*
    10.8     Ground Lease Agreement dated as of January 1, 1982 between
             Scott Paper Company, as Lessor, and The Connecticut Bank
             and Trust Company, Owner Trustee, as Lessee, as amended by
             First Amendment dated as of December 15, 1986.*
    10.9     Operating Agreement dated as of January 1, 1982 between The
             Connecticut Bank and Trust Company, as Owner Trustee, and
             Scott Paper Company, as Operator, as amended by First
             Amendment dated as of December 15, 1986.*

 EXHIBIT NO.                       DESCRIPTION                         PAGE
 -----------                       -----------                         ----
    10.10    Tax Indemnification Agreement dated as of January 1,
             1982, among General Electric Credit Corporation, Owner
             Participant, The Connecticut Bank and Trust Company, as
             Owner Trustee, and Scott Paper Company, Purchaser, as
             amended by the Amendment dated as of November 25,
             1986.*
    10.11    Facilities Agreement dated as of January 1, 1982
             between Scott Paper Company and The Connecticut Bank
             and Trust Company, as Owner Trustee, as amended by
             First Amendment dated as of December 15, 1986.*
    10.12    Indenture and Security Agreement dated as of December
             15, 1986, among The Connecticut Bank and Trust Company,
             National Association, as Westbrook Owner Trustee and
             Winslow Owner Trustee, Scott Paper Company, and The
             Bank of New York, as Indenture Trustee.*
    10.13    Transfer Agreement dated as of June 29, 1986 between
             Scott Paper Company and S.D. Warren Company, as amended
             October 25, 1990, as further amended November 1, 1993.*
    10.14    Stock Purchase Agreement by and among Scott Paper
             Company, Sappi Limited and SDW Acquisition Corporation
             dated as of October 8, 1994.*
    10.15    Supplemental Agreement to Stock Purchase Agreement
             dated as of October 8, 1994 by and among Scott Paper
             Company, Sappi Limited and SDW Acquisition Corporation
             dated as of December 19, 1994.*
    10.15(a) Extension of Time Period specified in Section 1.6(e) of the Stock Purchase Agreement dated as of October 8,
             1994 by and among Scott Paper Company, Sappi Limited
             and SDW Acquisition Corporation.*
    10.16    Assignment and Assumption Agreement (relating to
             Westbrook Biomass Financing) dated as of December 20,
             1994 between Scott Paper Company and S.D. Warren
             Company.*
    10.17    General Assignment and Assumption Agreement dated as of
             December 20, 1994 by and between Scott Paper Company,
             Scott Continental N.V. and S.D. Warren Company.*
    10.18    Contract dated as of August 1, 1978 between Central
             Maine Power Company ("CMP") and S.D. Warren Company, as
             amended by Amendment dated as of May 15, 1982, as
             further amended by Amendment dated as of October 27,
             1982.*
    10.19    Westbrook Long-term Contract for the Sale of
             Electricity to CMP, dated October 27, 1982 between CMP
             and Scott Paper Company, S.D. Warren Division.*
    10.20    Agreement for Electric Service for the Westbrook Mill
             of S.D. Warren Company dated as of August 1, 1983
             between CMP and S.D. Warren Company.*
    10.21    Agreement for Electric Service for Scott Paper Company,
             S.D. Warren Division, Somerset County, dated as of
             December 1, 1982 between CMP and S.D. Warren, as
             amended by Amendment dated as of July 9, 1990.*
    10.22    Power Purchase Agreement between Scott Paper Company,
             S.D. Warren Division (Somerset) and CMP dated as of
             December 1, 1982, as amended by Amendment dated April
             11, 1983, as further amended by Amendment dated July 9,
             1990.*
    10.23    Pulp Supply Agreement between Scott Paper Company and
             S.D. Warren Company dated as of December 20, 1994.*
    10.24    Paper Mill Energy Services Agreement between S.D.
             Warren Company and Mobile Energy Services Company, Inc.
             dated as of December 12, 1994.*
    10.25    Master Operating Agreement among Scott Paper Company,
             S.D. Warren Company and Mobile Energy Services Company,
             Inc. dated as of December 12, 1994.*

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
    10.26    Purchase Agreement dated as of December 13, 1994, among SDW
             Holdings Corporation, SDW Acquisition Corporation, Sappi
             Limited, DLJ Merchant Banking, Inc. and certain of its
             affiliates, UBS Capital Corporation and Donaldson, Lufkin &
             Jenrette Securities Corporation (the "Purchase
             Agreement").*
    10.27    Amendment Number 1 to the Purchase Agreement, dated as of
             December 19, 1994, among SDW Holdings Corporation, SDW
             Acquisition Corporation, Sappi Limited, DLJ Merchant
             Banking, Inc. and certain of its affiliates, UBS Capital
             Corporation and Donaldson, Lufkin & Jenrette Securities
             Corporation.*
    10.28    Amendment Number 2 to the Purchase Agreement, dated as of
             December 20, 1994, among SDW Holdings Corporation, S.D.
             Warren Company and Donaldson, Lufkin & Jenrette Securities
             Corporation.*
    10.29    Registration Rights Agreement, dated as of December 20,
             1994 by and between SDW Acquisition Corporation and
             Donaldson, Lufkin & Jenrette Securities Corporation (the
             "Registration Agreement").*
    10.30    Amendment Number 1 to the Registration Agreement, dated as of December 20, 1994, by and between S.D. Warren Company
             and Donaldson, Lufkin & Jenrette Securities Corporation.*
    10.31    Stock Purchase Agreement, dated as of November 27, 1996,
             among SDW Holdings Corporation, Sappi Limited, DLJ Merchant
             Banking Partners, L.P., DLJ International Partners, C.V.,
             DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding,
             Inc., DLJ First ESC L.L.C., and UBS Capital LLC.**
    10.32    Agreement among S.D. Warren Company, SDW Holdings
             Corporation, Sappi Limited and Monte R. Haymon dated
             September 1, 1995.**
    10.33    First Amendment to Amended and Restated Credit and
             Guarantee Agreement among SDW Holdings Corporation, S.D.
             Warren Company, certain Lenders and The Chase Manhattan
             Bank as Agent, dated February 7, 1997.**
    10.34    Termination Agreement dated May 27, 1997, among SDW
             Holdings Corporation, Sappi Limited, DLJ Merchant Banking
             Partners, L.P., DLJ International Partners, C.V., DLJ
             Offshore Partners, C.V., DLJ Merchant Banking Funding,
             Inc., DLJ First ESC L.L.C., and UBS Capital LLC.
    10.35    Participation Agreement dated July 29, 1997 among S.D.
             Warren Company, General Electric Capital Corporation and
             State Street Bank and Trust Company of Connecticut,
             National Association.
    10.36    Lease Agreement dated July 29, 1997 between S.D. Warren
             Company and State Street Bank and Trust Company of
             Connecticut, National Association.
    10.37    Agreement and Plan of Merger dated as of July 30, 1997
             between SDW Acquisition II Corporation and SDW Holdings
             Corporation.
    10.38    Second Amendment and Consent, dated as of July 25, 1997 to the Amended and Restated Credit and Guarantee Agreement,
             dated as April 26, 1996.
    12.1     Statements regarding the computation of ratio of earnings
             to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the Registrant.
    21.1     Subsidiaries of the Registrant.**
    23.1     Consent of Cravath, Swaine & Moore (contained in Exhibit
             5.1).
    23.2     Consent of Deloitte & Touche LLP, independent auditors.
    23.3     Consent of Goodwin, Procter & Hoar LLP (contained in
             Exhibit 5.2).

 EXHIBIT NO.                        DESCRIPTION                          PAGE
 -----------                        -----------                          ----
    24.1     Powers of Attorney.**
    25.1     Statement of Eligibility and Qualification on Form T-1 of
             the Bank of New York, as Trustee under the Indenture
             relating to the New Notes.*

--------
   *  Incorporated by Reference to Post-Effective Amendment No. 1 to
     Registration Statement 33-88496 on Form   S-4 under the Securities Act of
     1933 of S.D. Warren Company.
  ** Previously filed.